As filed with the U.S. Securities and Exchange Commission on January 28, 2026.

Registration No. 333-292456

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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CAFE DECO GROUP LIMITED

(Exact Name of Registrant as Specified in its Charter)

Not Applicable
(Translation of Registrant’s Name into English)

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Cayman Islands	5812	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Units 1705-08, 17/F, Landmark South, 39 Yip Kan Street, Wong Chuk Hang

Hong Kong
Tel: +852 2290 6688

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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COGENCY GLOBAL INC.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1-800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies of all communications, including communications sent to agent for service, should be sent to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Road Central Hong Kong SAR Telephone: +852-3923-1111	Richard I. Anslow, Esq. Lijia Sanchez, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105 Tel: (212) 370-1300

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Emerging growth company. ☒

If an emerging growth company that prepares its consolidated financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (SUBJECT TO COMPLETION) DATED JANUARY 28, 2026

CAFE DECO GROUP LIMITED

3,750,000 Ordinary Shares

This is the initial public offering (the “Offering”) of the ordinary shares, par value $0.0008, of Cafe Deco Group Limited (“Ordinary Shares”). Prior to this Offering, there has been no public market for our Ordinary Shares. It is currently estimated that the initial public offering price per share will be between $4 and $6. We have applied to list our Ordinary Shares on the NYSE American (“NYSE”) under the symbol “[●].” We cannot guarantee that we will be successful in listing our Ordinary Shares on NYSE. This Offering is conditioned upon the successful listing of our Ordinary Shares on the NYSE. If the NYSE does not approve our listing application this initial public offering will be terminated.

Immediately after this Offering, assuming an offering size as set forth above, Mr. Chow Vee Tsung Oscar, our Director, Chairman of the Board and Controlling Shareholder will beneficially hold in aggregate approximately 57.74% of our total issued and outstanding Shares, representing 57.74% of our total voting power, assuming the underwriters do not exercise their over-allotment option, through his 100% ownership of Polaris Capital Holdings Limited. Through our Controlling Shareholder’s majority ownership, he will be able to control the outcome of all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of our company or assets. For more information, please see “Principal Shareholders” on page 222. As a result, we will be a “controlled company” as defined under NYSE corporate governance rules because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors, and through our Controlling Shareholder’s majority ownership, he will be able to control the outcome of all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of our company or assets. As a “controlled company”, we are permitted to elect not to comply with certain corporate governance requirements. However, we intend to comply with the NYSE’s corporate governance rules applicable to foreign private issuers and do not intend to rely on such controlled company exemptions. If we elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors, our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon closing of the offering, and you would not have the same protection afforded to shareholders of companies that are subject to NYSE’s corporate governance rules.

We are not a Hong Kong operating company, but an offshore holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations through our Operating Subsidiaries in Hong Kong and Sydney. This is an offering of the Ordinary Shares of Cafe Deco Group Limited (“Cafe Deco”), the holding company in the Cayman Islands, instead of the Ordinary Shares of our Operating Subsidiaries. References to the “Company”, “we”, “us”, and “our” in the prospectus are to Cafe Deco, the Cayman Islands entity that will issue the Ordinary Shares being offered. The Company’s ownership interest in the subsidiaries is held through intermediate companies in the British Virgin Islands, Samoa and Hong Kong. Investors in our Ordinary Shares should be aware that they may never hold equity interests in the subsidiaries directly. Investors are purchasing equity solely in Cafe Deco, our Cayman Islands holding company, which indirectly owns equity interests in the Hong Kong and Sydney Operating Subsidiaries. Because of our corporate structure as a Cayman Islands holding company with operations conducted by Hong Kong and Sydney subsidiaries, an investment in our Ordinary Shares involves unique risks to investors.

Throughout this prospectus, references to various PRC laws, regulations, and their potential legal implications on our business have been made following careful review and confirmation by our PRC legal counsel, Beijing Dacheng Law Offices, LLP (Shanghai) (“PRC Counsel”).

Our Operating Subsidiaries are held by Cafe Deco, and we currently do not have or intend to have any contractual arrangement to establish a variable interest entity (“VIE”) structure with any entity in China. Nevertheless, in the event that the PRC regulatory authorities disallow our business structure, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability and to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Because our operations are primarily located in Hong Kong, we may be subject to unique risks due to uncertainty of the interpretation and the application of the PRC laws and regulations. While we have no operations in mainland China, we may be subject to unique risks due to uncertainty of the interpretation and the application of the PRC laws and regulations. We are advised by our PRC Counsel that, as of the date of this prospectus, we are not subject to the Chinese government’s direct influence or discretion over the manner in which we conduct our business activities outside of the PRC. In addition, we do not expect to be materially affected by recent statements by the PRC government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuer, including but not limited to the cyber security review and regulatory review over overseas listing of our Ordinary Shares through an offshore holding company. However, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard. We may be subject to uncertainty about any future actions of the PRC government or authorities in Hong Kong, and all the legal and operational risks associated in mainland China also apply to operations in Hong Kong.

Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

•could result in a material change in our operations and/or the value of our Ordinary Shares;

•could significantly limit or completely hinder our ability to continue our operations;

•could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors; and

•may cause the value of our Ordinary Shares to significantly decline or be worthless.

We are aware that recently, the PRC government had initiated a series of regulatory actions and new policies to regulate business operations in certain areas in China with little advance notice, including cracking down an illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cyber securities reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond, what existing or new laws or regulations may be introduced, and how detailed implementations or interpretations the listing of our Ordinary Shares on a U.S. or other foreign exchanges. Given recent statements by the PRC government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could result in a material change in our operations and/could significantly limit or completely hinder our ability to complete this Offering or cause the value of our Ordinary Shares to significantly decline or become worthless.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which came into effect on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listing by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations by providing substantially the same requirements for filings of overseas offering and listing by domestic companies, yet made the following updates compared to the Draft Overseas Listing Requirements: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Pursuant to the Trial Measures, the Guidance Rules and Notice, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC within three working days following its submission of initial public offerings or listing application. The Company understands that as of the date of this prospectus, the Group has no operations in China and is not required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures. While the Group has no current operations in China, should we have any future operations in China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the Cyberspace Administration of China (the “CAC”) or other PRC regulatory agencies. These regulatory agencies may also impose fines and penalties on our operations in China, as well as limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this Offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this Offering before settlement and delivery of our Ordinary Shares. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this Offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replaced the former Measures for Cybersecurity Review (2020) issued on April 13, 2020. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

We are advised by our PRC Counsel that as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Ordinary Shares to foreign investors, including the CAC or the CSRC because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the Company operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that our Hong Kong subsidiaries are not required to obtain any permissions or approvals from any PRC authorities to operate its businesses as of the date of this prospectus. No permissions or approvals have been applied for by our Hong Kong subsidiaries or denied by any relevant authority. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of such securities to significantly decline or become worthless.

Although, as advised by our PRC Counsel, we are not subject to cybersecurity review by the Corporate Affairs Commission nor any other PRC authorities for this Offering or required to obtain regulatory approval regarding the data privacy and personal information requirements from the Corporate Affairs Commission nor any other PRC authorities. subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong.

In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (“PDPO”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPPs”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfilment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems fit to do so. Alleged failure to comply with applicable laws and regulations regarding data security or failure to protect user privacy, regardless of their validity, may result in negative news or media coverage of our business which may in turn damage our reputation, erosion of customer faith in us and material negative impact on our business, results of operations, and financial condition. Contravention with the PDPO may entitle the Privacy Commissioner for Personal Data to issue a written enforcement notice directing such Data User to remedy and prevent recurrence of contravention. Contravention with the above enforcement notice issued by the Privacy Commissioner for Personal Data is an offence and the offender is liable to a maximum fine of HK$50,000 and imprisonment for 2 years, with a daily penalty of HK$1,000. Subsequent convictions can result in a maximum fine of HK$100,000 and imprisonment for 2 years, with a daily penalty of HK$2,000. The PDPO does not prescribe any express remedies regarding an entity’s ability to accept foreign investment or list on a U.S./foreign exchange as a result of the non-compliance of the PDPO.

We believe that our Operating Subsidiaries have been in compliance with the data privacy and personal information requirements of the PDPO. Moreover, given the nature of our business as a restaurant, food and bakery operator, we do not expect to be subject to any cybersecurity review by Hong Kong and PRC government authorities for this Offering. However, if we or our Operating Subsidiaries conducting business operations in Hong Kong have violated certain provisions of the PDPO, we or our Operating Subsidiaries could face significant civil penalties and/or criminal prosecution, which could adversely affect our business, financial condition, and results of operations. Nonetheless, as advised by our Hong Kong legal counsel, we believe that existing data privacy or cybersecurity laws in Hong Kong are unlikely to materially restrict our business operations, limit our ability to accept foreign investment, or impair our ability to list on a U.S. or foreign stock exchange. This conclusion is based on an assessment of our current business activities, which primarily involve operating restaurants and handling limited personal data such as customer contact information, reservations, payments, and employee records, and do not involve large-scale processing of sensitive or high-risk personal data that would typically attract heightened regulatory scrutiny under the PDPO or other applicable Hong Kong data privacy and cybersecurity requirements. Furthermore, as of the date of this prospectus, we are not aware of any existing or reasonably foreseeable Hong Kong laws, regulations, or governmental orders imposing restrictions specifically applicable to foreign investment or overseas listings of businesses similar to ours, provided such businesses remain in compliance with the PDPO and related laws. See “Risk Factors — Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy-related laws, regulations and governmental orders may entail significant expenses and could materially affect our business” on page 52.

As we operate in a competitive industry and a highly competitive market, we may be subject to a variety of laws and other obligations regarding competition laws in Hong Kong, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations. We face significant competition in the market due to the presence of a large amount of goods and service providers. We may be subject to the Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”), which came into force on December 14, 2015, laying down three forms of behaviors and imposing three rules intended to prevent and discourage anti-competitive conducts: (i) the first conduct rule prohibits agreements between undertakings that have the object or effect of preventing, restricting and distorting competition in Hong Kong; (ii) the second conduct rule prohibits undertakings with a substantial degree of market power in a market from abusing that power by engaging in conduct that has the object or effect of preventing, restricting and distorting competition in Hong Kong; and (iii) the merger rule prohibits mergers that have or are likely to have the effect of substantially lessening competition in Hong Kong.

The Competition Commission is a statutory body in Hong Kong established to investigate any contravention against and enforce on the provisions of the Competition Ordinance, and the Competition Tribunal is a tribunal set up under the Competition Ordinance, as part of the Hong Kong judiciary, to hear and decide cases relating to competition law in Hong Kong. Under the guidelines and policies published by the Competition Commission, possible outcomes of investigation of contravention of the Competition Ordinance may include the acceptance of commitment given by the infringer, the issuing of warning notice or infringement notice, commencement of proceedings in the Competition Tribunal, applying for consent order, referral of complaint to a government agency and the conduct of a market study. The Competition Tribunal may order remedies including pecuniary penalty, disqualification order, or other orders under the Competition Ordinance. The guidelines and policies published by the Competition Commission in Hong Kong did not mention any remedies which may affect an entity’s ability to accept foreign investment or list on a U.S./foreign exchange as a result of the non-compliance of the Competition Ordinance. See “Risk Factors — Risks Relating to Doing Business in Jurisdictions We Operate — Compliance with Hong Kong’s Competition Ordinance and any such other existing or future competition laws, regulations and governmental orders may entail significant expenses and could materially affect our business” on page 54.

Furthermore, as more stringent criteria, including the Holding Foreign Companies Accountable Act (the “HFCAA”) have recently been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”), our Ordinary Shares may be prohibited from trading if our auditor cannot be fully inspected. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”) was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years.

On December 16, 2021, the PCAOB issued a report on its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in the PRC, because of positions taken by PRC authorities in those jurisdictions (the “Determination”). The PCAOB made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuers audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On August 26, 2022, the China Securities Regulatory Commission (the “CSRC”), the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, consistent with the HFCAA and PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange.

On December 29, 2022, legislation titled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by the then President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to Accelerating HFCA Act from three years to two. See “Risk Factors — Risks Related to Doing Business in Jurisdictions We Operate — Our Ordinary Shares may be prohibited from being traded on any U.S. securities exchange, including the New York Stock Exchange and Nasdaq, or through any other trading method within the SEC’s regulatory jurisdiction, if our auditor is not inspected by the PCAOB for two consecutive years instead of three, and this ultimately could result in trading in our Ordinary Shares being prohibited.”

Our auditor, AOGB CPA Limited, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, and has been subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. AOGB CPA Limited is headquartered in Hong Kong and is subject to inspection by the PCAOB on a regular basis. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to and not affected by the PCAOB’s December 2021 determination report. However, there is no guarantee that future audit reports will be issued by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the NYSE, may determine to delist our securities.

As a holding company with no material operations of our own, we conduct our operations in Hong Kong through our Hong Kong subsidiaries. Although other means are available for us to obtain financing at the holding company level, Cafe Deco’s ability to pay dividends to its shareholders and to service any debt it may incur may depend upon dividends paid by our Hong Kong Operating Subsidiaries.

As a holding company, Cafe Deco is permitted under the laws of Cayman Islands to provide funding to our subsidiaries in Hong Kong through loans or capital contributions without restrictions on the amount of the funds so provided. Cafe Deco’s Hong Kong Operating Subsidiaries are permitted under the respective laws of Hong Kong to make through dividend distributions to their respective holding companies and to Cafe Deco; without restrictions on the amount of the funds. If any of Cafe Deco’s subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to Cafe Deco. As of the date of this prospectus, our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other.

Our finance department supervises cash management among our Operating Subsidiaries and allocate the cash based on the priorities of the needs. Other than this, we currently do not have other cash management policies or procedures that dictate how funds are transferred.

As of the date of this prospectus, we have not made any transfers of dividends or distribution between Cafe Deco Group Limited and our Operating Subsidiaries, and none of our Operating Subsidiaries have ever issued any dividends or distribution to the Cafe Deco Group Limited or shareholders of Cafe Deco Group Limited outside of Hong Kong or China.

There can be no assurance that the PRC government will not intervene or impose restrictions to prevent the cash maintained in Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends. We may distribute future earnings. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from Operating Subsidiaries by way of dividend payments. See “Dividend Policy” and “Consolidated Statements of Stockholders’ Equity” in the Report of Independent Registered Public Accounting Firm for further details.

Please see “Risk Factors” beginning on page 44 of this prospectus for additional information.

We are both an “emerging growth company” and a “foreign private issuer” under applicable U.S. Securities and Exchange Commission rules and will be eligible for reduced public company disclosure requirements. See section titled “Prospectus Summary — Implications of Being an ‘Emerging Growth Company’ and a ‘Foreign Private Issuer’” for additional information.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 17 of this prospectus for more information.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 44 of this prospectus to read about factors you should consider before buying our Ordinary Shares.

	PER SHARE		TOTAL(4)
Initial public offering price	$5	(3)	$18,750,000
Underwriting discounts and commissions(1)(2)	$0.35		$1,312,500
Proceeds, before expenses, to us	$4.65		$17,437,500

____________

(1)The underwriters will receive compensation in addition to the discounts and commissions. For a description of compensation payable to the underwriters, see “Underwriting” beginning on page 255.

(2)Does not include a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds received by us from the sales of the Ordinary Shares, payable to the underwriters, or the reimbursement of certain expenses of the underwriters. For a description of other terms of compensation to be received by the underwriters, see “Underwriting” beginning on page 255.

(3)Based on an assumed initial public offering price of $5 per share, the mid-point of the estimated range of the initial public offering price shown on the cover page of this prospectus

(4)Assumes that the underwriters do not exercise any portion of their over-allotment option.

We expect our total cash expenses for this Offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $1,415,454, exclusive of the above discounts and commissions. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

This Offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the shares if any such shares are taken. We have granted the underwriters an option for a period of thirty (30) days after the closing of this Offering to purchase up to 15% of the total number of our Ordinary Shares offered by us pursuant to this Offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discounts. If the underwriters exercise the option in full, the total underwriting discounts payable will be $1,509,375 based on an assumed initial public offering price of $5 per Ordinary Share, and the total gross proceeds to us, before underwriting discounts and expenses, will be $21,562,500.

If we complete this Offering, net proceeds will be delivered to us on the closing date. The underwriters expect to deliver the Ordinary Shares to purchasers against payment on [*], 2026.

Kingswood Capital Partners, LLC

Prospectus dated             , 2026

i

For investors outside the United States: neither we nor the underwriters have done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares and the distribution of this prospectus outside the United States.

Neither we nor the underwriters have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any amendment or supplement to this prospectus, or in any free writing prospectus we have prepared, and neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. Neither we nor the underwriters are making an offer to sell, or seeking offers to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of shares. Our business, financial condition, results of operations and prospects may have changed since the date on the cover page of this prospectus.

CONVENTIONS WHICH APPLY TO THIS PROSPECTUS

Throughout this prospectus, we use a number of key terms. Unless the context otherwise requires, the following definitions apply throughout where the context so admits:

•“China or the “PRC” refers to the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only.

•“Companies Act” refers to the Cayman Islands Companies Act.

•Depending on the context, “we,” “us,” “our company,” “our,” “the Company” and “Cafe Deco” refer to Cafe Deco Group Limited, a Cayman Islands company that will issue the Ordinary Shares being offered. References to the “Group” refers to Cafe Deco Group Limited and its subsidiaries.

•“Controlling Shareholder” refers to Mr. Chow Vee Tsung Oscar, our Director and Chairman of the Board, beneficially owns 66.40% ownership and 66.40% voting power of the Company before the Offering, through his 100% ownership of Polaris Capital Holdings Limited

•“Hong Kong” refers to Hong Kong Special Administrative Region of the People's Republic of China.

•“HKD” or “HK$” refers to the legal currency of Hong Kong.

•“Hong Kong Operating Subsidiaries” refers to 2/3 Dolci Limited, Baker & Patissier Limited, Cafe Deco Limited, Chef Cuts Limited, CL Holdings Limited, Food Square Hong Kong Limited, Giant Dragon (Hong Kong) Limited, Giant Ocean (H.K.) Limited, Global Success Funding Limited, Info Dragon Limited, Lordly Corporation Limited, Marson Consultant Limited, NP Cafe JV Limited, Orient Talent (Hong Kong) Limited, Pacific Land (H.K.) Limited, Pacific York (H.K.) Limited, Parkside CWB JV Limited, Patisserie et Chocolat Limited, Success Well (H.K.) Limited and Triumph Star Limited. Please refer to “Our Corporate Structure and History” for further details.

•“Operating Subsidiaries” refers to Customs House Cafe Pty, Ltd 2/3 Dolci Limited, Baker & Patissier Limited, Cafe Deco Limited, Chef Cuts Limited, CL Holdings Limited, Food Square Hong Kong Limited, Giant Dragon (Hong Kong) Limited, Giant Ocean (H.K.) Limited, Global Success Funding Limited, Info Dragon Limited, Lordly Corporation Limited, Marson Consultant Limited, NP Cafe JV Limited, Orient Talent (Hong Kong) Limited, Pacific Land (H.K.) Limited, Pacific York (H.K.) Limited, Parkside CWB JV Limited, Patisserie et Chocolat Limited, Success Well (H.K.) Limited and Triumph Star Limited

•“$” or “U.S. dollars” refers to the legal currency of the United States.

•“Securities Act” refers to the U.S. Securities Act of 1933, as amended.

•“shares”, “Shares” or “Ordinary Shares” refers to the Company’s ordinary shares, par value US$0.0008 per share, with 62,500,000 Ordinary Shares authorized and 25,000,000 Ordinary Shares outstanding as of the date of this prospectus.

•“Sydney Operating Subsidiary” refers to Customs House Cafe Pty Ltd, incorporated as a private company in Australia.

This prospectus contains translations of Hong Kong dollars into U.S. dollars solely for the convenience of the reader. Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars as of September 30, 2025 in this prospectus were made at a rate of US$1 = HK$7.78; translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars for the six months ended September 30, 2025 in this prospectus were made at a rate of US$1 = HK$7.81. The translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars as of March 31, 2025 in this prospectus were made at a rate of US$1 = HK$7.78; translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars for the year ended March 31, 2025 in this prospectus were made at a rate of US$1 = HK$7.79. The translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars as of September 30, 2024 in this prospectus were made at a rate of US$1 = HK$7.77; translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars for the six months ended September 30, 2024 in this prospectus were made at a rate of US$1 = HK$7.81. The translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars as of March 31, 2024 in this prospectus were made at a rate of US$1 = HK$7.83; translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars for the year ended March 31, 2024 in this prospectus were made at a rate of US$1 = HK$7.79. We make no representation that the HK$ or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or HK$, as the case may be, at any particular rate or at all.

The expressions “associated company”, “related corporation” and “subsidiary” shall have the respective meanings ascribed to them in the Companies Act, as the case may be.

Any discrepancies in tables included herein between the total sum of amounts listed and the totals thereof are due to rounding. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Certain of our customers and suppliers are referred to in this prospectus by their trade names. Our contracts with these customers and suppliers are typically with an entity or entities in the relevant customer or supplier’s group of companies.

Internet site addresses in this prospectus are included for reference only and the information contained in any website, including our website “https://www.cafedecogroup.com/en-us/”, is not incorporated by reference into, and does not form part of, this prospectus.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

v

Market and Industry Data

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties, as well as estimates by our management based on such data. The market data and estimates used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. While we believe that the information from these industry publications, surveys and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Presentation of Financial and Other Information

Cafe Deco Group Limited is a holding company incorporated in the Cayman Islands with operations conducted mainly in Hong Kong and Australia through its Hong Kong subsidiaries and an Australian subsidiary using Hong Kong dollars and Australian dollars as their functional currency. Cafe Deco Group Limited’s reporting currency is USD. Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars as of September 30, 2025 in this prospectus were made at a rate of US$1 = HK$7.78; translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars for the six months ended September 30, 2025 in this prospectus were made at a rate of US$1 = HK$7.81. The translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars as of March 31, 2025 in this prospectus were made at a rate of US$1 = HK$7.78; translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars for the year ended March 31, 2025 in this prospectus were made at a rate of US$1 = HK$7.79. The translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars as of September 30, 2024 in this prospectus were made at a rate of US$1 = HK$7.77; translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars for the six months ended September 30, 2024 in this prospectus were made at a rate of US$1 = HK$7.81. The translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars as of March 31, 2024 in this prospectus were made at a rate of US$1 = HK$7.83; translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars for the year ended March 31, 2024 in this prospectus were made at a rate of US$1 = HK$7.79. Additionally, translations from Australian dollars to Hong Kong dollars as of September 30, 2025, were made at a rate of 1 AUD = HK$5.15, and for the six months ended September 30, 2025, at a rate of 1 AUD = HK$5.08. The translations from Australian dollars to Hong Kong dollars as of March 31, 2025, were made at a rate of 1 AUD = HK$4.86, and for the year ended March 31, 2025, at a rate of 1 AUD = HK$5.06. The translation from Australian dollars to Hong Kong dollars as of September 30, 2024, were made at a rate of 1 AUD = HK$5.37, and for the six months ended September 30, 2024, at a rate of 1 AUD = HK$5.20. The translation from Australian dollars to Hong Kong dollars as of March 31, 2024, were made at a rate of 1 AUD = HK$5.10, and for the year ended March 31, 2024, at a rate of 1 AUD = HK$5.14. We make no representation that the HK$ or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or HK$, as the case may be, at any particular rate or at all.

All references in this prospectus to “U.S. dollars,” “US$,” “$” and “USD” refer to the currency of the United States of America. Unless otherwise indicated, all references to currency amounts in this prospectus are in USD.

We have made rounding adjustments to some of the figures contained in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be exact arithmetic aggregations of the figures that preceded them.

Impact of COVID-19

Since early 2020, the COVID-19 pandemic prompted widespread implementation of containment measures, including border closures and travel restrictions. In Hong Kong, where our subsidiaries mainly operate, outbreaks in early 2020 and early 2022 led to temporary lockdowns. These measures forced companies to adjust their work schedules and adopt remote work arrangements, potentially reducing efficiency and productivity and affecting service quality.

The Hong Kong government has gradually lifted its entry restrictions and COVID-19 control measures starting in November 2022. Prior to this, the travel restrictions, quarantine and social control measures in Hong Kong had adversely affected our Operating Subsidiaries’ business operation due to the significant decrease in footfall of shopping malls. Nevertheless, we were able to secure patrons due to our variety of food offering and price points. For the six months ended September 30, 2025 and the years ended March 31, 2025 and 2024, and as at the date of this prospectus, most countries around the globe have discontinued COVID-19 containment measures, and our Operating Subsidiaries’ business has gone back on track.

As of the date of this prospectus, the impact of COVID-19 on our Operating Subsidiaries’ business has been limited. Nevertheless, our Operating Subsidiaries will continue to manage its resources and capital to reflect and adapt to changes in market conditions, including any lasting effects of COVID-19.

See “Risk Factors — Risks Related to Our Business — Pandemics and epidemics, natural disasters, terrorist activities, political unrest, and other outbreaks could disrupt our operations, which could materially and adversely affect our business, financial condition, and results of operations.”

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and consolidated financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors” before deciding whether to buy our Ordinary Shares. This prospectus contains certain estimates and information from an industry report commissioned by us and prepared by China Insights Consultancy (“CIC”) (“CIC” and the report, the “CIC Report”), an independent market research firm, regarding our industries and our market positions in Hong Kong.

Overview

Cafe Deco is a unique food and beverage group headquartered in Hong Kong. The Group’s business consists of two divisions: (i) restaurants operations which consist of Hong Kong restaurants, bars and cafes, operating as Cafe Deco and the iconic Cafe Sydney in Sydney, Australia; (ii) food and bakery operations which consist of Food Square, a premium fish and meats import, processing and distribution business in Hong Kong and Baker & Patissier, a premium western bakery and patisserie production, distribution and retail business in Hong Kong. For the six months ended September 30, 2025, revenue for the restaurant operations division and food and bakery were $41,223,000 and $13,530,000 respectively. For the year ended March 31, 2025, revenue for the restaurant operations division and food and bakery were $81,513,000 and $26,532,000 respectively. For the year ended March 31, 2024 revenue for the restaurant operations division and food and bakery were $64,422,000 and $24,751,000 respectively.

Over the last four years, the Group successfully grew its footprint in Hong Kong from 21 outlets at the end of 2021 to 41 outlets as of the date of this Prospectus. While doing so, the Group further strengthened its portfolio of brands and cuisines to include both exclusive and non-exclusive franchised well known concepts from Japan and Taiwan, as well as growing the Group’s own brands such Bamboo Thai, Chef’s Cuts and Cafe Deco Pizzeria.

The Group’s proven capability to deliver concepts across a wide range of cuisine types and different operating settings allows it to be adaptive to the market and also makes the Group a preferred partner for many corporate landlords.

With decades of accumulated operating experience in Hong Kong and Australia, the Group is very well tuned to the market trends and consumer preferences. In addition, with a loyalty members app that is operating in Hong Kong with a quickly growing membership base, the Group will make use of the platform and data analytics to drive spending growth.

We primarily conduct our business in Hong Kong’s restaurant industry. In recent years, due to the pandemic, Hong Kong’s restaurant industry has confronted a complex and volatile operating environment. We had a net profit of $126,000 for the six months ended September 30, 2025.  As of September 30, 2025, our net cash was $4,927,000. We had a net loss for the years ended March 31, 2025 and 2024. As of March 31, 2025 and 2024, our net cash was $7,650,000 and $5,884,000, respectively and our net loss for the years ended March 31, 2025 and 2024 was $783,000 and $9,760,000, respectively. Our ability to continue as a going concern is dependent on our ability to generate sufficient cash flows from operations, secure additional financing, and manage our expenses effectively. As of September 30, 2025, March 31, 2025 and 2024, we had net amounts due to related parties in the sum of approximately $45,000, $1.5 million and $12.7 million, which were on an interest free basis. However, assuming such borrowings were subject to the prevailing prime rate quoted by a licensed bank in Hong Kong, the relevant net notional interest expenses are estimated to be approximately $10,000, $0.8 million and $1.5 million for the six months ended September 30, 2025 and the years ended March 31, 2025 and 2024.

Currently, it is on the road to recovery, with market dynamics exhibiting positive transformation trends. The market size of Hong Kong’s restaurant industry reached HKD109.4 billion in 2024 and is expected to grow to HKD129.2 billion by 2029, reflecting a CAGR of 3.4% from 2024 to 2029. We are confident that by capitalizing on our multiple competitive advantages, including but not limited to a vertically integrated business model, diverse brand portfolio, and deep consumer insights, we can effectively capture market opportunities, expand our market share, and drive sustainable revenue growth in Hong Kong’s restaurant market.

Our Competitive Strengths

We believe our main competitive strengths are as follows:

•Market positioning and track record. Our established market positioning and outstanding achievements, particularly our successful expansion during the COVID-19 pandemic, significantly bolster our reputation with landlords. Through our strong reputation and expertise in a broad range of cuisines, we are able to negotiate with landlords in order to secure favorable venues for our operations, ensuring prime locations that attract high customer traffic. Additionally, our consistent performance and esteemed reputation, combined with our attractive employee benefits, enable us to retain top talent in the highly competitive food and beverage industry. This dual advantage of securing prime locations and retaining top talent not only enhances our operational efficiency but also fuels our continued growth.

•Multi-brand coverage. Our multi-brand strategy is designed to cater to a diverse range of culinary preferences, enabling us to capture a broad and varied audience. By offering a wide variety of cuisines under different brand names, we can appeal to distinct customer segments, enhancing our market reach and customer loyalty. This approach not only allows us to meet the evolving tastes and preferences of our customers but also provides us with the flexibility to innovate and introduce new dining concepts. We are able to manage diverse number of brands through the expertise of our international team and management. Our multi-brand strategy strengthens our competitive position in the market, driving growth and ensuring that we remain a preferred choice for a wide array of dining experiences, and fits well into our primary market, Hong Kong, which has traditionally been a market which is receptive to a wide variety of cuisines.

•Resilient supply chain enabled by vertical integration. Our vertically integrated process is a cornerstone of our operational strategy, designed to lower costs, provide financial resilience against fluctuating markets, and enable efficient product development across all stages of the food catering process. By owning and managing our food factory, we ensure a consistent and high-quality supply of ingredients, which not only reduces dependency on external suppliers but also allows us to implement stringent quality control measures. This integration enhances our ability to innovate and adapt quickly to market demands, ensuring that we can deliver superior dining experiences to our customers. Additionally, the cost efficiencies gained through vertical integration help us maintain financial stability, particularly during economic downturns, such as the COVID-19 pandemic. This strategic approach not only supports our current operations but also positions us for sustainable growth and long-term success in the competitive food and beverage industry. The diverse range of brands and venues in our Group also enables us to attract multinational chefs, leverage their expertise as well as our strong supply chain through vertical integration, to recreate authentic dishes from various cuisines.

•Experienced international management team with deep connections in the industry. Our management team brings a wealth of experience and deep-rooted connections within the food and beverage industry. In terms of food and beverage expertise, our executive directors, Mr. Oscar Chow and Mr. Robert Chang, held executive management positions and has extensive experience in the restaurant industry, having opened and operated various restaurants across Asia, including Hong Kong, Macau and China. Mr. Angelo McDonnell, our chief executive officer, has served various food and beverage providers in seven countries with over 30 years of experience. This extensive expertise and network enable us to navigate market challenges effectively, identify and capitalize on emerging opportunities, and foster strategic partnerships. Their leadership and industry insights drive our innovative approaches and operational excellence, ensuring that we stay ahead of market trends, allowing us to create diverse and distinctive menus that builds up our competitive edge. The strong relationships our management team has cultivated with key stakeholders, suppliers, and industry influencers further enhance our ability to deliver exceptional value to our customers and sustain our growth trajectory. For biographical details of our directors, please refer to the section headed ‘‘Management’’ in this prospectus.

Our Business Strategies and Future Plans

•Further expansion of our business model including catering services. Building on our existing strengths in restaurant operations, food and bakery productions, we are strategically expanding our offerings to include comprehensive catering services. This expansion will leverage our vertically integrated food factory and bakery to provide high-quality, customized catering solutions for a variety of events and occasions. By entering the catering market, we aim to diversify our revenue streams, enhance our market presence, and meet the growing demand for convenient and reliable catering options. For the year ended March 31, 2025, we successfully provided external catering services at several prominent tennis events held at Victoria Park in Causeway Bay, Hong Kong, including: (i) Prudential Hong Kong Tennis 125, (ii) Prudential Hong Kong Tennis Open 2024 and (iii) Bank of China Hong Kong Tennis Open. For the year ending March 31, 2026, we continued to provide external catering services for Prudential Hong Kong Tennis Open 2025 and Bank of China Hong Kong Tennis Open 2026. Our commitment to excellence and innovation is expected to ensure that our catering services uphold the same high standards of quality and customer satisfaction that our restaurant and bakery brands are known for. This strategic move not only broadens our service portfolio but also positions us for sustained growth and success in the competitive food and beverage industry.

•Internationalization Strategy. We are dedicated to expanding our business model internationally, through a strategic blend of overseas franchising, acquisitions, mergers and by establishing our own companies or engaging in joint ventures. Having firmly established our presence in key markets such as Hong Kong and Sydney, we are now poised to extend our reach to promising markets potentially including the UK, Thailand and Japan.

As part of our entry into the Japanese market, we plan to enter into a Memorandum of Understanding (MOU) with Daimon Brewery, a prestigious sake brewery in Japan with nearly 200 years of heritage and craftsmanship. This planned acquisition will not only mark a significant step into Japan but will also enhance our vertically integrated business model by incorporating premium sake production into our offerings. This integration will allow us to offer unique and authentic dining experiences, further differentiating our brand in the competitive market. As of the date of this prospectus, we have not entered into any material agreement or MOU with Daimon Brewery.

Our internationalization strategy is designed to leverage local expertise and market insights through strategic partnerships and acquisitions, ensuring that we deliver culturally relevant and high-quality dining experiences across diverse regions. By expanding our global presence, we aim to drive sustained growth, increase brand recognition, and create new opportunities for innovation and operational excellence in the international food and beverage industry.

•Enhancing customer experience. We are committed to leveraging and enhancing our existing technologies to provide an exceptional customer experience. Through our mobile application, CDG Privilege, we consolidate spending data to better understand and cater to the preferences of our members. This data-driven approach allows us to offer personalized promotions and recommendations, enhancing customer satisfaction and loyalty.

Additionally, our app serves as a platform for offering store merchandise, creating a convenient shopping experience for our customers. It also acts as a crucial touchpoint for member engagement, providing an additional channel for promotions and exclusive offers. Furthermore, the app facilitates customer feedback through reviews, enabling us to continuously improve our services based on real-time insights.

By further developing these technological capabilities, we aim to deepen our connection with customers, drive engagement, and maintain a competitive edge in the market. This strategic focus on technology not only enhances our operational efficiency but also positions us as a forward-thinking leader in the food and beverage industry.

•Investment into future technologies. We are committed to adopting cutting-edge technologies that enhance our services and elevate the customer experience. To this end, we have entered into a strategic partnership with a renowned university in Hong Kong to develop an advanced system utilizing innovative augmented reality (AR) glasses.

Through AR glasses, we believe our system will transform the dining experience by seamlessly integrating technology into customer interactions. Customers will be provided with AR glasses upon entering our restaurants. These glasses will enable virtual agents to assist customers, offering personalized service and recommendations. Additionally, the AR technology will notify our staff in real-time when service is required, ensuring prompt and efficient customer care.

This investment in future technologies not only positions us at the forefront of innovation in the food and beverage industry but also demonstrates our commitment to continuously improving our services. By integrating advanced AR solutions, we aim to create a seamless and interactive dining experience that sets us apart from competitors and meets the evolving expectations of our customers.

Our Corporate Structure and History

On February 14, 2025, the Company was established in the Cayman Islands. Pursuant to a special resolution passed on March 26, 2025, the name of Global Gourmet Inc. was changed to Cafe Deco Group Limited.

On March 31, 2025, Cafe Deco Holdings Limited sold its shares in CDC Holdings Limited to Cafe Deco Group Limited at a consideration of $29,840,000 (equivalent to HK$232,755,000) and Cafe Deco Group Limited became the new holding company of the Group’s business in the corporate structure accordingly. The transfer of shares was completed on the same date, upon which our subsidiaries, including some with up to 34 years of operating history and experience, are consolidated into the Group.

The Group’s business included La Rose Noire Limited and its wholly-owned subsidiary (“La Rose Group”), whose principal activities are operation of restaurant outlets, production of bakery products and distribution of finest French chocolate products and other frozen bakery and pastry products, which was acquired on May 8, 2023 at a consideration of $12,023,000 (equivalent to HK$94,380,000), and subsequently changed its name into Baker & Patissier Limited on June 8, 2023.

On March 31, 2025, the directors of the Company approved the new shares allotment of 19,999,990 ordinary shares at $2.2 per share to Cafe Deco Holdings Limited. Immediately upon completion of the share allotment, Cafe Deco Holdings Limited held an aggregate of 20,000,000 ordinary shares, representing 100% of ordinary shares in issue and outstanding of the Company.

On May 2, 2025, Cafe Deco Holdings Limited sold and transferred 998,000 shares of the Company to one pre-IPO Investor, which holds less than 5% shareholding of the Company.

On May 2, 2025, Cafe Deco Holdings Limited also sold and transferred 998,000 shares to New Age Concepts Limited which was then the wholly-owned subsidiary of Cafe Deco Holdings Limited.

On June 30, 2025, Cafe Deco Holdings Limited disposed of its entire interest in its wholly-owned subsidiary, New Age Concepts Limited, through a sale and transferred to Polaris Capital Holdings Limited. At the time of the transaction, New Age Concepts Limited held 998,000 shares of the Company.

Based on resolutions adopted by the Board of Directors on July 25, 2025, the Company adjusted the per-share consideration from $2.20 to $2.047, resulting in a change in total consideration from $43,999,978 to $40,939,980 for the allotment of 19,999,990 ordinary shares.

Based on resolutions adopted by the Board of Directors on January 26, 2026, the Company subdivided each of its existing issued and unissued ordinary share with a par value of $0.001 each into 1.25 ordinary shares of par value $0.0008 each, such that the share capital of the Company became $50,000 divided into 62,500,000 ordinary shares of par value $0.0008. Immediately after the subdivision, the Company has 25,000,000 Ordinary Shares outstanding.

The following diagram illustrates the ownership structure of the Company before and after giving effect to this Offering:

Chow, Vee Tsung Oscar
100%
Late Dr. Chow Yei Ching (3)
Polaris Capital Holdings Limited (4) (BVI)
62.89%
Chevalier International Holdings Limited (3) (Bermuda)
Other shareholders (5)
91.30%
8.70%
100%
Sharp Rise Limited (BVI)
Food Group HK Limited (Hong Kong)
25.28%
74.72%
100%
Cafe Deco Holdings Limited (BVI)
New Age Concepts Limited (BVI)
High Chowder Limited (BVI)
Public shareholders
90.02%/78.28%*
4.99%/4.34%*
4.99%/4.34%*
0%/13.04%*
Cafe Deco Group Limited (Cayman)
100%
CDC Holdings Limited (BVI)
100%
Prestige Mode Limited (BVI)
100%
Precious Arch Limited (BVI)
100%
Omami Five International Holdings Limited (Hong Kong)
100%
Food Square Hong Kong Limited (Hong Kong)
100%
Info Dragon Limited (Hong Kong)
100%
Chef Cuts Limited (Hong Kong)
100%
Baker & Patissier Limited (Hong Kong)
100%
Patisserie et Chocolat Limited (Hong Kong)
100%
CL Holdings Limited (Hong Kong)
1%
Giant Ocean (H.K.) Limited (Hong Kong)
99%
100%
Giant Dragon (Hong Kong) Limited (Hong Kong)
100%
Marson Consultant Limited (Hong Kong)
100%
Pacific York (H.K.) Limited (Hong Kong)
100%
Success Well (H.K.) Limited (Hong Kong)
100%
Global Success Funding Limited (Hong Kong)
100%
Thai Tai Holdings Limited (2) (Hong Kong)
100%
Orient Talent (Hong Kong) Limited (Hong Kong)
100%
Triumph Star Limited (Hong Kong)
100%
Golden Pointer Limited (BVI)
100%
Pacific Land (H.K.) Limited (Hong Kong)
100%
Lordly Corporation Limited (Hong Kong)
100%
2/3 Dolci Limited (Hong Kong)
100%
Metro Point Enterprise Company (BVI)
100%
Cafe Deco Limited (Hong Kong)
100%
Restaurants Management (Overseas) Limited (BVI)
100%
Legend City Limited (BVI)
67.15%
32.85%
Skywin Limited (Samoa)
100%
Customs House Cafe Pty. Ltd. (Australia)
100%
NP Investment Holding (Hong Kong)
100%
NP Cafe JV Limited (1) (Hong Kong)
100%
Parkside CWB JV Limited (6) (Hong Kong)

*Shareholding before/after the Offering

(1)NP Investment holds 100% of the total ordinary shares and 10% of the total preference shares of NP Cafe JV Limited.

Preference shares are

(i)Entitled to receive dividends as and when declared by the board of directors and approved by the members at a general meeting; and

(ii)Are not entitled to receive notice of, to attend, to be counted towards a quorum or to vote at any general meeting. Holders of preference shares shall be entitled to vote at their own class meetings only.

(2)Precious Arch holds 100% of the total ordinary shares and 57.7% of the total preference shares of Thai Tai Holdings Limited.

Preference shares are

(i)Entitled to receive dividends as and when declared by the board of directors and approved by the members at a general meeting; and

(ii)Are not entitled to receive notice of, to attend, to be counted towards a quorum or to vote at any general meeting. Holders of preference shares shall be entitled to vote at their own class meetings only.

(3)Chevalier International Holdings Limited, a Bermuda company, is publicly listed on the Main Board of the Stock Exchange of Hong Kong under stock code no. 0025, and beneficially owns 22.76% of the outstanding Ordinary Shares of the Company through its 100% ownership of Sharp Rise Limited. Late Dr. Chow Yei Ching (deceased) (the “Late Dr. Chow”) beneficially holds 62.90% of issued voting shares of Chevalier International Holdings Limited (the “Chevalier Shares”), and is subject to an ongoing probate legal proceeding in Hong Kong. Specifically, the proceeding seeks to determine whether the will of Late Dr. Chow is valid and the Chevalier Shares are devised and bequeathed to Ms. Chow Wai Wai Violet absolutely. The proceeding is taken out by Chow Lily (sister of Chow Vee Tsung Oscar) against Chow Wai Wai Violet and Chow Vi Vi (also sisters of Chow Vee Tsung Oscar) as executors of the estate of Late Dr. Chow. Chow Lily, Chow Wai Wai Violet, Chow Vi Vi and our Director and Chairman of the Board, Chow Vee Tsung Oscar are all children of the Late Dr. Chow. The shareholding of our Controlling Shareholder, the shareholding of Polaris Capital Holdings Limited, or the shareholding of Food Group HK Limited are not subject to the outcome of the legal proceedings of the Estate of the Late Dr. Chow.

(4)Pursuant to a Declaration of Trust dated January 25, 2022, Polaris Capital Holdings Limited holds 21,413 ordinary shares of Food Group HK Limited, representing 21.41% of its issued share capital, on trust for Dragon Insight Limited. The voting rights of such shares, however, remained with Polaris Capital Holdings Limited. Pursuant to a Deed of Release dated August 14, 2025, Dragon Insight Limited transferred the 21,413 ordinary shares of Food Group HK Limited to Polaris Capital Holdings Limited.

(5)Other shareholders of Food Group HK Limited consist of three shareholders, including two companies and one natural person. Each shareholder beneficially owns less than 5% of the outstanding Ordinary Shares of the Company.

(6)NP Investment holds 100% of the total ordinary shares and 10% of the total preference shares of Parkside CWB JV Limited.

Preference shares are

(i)Entitled to receive dividends as and when declared by the board of directors and approved by the members at a general meeting; and

(ii)Are not entitled to receive notice of, to attend, to be counted towards a quorum or to vote at any general meeting. Holders of preference shares shall be entitled to vote at their own class meetings only.

The above chart assumes an offering of 3,750,000 Ordinary Shares and assumes no exercise by the underwriters of their over-allotment option.

The table below shows the ownership details of the subsidiaries:

Subsidiary Name	Background	Ownership
CDC Holdings Limited (“CDC Holdings”)	Investment holding company of Cafe Deco Group Limited Incorporated on September 23, 2021 Investment holding	100% held by Cafe Deco Group Limited
Customs House Cafe Pty Ltd	Australian operating subsidiary of CDC Holdings Incorporated on March 20, 1998 Restaurant operations	100% held by Skywin Limited
Golden Pointer Limited (“Golden Pointer”)	Investment holding company of CDC Holdings Incorporated on January 21, 2011 Investment holding	100% held by Precious Arch
Legend City Limited	Investment holding company of CDC Holdings Incorporated on November 22, 2010 Investment holding	100% held by Metro Point
Metro Point Enterprise Company Limited (“Metro Point”)	Investment holding company of CDC Holdings Incorporated on October 28, 2010 Investment holding	100% held by Precious Arch
Precious Arch Limited (“Precious Arch”)	Investment holding company of CDC Holdings Incorporated on December 15, 2015 Investment holding	100% held by CDC Holdings
Prestige Mode Limited (“Prestige Mode”)	Investment holding company of CDC Holdings Incorporated on December 16, 2015 Investment holding	100% held by CDC Holdings
Restaurant Management (Overseas) Limited	Dormant company Incorporated on March 2, 2007 Dormant	100% held by Metro Point
Skywin Limited	Investment holding company of CDC Holdings Incorporated on February 3, 1998 Investment holding	67.15% held by Legend City Limited 32.85% held by Metro Point

Subsidiary Name	Background	Ownership
2/3 Dolci Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on March 22, 2017 Dormant	100% held by Golden Pointer
Baker & Patissier Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on January 10, 1997 Bakery operations	100% held by Prestige Mode
Cafe Deco Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on December 18, 1990 Restaurant operations	100% held by Metro Point
Chef Cuts Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on March 27, 2018 Restaurant operations	100% held by Prestige Mode
CL Holdings Limited (“CL Holdings”)	Hong Kong operating subsidiary of CDC Holdings Incorporated on January 15, 2003 Administration and Finance	100% held by Precious Arch
Food Square Hong Kong Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on December 13, 2011 Food factory operations	100% held by Prestige Mode
Giant Dragon (Hong Kong) Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on January 6, 2003 Restaurant operations	100% held by CL Holdings
Giant Ocean (H.K.) Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on November 20, 1998 Restaurant operations	99% held by CL Holdings 1% held by Precious Arch
Global Success Funding Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on February 3, 2023 Dormant	100% held by CL Holdings
Info Dragon Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on August 6, 2003 Restaurant and retail operations	100% held by Prestige Mode
Lordly Corporation Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on December 3, 2012 Restaurant operations	100% held by Golden Pointer
Marson Consultant Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on March 10, 1994 Restaurant operations	100% held by CL Holdings

Subsidiary Name	Background	Ownership
NP Cafe JV Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on December 22, 2023 Restaurant operations

NP Investment holds 100% of the total ordinary shares and 10% of the total preference shares of NP Cafe JV Limited.

Preference shares are

(i)Entitled to receive dividends as and when declared by the board of directors and approved by the members at a general meeting; and

(ii)Are not entitled to receive notice of, to attend, to be counted towards a quorum or to vote at any general meeting. Holders of preference shares shall be entitled to vote at their own class meetings only.

NP Investment Holding Limited (“NP Investment”)	Investment holding company of CDC Holdings Incorporated on March 1, 2024 Investment holding	100% held by Precious Arch
Omami Five International Holdings Limited	Trademark holding company of CDC Holdings Incorporated on September 10, 2020 Trademark holder	100% held by CDC Holdings
Orient Talent (Hong Kong) Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on July 5, 2002 Restaurant operations	100% held by Thai Tai
Pacific Land (H.K.) Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on February 9, 2011 Restaurant operations	100% held by Golden Pointer
Pacific York (H.K.) Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on April 23, 2001 Restaurant operations	100% held by CL Holdings

Subsidiary Name	Background	Ownership
Parkside CWB JV Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on December 24, 2025 Restaurant operations

NP Investment holds 100% of the total ordinary shares and 10% of the total preference shares of Parkside CWB JV Limited.

Preference shares are

(i)Entitled to receive dividends as and when declared by the board of directors and approved by the members at a general meeting; and

(ii)Are not entitled to receive notice of, to attend, to be counted towards a quorum or to vote at any general meeting. Holders of preference shares shall be entitled to vote at their own class meetings only.

Patisserie et Chocolat Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on February 14, 2019 Bakery operations	100% held by Baker & Patissier Limited

Subsidiary Name	Background	Ownership
Success Well (H.K.) Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on March 14, 2006 Restaurant operation	100% held by CL Holdings
Thai Tai Holdings Limited (“Thai Tai”)	Investment holding company of CDC Holdings Incorporated on November 19, 2020 Investment holdings

Precious Arch holds 100% of the total ordinary shares and 57.7% of the total preference shares of Thai Tai Holdings Limited.

Preference shares are

(i)Entitled to receive dividends as and when declared by the board of directors and approved by the members at a general meeting; and

(ii)Are not entitled to receive notice of, to attend, to be counted towards a quorum or to vote at any general meeting. Holders of preference shares shall be entitled to vote at their own class meetings only.

Triumph Star Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on January 26, 2018 Restaurant operations	100% held by Thai Tai

Corporate Information

Our principal office is Units 1705-08, 17/F, Landmark South, 39 Yip Kan Street, Wong Chuk Hang, Hong Kong. The telephone number of our principal office is +852 2290 6688. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Our corporate website is https://www.cafedecogroup.com. Information contained on our website does not form part of this prospectus.

Transfers of Cash To and From Our Subsidiaries

Cafe Deco Group Limited did not declare and pay any dividends to any of our shareholders during the six months ended September 30, 2025 and the years ended March 31, 2025 and 2024. As of the date of this prospectus, we have not made any transfers of dividends or distribution between Cafe Deco Group Limited and our subsidiaries, and none of our subsidiaries have ever issued any dividends or distribution to the Cafe Deco Group Limited or shareholders of Cafe Deco Group Limited outside of Hong Kong or China.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries, by way of dividend payments.

Cafe Deco Group Limited is permitted under the laws of Cayman Islands to provide funding to our subsidiaries in Hong Kong through loans or capital contributions without restrictions on the amount of the funds so provided. The Hong Kong subsidiaries are permitted under the laws of Hong Kong to provide funding to Cafe Deco Group Limited through dividend distribution without restrictions on the amount of the funds so provided.

Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Subject to the Cayman Islands Act and our Memorandum and Articles of Association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, we are solvent before and after the dividend payment in the sense that we will be able to satisfy our liabilities as they become due in the common course of business and the value of assets of our Company will not be less than the sum of our total liabilities.

Under Hong Kong law, dividends can only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

Cafe Deco Group Limited is a Cayman Islands company. Its Hong Kong subsidiaries operate 40 restaurants in Hong Kong and an Australian subsidiary, Customs House Cafe Pty Ltd, operates 1 restaurant in Sydney, including 13 outlets that are franchised or licensed from third-party owners. As of the date of this Prospectus, we do not have any franchise agreements with third-parties operators to franchise our brand, and we do not operate as a franchisor (for more details of the restaurants, please refer to the Business section).

There are no restrictions on foreign exchange and there are no limitations on the abilities of Cafe Deco Group Limited to transfer cash to or from the Hong Kong subsidiaries or to investors under Hong Kong Law. There are currently no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of funds out of Hong Kong. Similarly, there is no restriction on foreign exchange to transfer cash between Cafe Deco Group Limited and its subsidiaries, across borders and to U.S. investors. Furthermore, there is no restriction and limitation on distributing earnings from our business and subsidiaries, to Cafe Deco Group Limited and U.S. investors or in settling amounts owed.

Currently, the PRC law and regulations and foreign currency control in mainland China have no impact on the transfer of cash or assets between Cafe Deco Group Limited and its subsidiaries, across borders and to U.S. investors. However, to the extent that cash and/or assets of the business are in Hong Kong or held by Hong Kong entity, such cash and/or assets may not be available to fund operations or for other uses outside of Hong Kong in the future due to interventions in or the imposition of restrictions and limitations by the PRC government on the ability of Cafe Deco Group Limited and its subsidiaries, to transfer cash and/or assets. Any limitation, if imposed in the future, on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our subsidiaries in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Ordinary Shares, potentially rendering them worthless. Further, any limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See “Dividend Policy” and “Risk Factors – Risks Related to Our Corporate Structure – We may rely on dividends and other distributions on equity paid by our Hong Kong Operating Subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our Hong Kong Operating Subsidiaries to make payments to us outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our or our Operating Subsidiary’s ability by the PRC government to transfer cash in the future, could have a material adverse effect on our ability to conduct our business.” in the Summary Risk Factors section and the Risk Factors section for further information.

Our finance department supervises cash management in accordance with the instructions of our management, establishing the cash operation plan and coordinating cash management matters across subsidiaries. The finance department prepares the cash demand plan which explains the specific amount and timing of cash request and management examines and approves the allocation of cash based on the sources of cash and the priorities of the needs. We do not currently have additional policies or procedures governing the transfer of funds. Management regularly monitors the cash position of each subsidiary and on monthly basis update the cash flow forecast to ensure sufficient funds for obligations and adequate liquidity. When a cash shortfall or liquidity issue is anticipated, the Chief Financial Officer is notified.  The Chief Financial Officer will then inform the Board in a timely manner, allowing them to seek necessary funding from shareholders or other parties, such as banks or investors. See “Dividend Policy”, “Risk Factors — Risks Related to Our Corporate Structure –We may rely on dividends and other distributions on equity paid by our Hong Kong Operating Subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our Hong Kong Operating Subsidiaries to make payments to us outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our or our Operating Subsidiary’s ability by the PRC government to transfer cash in the future, could have a material adverse effect on our ability to conduct our business.” and Consolidated Statements of Stockholders’ Equity in the Report of Independent Registered Public Accounting Firm for more information.

Our Licenses

Each of our restaurants holds a valid general restaurant license issued by the FEHD, a water pollution control license issued by the Environmental Protection Department and a liquor license issued by the Liquor Licensing Board. Our food factory is also fully licensed, with a valid food factory license issued by the FEHD and a water pollution control license issued by the Environmental Protection Department. As at the date of this Prospectus, we had obtained all the relevant licenses, approvals, certificates and permits necessary to conduct our restaurant operations in Hong Kong and Sydney. These licenses, approvals, certificates and permits include (i) the relevant general restaurant license, light refreshment restaurant license and Certificate of Compliance required for all of our restaurants in Hong Kong and Sydney; (ii) liquor license and club liquor license required for all of our restaurants that serve alcoholic beverages; (iii) food factory license required for our outlets without dine-in services, where food is prepared for off-premises consumption; and (iv) water pollution control license required for all of our restaurants and takeaway outlet.

Under Hong Kong law, leases exceeding three years have to be registered with the Lands Registry to ensure enforceability against third parties. However, some of our longer leases are not so registered, which may expose our leases to challenges by successors in title to the landlords, including potential new owners, mortgagee banks, and judgment creditors.  Should such competing claims arise, we may not be able to remain in the premises, requiring relocation at substantial cost. Difficulty securing suitable alternative sites on commercially viable terms could disrupt operations, impact expansion plans, and weaken financial stability. Please see Risk Factor - Risk of Eviction Due to Unregistered Leases Exceeding Three Years for more information.

IMPLICATIONS OF BEING A CONTROLLED COMPANY

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from NYSE standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public Companies that qualify as a “controlled company” with securities listed on the NYSE, must comply with the exchange’s continued listing standards to maintain their listings. NYSE has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the NYSE rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under NYSE corporate governance rules, a “controlled company” is exempt from certain corporate governance requirements including:

•the requirement that a majority of the board of directors consist of independent directors;

•the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Immediately after this Offering, assuming an offering size as set forth above, Mr. Chow Vee Tsung Oscar, our Director, Chairman of the Board and Controlling Shareholder will beneficially hold in aggregate approximately 57.74% of our total issued and outstanding Shares, representing 57.74% of our total voting power, assuming the underwriters do not exercise their over-allotment option, through his 100% ownership of Polaris Capital Holdings Limited. Through our Controlling Shareholder’s majority ownership, he will be able to control the outcome of all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of our company or assets. For more information, please see “Principal Shareholders” on page 222.

Probate Legal Proceedings of the Estate of the Late Dr. Chow

Chevalier International Holdings Limited, a Bermuda company, is publicly listed on the Main Board of the Stock Exchange of Hong Kong under stock code no. 0025, and beneficially owns 22.76% of the outstanding Ordinary Shares of the Company through its 100% ownership of Sharp Rise Limited. The estate of the Late Dr. Chow beneficially holds 62.90% of issued voting shares of Chevalier International Holdings Limited, and is subject to an ongoing probate legal proceeding in Hong Kong. The shareholding of our Controlling Shareholder, the shareholding of Polaris Capital Holdings Limited, or the shareholding of Food Group HK Limited are not subject to the outcome of the legal proceedings of the Estate of the Late Dr. Chow.

As a result, we will be a “controlled company” as defined under NYSE Listing Rule 5615(c) because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors, and through our Controlling Shareholder’s majority ownership, he will be able to control the outcome of all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of our company or assets. As a “controlled company”, we are permitted to elect not to comply with certain corporate governance requirements. However, we intend to comply with the NYSE’s Corporate Governance rules applicable to foreign private issuers and do not intend to rely on such controlled company exemptions. If we elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors, our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon closing of the offering, and you would not have the same protection afforded to shareholders of companies that are subject to NYSE’s corporate governance rules.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●

are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis;”

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●

are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay”, “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

IMPLICATIONS OF BEING A FOREIGN PRIVATE ISSUER

As a foreign private issuer, we may take advantage of certain provisions under the NYSE American Company Guide that allow us to follow Cayman Islands law for certain corporate governance matters. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

●the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

●Regulation Fair Disclosure (“Regulation FD”), which regulates selective disclosures of material information by issuers.

We will file with the SEC, within four months after the end of each fiscal year (or as otherwise required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances apply:

●the majority of our executive officers or directors are U.S. citizens or residents;

●more than 50% of our assets are located in the United States; or

●our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain of the more extensive SEC executive compensation disclosure rules. Therefore, if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters. See “Risk Factors — Risks Related to Ownership of Our Ordinary Shares — We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.”

SUMMARY RISK FACTORS

Our prospectus should be considered in light of the risks, uncertainties, expenses, and difficulties frequently encountered by similar companies. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more carefully in the section titled “Risk Factors.”

Risks Related to Doing Business in Jurisdictions We Operate (for a more detailed discussion, see “Risk Factors — Risks Related to Doing Business in Jurisdictions We Operate” beginning on page 44 of this prospectus)

•Our operations are mainly in Hong Kong and Australia. However, due to the long arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be implemented quickly with little advance notice. Therefore, our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

•If the PRC government chooses to exert more oversight and control over cybersecurity, data protection, offerings that are conducted overseas and/or foreign investment in PRC-based issuers, such action could have a material and adverse effect on our business, financial condition, and results of operations and may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

•Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy-related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

•Our Ordinary Shares may be prohibited from being traded on any U.S. securities exchange, including the New York Stock Exchange and Nasdaq, or through any other trading method within the SEC’s regulatory jurisdiction, if our auditor is not inspected by the PCAOB for two consecutive years instead of three, and this ultimately could result in trading in our Ordinary Shares being prohibited.

•Our Ability to Continue as a Going Concern

•Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, the PRC and other markets where the majority of our clients reside.

•If our Operating Subsidiaries becomes subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed PRC-based companies, our Operating Subsidiaries may have to expend significant resources to investigate and/or defend any allegations which could harm our Operating Subsidiaries’ business operations, this Offering and our reputation and could result in a loss of your investment in our Ordinary Shares, in particular if such matter cannot be addressed and resolved favorably.

•Changes in economic, social and political landscape may adversely impact our business operations.

•Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

Risks Related to our Corporate Structure (for a more detailed discussion, see “Risk Factors — Risks Related to our Corporate Structure” beginning on page 62 of this prospectus)

•We may rely on dividends and other distributions on equity paid by our Hong Kong Operating Subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our Hong Kong Operating Subsidiaries to make payments to us outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our or our Operating Subsidiary’s ability by the PRC government to transfer cash in the future, could have a material adverse effect on our ability to conduct our business.

Risks Related to our Business (for a more detailed discussion, see “Risk Factors — Risks Related to our Business” beginning on page 64 of this prospectus)

•The scarcity of commercially attractive locations, the increase in rental expenses and failure to renew existing leases of the leased properties may adversely affect our results of operations.

•Our new restaurant concepts may not be successful and our financial performance may be adversely affected.

•We operate our business in different industries and under different brands, we may not be able to manage them properly.

•We depend on our own food factory to supply bakery products to our cake shop and restaurants, as well as other processed ingredients for our restaurants. Any material or prolonged disruption in the operation of our food factory could adversely affect our business and financial results.

•Profitability of our food factory depends on the business performance of its buyers.

•We are susceptible to the popularity of our franchised/licensed brands.

•The prices of food ingredients are subject to continuing fluctuation.

•Incidents of food poisoning, customer complaints and any other negative publicity associated with our restaurants or on food safety in general could adversely affect our reputation and our business.

•Our success depends on our ability to attract, motivate and retain a sufficient number of qualified employees.

•Risk of eviction due to unregistered leases exceeding three years.

•We experienced net current liabilities for the six months ended September 30, 2025 and the year ended March 31, 2025.

•Our results of operations are susceptible to periodic fluctuation due to seasonality.

•Our intellectual properties may not be adequately protected, which could adversely affect the value of our brands and our business.

•We depend on an effective quality control system to maintain the quality of our food.

•We may have to suspend or cease the sale of liquor in our restaurants if the relevant employees who hold the relevant liquor licenses fail to transfer the licenses in a timely manner.

•We may not be able to detect, deter and prevent all incidents of fraud or other misconduct committed by our employees, suppliers or other third parties.

•Opening and closing new restaurants may result in fluctuations in our financial performance.

•Mergers and acquisitions may not achieve the intended benefits and could adversely affect our business and financial performance.

•We are under financial and contractual commitment to open certain number of restaurants. Failure to do so will result in the loss of our exclusive franchise/license.

•Information technology system failures or breaches of our network security could interrupt our operations and adversely affect our business.

•Unforeseeable events, such as outbreak of global pandemics and local energy efficiency measures, could significantly disrupt our business for a prolonged period of time.

•Pandemics and public health crises may adversely impact our business operations and financial performance.

•Potential business disruptions and their adverse effects on our operations.

•Our insurance coverage may be insufficient to protect us against potential liabilities arising in the course of operations.

•Our finance costs may increase in the future.

•Historical financial condition and results of operations may not be indicative of our future performance.

•Our success depends on our ability to compete with many food service businesses.

•Our profitability is sensitive to changes in the cost of raw materials.

Risks Related to Our Industry (for a more detailed discussion, see “Risk Factors — Risks Related to Our Industry” beginning on page 77 of this prospectus)

•The restaurant industry is highly competitive.

•Macroeconomic factors and changing consumer spending trends affecting the restaurant industry in Hong Kong.

•Incidents of outbreaks of diseases such as contagious disease of animals, food borne illness as well as negative publicity relating to such incidents in Hong Kong could adversely affect our business.

•The restaurant operations in Hong Kong may be subject to stringent licensing requirements and hygiene standards.

•Changes in consumer preferences and demographic trends could negatively impact our business.

•Maintaining, extending and expanding our reputation and brand image are essential to our business success.

•The food service industry is affected by litigation, regulation and publicity concerning food quality, health and other issues, which can cause customers to avoid our products and result in liabilities.

•We are involved in litigation from time to time and, as a result, we could incur substantial judgments, fines, legal fees or other costs.

Risk Related to Being a Public Company (for a more detailed discussion, see “Risk Factors – Risks Related to Being a Public Company”) beginning on page 82 of this prospectus)

•If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements on a timely basis could be impaired, investors may lose confidence in our financial reporting and the trading price of our Ordinary Shares may decline.

•Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

•We are an emerging growth company and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Ordinary Shares less attractive to investors.

•Controlling Shareholder has significant voting power and may take actions that may not be in the best interests of our other shareholders.

•We are a “controlled company” within the meaning of NYSE, and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

•The requirements of being a public company will require us to incur increased costs and may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

Risks Related to Ownership of Our Ordinary Shares (for a more detailed discussion, see “Risk Factors — Risks Related to Ownership of Our Ordinary Shares” beginning on page 87 of this prospectus)

•The trading prices and volume of our Ordinary Shares may be volatile, which could result in substantial losses to you.

•An active trading market may not be sustained.

•Future sales of our Ordinary Shares in the public market could cause our share price to fall.

•You must rely on the judgment of our management as to the use of the net proceeds from this Offering, and such use may not produce income or increase the price of our Ordinary Shares.

•If securities or industry analysts issue an adverse or misleading opinion regarding our business or do not publish research or publish unfavorable research about our business, our stock price and trading volume could decline.

•Food safety and food-borne illness incidents or advertising or product mislabeling may materially adversely affect our business by exposing us to lawsuits, product recalls or regulatory enforcement actions, increasing our operating costs and reducing demand for our product offerings.

HOLDING FOREIGN COMPANIES ACCOUNTABLE ACT (the “HFCAA”)

The HFCAA was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed the AHFCAA, which was enacted on December 23, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years and thus, reducing the time before the securities may be prohibited from trading or delisted. On December 29, 2022, legislation titled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by the then President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions (“Commission-Identified Issuers”). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. Further, the release provides notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission-Identified Issuers, as required by the HFCAA. The SEC will identify Commission-Identified Issuers for fiscal years beginning after December 18, 2020. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022. The final amendments became effective on January 10, 2022.

Our auditor, AOGB CPA Limited, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, and has been subject to laws in the United States pursuant to which the PCAOB conducts regular inspections on its audit works to assess its compliance with the applicable professional standards. Our auditor is currently subject to PCAOB inspections and PCAOB is able to inspect our auditor in relation to our U.S. listing. AOGB CPA Limited is headquartered in Hong Kong and is subject to inspection by the PCAOB on a regular basis. Therefore, we have been informed by AOGB CPA Limited that, as of the date of this prospectus, they are not subject to and not affected by the PCAOB’s December 2021 determination report. However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities.

On December 16, 2021, the PCAOB issued a report on its determinations (“Determination Report”) that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor is headquartered in Hong Kong and did not appear as part of the report and was not listed under its appendix A or appendix B. Therefore, we have been informed by AOGB CPA Limited that, as of the date of this prospectus, they are not subject to and not affected by the PCAOB’s determinations.

On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) Agreement with the CSRC and China’s MOF. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establish a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC the PCAOB shall have independent discretion to select any firms for inspection or investigation and has the unfettered ability to retain any information as needed.

On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report. However, If the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the SOP, then such lack of inspection or re-evaluation could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. Accordingly, the HFCAA calls for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to the Company’s offering. See “Risk Factors — Risks Related to Doing Business in Jurisdictions We Operate — Our Ordinary Shares may be prohibited from being traded on any U.S. securities exchange, including the New York Stock Exchange and Nasdaq, or through any other trading method within the SEC’s regulatory jurisdiction, if our auditor is not inspected by the PCAOB for two consecutive years instead of three, and this ultimately could result in trading in our Ordinary Shares being prohibited. on page 56.

We cannot assure you whether NYSE or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected.

REGULATORY APPROVAL OF THE PRC

Permission Required from Hong Kong and Chinese Authorities

As of the date of this prospectus, neither we nor our Operating Subsidiaries are required to obtain any industry-specific permission or approval from the Hong Kong authorities to operate our business or issue our Ordinary Shares to foreign investors, save for certain licenses as further detailed in the section headed “Regulations”. We are also not required to obtain permissions or approvals from any PRC authorities before listing in the U.S. and to issue our Ordinary Shares to foreign investors, including the CSRC or the CAC.

All of our operations are conducted by our Operating Subsidiaries in Hong Kong and Australia. Our Company currently does not have any substantive operations in mainland China. We are advised by our PRC Counsel that, as of the date of this prospectus, the Company and its subsidiaries are not required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Ordinary Shares to foreign investors, including the CAC or the CSRC because (i) our Operating Subsidiaries was incorporated in Hong Kong and operates only in Hong Kong without any subsidiary or VIE structure in mainland China and each of the Review Measures 2021 and the Trial Administrative Measures does not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) all of the data our Operating Subsidiaries has collected is stored in servers located in Hong Kong, and we do not place any reliance on the collection and processing of any personal information to maintain our business operation; (iii) as of the date of this prospectus, neither has our Operating Subsidiaries been informed by any PRC governmental authority of any requirement that it shall file for a CSRC review, nor received any inquiry, notice, warning, or sanction in such respect initiated by the CAC or related governmental regulatory authorities; and (iv) data processed in our business operation should not have a bearing on national security nor affect or may affect national security, and we have not been notified by any authorities of being classified as an Operator. Moreover, pursuant to the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Our Operating Subsidiaries are not required to obtain any permissions or approvals from any Chinese authorities to operate its businesses as of the date of this prospectus. No permissions or approvals have been applied for by Operating Subsidiaries or denied by any relevant authority. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer Ordinary Shares to investors and could cause the value of our Ordinary Shares to significantly decline or become worthless. See “Risk Factors — Risks Related to Doing Business in Jurisdictions We Operate — If the PRC government chooses to exert more oversight and control over cybersecurity, data protection, offerings that are conducted overseas and/or foreign investment in PRC-based issuers, such action could have a material and adverse effect on our business, financial condition, and results of operations and may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

RECENT REGULATORY DEVELOPMENT IN CHINA

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure (“VIE”), adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On August 20, 2021, the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law (PIPL)” was voted on and passed during the 30th meeting of the Standing Committee of the 13th National People’s Congress, and which became effective on November 1, 2021. The PIPL stipulates the rules for cross-border provision of personal information and applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (1) such processing is for the purpose of providing products or services for natural persons within Mainland China, (2) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

Furthermore, on December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021), or the “Review Measures 2021”, which took effect on February 15, 2022, and replacing the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Review Measures 2021 stipulates that in addition to the “operator of critical information infrastructure” (“Operator”), any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review. It is further elaborated that the factors to be considered when assessing the national security risks of the relevant activities include, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or transferred outside the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The CAC has stated that under such rules, companies holding data of more than one million users must apply for cybersecurity approval when seeking listings in other countries because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas IPOs.

On August 30, 2024, China’s State Council approved the “Regulations on Network Data Security Management”, which took effect on January 1, 2025. This regulation further refines and improves existing relevant systems. It clearly defines important data as information that pertains to specific fields, groups, or regions, or has reached a certain level of precision and scale, and if tampered with, destroyed, leaked, or illegally obtained or used, it could directly endanger national security, economic operations, social stability, public health, and safety. The regulation requires network data handlers to identify and report important data. Additionally, it stipulates that network data handlers must fulfill a clear notification obligation before processing personal information. It specifies the conditions under which network data handlers can provide personal information overseas, clarifying that if such information is not informed by relevant regions or government departments or publicly disclosed as important data, it does not need to be reported for data export security assessment. Violations of this regulation may result in orders to rectify, warnings, or even suspension of related business operations, business rectification or revocation of relevant business licenses. In cases where the violation affects or may affect national security severely, a fine ranging from 1 million to 10 million yuan can be imposed.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (collectively referred as the “Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing.

Where a company with its principal business activities conducted in Mainland China seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which came into effect on March 31, 2023. Comparing to the Draft Overseas Listing Regulations, the Trial Administrative Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: (a) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and (b) the main parts of the issuer’s business activities are conducted in Mainland China, or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China. On the same day, the CSRC held a press conference for the release of the Trial Administrative Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, provided the exemption from immediate filings for issuers that (a) have been listed or have been registered but not yet listed in foreign securities markets, including the U.S. markets, prior to the effective date of the Trial Administrative Measures, (b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and (c) will complete the overseas securities offering and listing before September 30, 2023. Nonetheless, such issuers shall carry out the filing procedures as required if they subsequently conduct refinancing or are involved in other circumstances that require filings with the CSRC. Furthermore, the Trial Administrative Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer should (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

Our Operating Subsidiaries may collect and store certain data (including certain personal information) from our clients, who may be Mainland China individuals, in connection with our business and operations. We are advised by our PRC Counsel that the Review Measures 2021 is not currently expected to have an impact on our business, our operations or this Offering as our Operating Subsidiaries in Hong Kong would not be deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, that would be required to file for cybersecurity review before listing in the U.S., because (i) our Hong Kong Operating Subsidiaries were incorporated in Hong Kong and operates only in Hong Kong without any subsidiary or VIE structure in Mainland China and each of the Review Measures 2021, the PIPL and the Trial Administrative Measures does not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, our Operating Subsidiaries has in aggregate collected and stored the personal information of less than one million users and we have acquired the clients’ separate consents for collecting and storing of their personal information and data; (iii) all of the data our Operating Subsidiaries has collected is stored in servers located in Hong Kong, and we do not place any reliance on the collection and processing of any personal information to maintain our business operation; (iv) as of the date of this prospectus, neither has our Operating Subsidiaries been informed by any PRC governmental authority of any requirement that it shall file for a CSRC review, nor received any inquiry, notice, warning, or sanction in such respect initiated by the CAC or related governmental regulatory authorities; and (v) data processed in our business operation should not have a bearing on national security nor affect or may affect national security, and we have not been notified by any authorities of being classified as an Operator. Therefore, based on the PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by Mainland China authorities, we are advised by our PRC Counsel that, neither we, nor our Operating Subsidiaries in Hong Kong are currently required to obtain any permission or approval from any PRC government authorities, including the CSRC and CAC, to operate our business or to offer the securities being registered to foreign investors. As of the date of this prospectus, neither we nor our Operating Subsidiaries have ever applied for any such permission or approval.

Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulations making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated. If the listing of subject to the CAC or any other governmental agency in the future, we cannot assure you that we will be able to list our Ordinary Shares on U.S. exchanges, or continue to offer securities to investors, which would materially affect the interest of the investors and cause significantly depreciation of the price of our Ordinary Shares or render them worthless.

Recent PCAOB Developments

Under the AHFCAA, which amended the HFCAA, our Ordinary Shares may be prohibited from being trading on a national exchange if the PCAOB is unable to inspect our auditors for two consecutive years beginning in 2021. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Our auditor, AOGB CPA Limited, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, and has been subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is currently subject to PCAOB inspections and PCAOB is able to inspect our auditor in relation to our U.S. listing. As of the date of this prospectus, our auditor is not subject to and not affected by the PCAOB’s December 2021 determination report. However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor is headquartered in Hong Kong and did not appear as part of the report and was not listed under its appendix A or appendix B.

On August 26, 2022, the CSRC, the MOF, and the PCAOB signed a Statement of Protocol (the “Protocol”) to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, consistent with the HFCAA, and the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

If the PCAOB is unable to inspect and investigate completely registered public accounting firms located in China in 2023 and beyond, or if we fail to, among others, meet the PCAOB’s requirements, including retaining a registered public accounting firm that the PCAOB determines it is able to inspect and investigate completely, we will be identified as a “Commission-identified Issuer,” and upon the expiration of the applicable years of non-inspection under the HFCAA and relevant regulations, the Ordinary Shares will be delisted and will not be permitted for trading over the counter. Such a delisting or prohibition would substantially impair your ability to sell or purchase the Ordinary Shares, and the risk and uncertainty associated with delisting would have a negative impact on the price of the Ordinary Shares. Moreover, the HFCAA or other efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, and the market price of the Ordinary Shares could be adversely affected. Such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

The Offering

Shares offered by us:	3,750,000 Ordinary Shares.
Offer Price:	We estimate the initial public offering price will be between US$4 and US$6 per Ordinary Share
Number of Shares outstanding before this Offering:	25,000,000 Ordinary Shares are outstanding as of the date of this prospectus.
Shares to be outstanding immediately after this Offering:	28,750,000 Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option. 29,312,500 Ordinary Shares, assuming full exercise of the underwriters’ over-allotment option.
Over-allotment option:

We have granted the underwriters an option for a period of forty-five (45) days after the closing of this Offering to purchase up to 15% of the total number of our Ordinary Shares offered by us pursuant to this Offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discounts.

Use of proceeds:

We intend to use the proceeds from this Offering for opening of new restaurants in Hong Kong, overseas expansion (including but not limited to restaurants opening and/or acquisitions) to promising markets potentially including the U.K., Thailand and Japan; and working capital and other general corporate purposes. See “Use of Proceeds” on page 93 for more information.

Lock-up:

All of our directors, executive officers, and owners of 5% or more of our Ordinary Shares have agreed with the Underwriter, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of 180 days from the date of this prospectus.

See sections titled “Shares Eligible for Future Sale” and “Underwriting” for more information.

NYSE symbol:	We intend to list our Ordinary Shares on the NYSE under the symbol “[*].”
Risk factors:	See section titled “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the Shares.

Unless otherwise indicated, all information contained in this prospectus assumes no exercise of the underwriters’ over-allotment option and is based on 25,000,000 Ordinary Shares outstanding as of the date of this prospectus.

SUMMARY FINANCIAL INFORMATION AND OPERATING DATA

The following summary presents (1) consolidated balance sheet data as of March 31, 2025 and 2024 and summary consolidated statements of operations data for the years ended March 31, 2025 and 2024; and (2) unaudited interim condensed consolidated balance sheet data as of September 30, 2025 and March 31, 2025 and summary unaudited interim condensed consolidated statements of operations data have been derived from our consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. You should read this “Summary financial information And Operating Data” section together with our consolidated financial statements and unaudited interim condensed consolidated financial statements and the related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section included elsewhere in this prospectus.

CONSOLIDATED BALANCE SHEETS
(Amounts in U.S. dollars and in thousands, except for number of shares)

	As of
	March 31, 2025	March 31, 2024
	$’000	$’000
ASSETS
Current assets
Inventories, net	3,841	3,140
Accounts receivable, net	3,095	3,928
Deposits, prepayments and other receivables	4,340	4,156
Deposits – related company	10	-
Amount due from a related company	2	-
Cash and cash equivalents	7,302	5,521
Tax recoverable	34	20
Total current assets	18,624	16,765

Non-current assets
Property, plant and equipment, net	13,530	11,036
Operating lease right-of-use assets, net	18,955	26,946
Goodwill, net	3,564	3,541
Acquired intangible assets, net	3,454	3,579
Deferred IPO costs	407	-
Deferred tax assets	1,877	1,117
Restricted cash	348	363
Rental deposits and prepayments	2,914	4,424
Total non-current assets	45,049	51,006
TOTAL ASSETS	63,673	67,771

LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)
Current liabilities
Accounts payable	3,657	3,391
Accrued expenses and other payables	9,240	7,912
Contract liabilities	1,425	1,766
Financial liabilities - current	1,703	133
Bank borrowings - current	19,152	17,179
Operating lease liabilities - current	7,216	10,011
Tax payable	339	-
Amounts due to related companies	1,478	12,698
Total current liabilities	44,210	53,090

Non-current liabilities
Provision for reinstatement costs	1,178	1,146
Financial liabilities – non-current	1,571	136
Operating lease liabilities – non-current	14,195	21,486
Deferred tax liabilities	620	640
Total non-current liabilities	17,564	23,408
TOTAL LIABILITIES	61,774	76,498

Commitments and contingencies

Stockholders’ equity/(deficit)
Ordinary shares, $0.0008 par value per share; 62,500,000 ordinary shares authorized, 25,000,000 shares and 25, 000,000 shares issued and outstanding as of March 31, 2025 and 2024*	20	20
Additional paid-in capital*	41,711	41,711
Subscription receivables*	-	(11,290)
Accumulated deficit	(39,348)	(38,565)
Accumulated other comprehensive loss	(484)	(603)
Total stockholders’ equity/(deficit)	1,899	(8,727)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)	63,673	67,771

*        Retroactively restated for effect of share recapitalization and share split

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Amounts in U.S. dollars and in thousands, except for number of shares and per shares amount)

	For the years ended
	March 31, 2025	March 31, 2024
	$’000	$’000
Revenues	108,045	89,173
Cost of sales and inventories consumed	(32,250)	(26,941)
Cost of sales and inventories consumed – related party	(106)	(74)
Employee compensation and benefits	(41,738)	(34,918)
Operating lease expenses	(9,679)	(9,126)
Depreciation of property, plant and equipment	(4,129)	(3,663)
Amortization of operating lease right-of-use assets	(594)	(1,245)
Amortization of acquired intangible assets	(149)	(141)
Impairment losses on property, plant and equipment and operating lease right-of-use assets	(515)	(4,118)
Selling and marketing expenses	(15,981)	(13,288)
Operating expenses	(5,707)	(5,499)
Operating expenses – related party	(228)	(147)
Finance costs	(845)	(581)
Other income and gain, net	2,898	889
Other income – related party	58	-
Loss before income tax expense	(920)	(9,679)
Income tax credit/(expense)	137	(81)
Net loss	(783)	(9,760)
Other comprehensive income/(loss)
Foreign currency translation adjustment	119	(82)
Total comprehensive loss	(664)	(9,842)

Loss per share attributable to ordinary shareholders (in US$)
Basic and diluted*	(0.03)	(0.39)
Weighted average number of ordinary shares outstanding
Basic and diluted*	25,000,000	25,000,000

*        Retroactively restated for effect of share recapitalization and share split

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in U.S. dollars and in thousands, except for number of shares)

	As of
	September 30, 2025	March 31, 2025
	$’000	$’000
	(Unaudited)	(Audited)
ASSETS
Current assets
Inventories, net	3,841	3,841
Accounts receivable, net	3,631	3,095
Deposits, prepayments and other receivables	4,639	4,340
Deposits – related company	10	10
Amount due from a related company	4	2
Cash and cash equivalents	4,558	7,302
Tax recoverable	34	34
Total current assets	16,717	18,624

Non-current assets
Property, plant and equipment, net	13,225	13,530
Operating lease right-of-use assets, net	19,379	18,955
Goodwill, net	3,564	3,564
Acquired intangible assets, net	3,380	3,454
Deferred IPO costs	481	407
Deferred tax assets	2,078	1,877
Restricted cash	369	348
Rental deposits and prepayments	3,069	2,914
Total non-current assets	45,545	45,049
TOTAL ASSETS	62,262	63,673

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	5,232	3,657
Accrued expenses and other payables	8,576	9,240
Contract liabilities	2,161	1,425
Financial liabilities - current	1,770	1,703
Bank borrowings - current	17,111	19,152
Operating lease liabilities - current	8,310	7,216
Tax payable	501	339
Amounts due to related companies	45	1,478
Total current liabilities	43,706	44,210

Non-current liabilities
Provision for reinstatement costs	943	1,178
Financial liabilities – non-current	1,646	1,571
Operating lease liabilities – non-current	13,287	14,195
Deferred tax liabilities	608	620
Total non-current liabilities	16,484	17,564
TOTAL LIABILITIES	60,190	61,774

Commitments and contingencies

Stockholders’ equity
Ordinary shares, $0.0008 par value per share; 62,500,000 ordinary shares authorized, 25,000,000 shares and 25,000,000 shares issued and outstanding as of September 30, 2025 and March 31, 2025*	20	20
Additional paid-in capital*	41,711	41,711
Accumulated deficit	(39,222)	(39,348)
Accumulated other comprehensive loss	(437)	(484)
Total stockholders’ equity	2,072	1,899
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	62,262	63,673

__________

*        Retroactively restated for effect of share recapitalization and share split

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)
(Amounts in U.S. dollars and in thousands, except for number of shares and per share amount)

	For the six months ended
	September 30, 2025	September 30, 2024
	$’000	$’000
	(Unaudited)	(Unaudited)
Revenues	54,753	50,194
Cost of sales and inventories consumed	(17,026)	(14,665)
Cost of sales and inventories consumed – related party	(29)	(19)
Employee compensation and benefits	(18,966)	(19,912)
Operating lease expenses	(3,891)	(4,753)
Depreciation of property, plant and equipment	(2,127)	(1,988)
Reduction in the carrying amount of operating lease right-of-use assets	(949)	(400)
Amortization of acquired intangible assets	(74)	(74)
Selling and marketing expenses	(7,932)	(8,178)
Operating expenses	(3,102)	(2,618)
Operating expenses – related parties	(144)	(104)
Finance costs	(311)	(433)
Other (loss)/gain, net	(449)	1,101
Other income	308	687
Other income – related party	29	19
Income/(loss) before income tax	90	(1,143)
Income tax credit/(expense)	36	(267)
Net income/(loss)	126	(1,410)
Other comprehensive income
Foreign currency translation adjustment	47	67
Total comprehensive income/(loss)	173	(1,343)

Earnings/(loss) per share attributable to ordinary stockholders (in US$)
Basic and diluted*	0.01	(0.06)
Weighted average number of ordinary shares outstanding
Basic and diluted*	25,000,000	25,000,000

*        Retroactively restated for effect of share recapitalization and share split

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information appearing elsewhere in this prospectus, before deciding to invest in our Ordinary Shares. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations and future growth prospects. In these circumstances, the market price of our Ordinary Shares could decline, and you may lose all or part of your investment.

Risks Related to Doing Business in Jurisdictions We Operate

Our operations are mainly in Hong Kong and Australia. However, due to the long arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be implemented quickly with little advance notice. Therefore, our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

We conduct our operations through our Operating Subsidiaries in Hong Kong, as well as Australia.

Hong Kong is a special administrative region of the PRC. All systems and policies practiced in Hong Kong must be based on the provisions of the Basic Law, the constitutional document of Hong Kong, which was enacted in accordance with the constitution of the PRC. Under the principle of “one country, two systems”, the socialist system and policies of the PRC shall not be practiced in Hong Kong, and national laws of the PRC shall not be applied in Hong Kong unless they are listed in Annex III to the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. The Basic Law provides for Hong Kong to exercise a high degree of autonomy and enjoy executive, legislative and independent judicial power, including that of final adjudication.

However, there is no assurance that there will not be any changes in the political and legal environment in Hong Kong in the future. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws.

As at the date of this prospectus, as advised by our PRC Counsel, we are not affected by recent statements by the PRC government indicating an intention to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in PRC-based issuers. However, due to certain long arm provisions in the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in the PRC as they may affect Hong Kong. The PRC government may choose to exercise additional oversight and discretion over Hong Kong, and the policies, regulations, rules, and the enforcement of laws of the PRC government to which we are subject may change rapidly and with little advance notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC and our assertions and beliefs of the risks imposed by the PRC legal and regulatory system are by their nature very uncertain. In addition, these PRC laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, which may result in inconsistency with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

•delay or impede our development;

•increase our operating costs;

•require significant management time and attention;

•result in negative publicity; and

•subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in the PRC with little advance notice, including cracking down on illegal activities in the securities markets, enhancing supervision over PRC-based companies listed overseas using a VIE structure (which we do not use and which we have no current intention to use), adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the PRC legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or what the potential impact that any such modified or new laws and regulations would have on our daily business operations, the ability to accept foreign investments and list on an U.S. or other foreign exchange.

If we were to become subject to the direct influence and discretion of the PRC government at any time due to changes in laws or other unforeseeable reasons, the legal and operational risks associated with the PRC may also apply to our operations in Hong Kong, and we may face the risks and uncertainties associated with the legal system in the PRC, complex and evolving PRC laws and regulations, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our Operating Subsidiaries and us, given our substantial operations in Hong Kong. It may require material changes in our operations and/or result in increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. In addition, the market prices of our Ordinary Shares could be adversely affected as a result of anticipated negative impacts of any such government actions, as well as negative investor sentiment towards Hong Kong-based companies subject to direct PRC government oversight and regulation, regardless of our actual operating performance. There can be no assurance that the PRC government would not exert more oversight over our operations at any time.

We are advised by our PRC Counsel that we are not currently required to obtain permission from the China Securities Regulatory Commission (“CSRC”) or other PRC authorities for the trading of our Ordinary Shares on NYSE or this Offering or for the offering of our Ordinary Shares to foreign investors outside of the PRC, however there is no guarantee that this will continue to be the case in the future, or even when such permission is obtained, it will not be subsequently denied or rescinded. Any actions by the PRC government to exert more oversight and control over offerings (including businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

The PRC government may intervene in or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in PRC-based issuers, which may result in a material change in our operations and/or the value of our Ordinary Shares. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact our ability to conduct our business could require us to change certain aspects of our business to ensure compliance, decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition and results of operations could be adversely affected, and the value of our Ordinary Shares could decrease or become worthless.

If the PRC government chooses to exert more oversight and control over cybersecurity, data protection, offerings that are conducted overseas and/or foreign investment in PRC-based issuers, such action could have a material and adverse effect on our business, financial condition, and results of operations and may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Recent statements by the PRC government have indicated an intent to exert more oversight and control over cybersecurity, data protection, offerings that are conducted overseas and/or foreign investments in PRC-based issuers. These laws and regulations may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the Data Security Law (the “DSL”), which took effect on September 1, 2021. The DSL provides an overarching legislative framework for data security in the PRC and runs parallel to other legal regimes, such as those to cyber security, archives, and the administration of state secrets and classified information. Under the DSL, data is broadly defined to include “any record of information in electronic or other forms”, thus personal and non-personal data are included. The DSL imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, as well as the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, or illegally acquired or used. The DSL also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data and information. Data processing is also broadly defined to include the collection, storage, use, processing, transmission, provision and disclosure of data. The DSL regulates data processing conducted within the PRC and has extraterritorial reach to the extent that data processing activities outside the PRC harm national security, public interest or the lawful rights and interests of individuals or organizations of the PRC. The DSL expressly prohibits all data processors from providing any data stored in the PRC to the justice or law enforcement institutions of foreign countries without the prior approval of the competent organs of the PRC. The DSL stipulates that the provisions of the Cybersecurity Law of the PRC shall apply to cross-border transfer of important data collected or generated by Critical Information Infrastructure Operators (“CIIOs”) within the PRC and the measures for cross-border transfer of important data collected or generated by other data processors during their operation within the PRC shall be formulated by the national cyberspace authority in conjunction with the relevant departments under the State Council.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022, replacing the former Measures for Cybersecurity Review (2020) issued on April 13, 2020. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must undergo a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On August 30, 2024, China’s State Council approved the “Regulations on Network Data Security Management”, which took effect on January 1, 2025. This regulation further refines and improves existing relevant systems. It clearly defines important data as information that pertains to specific fields, groups, or regions, or has reached a certain level of precision and scale, and if tampered with, destroyed, leaked, or illegally obtained or used, it could directly endanger national security, economic operations, social stability, public health, and safety. The regulation requires network data handlers to identify and report important data. Additionally, it stipulates that network data handlers must fulfill a clear notification obligation before processing personal information. It specifies the conditions under which network data handlers can provide personal information overseas, clarifying that if such information is not informed by relevant regions or government departments or publicly disclosed as important data, it does not need to be reported for data export security assessment. Violations of this regulation may result in orders to rectify, warnings, or even suspension of related business operations, business rectification, revocation of relevant business licenses. In cases where the violation affects or may affect national security severely, a fine ranging from 1 million to 10 million yuan can be imposed.

On August 20, 2021, the Standing Committee of the National People’s Congress enacted the Personal Information Protection Law of the People’s Republic of China or the “PRC Personal Information Law” which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the PRC that is carried out outside of the PRC where (i) such processing is for the purpose of providing products or services for natural persons within the PRC; (ii) such processing is to analyze or evaluate the behavior of natural persons within the PRC; or (iii) there are any other circumstances stipulated by related laws and administrative regulations.

Furthermore, on February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which came into effect on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations by providing substantially the same requirements for filings of overseas offering and listing by domestic companies, yet made the following updates compared to the Draft Overseas Listing Regulations: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Pursuant to the Trial Measures, the Guidance Rules and Notice, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC within three working days following its submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for their offering and listing and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for their listing yet need to make filings for subsequent offerings in accordance with the Trial Measures. The companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing may arrange for the filing within a reasonable time period and should complete the filing procedure before such companies’ overseas issuance and listing.

We are advised by our PRC Counsel that, as of the date of this prospectus, we do not currently expect the DSL, the Revised Review Measures, the PRC Personal Information Law, or the Trial Measures to have an impact on our Operating Subsidiaries’ business, operations or this Offering as it is believed that our Operating Subsidiaries are not deemed to be an CIIO or data processor controlling personal information of no less than one million users, that are required to file for cybersecurity review before listing in the U.S. This is because: (i) our Hong Kong Operating Subsidiaries are incorporated and operating in Hong Kong without any subsidiary, direct operations or VIE structure in the PRC; (ii) as of the date of this prospectus, our Hong Kong Operating Subsidiaries have in aggregate collected and stored personal information of less than 100,000 PRC individual clients, which is far less than one million users; (iii) data our Operating Subsidiaries collect and process in the course of our business does not, in our opinion, have a bearing on national security and may not be classified as core or important data by the authorities; (iv) our Operating Subsidiaries do not place any reliance on collection and processing of any personal information to maintain its business operation; (v) all of the data our Hong Kong Operating Subsidiaries have collected is stored in servers located in Hong Kong; and (vi) as of the date of this prospectus, neither we or our Operating Subsidiaries have been informed by any PRC governmental authority of being classified as an CIIO or “data processor” that is subject to CAC cybersecurity review or a CSRC review.

Furthermore, we are advised by our PRC Counsel that, based on laws and regulations currently in effect in the PRC as of the date of this prospectus, we are not required to obtain regulatory approval from the CSRC or go through the filing procedures under the Trial Administrative Measures before our Ordinary Shares can be listed or offered in the U.S. since neither we, nor our subsidiaries, are “PRC domestic companies” which subject to the Trial Administrative Measure, because (i) our Operating Subsidiaries is headquartered in Hong Kong, with its officers and all members of the board of directors based in Hong Kong who are not PRC citizens; (ii) our Operating Subsidiaries does not, directly or indirectly, own or control any entity or subsidiary in the PRC, nor is it controlled by any Chinese company or individual directly or indirectly; (iii) we only operate in Hong Kong, all of our revenues and profits are generated by our Operating Subsidiaries in Hong Kong, none of our business activities are conducted in the PRC, and we have not generated revenues or profits from the PRC in the most recent accounting year accounts for more than 50% of the corresponding figure in our audited combined financial statements for the same period; (iv) we do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in the PRC; and (v) pursuant to the Basic Law, the constitutional document of Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense, foreign affairs, and other matters outside the autonomy of Hong Kong).

While our Operating Subsidiaries have no current operations in the PRC, should we have any future operations in the PRC and should (i) we fail to receive or maintain such permissions or approvals, (ii) relevant permissions or approvals be indeed required (contrary to what we concluded), (iii) applicable laws, regulations, or interpretations change that require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC or other PRC regulatory agencies. These regulatory agencies may also impose limit on our ability to pay dividends outside of the PRC, or take other actions that could have a material adverse effect on our business as well as the trading price of our Ordinary Shares. The CSRC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this Offering before settlement and delivery of our Ordinary Shares. In addition, if the CSRC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this Offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

As advised by our Hong Kong Counsel, as of the date of this prospectus, the Company and its subsidiaries are not required to obtain any permissions or approvals from Hong Kong authorities before listing in the U.S. As advised by Ogier, as of the date of this prospectus, we are not required to obtain any permissions or approvals to issue our Ordinary Shares to foreign investors. No permissions or approvals have been applied for by the Company or denied by any relevant authorities. However, we have been advised by Hong Kong Counsel that uncertainties still exist, due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future.

Although, as advised by our PRC Counsel, we are currently not required to obtain approvals from the PRC authorities to operate our business or list on the U.S. securities exchanges and offer securities, specifically, we are currently not required to obtain any permission or approval from the CSRC, the CAC or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors, we cannot assure you that the PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. The relevant PRC governmental authority may not take a view that is consistent with ours. Also, if we were deemed to be an CIIO or a “data processor” controlling personal information of no less than one million users under the Measures, or if other regulations promulgated in relation to the Measures are deemed to apply to us, our business operations and the listing of our Ordinary Shares in the U.S. could be subject to cybersecurity review by the CAC, in the future. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be completed in a timely fashion or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties which could materially and adversely affect our business, financial condition, and results of operations.

Furthermore, if the Trial Administrative Measures, Measures for Cybersecurity Review (2021), the Personal Information Protection Law, become applicable to us or our Operating Subsidiaries in Hong Kong, our operation and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If there are any changes to the applicable laws, regulations, or interpretations and our Operating Subsidiaries become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiaries will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Compliance with these laws and regulations could significantly increase the cost of our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. If there is a significant change to the current political arrangements between the PRC and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we are able to obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the PRC as foreign investments or accept foreign investments, ability to offer or continue to offer Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this Offering before settlement and delivery of our Ordinary Shares. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this Offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy-related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

Although, as advised by our PRC Counsel, we are not subject to cybersecurity review by the Corporate Affairs Commission nor any other PRC authorities for this Offering or required to obtain regulatory approval regarding the data privacy and personal information requirements from the Corporate Affairs Commission nor any other PRC authorities for ours and our Operating Subsidiaries’ operations in Hong Kong, our Operating Subsidiaries is subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong.

In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (“PDPO”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPPs”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfilment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems fit to do so. Alleged failure to comply with applicable laws and regulations regarding data security or failure to protect user privacy, regardless of their validity, may result in negative news or media coverage of our business which may in turn damage our reputation, erosion of customer faith in us and material negative impact on our business, results of operations, and financial condition. Contravention with the PDPO Table of Contents may entitle the Privacy Commissioner for Personal Data to issue a written enforcement notice directing such Data User to remedy and prevent recurrence of contravention. Contravention with the above enforcement notice issued by the Privacy Commissioner for Personal Data is an offence and the offender is liable to a maximum fine of HK$50,000 and imprisonment for 2 years, with a daily penalty of HK$1,000. Subsequent convictions can result in a maximum fine of HK$100,000 and imprisonment for 2 years, with a daily penalty of HK$2,000. The PDPO does not prescribe any express remedies regarding an entity’s ability to accept foreign investment or list on a U.S./foreign exchange as a result of the non-compliance of the PDPO.

We believe that our Operating Subsidiaries has been in compliance with the data privacy and personal information requirements of the PDPO. Moreover, given the nature of our business as a restaurant, food and bakery operator, we do not expect to be subject to any cybersecurity review by Hong Kong and PRC government authorities for this Offering. However, if we or our Operating Subsidiaries conducting business operations in Hong Kong have violated certain provisions of the PDPO, we or our Operating Subsidiaries could face significant civil penalties and/or criminal prosecution, which could adversely affect our business, financial condition, and results of operations. Nonetheless, as advised by our Hong Kong legal counsel, we believe that existing data privacy or cybersecurity laws in Hong Kong are unlikely to materially restrict our business operations, limit our ability to accept foreign investment, or impair our ability to list on a U.S. or foreign stock exchange. This conclusion is based on an assessment of our current business activities, which primarily involve restaurant, food and bakery operations and handling limited personal data such as customer contact information, reservations, payments, and employee records, and do not involve large-scale processing of sensitive or high-risk personal data that would typically attract heightened regulatory scrutiny under the PDPO or other applicable Hong Kong data privacy and cybersecurity requirements. Furthermore, as of the date of this prospectus, we are not aware of any existing or reasonably foreseeable Hong Kong laws, regulations, or governmental orders imposing restrictions specifically applicable to foreign investment or overseas listings of businesses similar to ours, provided such businesses remain in compliance with the PDPO and related laws.

Compliance with Hong Kong’s Competition Ordinance and any such other existing or future competition laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

We operate in a competitive industry and a highly competitive market. We may be subject to a variety of laws and other obligations regarding competition law in Hong Kong, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations. We face significant competition in the market due to a large amount of goods and service providers. We may be subject to the Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”), which came into force on December 14, 2015, which laid down three forms of behavior and imposes three rules which are intended to prevent and discourage anti-competitive conduct: (i) the first conduct rule prohibits agreements between undertakings that have the object or effect of preventing, restricting and distorting competition in Hong Kong; (ii) the second conduct rule prohibits undertakings with a substantial degree of market power in a market from abusing that power by engaging in conduct that has the object or effect of preventing, restricting and distorting competition in Hong Kong; and (iii) the merger rule prohibits mergers that have or are likely to have the effect of substantially lessening competition in Hong Kong.

The Competition Commission is a statutory body in Hong Kong established to investigate any contravention against and enforce on the provisions of the Competition Ordinance, and the Competition Tribunal is a tribunal set up under the Competition Ordinance, as part of Hong Kong judiciary, to hear and decide cases connected with competition law in Hong Kong. Under the guidelines and policies published by the Competition Commission, possible outcomes of investigation of contravention of the Competition Ordinance may include the acceptance of commitment given by infringer, the issuing of warning notice or infringement notice, commencement of proceedings in the Competition Tribunal, applying for consent order, referral of complaint to a government agency and the conduct of a market study. The Competition Tribunal may order remedies including pecuniary penalty, disqualification or other order under the Competition Ordinance. The guidelines and policies published by the Competition Commission in Hong Kong did not mention any remedies which may impact on the Company’s ability to accept foreign investment or list on a U.S./foreign exchange as a result of the non-compliance of the Competition Ordinance.

The Company confirms we have not adopted any anti-competitive conduct described in the Competition Ordinance and will continue to act in compliance with the Competition Ordinance. However, there may be uncertainties on the full effect of the rules in respect of compliance, infringement, and its effect on our business in particular when tendering is involved in securing contracts. We may face difficulties and may need to incur legal costs in ensuring our compliance with the rules. If we face any complaints of infringement of the Competition Ordinance, we may incur substantial legal costs and may result in business disruption and/or negative media coverage, which could adversely affect our business, results of operations and reputation.

Our Ordinary Shares may be prohibited from being traded on any U.S. securities exchange, including the New York Stock Exchange, or through any other trading method within the SEC’s regulatory jurisdiction, if our auditor is not inspected by the PCAOB for two consecutive years instead of three, and this ultimately could result in trading in our Ordinary Shares being prohibited.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above.

Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB issued a report on its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in the PRC, because of positions taken by PRC authorities in those jurisdictions (the “Determination”). The PCAOB made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuers audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On August 26, 2022, the PCAOB announced and signed a statement of protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new determination report which: (1) vacated the determination report issued on December 16, 2021; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

On December 29, 2022, legislation titled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by the then President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to Accelerating HFCA Act from three years to two.

Our auditor, AOGB CPA Limited, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, is an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB and has been subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. AOGB CPA Limited is headquartered in Hong Kong and is subject to inspection by the PCAOB on a regular basis and as of the date of this prospectus, our auditor is not subject to and not affected by the PCAOB’s December 2021 determination report. However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC to implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCAA and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition to the requirements of the HFCAA are uncertain. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the national securities exchange earlier than would be required by the HFCAA. If our Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Ordinary Shares.

Further, new laws and regulations or changes in laws and regulations in both the United States and the PRC could affect our ability to list our Ordinary Shares, which could materially impair the market for and market price of our Ordinary Shares.

Our Ability to Continue as a Going Concern

Our ability to continue as a going concern is dependent on our ability to generate sufficient cash flows from operations, secure additional financing, and manage our expenses effectively. We have net profit for the six months ended September, 2025. However, we have incurred significant losses for the years ended March 31, 2025 and 2024. The Group may have to consider supplementing its available financial resources through improved cash generation from operations and alternative funding sources.

If we are unable to achieve profitability or secure necessary funding, we may be unable to continue our operations, which could materially adversely affect our business, financial condition, and results of operations.

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, the PRC and other markets where the majority of our clients reside.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and could have a material adverse effect on us and our customers, our service providers, and our other partners. International trade disputes could result in tariffs and other protectionist measures which may materially and adversely affect our business.

On May 28, 2020, the National People’s Congress of the PRC approved a proposal to impose a new national security law for Hong Kong and authorized the Standing Committee of the National People’s Congress to proceed to work out details of the legislation to be implemented in Hong Kong (the “Decision”). The Decision states that the new law will target secession, subversion of state power, terrorism activities and foreign interference. The stated objective of the Decision is to protect the national security of the PRC as a whole (including Hong Kong and Macau) and is not intended to have a direct commercial bearing on commercial and economic activities. The government believes the new law may bring about more stability to Hong Kong, which in turn may lay the foundation for commercial and economic activities to flourish.

On June 30, 2020, the Standing Committee of the National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, U.S. President Trump signed the Hong Kong Autonomy Act (“HKAA”), into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020 the U.S. government imposed HKAA-authorized sanctions on eleven individuals. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Sino-British Joint Declaration or the Basic Law” of the Hong Kong Special Administrative Region of the People’s Republic of China, which is Hong Kong’s constitutional document. The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority.

The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and the HKAA on Hong Kong and companies located in Hong Kong. If our Operating Subsidiaries, which represents all of our business, are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

Tariffs could increase the cost of goods and products which could affect customers’ purchasing decisions, which in turn can affect the spending habits of our clients. In addition, political uncertainty surrounding international trade disputes and the potential of their escalation to trade war and global recession could have a negative effect on consumer confidence, which could materially and adversely affect our business. We may have also access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or the PRC that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our clients, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

Our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Hong Kong and the PRC generally. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us.

Economic conditions in Hong Kong and the PRC are sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese economy may affect potential clients’ confidence in financial markets as a whole and have a negative impact on our business, results of operations and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

If our Operating Subsidiaries becomes subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed PRC-based companies, our Operating Subsidiaries may have to expend significant resources to investigate and/or defend any allegations which could harm our Operating Subsidiaries’ business operations, this Offering and our reputation and could result in a loss of your investment in our Ordinary Shares, in particular if such matter cannot be addressed and resolved favorably.

U.S. public companies that have substantially all of their operations in the PRC have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny has centered on financial and accounting irregularities and mistakes, lack of effective internal controls over financial reporting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S.-listed Chinese companies that have been the subject of such scrutiny has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions that are conducting internal and/or external investigations into the allegations.

It is uncertain what impact this widespread scrutiny, criticism, and negative publicity in this sector will have on us, our Operating Subsidiaries’ business, or this public offering. If our Operating Subsidiaries becomes the subject of such investigation, whether the allegations are valid or not, it may need to dedicate significant resources to investigate such allegations and/or defend our Group. Such investigations or allegations would be costly and time-consuming and likely would distract our management from our normal business and could result in our reputation being harmed. Our stock price could decline because of such allegations, even if the allegations are false.

Changes in economic, social and political landscape may adversely impact our business operations.

Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, past outbreaks or epidemics, occurrence of any future epidemic outbreaks, as well as significant natural disasters, may affect the market and may adversely affect our Operating Subsidiaries’ business operations. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since our operations are based in Hong Kong, any changes to such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Under the Basic Law, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. However, certain recent developments including the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region issued by the Standing Committee of the PRC National People’s Congress in June 2020, and the signing of the HKAA in the U.S. on July 14, 2020 has led to various sanctions against certain Hong Kong individuals. The U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from the PRC and at the time President Trump signed an executive order and Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may further impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from the PRC. These and other recent actions may represent an escalation in political and trade tensions involving the U.S., the PRC, and Hong Kong, which could potentially harm our business.

Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our Operating Subsidiaries’ business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative, or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Ordinary Shares could be adversely affected.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

Since our Operating Subsidiaries’ business is conducted in Hong Kong, its books and records are maintained in Hong Kong dollars, which is the currency of Hong Kong, and the financial statements that we file with the SEC and provide to our shareholders are presented in U.S. dollars. Although the exchange rate between the Hong Kong dollar to the U.S. dollar has been pegged since 1983, we cannot assure you that the Hong Kong dollar will remain pegged to the U.S. dollar. The value of the Hong Kong dollar against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Any significant fluctuations in the exchange rates between Hong Kong dollars to U.S. dollars may have a material adverse effect on the results of our operations and financial condition. For example, to the extent that we are required to convert the net proceeds in U.S. dollars we receive from this Offering into Hong Kong dollars for our operations, fluctuations in the exchange rates between Hong Kong dollars against the U.S. dollar would have an adverse effect on the amounts we receive from the conversion.

We have not used any forward contracts, futures, swaps or currency borrowings to hedge our exposure to foreign currency risk.

Risks Related to Our Corporate Structure

We may rely on dividends and other distributions on equity paid by our Hong Kong Operating Subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our Hong Kong Operating Subsidiaries to make payments to us outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our or our Operating Subsidiary’s ability by the PRC government to transfer cash in the future, could have a material adverse effect on our ability to conduct our business.

Our Company is a Cayman holding company and has no material assets other than the ownership of equity interest in our subsidiaries. We may rely on dividends and other distributions on equity paid by our Hong Kong Operating Subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and to service any debt we may incur. We may distribute future earnings. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. If any one of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Our ability to service our debt, if any, depends on the results of operations of our Hong Kong Operating Subsidiaries and upon the ability of such Operating Subsidiary to provide us with cash, whether in the form of dividends, loans or other distributions, to pay amounts due on our obligations. Future financing arrangements may contain negative covenants that limit the ability of our subsidiaries to declare or pay dividends or make distributions. Our subsidiaries are separate and distinct legal entities; to the extent that we need funds, and our subsidiaries are restricted from declaring or paying such dividends or making such distributions under applicable law or regulations or are otherwise unable to provide such funds (for example, due to restrictions in future financing arrangements that limit the ability of our Operating Subsidiary to distribute funds), our liquidity and financial condition could be materially harmed.

According to the Cayman Company Act, a Cayman company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due in the ordinary course of business.

According to the Companies Ordinance of Hong Kong, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, as permitted under Hong Kong law. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between our Company and its subsidiaries, across borders and to U.S. investors, nor there are any restrictions and limitations to distribute earnings from our subsidiaries to our Company and U.S. investors and amounts owed. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

Any limitation on the ability of our Hong Kong Operating Subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Currently, the PRC law and regulations and foreign currency control in mainland China have no impact on the transfer of cash or assets between our Company and our Hong Kong Operating Subsidiaries, or vice versa. However, to the extent that cash and/or assets of the business are in Hong Kong or held by Hong Kong entity, such cash and/or assets may not be available to fund operations or for other uses outside of Hong Kong in the future due to interventions in or the imposition of restrictions and limitations by the PRC government on the ability of our Company and our Hong Kong Operating Subsidiaries to transfer cash and/or assets. Any limitation, if imposed in the future, on the ability of our Operating Subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Hong Kong Operating Subsidiaries. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Ordinary Shares, potentially rendering them worthless. Further, any limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Risks Related to Our Business

The scarcity of commercially attractive locations, the increase in rental expenses and failure to renew existing leases of the leased properties may adversely affect our results of operations

All of our restaurants in Hong Kong are located either in prime commercial districts or densely populated residential areas , such as Central, Wan Chai, Kowloon West, Mongkok and Tsuen Wan and major shopping malls such as Elements, Airside and Langham Place. Cafe Sydney boasts a prime rooftop location at Customs House, Sydney capturing spectacular harbour views. Due to our stringent criteria on the restaurant locations, commercially viable choices are usually limited. If there is a need for relocation or we intend to open new restaurants, we cannot assure that we will be able to find suitable premises for our restaurants with reasonable commercial terms, and accordingly our plan for relocation or expansion may be delayed or disrupted which in turn may have an adverse effect on our results of operations and financial condition.

Characteristics such as demographics of the areas in which our restaurants and shops are located may change adversely during the lease terms of our restaurants. If such changes occur, we may not be able to sustain the advantage derived from our strategic locations, in which case our results of operations may be adversely affected.

As of the date of this Prospectus, all of our restaurant premises were leased properties. We are accordingly exposed to market fluctuations of the retail rental market. If we are not able to pass the increased rental costs onto our customers, our results of operations and financial positions may be adversely affected.

The lease agreements for our restaurants typically have an initial term ranging from 2 to 5 years fixed term and some with option to renew for further 2 to 3 years at our discretion. Terms of renewal of these leasing agreements will be subject to further negotiation with the landlords. Since commercially attractive locations are highly sought after, we cannot assure that we will be able to renew such lease agreements on terms favorable to us or lease premises at strategic locations on commercially viable terms. If we are unable to renew any of the existing leases, we will need to explore alternative locations to carry on the business of the relevant restaurants. As a result, our operations may be disrupted, in which case may adversely affect our financial performance due to, among other things, additional costs for such relocation and write-off of fixed assets. Failure to secure leases at commercially attractive locations or to renew or extend our current leases may also adversely affect our results of operations and profitability.

Our new restaurant concepts may not be successful and our financial performance may be adversely affected

Our future financial performance depends on our ability to develop new concepts for our new restaurants which will successfully generate positive market reception, among other things, including the brands to be established, style of cuisines we serve, restaurant locations and chefs to be hired.

However, our ability to develop successful novel concepts is subject to a number of uncertainties, including but not limited to, availability of suitable locations which reinforce the contemplated brand images at commercially viable costs, popularity of the brands and cuisines to be served, difficulties in maintaining franchising / license arrangements and recruiting and retaining qualified individuals. If we fail to develop new concepts, our expansion plan may be disrupted. In addition, if the concepts of the new restaurants receive unfavorable market response, we may not be able to recoup costs incurred for the opening of new restaurants.

Moreover, the successful execution of novel concepts developed may be hindered by delay in obtaining necessary governmental licenses and permits, shortage of qualified employees, delay in renovation works and other unanticipated factors. The expansion plans, from the development of new concepts to their execution, may place substantial strain on our managerial, operational and financial resources.

We cannot assure that every new concept will be well-received by our market or that we will be able to operate the new restaurants successfully. If we fail to run the new restaurants profitably, our financial performance may be adversely affected.

We operate our business in different industries and under different brands, we may not be able to manage them properly

As of the date of this prospectus, we operate 40 restaurant outlets in Hong Kong, 1 restaurant outlet in Australia, including 13 outlets that are franchised or licensed from third-party owners. As of the date of this Prospectus, we do not have any franchise agreements with third-parties operators to franchise our brand, and we do not operate as a franchisor. We also operate one food factory, one bakery factory and one trading company with distribution channel of fine French products in Hong Kong. The success factors of operating a food factory, a cake shop, a bakery factory and a number of restaurants are very different, in addition to the uniqueness of each brand of restaurants and the cuisine we serve, there is no assurance that our managerial, operational and financial resources will be adequate to support our future operations of all of our businesses. In particular, resources may be diverted to marketing in order to sustain the popularity of each and every brand we operate. We may not be able to take benefit from the economies of scale. If we fail to run our brands profitably, our financial performance may be adversely affected.

Unlike other restaurant chains which serve only one type of cuisine under a unified brand, our Group may face more challenges in establishing a unified brand image with the variety of brands and cuisines we serve. Therefore, additional resources may be required in order to boost our unified brand image within the restaurant industry.

We depend on our own food factory to supply bakery products to our cake shop and restaurants, as well as other processed ingredients for our restaurants. Any material or prolonged disruption in the operation of our food factory could adversely affect our business and financial results.

For the six months ended September 30, 2025 and the years ended March 31, 2025 and 2024, we concentrated the production of bakery products and certain processed ingredients in our food factory. Products from our food factory are also sold to other restaurants, cafes and clubs. Should any form of disruption such as natural disaster, fires, electricity or water suspension, labor strikes, disruption or malfunctioning of our production equipment or machinery, or other adverse events that are beyond our control befall the food factory, it could delay our delivery of products to our own cake shop and restaurants as well as other restaurants which buy those products from us, and that could adversely affect our own operations and that of our food factory customers, our reputation and financial conditions could be impaired, unless we are able to remedy the predicament in a timely manner.

Profitability of our food factory depends on the business performance of its buyers

A significant portion of the products of our food factory are sold to other restaurants, clubs and cafes, should those buyers reduce the amount they buy from us or cease to buy from us at all, that would adversely affect the financial performance of our food factory. The decline in purchases from our buyers is unpredictable and beyond our control. It may stem from their inability to effectively manage their businesses or be a reflection of a broader economic downturn.

We are susceptible to the popularity of our franchised/licensed brands

Some of our restaurants such as Chatime, Duan Chun Zhen, Kyoto Katsugyu, nana’s green tea, Takeroku Ramen and Uogashi Nihonichi are operated under franchising/license agreements, under which we are required to pay franchise/license fees for the rights to use the brands. For the six months ended September 30, 2025 and the years ended March 31, 2025 and 2024, these franchise and license fees represented approximately 0.3%, 0.3% and 0.3% of our revenue, respectively.

All of these brands are operated under franchising/license agreements with term ranging from 5 to 10 years, some with an option to renew for 5 more years. If we are unable to renew our franchising/license agreements or that these agreements are terminated due to our material breach, particularly for those brands which had successfully established customer affinity, any inability to renew these agreements upon their expiry will materially and adversely affect our financial performance.

Moreover, in the event that these brands fail to sustain their popularity in view of the fast-moving nature of the restaurant industry, we may not be able to recoup the costs of franchise/license fees paid under the long-term franchising/license agreements, in which case our financial condition and results of operations may be adversely affected.

The prices of food ingredients are subject to continuing fluctuation

Our success depends on reliable supply of food ingredients such as seafood, vegetable and meat at competitive prices delivered in a timely manner. Our cost of sales and inventories consumed accounted for approximately 31.1%, 29.9% and 30.3% of our total revenue for the six months ended September 30, 2025 and the years ended March 31, 2025 and 2024, respectively.

For the six months ended September 30, 2025 and the years ended March 31, 2025 and 2024, the prices of food ingredients purchased had fluctuated. Generally, all food ingredient groups displayed increasing prices during the past several years.

We cannot assure that our key suppliers will continue to provide us with food ingredients at reasonable prices, or in a timely manner. If we are not able to react to the increased cost of our food ingredients or identify alternative suppliers within a short period of time on commercially viable terms as our relationship with major suppliers deteriorates, our profitability could be adversely affected. Moreover, we are not flexible in adjusting the price of our food factory products sold to other restaurants because of the agreements we have signed with those buyers of our food factory products and that makes us even more vulnerable to such fluctuation in the prices of the food ingredients.

Incidents of food poisoning, customer complaints and any other negative publicity associated with our restaurants or on food safety in general could adversely affect our reputation and our business

Our business is susceptible to the risk of food poisoning. While we have taken measures to mitigate such risk, we cannot guarantee that it can be completely eliminated. Incidents of food poisoning caused by third party food suppliers or reasons beyond our control which may affect a number of our restaurants may occur. Reports by the media of incidents of food poisoning or any other negative publicity resulting from the publication of industry findings or research reports in relation to our food quality or customer service or any complaints from our customers may, regardless of their validity, adversely affect our results of operations, which may result in the closure or suspension of the relevant restaurants.

In addition, certain types of food ingredients if not handled and processed properly, such as eggs and various kinds of seafood, have been found to contain hazardous substances which may not be fit for human consumption. If there is any adverse publicity regarding food safety in the country where we operate, customers’ confidence in dining out in general may be undermined. For the six months ended September 30, 2025 and the years ended March 31, 2025 and 2024 and up to the date of this prospectus, as confirmed by our directors, the food ingredients we used had not been contaminated, and we were not aware of any customer complaint arising therefrom. We cannot assure that we will not be the subject of complaints or claims from customers alleging food-related illness or other food quality or health concerns at a later date. If we receive such claims or complaints, our reputation and business may be materially and adversely affected. Moreover, any adverse publicity on food safety in Hong Kong may adversely affect customers’ confidence in dining out in general, which would in turn affect the restaurant industry in Hong Kong as a whole.

Our success depends on our ability to attract, motivate and retain a sufficient number of qualified employees

Given restaurant operations are highly service-oriented, our success largely depends upon our ability to attract, motivate and retain a sufficient number of qualified employees, such as chefs, restaurant managers, kitchen staff and servers, in order to run our existing restaurants and keep pace with our expansion plan.

In view of the short supply and intense competition for qualified individuals, for the six months ended September 30, 2025 and the years ended March 31, 2025 and 2024, we had initiated and implemented a number of employee retention policies in an attempt to attract, retain and motivate a sufficient number of qualified employees for our operations and expansion plan. Our employee retention policies encompassed enhancements to employee benefits, the introduction of staff discount, and the implementation of staff incentive plan. If these policies are not effective in achieving their objectives, we may not be able to motivate and retain a sufficient number of qualified employees at commercially reasonable costs. Any such failure could delay our planned restaurant openings and result in higher employee turnover or widespread employee dissatisfaction, any of which could have a material adverse effect on our service quality, business plan and results of operations.

In addition, limited availability of qualified individuals could result in higher labour costs. As of September 30, 2025 and March 31, 2025 and 2024, we employed a total of 1,145, 1,118 and 787 employees, respectively (including both full-time and part-time employees). We incurred approximately $19.0 million, $41.7 million and $34.9 million as staff costs, representing approximately 34.6%, 38.6% and 39.2% of our total revenue, for the six months ended September 30, 2025 and the years ended March 31, 2025 and 2024. We are required to comply with the statutory minimum wage requirements which is HK$42.1 per hour as of the date of this prospectus. In Australia, we are required to comply with the statutory minimum wage requirements of AUD24.95 per hour as at the date of this prospectus. For the six months ended September 30, 2025 and the years ended March 31, 2025 and 2024 and as of the date of this prospectus, the salaries and wages of our employees in Hong Kong were higher than the applicable statutory minimum wage. There is no assurance that the statutory minimum wage rate will not be further revised upward in the future, thereby driving up our labour costs. In view of our anticipated business expansion, it is expected that our labour costs will increase. As the competition in the restaurant industry intensifies, we may not be able to pass the increased labour costs onto our customers, in which case our profitability would be adversely affected.

Risk of Eviction Due to Unregistered Leases Exceeding Three Years

Under Hong Kong law, leases exceeding three years have to be registered with the Lands Registry to ensure enforceability against third parties. However, some of our longer leases are not so registered, which may expose our leases to challenges by successors in title to the landlords, including potential new owners, mortgagee banks, and judgment creditors.

Should such competing claims arise we may not be able to remain in the premises, requiring relocation at substantial cost. Difficulty securing suitable alternative sites on commercially viable terms could disrupt operations, impact expansion plans, and weaken financial stability.

We experienced net current liabilities for the six months ended September 30, 2025 and the year ended March 31, 2025

Our net current liabilities position exposes us to liquidity risk. We depend on our ability to generate adequate cash inflows from our operations to support our future liquidity, the payment of trade and other payables and the repayment of our outstanding debts. We cannot assure you that we will be able to generate sufficient cash inflow to finance activities of our Group and cover our general working capital requirements in the future. In the event that we fail to secure adequate funds as working capital, our financial condition and results of operations will be adversely affected.

Our results of operations are susceptible to periodic fluctuation due to seasonality

Our results of operations may experience periodic fluctuation due to seasonal fluctuations. For the years ended March 31, 2025 and 2024, we generally recorded higher monthly revenue in the fourth quarter of each calendar year. However, our revenue during Chinese New Year for the years ended March 31, 2025 and 2024 was lower, mainly due to the customers’ preference for Chinese cuisine during Chinese New Year. By reason of matters stated above, our results of operations may fluctuate significantly from period to period and a comparison of different periods may not be meaningful.

Our intellectual properties may not be adequately protected, which could adversely affect the value of our brands and our business

We have branded our business in Hong Kong under the brand name of “Cafe Deco”. As of the date of this prospectus, we were the registered owner of 27 trademarks in Hong Kong, two trademark in Australia, three trademarks in China, three trademarks in Japan, one trademark in European Union, one trademark in India , one trademark in Singapore and one trademark in United Kingdom. Our directors believe that our brands are essential to our success and our competitiveness in the restaurant industry. Please refer to the sections headed “Business — Intellectual Property” further details of registration or license of our trademarks.

We may not be able to protect our intellectual properties adequately.

We also cannot assure that the pending trademark applications (if any) would be successful and that we will be able to continue to use our registered trademarks. If we are unable to register our trademarks or if we are held by any court or tribunal to have infringed any trademark of third parties, our business may be adversely affected.

In addition, third parties may infringe our intellectual property rights such as trademarks, or our effort devoted to protecting our intellectual property rights may be inadequate, either of which could have a material adverse effect on our business, financial condition or results of operations. If our competitors infringe our trademarks, we may be required to initiate litigation to protect and enforce our trademarks and other intellectual property rights if necessary. Furthermore, any commencement of litigation could incur substantial costs and lead to diversion of resources, which could negatively affect our results of operations, profitability and prospects. Any negative publicity, customer dispute and complaint regarding any infringing party’s unauthorized use of our trademarks, brands and logos (or any party’s legitimate use of similar trademarks, brands and logos) could also confuse, dilute or tarnish, directly or indirectly, our restaurants’ brand appeal, which could materially and adversely affect our results of operations, profitability and prospects.

Moreover, we may not be able to enforce judgment successfully and remedies awarded by the courts under such judgment may not be adequate to compensate our actual or anticipated losses even if any such litigation is resolved in our favor, in which case our financial performance and business reputation will be adversely affected.

We depend on an effective quality control system to maintain the quality of our food

Our success is dependent on the quality of our food which in turn relies upon the effectiveness of our quality control system. Such effectiveness depends on various factors, such as the design of the quality control system and the compliance with the quality control policies and guidelines by our employees. Our quality control system consists of (i) food safety and hygiene control and (ii) service quality control. We cannot assure that our quality control system will prove to be effective at all times. Any significant failure of the system could have a material adverse effect on our food quality, which in turn could affect our reputation and results of operations.

We may have to suspend or cease the sale of liquor in our restaurants if the relevant employees who hold the relevant liquor licenses fail to transfer the licenses in a timely manner

All of the liquor license holders of our restaurants were our full-time employees as of the date of this prospectus.

Under regulation 15 of the Dutiable Commodities (Liquor) Regulations of Hong Kong, any transfer of a liquor license must be conducted in the form as determined by the Liquor Licensing Board of Hong Kong.

If the relevant employee refuses to give consent to a transfer application when a transfer is required, or fails to make an application in respect of his/ her illness or temporary absence or makes a cancellation application without our consent, or if an application for new issue of a liquor license is required to be made to the Liquor Licensing Board of Hong Kong in case of death or insolvency of the relevant employee, the relevant restaurant may have to suspend or cease its sale of liquor for the time being, in which case may adversely affect our business and profitability.

We may not be able to detect, deter and prevent all incidents of fraud or other misconduct committed by our employees, suppliers or other third parties

Given that our daily operations involve accepting cash payments from customers, we face inherent risks associated with potential misappropriation of funds by employees. While we implement safeguards to minimize such risks, it is impossible to fully eliminate the possibility of fraud, theft, dishonesty, or other unethical behavior. Any such misconduct—whether undiscovered past actions or future incidents—could have a significant negative impact on our business, operational performance, and financial stability.

Opening and closing new restaurants may result in fluctuations in our financial performance

Opening and closing restaurants may result in significant fluctuations in our financial performance. Opening new restaurants entails substantial upfront costs, including rental deposits, renovation expenses, and investments in kitchen equipment and utensils. Additionally, newly opened restaurants typically experience lower revenues and higher start-up operating costs during the initial stage of operations, as they require time to build customer awareness and achieve target sales. Consequently, the profitability of our new restaurants may be limited or negative during this period, contributing to volatility in our financial results.

On the other hand, the closure of underperforming restaurants may also significantly affect our financial performance. When we decide to close a restaurant, we may incur costs associated with early termination of leases, asset write-offs, severance payments to employees, and other closure-related expenses. Furthermore, the closure of restaurants may result in a decrease in revenue contribution from existing operations, which could offset the expected growth from newly opened restaurants.

The combined impacts of these factors—initial losses from new restaurant openings and potential costs and revenue declines from restaurant closures—may lead to irregularities in our overall financial performance. While we strive to manage these challenges effectively, there can be no assurance that our restaurant openings and closures will proceed as planned or that their financial impact will align with our expectations.

Mergers and acquisitions may not achieve the intended benefits and could adversely affect our business and financial performance.

Engaging in mergers and acquisitions involves inherent risks, such as those relating to increased leverage and debt service requirements and post-acquisition integration challenges, which could have a material and adverse effect on our results of operations and/or cash flow and could strain our human resources, that may prevent us from realizing the anticipated benefits. We may be unable to successfully implement effective cost controls or achieve expected synergies as a result of a future acquisition. These risks include challenges in identifying suitable acquisition targets, negotiating favorable terms, and obtaining necessary regulatory approvals. Furthermore, post-acquisition integration of new businesses can be complex and resource-intensive, requiring the alignment of differing corporate cultures, operational systems, and management structures.

Failure to effectively integrate acquired businesses may result in diversion of management’s attention from the operation of our business, operational inefficiencies, higher-than-expected integration costs, or the inability to retain key employees and customers from the acquired entities. Additionally, unforeseen liabilities or issues related to the acquired businesses, such as legal disputes or financial underperformance, could negatively impact our operations and financial results.

There is also the risk that certain acquisitions may not perform as expected or generate the anticipated synergies, leading to reduced returns on investment. Acquisitions may also result in our having greater exposure to the industry risks of the businesses underlying the acquisition. Strategic investments and partnerships with other companies expose us to the risk that we may not be able to control the actions of our investees or partners, which could decrease the amount of benefits we realize from a particular relationship. We are also exposed to the risk that our partners in strategic investments and infrastructure may encounter financial difficulties that could lead to a disruption of investee or partnership activities, or an impairment of assets acquired, which could adversely affect future reported results of operations and shareholders’ equity. Acquisitions may subject us to new or different regulations or tax consequences which could have an adverse effect on our operations.

In addition, we may be unable to obtain the financing necessary to complete acquisitions on attractive terms or at all. If we raise additional funds through future issuances of equity or convertible debt securities, our existing shareholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our Ordinary Shares. Future equity financings would also decrease our earnings per share and the benefits derived by us from such new ventures or acquisitions might not outweigh or exceed their dilutive effect. Any additional debt financing we secure could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital or to pursue business opportunities. Realization of any of the foregoing risks associated with future strategic acquisitions, investments and partnerships could materially and adversely affect our business, results of operations and financial condition.

As part of our business strategies and future plans, we plan to adopt internalization strategy and we are dedicated to expanding our business model internationally, through a strategic blend of overseas franchising, acquisitions, mergers and establishing our own companies or engaging in joint ventures. We are now poised to extend our reach to promising markets potentially including the UK, Thailand and Japan. As part of our entry into the Japanese market, we plan to enter into a Memorandum of Understanding (MOU) with Daimon Brewery, a prestigious sake brewery in Japan with nearly 200 years of heritage and craftsmanship. However, as of the date of this prospectus, we have not entered into any material agreement or MOU with Daimon Brewery.

There is no guarantee that we will enter into or consummate any such transaction.

If we are unable to successfully execute our mergers and acquisitions strategy or if acquired businesses fail to meet expectations, our overall business growth and financial performance may be adversely affected.

We are under financial and contractual commitment to open certain number of restaurants. Failure to do so will result in the loss of our exclusive franchise/license.

For the six months ended September 30, 2025 and the years ended March 31, 2025 and 2024 and up to the date of this prospectus, we had entered into certain franchising/licensing agreements, under which we were committed to open certain number of restaurants on or before certain prescribed dates. We do not have any right to suspend the requirements under the agreements. If we fail to open the restaurants according to the agreement(s), the brand owners are entitled to develop the restaurant under the respective brand in Hong Kong or authorize any other person to do so during the term of the agreement(s) to compete against our restaurants operating under the same brand. We could not guarantee that we could implement our expansion plans as stipulated under the agreements in the future, in which case our results of operations may be adversely affected.

Information technology system failures or breaches of our network security could interrupt our operations and adversely affect our business

Since we depend on our information technology system across our operations, to manage our point-of-sales, inventory control, costs, tables and customer relationship, to plan our enterprise resource and to maintain our accounts, any failure or damage of our information technology system could lead to interruptions in our operations and adversely affect our business.

As part of our frequent diner program, we collect and maintain certain personal information from our customers. Safeguarding this data is a critical priority, but if our network security is compromised—resulting in unauthorized access, theft, or misuse of such information—we could be held liable for the breach. Any resulting legal proceedings or regulatory actions may lead to significant financial liabilities, reputational damage, and adverse effects on our business operations.

Unforeseeable events, such as outbreak of global pandemics and local energy efficiency measures, could significantly disrupt our business for a prolonged period of time.

The COVID-19 pandemic has had a profound and lasting impact on the global economy, with significant repercussions across industries, including the food and beverage sector. In 2022 and early 2023, the resurgence of COVID-19 outbreaks and the associated public health measures adversely affected our business operations, leading to disruptions in consumer behavior and demand, which negatively impacted our financial performance during that period. Our business had been adversely affected by COVID-19 pandemic primarily in the following aspects:

•Approximately one-third of the employees were unable to work during 2021 due to the impact of the pandemic, leading them to either stay at home or work remotely;

•Changing consumer behaviors and financial uncertainties have led to a decrease in customer demand on the food and beverage business;

•Lockdown measures and social distancing requirements have challenges in terms of communication, collaboration, and maintaining productivity.

However, as global vaccination rates increased and public health measures were progressively eased by the end of 2022 and throughout 2023, the food and beverage industry began to recover. As of the date of this prospectus, the global economy has largely transitioned to a post-pandemic environment, with COVID-19 has become endemic in most regions. While the likelihood of widespread lockdowns or severe disruptions akin to those experienced in 2020 to 2022 has diminished, any resurgence of the virus, similar health emergencies or outbreak of global pandemics in the future could adversely affect the food and beverage industry and our operations. The extent of such impact would depend on factors beyond our control, including the severity and duration of any future outbreaks, the effectiveness of public health responses, and the broader economic environment.

Pandemics and public health crises may adversely impact our business operations and financial performance.

The occurrence of pandemics or public health crises, such as outbreaks of infectious diseases, poses significant risks to our operations, expansion plans, and financial results. Such events may lead to mandatory government restrictions, including lockdowns, social distancing requirements, and temporary business closures, which could reduce customer traffic to our restaurants or halt operations altogether.

For example, during widespread outbreaks, consumer spending habits may shift as a result of economic uncertainty, reduced discretionary income, and health concerns. These changes in behavior could significantly lower the demand for dining services at our restaurants. Additionally, supply chain disruptions caused by travel restrictions or production shutdowns may lead to shortages of ingredients and materials essential for our operations.

Although we have implemented various measures to mitigate the potential effects of pandemics, such as enhancing health and safety protocols, adapting our business model to include takeout or delivery options, and obtaining appropriate insurance coverage, these strategies may not fully counteract the adverse impacts. If a significant pandemic or public health crisis occurs, our business operations, reputation, and financial performance could be materially and adversely affected.

Potential business disruptions and their adverse effects on our operations.

Our business is inherently vulnerable to unforeseen disruptions, including accidents and natural disasters such as fires, typhoons, floods, power failures, and shortages. Additionally, unexpected incidents—such as hardware or software failures, cyberattacks, or other external events beyond our control—may significantly impact our operations, causing delays or interruptions in business activities.

Further compounding these risks, external factors such as adverse weather conditions, labor strikes, or major traffic incidents may lead to delayed or failed deliveries of essential food ingredients, resulting in contamination, spoilage, or quality degradation. These disruptions could undermine our ability to provide safe and high-quality food, ultimately affecting customer satisfaction.

Geopolitical conflicts, including trade wars and military confrontations, pose additional challenges. Sudden tariffs, import restrictions, and disruptions in cross-border supply chains may increase costs and impair our ability to source necessary ingredients. In cases of war or armed conflict, operations in affected regions could face closures, facility damage, and a decline in customer traffic due to safety concerns.

Operational risks also arise from incidents such as malfunctioning refrigeration equipment or mishandling of food supplies during transportation by our suppliers, leading to product deterioration. Any such failure to maintain quality standards could erode customer trust and negatively impact our reputation.

The cumulative effect of these factors—whether natural, technological, or geopolitical—may cause significant disruptions to our business, compromise our operational stability, and materially affect our financial performance.

Our insurance coverage may be insufficient to protect us against potential liabilities arising in the course of operations

We do not maintain insurance policies against all risks associated with our business, either because our directors have deemed it commercially unfeasible to do so, or the risk is minimal, or because the insurers have carved certain risks out of their standard policies. These risks include, without limitation, events such as the loss of business arising from increased competition, the loss of any business resulting from negative effects on changes in customers’ tastes and preferences. Our business, financial position and results of operations could be materially and adversely affected if an incident occurs in relation to which we have inadequate insurance coverage. In addition, we cannot assure that we will be able to renew the existing insurance policies on commercially reasonable terms.

Our finance costs may increase in the future

As of September 30, 2025 and March 31, 2025 and 2024, we had net amounts due to related parties in the sum of approximately $45,000, $1.5 million and $12.7 million, which were on an interest free basis. However, assuming such borrowings were subject to the prevailing prime rate quoted by a licensed bank in Hong Kong, the relevant net notional interest expenses are estimated to be approximately $10,000, $0.8 million and $1.5 million for the six months ended September 30, 2025 and the years ended March 31, 2025 and 2024. After Listing, we will no longer rely on the borrowings from related parties for our operations and if we seek any borrowing from any bank or financial institution, our finance costs will increase and our financial performance may be adversely affected.

Historical financial condition and results of operations may not be indicative of our future performance

Our future success depends on various factors, including, among other things, the continuing popularity of our brands, our ability to secure attractive restaurant locations, availability of suitable restaurant personnel, stable and timely supply of food ingredients at commercially viable terms, effective management of our operations, successful implementation of our expansion plan, spending power of our target customers and the macroeconomic condition of Hong Kong, some of which are beyond our control.

We cannot assure that we will be able to operate our restaurants as successfully in the future or that the macroeconomic condition of Hong Kong will remain favorable. In the event that we fail to operate our restaurants as successfully or the macroeconomic condition in Hong Kong becomes unfavorable, our financial condition and results of operations may be adversely affected and our historical financial condition and results of operations may not be indicative of our future performance.

Our success depends on our ability to compete with many food service businesses.

We compete with many well-established food service companies and restaurants. At the shop level, we compete with other retailers and bakeries. Our bakery competes primarily with grocery store bakeries and packaged snack foods.

In both our restaurants and bakeries, aggressive pricing by our competitors or the entrance of new competitors into our markets could reduce our sales and profit margins. Moreover, many of our competitors offer consumers a wider range of products. Many of our competitors or potential competitors have substantially greater financial and other resources than we do which may allow them to react to changes in pricing, marketing and the quick service restaurant industry better than we can. As competitors expand their operations, competition may intensify. In addition, the start-up costs associated with similar food service establishments restaurants are not a significant impediment to entry into the food and beverage and restaurant businesses.

If we are unable to successfully compete, we may be unable to sustain or increase our revenues and profitability as well as leverage the growth and we expect to achieve through our business model.

Our profitability is sensitive to changes in the cost of raw materials.

Flour, butter and sugar are our three most significant ingredients for bakery products. While restaurants use a lot of meat, fish and vegetables. In addition, we trade a significant amount of premium chocolate. The prices of these products have been volatile in recent years. We attempt to negotiate lower costs as we purchase supplies in bulk quantities, but there can be no assurances that we can always do so effectively. Adverse changes in commodity prices could adversely affect our profitability.

Risks Related to Our Industry

The restaurant industry is highly competitive

As a restaurant operator, we face intense competition within the industry from a diverse range of players, including large restaurant chains, independent operators, and food manufacturers offering similar products. In Hong Kong, numerous restaurants serve comparable cuisines and directly compete with us, while establishments in different market segments present additional, albeit less direct, competitive pressure.

Our ability to differentiate ourselves is tested across multiple factors, including food quality, customer service, pricing, ambience, and the overall dining experience. Many competitors benefit from larger customer bases, stronger brand recognition, longer operating histories, and greater financial and marketing resources, giving them a competitive edge.

If we fail to effectively compete with both established industry players and new market entrants, our business performance and operational results may be significantly impacted.

Macroeconomic factors and changing consumer spending trends affecting the restaurant industry in Hong Kong.

The restaurant industry is influenced by various macroeconomic factors, including changes in international, national, regional, and local economic conditions, visitor arrivals, and the spending power of our target customers. As our Group primarily operates restaurants in Hong Kong, our financial performance is closely tied to the city’s economic landscape.

Any deterioration in Hong Kong’s economy, such as contractions in consumer spending on food, fears of a recession, or declines in consumer confidence, may lead to reduced guest traffic and lower average spending per transaction at our restaurants, potentially affecting our revenue and profitability.

In addition, a growing trend has emerged in which Hong Kong residents travel to nearby cities in mainland China for dining options that offer significantly lower prices compared to restaurants in Hong Kong. This shift in spending behavior has had a widespread impact on the local restaurant industry, as more consumers seek affordability and value in their dining choices. The increasing preference for cross-border dining experiences may further challenge restaurants in Hong Kong, intensifying competition.

Moreover, the occurrence of a sovereign debt crisis, banking crisis or other disruptions in the global financial markets that could impact the availability of credit generally may have a material and adverse impact on financings available to us. Renewed turmoil affecting the financial markets, banking systems or currency exchange rates may significantly restrict our ability to obtain financing from the capital markets or from financial institutions on commercially reasonable terms, or at all, which could materially and adversely affect our business, financial condition and results of operations.

Incidents of outbreaks of diseases such as contagious disease of animals, food borne illness as well as negative publicity relating to such incidents in Hong Kong could adversely affect our business

Hong Kong may be prone to other epidemic outbreak, such as severe acute respiratory syndrome, which is known as SARS, and avian influenza, outbreak of which could severely reduce customer traffic of our restaurants and adversely affect our results of operations.

In addition, any outbreak of food-borne disease such as Swine Influenza, which is also known as pig flu, and Bovine Spongiform Encephalopathy, which is also known as mad cow disease, may lead to a loss in customer confidence and reduce customer traffic and results of operations. In addition, any negative publicity relating to these and other health-related matters may affect consumers’ perception of our restaurants and our food safety, which will consequently reduce customer traffic of our restaurants and adversely affect our results of operations.

We do not have any specific insurance coverage for any of our loss as a result of any outbreak of the above-mentioned contagious disease.

The restaurant operations in Hong Kong may be subject to stringent licensing requirements and hygiene standards

Operations of restaurants in Hong Kong are required to comply with increasingly stringent licensing requirements. We cannot assure that the requirements for obtaining general restaurant licenses, liquor licenses, club licenses, food factory licenses and water pollution control licenses in Hong Kong will not become more stringent in the future, which in turn would increase our compliance costs. More rigorous requirements for obtaining the relevant hygiene permits, the approval on fire protection and the other relevant permits in Hong Kong may also be imposed.

If we fail to obtain or renew the requisite licenses on a timely basis, or at all, such failure may result in imposition of fines against us or suspension of some or all of our restaurants, either of which could materially and adversely affect our financial condition and results of operations.

Changes in consumer preferences and demographic trends could negatively impact our business.

Food service businesses are often affected by changes in consumer tastes, national, regional and local economic conditions, discretionary spending priorities, demographic trends, traffic patterns and the type, number and location of competing brands. For instance, if prevailing health or dietary preferences cause consumers to avoid indulgences such as pastries and desserts in favor of foods that are perceived as healthier, our sales would suffer. In addition, the food service industry continues to be under heightened legal and legislative scrutiny related to menu labeling resulting from the perception that the practices of food service companies have contributed to nutritional, caloric intake, obesity, or other health concerns of their guests. For example, if we are unable to adapt to changes in consumer preferences and trends, or if regulatory changes are implemented that impact any of our markets, our operating results could be negatively impacted.

Maintaining, extending and expanding our reputation and brand image are essential to our business success.

Our success depends on our ability to maintain our brand image, extend our restaurants and shops to new channels, expand our brand image with new offerings and deliver consistent high-quality, delicious food to our customers.

While we seek to maintain, extend, and expand our brand image through marketing investments, including advertising and consumer promotions, the majority of our marketing initiatives rely on a social-media focused approach to create positive impacts on both our brand value and reputation. Our success in maintaining, extending, and expanding our brand image depends on our ability to adapt to a rapidly changing media environment. We increasingly rely on social media and online dissemination of advertising campaigns. Social and digital media increases the speed and extent that information or misinformation and opinions can be shared. Negative posts or comments about us, our brands or our products on social or digital media, whether or not valid, could seriously damage our brands and reputation. If we do not maintain, extend, and expand our brand image, then our business, financial condition and results of operations could be materially and adversely affected. These risks are especially pronounced in light of our reliance on our social-media presence to promote our brand and maintain customer loyalty and engagement.

In addition, increasing regulatory or legal action against us or other adverse publicity could damage our reputation and brand image, undermine our customers’ confidence and reduce long-term demand for our products, even if these actions are unfounded or not material to our operations.

The food service industry is affected by litigation, regulation and publicity concerning food quality, health and other issues, which can cause customers to avoid our products and result in liabilities.

The food service industry is affected by litigation, regulation, and publicity concerning food quality, health, intellectual property, and other issues, which can cause customers to avoid our products and result in liabilities.

Food service businesses can face adverse impacts from litigation, regulatory actions, and complaints from customers or government authorities related to food quality, illness, injury, or other health concerns, as well as operational issues stemming from a single restaurant or a limited number of locations. Additionally, class action lawsuits have been filed and may continue to be filed against various food service businesses, alleging, among other things, failure to disclose the health risks associated with high-fat foods and that certain marketing practices have contributed to obesity. Adverse publicity arising from these allegations, regardless of their veracity, could negatively affect us by discouraging customers from dining at our restaurants and purchasing our food.

Moreover, as part of our branding and marketing efforts, we rely on trademarks, proprietary recipes, and other intellectual property to distinguish our products. However, we may face claims alleging the infringement of third-party intellectual property rights, particularly in connection with the development of new products, packaging designs, or promotional materials. Litigation related to intellectual property disputes could result in significant legal costs, damages, or restrictions on the use of certain trademarks, designs, or recipes, which may impair our competitive position and affect our business operations.

Because one of our competitive strengths lies in the taste and quality of our food offerings, adverse publicity, regulatory actions, or litigation relating to food quality, intellectual property, or similar concerns may affect us more significantly than food service businesses that compete primarily on other factors. We could also incur substantial liabilities if such lawsuits or claims result in decisions against us or as a result of litigation expenses, regardless of the outcome.

We are involved in litigation from time to time and, as a result, we could incur substantial judgments, fines, legal fees or other costs.

From time to time, we may be involved in legal, administrative and regulatory proceedings, claims, demands and investigations relating to our business, which may include claims with respect to operations, IP, cybersecurity, breach of contract, labor and employment, whistleblower, mergers and acquisitions and other matters.

The Company’s subsidiary, Baker & Patissier Limited, was subject to a personal injuries claim, District Court of the Hong Kong Special Administrative Region Personal Injuries Action No. 3661 of 2023. Baker & Patissier Limited received a statement of claim, filed on November 10, 2023, with the plaintiff alleging damages from Baker & Patissier Limited due to injuries suffered in the course of employment. On November 12, 2024, the plaintiff accepted a settlement payment for the whole claim and the case has now been fully settled.

The results of any future litigation cannot be predicted with certainty, and regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors. These matters can be time-consuming, divert management’s attention and resources, cause us to incur significant expenses and lead to attempts on the part of other parties to pursue similar claims. Furthermore, because litigation and the outcome of regulatory proceedings are inherently unpredictable, our business, results of operations, financial condition and prospects could be materially adversely affected by an unfavorable resolution of one or more of these proceedings, claims, demands or investigations.

Risks Related to Being a Public Company

If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements on a timely basis could be impaired, investors may lose confidence in our financial reporting and the trading price of our Ordinary Shares may decline.

Ensuring that we have adequate internal financial and accounting controls and procedures in place to produce accurate financial statements on a timely basis is a costly and time-consuming effort that needs to be re-evaluated frequently. We are in the process of upgrading our information technology systems and implementing additional financial and management controls, reporting systems and procedures in order to keep up with the requirements of being a reporting company under the Exchange Act. Additionally, the rapid growth of our operations and the IPO have created a need for additional resources within the accounting and finance functions due to the increasing need to produce timely financial information and to ensure the level of segregation of duties customary for a U.S. public company.

We have hired additional resources in the accounting and finance function and continue to reassess the sufficiency of finance personnel in response to these increasing demands and expectations. The rules governing the standards that must be met for management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation. We expect to expend significant resources in developing the necessary documentation and testing procedures required.

We cannot be certain that the actions we will be taking to improve our internal controls over financial reporting will be sufficient, or that we will be able to implement our planned processes and procedures in a timely manner. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition, results of operations or cash flows. If we are unable to conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm determines we have a material weakness or significant deficiency in our internal control over financial reporting once that firm begin its Section 404 reviews, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our Ordinary Shares could decline, and we could be subject to sanctions or investigations by NYSE, the SEC or other regulatory authorities.

Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Our disclosure controls and procedures are designed to reasonably assure that information required to be disclosed by us in reports we file or submit under the Exchange Act is accumulated and communicated to management, recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements or insufficient disclosures due to error or fraud may occur and not be detected.

We are an emerging growth company and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Ordinary Shares less attractive to investors.

We are an “emerging growth company” as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates. For as long as we continue to be an emerging growth company, we also intend to take advantage of certain other exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding non-binding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Ordinary Shares less attractive because we will rely on these exemptions. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our stock price may be more volatile.

Controlling Shareholder has significant voting power and may take actions that may not be in the best interests of our other shareholders.

Immediately after this Offering, assuming an offering size as set forth above, Mr. Chow Vee Tsung Oscar, our Director, Chairman of the Board and Controlling Shareholder will beneficially hold in aggregate approximately 57.74% of our total issued and outstanding Shares, representing 57.74% of our total voting power, assuming the underwriters do not exercise their over-allotment option, through his 100% ownership of Polaris Capital Holdings Limited. Through our Controlling Shareholder’s majority ownership, he will be able to control the outcome of all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of our company or assets. For more information, please see “Principal Shareholders” on page 222.

The interests of our Controlling Shareholder shareholders may not be the same as, or may not align with, your interests. For example, our Controlling Shareholder could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Ordinary Shares as part of a sale of us or our assets, and might affect the prevailing market price of our Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

We are a “controlled company” within the meaning of NYSE, and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Immediately after this Offering, assuming an offering size as set forth above, Mr. Chow Vee Tsung Oscar, our Director, Chairman of the Board and Controlling Shareholder will beneficially hold in aggregate approximately 57.74% of our total issued and outstanding Shares, representing 57.74% of our total voting power, assuming the underwriters do not exercise their over-allotment option, through his 100% ownership of Polaris Capital Holdings Limited. Through our Controlling Shareholder’s majority ownership, he will be able to control the outcome of all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of our company or assets. For more information, please see “Principal Shareholders” on page 222. As a result, we expect to be a “controlled company” within the meaning of the corporate governance standards of NYSE. See section titled “Prospectus Summary — Implications of Being a Controlled Company”.

Chevalier International Holdings Limited, a Bermuda company, is publicly listed on the Main Board of the Stock Exchange of Hong Kong under stock code no. 0025, and beneficially owns 22.76% of the outstanding Ordinary Shares of the Company through its 100% ownership of Sharp Rise Limited. The estate of the Late Dr. Chow beneficially holds 62.90% of issued voting shares of Chevalier International Holdings Limited, and is subject to an ongoing probate legal proceeding in Hong Kong. The shareholding of our Controlling Shareholder, the shareholding of Polaris Capital Holdings Limited, or the shareholding of Food Group HK Limited are not subject to the outcome of the legal proceedings of the Estate of the Late Dr. Chow.

As a “controlled company”, we are permitted to elect not to comply with certain corporate governance requirements. However, we intend to comply with the NYSE’s Corporate Governance rules applicable to foreign private issuers and do not intend to rely on such controlled company exemptions. If we elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors, our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon closing of the offering, and you would not have the same protection afforded to shareholders of companies that are subject to NYSE’s corporate governance rules.

The requirements of being a public company will require us to incur increased costs and may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

As a public company, we have incurred and will continue to incur significant legal, accounting and other expenses that we did not incur as a private company. We are subject to the reporting requirements of the Exchange Act which requires, among other things, that we file with the SEC annual, quarterly and current reports with respect to our business and financial condition. In addition, the Sarbanes-Oxley Act, as well as related rules adopted by the SEC and the NYSE, impose significant requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Further, under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, the SEC adopted rules and regulations related to corporate governance and executive compensation, such as “say on pay” and proxy access. Emerging growth companies are permitted to implement many of these requirements over a longer period and up to five years following the completion of its initial public offering. We intend to take advantage of this legislation for as long as we are permitted to do so. Once we become required to implement these requirements, we will incur additional compliance-related expenses.

Additionally, the SEC and other regulators have continued to adopt new rules and regulations and make additional changes to existing regulations that require our compliance. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact, in ways we cannot currently anticipate, the manner in which we operate our business. We expect the rules and regulations applicable to public companies to continue to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. If these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

The increased costs will decrease our net income or increase our net loss and may require us to reduce costs in other areas of our business. Furthermore, these rules and regulations could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements.

Risks Related to Ownership of Our Ordinary Shares

The trading prices and volume of our Ordinary Shares may be volatile, which could result in substantial losses to you

The trading price of our Ordinary Shares may be volatile and could fluctuate widely in response to factors beyond our control, including variations in the level of liquidity of our Ordinary Shares; changes in securities analysts’ estimates of our financial performance; investors’ perceptions of our Group and the general investment environment; changes in laws, regulations and taxation systems which affect our operations. In particular, the trading price performance of our competitors which securities are listed on NYSE may affect trading price of our Ordinary Shares. These broad market and industry factors may significantly affect the market price and volatility of our Ordinary Shares, regardless of our actual operating performance.

In addition to market and industry factors, the price and trading volume for our Shares may be highly volatile for specific business reasons. In particular, factors such as variations in our revenue, net income and cash flow, success or failure of our efforts in implementing business and growth strategies; involvement in material litigation as well as recruitment or departure of key personnel, could cause the market price of our Shares to change unexpectedly. Any of these factors may result in large and sudden changes in the volume and trading price of our Shares.

Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes, tariffs or international currency fluctuations, may negatively impact the market price of our Ordinary Shares. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business and adversely affect our results of operations.

An active trading market may not be sustained.

You may not be able to sell your shares quickly or at a recently reported market price if trading in our Ordinary Shares does not remain active. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration.

Future sales of our Ordinary Shares in the public market could cause our share price to fall.

Sales of a substantial number of shares of our Ordinary Shares in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of Ordinary Shares intend to sell shares, could reduce the market price of our Ordinary Shares. Subject to the restrictions set forth in the 180-day lock-up agreements entered into by each of our directors and officers and substantially all of our shareholders in connection with our IPO, as described elsewhere in this prospectus, outstanding shares of our Ordinary Shares may be freely sold in the public market at any time to the extent permitted by Rules 144 and 701 under the Securities Act, or to the extent that such shares have already been registered under the Securities Act and are held by non-affiliates of ours.

Moreover, holders of a substantial number of shares of our Ordinary Shares have rights, subject to certain conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other shareholders. We also have registered all shares of Ordinary Shares that we may issue under our equity compensation plans or that are issuable upon exercise of outstanding options. These shares can be freely sold in the public market upon issuance and once vested, subject to volume limitations applicable to affiliates. If any of these additional shares are sold, or if it is perceived that they will be sold, in the public market, the market price of our Ordinary Shares could decline.

You must rely on the judgment of our management as to the use of the net proceeds from this Offering, and such use may not produce income or increase the price of our Ordinary Shares.

As of September 30, 2025, our cash and cash equivalents was $4.6 million. Immediately following the completion of this Offering, we expect to receive net offering proceeds of approximately $16.0 million after deducting underwriting discounts and the estimated offering expenses payable by us. We intend to use these funds as set forth under “Use of Proceeds.”

Our management will have broad discretion in the application of the net proceeds received by us in this Offering. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase the price of our Ordinary Shares. The net proceeds from this Offering may be placed in investments that do not produce income or that lose value.

If securities or industry analysts issue an adverse or misleading opinion regarding our business or do not publish research or publish unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Ordinary Shares will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts does not initiate coverage over us, ceases coverage of our company or fails to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, if any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model or our stock performance, or if our operating results fail to meet the expectations of the investor community, one or more of the analysts who cover our company may change their recommendations regarding our company, and our stock price could decline.

Food safety and food-borne illness incidents or advertising or product mislabeling may materially adversely affect our business by exposing us to lawsuits, product recalls or regulatory enforcement actions, increasing our operating costs and reducing demand for our product offerings.

Selling food for human consumption involves inherent legal and other risks, and there is increasing governmental scrutiny of and public awareness regarding food safety. Unexpected side effects, illness, injury or death related to allergens, food-borne illnesses or other food safety incidents caused by products we sell, or involving our suppliers, could result in the discontinuance of sales of these products or our relationships with such suppliers, or otherwise result in increased operating costs, regulatory enforcement actions or harm to our reputation. Shipment of adulterated or misbranded products, even if inadvertent, can result in criminal or civil liability. Such incidents could also expose us to product liability, negligence or other lawsuits, including consumer class action lawsuits. Any claims brought against us may exceed or be outside the scope of our existing or future insurance policy coverage or limits. Any judgment against us that is more than our policy limits or not covered by our policies or not subject to insurance would have to be paid from our cash reserves, which would reduce our capital resources.

The occurrence of food-borne illnesses or other food safety incidents could also adversely affect the price and availability of affected ingredients, resulting in higher costs, disruptions in supply and a reduction in our sales. Furthermore, any instances of food contamination or regulatory noncompliance, whether or not caused by our actions, could compel us, our suppliers, our distributors or our customers, depending on the circumstances, to conduct a recall in accordance with the Hong Kong and Australian regulations, and relevant laws. Food recalls could result in significant losses due to their costs, the destruction of product inventory, lost sales due to the unavailability of the product for a period of time and potential loss of existing distributors or customers and a potential negative impact on our ability to attract new customers due to negative consumer experiences or because of an adverse impact on our brand and reputation. The costs of a recall could exceed or be outside the scope of our existing or future insurance policy coverage or limits.

In addition, food companies have been subject to targeted, large-scale tampering as well as to opportunistic, individual product tampering, and we, like any food company, could be a target for product tampering. Forms of tampering could include the introduction of foreign material, chemical contaminants and pathological organisms into consumer products as well as product substitution. If we do not adequately address the possibility, or any actual instance, of product tampering, we could face possible seizure or recall of our products and the imposition of civil or criminal sanctions, which could materially adversely affect our business, financial condition and operating results.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

In some cases, you can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “potential,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

•changes in political, social and economic conditions, the regulatory environment, laws and regulations and interpretation thereof in the jurisdictions where we conduct business or expect to conduct business;

•the risk that we may be unable to realize our anticipated growth strategies and expected internal growth;

•changes in the availability and cost of professional staff which we require to operate our business;

•changes in customers’ preferences and needs;

•changes in competitive conditions and our ability to compete under such conditions;

•changes in our future capital needs and the availability of financing and capital to fund such needs;

•changes in currency exchange rates or interest rates;

•projections of revenue, profits, earnings, capital structure and other financial items;

•changes in our plan to enter into certain new business sectors; and

•other factors beyond our control.

You should read this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Industry Data and Forecasts

This prospectus contains certain data and information including industry data and information from China Insights Industry Consultancy Limited. Statistical data in these publications also include projections based on a number of assumptions. The food and beverage and casual dining industries in Hong Kong may not grow at the rate projected by market data, or at all. Failure of our industries to grow at the projected rate may have a material and adverse effect on our subsidiaries’ business and the market price of our Ordinary Shares. In addition, the rapidly changing nature of the food and beverage and casual dining industries results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our industry. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this Offering of approximately US$16.0 million, if the underwriters do not exercise their over-allotment option, and US$18.6 million if the underwriters exercise their over-allotment option in full, after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. These estimates are based upon an assumed initial offer price of $5 per share, the midpoint of the estimated range of the initial public Offer Price shown on the front cover of this prospectus.

We plan to use the net proceeds of this Offering in the following order of priority:

•approximately 40% for opening of new restaurants in Hong Kong;

•approximately 50% for overseas expansion (including but not limited to restaurants opening and/or acquisitions) to promising markets potentially including the U.K, Thailand and Japan. As part of our entry into the Japanese market, we plan to enter into a Memorandum of Understanding (MOU) with Daimon Brewery, a prestigious sake brewery in Japan with nearly 200 years of heritage and craftsmanship. However, as of the date of this prospectus, we have not yet entered into any material agreement or MOU with Daimon Brewery or other entities for overseas expansion; and

•the remaining balance to fund working capital and other general corporate purposes.

To the extent that our actual net proceeds is not sufficient to fund all of the proposed purposes, we will decrease our allocation of the net proceeds for the purposes set out above on a pro rata basis. We would anticipate raising additional capital through equity or debt financing sufficient to fund our proposed uses above.

The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business, and our plans and business conditions. The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this Offering. Our management will have broad discretion and significant flexibility in determining the allocation and application of the net proceeds from the Offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this prospectus.

Pending deployment of the net proceeds for the uses described above, the funds may be placed in short-term deposits with financial institutions or used to invest in short-term money market instruments.

DIVIDEND POLICY

We have no formal dividend policy. We may distribute future earnings. Additionally, our ability to pay dividends on our Shares is limited by various factors such as our future financial performance and bank covenants. Any future determination to pay dividends will be at the discretion of our board of directors, subject to compliance with covenants in current and future agreements governing our and our subsidiaries’ indebtedness, and will depend on our results of operations, financial condition, capital requirements and other factors that our board of directors may deem relevant.

Our board of directors has complete discretion in deciding whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Please see the section entitled “Taxation” of this prospectus for information on the potential tax consequences of any cash dividends declared.

CAPITALIZATION

The following tables set forth our capitalization as of September 30, 2025:

•on an actual basis; and

•on a pro forma as adjusted basis to reflect the issuance and sale of the 3,750,000 Ordinary Shares at an assumed initial public Offer Price of $5 per share (the midpoint of the price range set forth on the cover page of this prospectus) after deducting the underwriting discounts and commissions and estimated Offering expenses payable by us, assuming the underwriters do not exercise the over-allotment option.

You should read the tables together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of September 30, 2025
	Actual	As Adjusted
	(in US$’000)
Cash and cash equivalents	4,558	20,580

Indebtedness:
Bank borrowings	17,111	17,111
Amounts due to related companies	45	45
Total Indebtedness	17,156	17,156

Stockholders’ equity:
Ordinary Shares (par value of US$0.0008 per share; 62,500,000 Ordinary Shares authorized and 25,000,000 Ordinary Shares issued and outstanding, actual; 28,750,000 Ordinary Shares issued and outstanding, as adjusted)	20	23

Additional paid-in capital(1)	41,711	57,730
Accumulated comprehensive loss	(437)	(437)
Accumulated deficit	(39,222)	(39,222)
Total stockholders’ equity	2,072	18,094
Total capitalization	19,228	35,250

(1)Pro forma additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting fee, underwriter expense allowance and other expenses. We expect to receive net proceeds of approximately $16.0 million (Offering proceeds of $18.8 million, less underwriting discounts of $1.3 million, non-accountable expense of $0.2 million, reimbursement accountable expenses of $0.2 million and offering expenses of $1.1 million). The Ordinary Shares reflects the net proceeds we expect to receive, after deducting underwriting discounts, underwriter expense allowance and other expenses.

Each $1.00 increase or decrease in the assumed offering price per share of $5, assuming no change in the number of shares to be sold, would increase or decrease the net proceeds that we receive in this offering and each of total shareholders’ equity and total capitalization by approximately $3,450,000 after deducting estimated underwriter commissions, and offering expenses, in each case, payable by us.

The table above excludes up to 562,500 Ordinary Shares issuable pursuant to the over-allotment option, if the underwriter exercises the over-allotment option in full.

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offer price per share and our net tangible book value per share after this Offering. Dilution results from the fact that the initial public offer price per share is substantially in excess of the book value per ordinary share attributable to the existing Shareholders for our presently outstanding shares.

Net tangible book value represents the amount of our total assets, excluding goodwill, other intangible assets, deferred tax assets and deferred IPO costs, less our total liabilities. Our net tangible book value as of September 30, 2025 was US$(7,431,000), or US$(0.30) per ordinary share.

After giving effect to the issuance and sale of 3,750,000 Ordinary Shares in this Offering at an assumed initial public offer price of US$5 per share (the midpoint of the estimated price range set forth on the cover of this prospectus), and after deducting underwriting discounts and estimated Offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2025 would have been US$8,591,000, or US$0.30 per outstanding ordinary share. This represents an immediate increase in net tangible book value of US$0.60 per ordinary share to existing shareholders and an immediate dilution in net tangible book value of US$4.70 ordinary share to investors purchasing Ordinary Shares in this Offering. The following table illustrates such dilution:

Post- Offering(1)
Assumed initial public offer price per Ordinary Share	$5
Net tangible book value per Ordinary Share as of September 30, 2025	$(0.30)
As adjusted net tangible book value per Ordinary Share attributable to payments by new investors	$0.60
Pro forma net tangible book value per Ordinary Share after giving effect to this Offering	$0.30
Amount of dilution in net tangible book value per Ordinary Share to investors in this Offering	$4.70

If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value per Ordinary Share after this Offering would be US$0.38, the increase in net tangible book value per Ordinary Share to existing shareholders would be US$0.68, and the immediate dilution in net tangible book value per Ordinary Share to new investors in this Offering would be US$4.62.

To the extent that we issue additional Ordinary Shares in the future, there will be further dilution to new investors participating in this Offering.

The following table summarizes, on a pro forma as adjusted basis as of September 30, 2025, the total number of Ordinary Shares purchased from us, the total cash consideration paid to us, and the average price per share paid by existing shareholders and by investors in this Offering. The table below reflects an assumed initial public offering price of US$5 per share (the midpoint of the estimated price range set forth on the cover of this prospectus), for Shares purchased in this Offering and excludes underwriting discounts and commissions and estimated offering expenses payable by us.

	Shares Purchased		Total Consideration		Average Price per Share
	Number	%	US$	%	US$
Existing Shareholders	25,000,000	86.96%	41,731,000	69.00%	1.67
Investors in this Offering	3,750,000	13.04%	18,750,000	31.00%	5.00
Total	28,750,000	100.00%	60,481,000	100.00%	2.10

The dilution information in this section is presented for illustrative purposes only. Our as adjusted net tangible book value following the consummation of this Offering is subject to adjustment based on the actual initial public offering price of our Ordinary Shares and other terms of this Offering determined at pricing.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis summarize the significant factors affecting our operating results, financial condition, liquidity and cash flows of our company as of and for the period presented below. The following discussion and analysis should be read in conjunction with our financial statements and the related notes thereto included elsewhere in this prospectus. The discussion contains forward-looking statements that are based on the beliefs of management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

We operate 40 restaurant outlets in Hong Kong and 1 outlet in Australia, including 13 outlets that are franchised or licensed from third-party owners. As of the date of this Prospectus, we do not have any franchise agreements with third-parties operators to franchise our brand, and we do not operate as a franchisor. All of our restaurants are strategically located in middle-income residential or mixed commercial and residential districts which span from Mong Kok and Kai Tak in the Kowloon Peninsula, to Central and Wanchai on Hong Kong Island in Hong Kong and major shopping malls in Hong Kong such as Elements, Central Market and Airside. We also own an overseas signature restaurant, Cafe Sydney at the Customs House. With its prime location on the rooftop of Customs House, Cafe Sydney reflects the essence of Sydney, featuring magnificent harbour views, a diverse menu of delicious dishes, an outdoor terrace, a chic cocktail lounge, and a contemporary yet relaxed interior.

Our food factory is dedicated to the import, manufacturing, distribution, and retail of meat and fish products. Food Square has garnered a strong reputation in the food and beverage sector, recognized for its commitment to quality. This facility not only centralizes our food preparation processes and enhances quality control over raw ingredients, making it easier to predict supply needs and manage orders from our restaurants but also generate revenue from third parties. In addition to being a central kitchen to our restaurants, it serves as a supplier, selling a majority of its products to selected restaurant chains, a famous Japanese supermarket, theme parks, airlines, exquisite hotels, premier private clubhouses in Hong Kong.

Our bakery factory in Hong Kong is a prominent producer of fine bakery and pastry products, as well as a prominent manufacturer of frozen, pre-proven dough. We manage 4 self-owned brands that enable us to create and market a broad array of bakery products, seasonal offerings, and beverages. Furthermore, we provide bread and dessert items to our restaurants and corporate partners for retail to final customers.

Our Historical Performance

We had a net income of $126,000 for the six months ended September 30, 2025. As of September 30, 2025, our net cash was $4,927,000.

We had a net loss for the years ended March 31, 2025 and 2024. As of March 31, 2025 and 2024, our net cash were $7,650,000 and $5,884,000, respectively, and our net loss were $783,000 and $9,760,000 for the years ended March 31, 2025 and 2024.

Recent Developments

A reorganization of the legal structure of the Company (the “Reorganization”) was completed on March 31, 2025. Prior to the Reorganization, CDC Holdings Limited, the operating subsidiary of the Company, was wholly owned and controlled by Cafe Deco Holdings Limited, which was controlled by Food Group HK Limited that was beneficially owned and controlled by Mr. Chow Vee Tsung Oscar. As part of the Reorganization, the Company was incorporated in the Cayman Islands on February 14, 2025 as a wholly owned subsidiary of Cafe Deco Holdings Limited. On March 31, 2025, Cafe Deco Holdings Limited transferred all of its ordinary shares in CDC Holdings Limited to the Company. Consequently, the Company became the holding company of CDC Holdings Limited on March 31, 2025.

Key Factors that Affect Our Results of Operations

Our results of operations and financial position have been and will continue to be affected by a number of factors, many of which may be beyond the control of our Group, including those factors set out in “Risk Factors” in this prospectus and those set out below.

Macroeconomic conditions in Hong Kong

A significant portion of our revenue is generated from restaurant operations in Hong Kong, and our growth is closely linked to the macroeconomic environment of Hong Kong. A downturn in Hong Kong’s economy could lead to a decrease in consumer discretionary spending on food, heightened recession concerns, and lower consumer confidence. These factors may result in fewer customers and reduced average spending per visit at our restaurants, potentially harming our financial condition and operational results.

Additionally, our success is largely dependent on discretionary spending, which is influenced by broader economic conditions. As a result, we may see a decline in sales during economic recessions or prolonged high unemployment periods. A substantial drop in discretionary spending in Hong Kong could negatively affect our business, operational performance, and financial health.

Market competition

As a restaurant operator, the Company faces intense competition from a wide range of both chain and independent restaurants offering similar products. While its primary competitors are dining establishments located in Hong Kong, there is also competition from various other market segments to a lesser extent. Furthermore, the entry of new competitors into the market continues to heighten competitive pressures, requiring strategic adaptation to maintain industry positioning.

The Company competes with other dining establishments based on several key factors, including food quality, customer service standards, pricing strategies, and the overall dining experience. Some competitors benefit from larger customer bases, stronger brand recognition, longer market presence, and greater financial, marketing, and operational resources, which may enhance their ability to attract and retain customers.

Failure to sustain competitiveness in these areas could adversely affect the Company’s operational performance and future business outlook. Ineffective competition against both established industry players and new entrants may lead to diminished market positioning, impacting long-term profitability and growth prospects.

Price of raw materials and consumables

Our ability to succeed hinges on reliable access to key food ingredients, such as flour, butter, sugar, poultry, meat, seafood, vegetables, and beverages, all provided at stable and competitive prices in a timely manner. However, the pricing and availability of these ingredients are subject to various factors, many of which are beyond our control. These factors include fluctuations in supply and demand, as well as external influences like seasonal variations, climate changes, natural disasters, disease outbreaks, supplier interruptions, logistical challenges, labor disputes, and changes in laws and regulations. We take pride in delighting our customers with a diverse selection of delicious cuisines, offered at reasonable prices. An increase in our costs, especially concerning ingredient prices, could adversely affect our profit margins and operational expenses.

Our suppliers may encounter increasing production and transportation costs, as well as higher labor expenses, which they might occasionally pass on to us. Furthermore, since we generally do not establish long-term contracts with our suppliers, we cannot ensure the ongoing availability of food ingredients at reasonable market prices or guarantee timely deliveries. There is no certainty that our main suppliers will consistently adhere to our quality standards and pricing expectations. If we do not effectively manage our costs, transfer these additional expenses to our customers, or swiftly identify alternative suppliers under favorable conditions in the event of deteriorating supplier relationships, our profit margins could be adversely affected. This scenario may also require us to remove certain items from our restaurant menus, which could impact our overall operational performance.

Rental costs

Our restaurant locations operate within leased premises, which makes us vulnerable to changes in rental costs. Accurately predicting rental rates during the renewal of our existing leases may prove difficult, and significant hikes in these rates could detrimentally impact our profitability and financial stability. Additionally, certain less advantageous locations may be tied to long-term, non-cancelable leases, meaning that even if we opt to close these establishments, we may still be required to meet our lease obligations or face penalties for termination, leading to increased operating expenses. As a result, any non-renewal or early termination of lease agreements could disrupt our business and negatively influence our profitability and financial condition.

A restaurant's success is heavily determined by its location, and we implement strict criteria for selection. Our restaurants must be positioned in high-traffic areas frequented by diners, near public transport, and easily accessible to customers. The size of each restaurant must be sufficient to accommodate customer needs. Due to our stringent location requirements, commercially viable options in Hong Kong are very limited. Moreover, future shifts in economic or neighborhood conditions in the areas where our restaurants operate may become less favorable, potentially resulting in lower sales. If we cannot secure desirable locations at reasonable rates, our growth strategy may be hindered. Additionally, if we need to move or open new locations, we cannot guarantee that we can find suitable premises on commercially viable terms. There is also no assurance that we can successfully negotiate lease renewal terms with landlords before our current agreements expire.

Staff costs

The restaurant industry in Hong Kong has seen a rise in employee salary levels in recent years. Our operations must comply with the legal minimum wage, currently set at $5 (equivalent to HK$42.1) per hour as stated in this prospectus. Any future increases in the minimum wage will likely lead to higher staff costs for us. Furthermore, as wages continue to rise, the competition for qualified personnel intensifies, potentially further escalating our staffing expenses. In the competitive market of Hong Kong, we might struggle to pass these increased costs onto our customers, potentially resulting in a significant negative impact on our business and operational performance.

Basis of Presentation

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and financial reporting requirements under the SEC rules. They include the financial statements of the Company and its subsidiaries. All transactions and balances among these entities have been eliminated upon consolidation.

In preparing our consolidated financial statements, our board of directors had given careful consideration of our future liquidity in light of the fact that our current liabilities exceeded our current assets as of September 30, 2025 and March 31, 2025 and 2024. We are of the opinion that, taking into account of focusing in the improvement in operational efficiency and cost reductions and the plan of raising capital via private placement or public offering in the event that we do not have adequate liquidity to meet our current obligations, we have sufficient working capital to meet in full our financial obligations as they fall due in the foreseeable future. Hence, the consolidated financial statements have been prepared on going concern basis.

Key Components of Results of Operations

First Six Months of Fiscal Year 2026 Financial Results

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in U.S. dollars and in thousands, except for number of shares)

	As of
	September 30, 2025	March 31, 2025
	$’000	$’000
	(Unaudited)	(Audited)
ASSETS
Current assets
Inventories, net	3,841	3,841
Accounts receivable, net	3,631	3,095
Deposits, prepayments and other receivables	4,639	4,340
Deposits – related company	10	10
Amount due from a related company	4	2
Cash and cash equivalents	4,558	7,302
Tax recoverable	34	34
Total current assets	16,717	18,624

Non-current assets
Property, plant and equipment, net	13,225	13,530
Operating lease right-of-use assets, net	19,379	18,955
Goodwill, net	3,564	3,564
Acquired intangible assets, net	3,380	3,454
Deferred IPO costs	481	407
Deferred tax assets	2,078	1,877
Restricted cash	369	348
Rental deposits and prepayments	3,069	2,914
Total non-current assets	45,545	45,049
TOTAL ASSETS	62,262	63,673

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	5,232	3,657
Accrued expenses and other payables	8,576	9,240
Contract liabilities	2,161	1,425
Financial liabilities - current	1,770	1,703
Bank borrowings - current	17,111	19,152
Operating lease liabilities - current	8,310	7,216
Tax payable	501	339
Amounts due to related companies	45	1,478
Total current liabilities	43,706	44,210

Non-current liabilities
Provision for reinstatement costs	943	1,178
Financial liabilities – non-current	1,646	1,571
Operating lease liabilities – non-current	13,287	14,195
Deferred tax liabilities	608	620
Total non-current liabilities	16,484	17,564
TOTAL LIABILITIES	60,190	61,774

Commitments and contingencies

Stockholders’ equity
Ordinary shares, $0.0008 par value per share; 62,500,000 ordinary shares authorized, 25,000,000 shares and 25,000,000 shares issued and outstanding as of September 30, 2025 and March 31, 2025*	20	20
Additional paid-in capital*	41,711	41,711
Accumulated deficit	(39,222)	(39,348)
Accumulated other comprehensive loss	(437)	(484)
Total stockholders’ equity	2,072	1,899
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	62,262	63,673

____________

*        Retroactively restated for effect of share recapitalization and share split

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)
(Amounts in U.S. dollars and in thousands, except for number of shares and per share amount)

	For the six months ended
	September 30, 2025	September 30, 2024
	$’000	$’000
	(Unaudited)	(Unaudited)
Revenues	54,753	50,194
Cost of sales and inventories consumed	(17,026)	(14,665)
Cost of sales and inventories consumed – related party	(29)	(19)
Employee compensation and benefits	(18,966)	(19,912)
Operating lease expenses	(3,891)	(4,753)
Depreciation of property, plant and equipment	(2,127)	(1,988)
Reduction in the carrying amount of operating lease right-of-use assets	(949)	(400)
Amortization of acquired intangible assets	(74)	(74)
Selling and marketing expenses	(7,932)	(8,178)
Operating expenses	(3,102)	(2,618)
Operating expenses – related parties	(144)	(104)
Finance costs	(311)	(433)
Other (loss)/gain, net	(449)	1,101
Other income	308	687
Other income – related party	29	19
Income/(loss) before income tax	90	(1,143)
Income tax credit/(expense)	36	(267)
Net income/(loss)	126	(1,410)
Other comprehensive income
Foreign currency translation adjustment	47	67
Total comprehensive income/(loss)	173	(1,343)

Earnings/(loss) per share attributable to ordinary stockholders (in US$)
Basic and diluted*	0.01	(0.06)
Weighted average number of ordinary shares outstanding
Basic and diluted*	25,000,000	25,000,000

____________

*        Retroactively restated for effect of share recapitalization and share split

Revenues

The Group operates in two business segments, with operational bases in Hong Kong and Australia. The Group disaggregates its revenues into categories that are aligned with the customer base.

The following table presented the disaggregated revenues from contracts with customers that are recognized at a point in time for the six months ended September 30, 2025 and 2024:

	For the six months ended
	September 30, 2025	September 30, 2024
	$’000	$’000
Revenue recognized at a point in time
Restaurant income	41,223	37,743
Sales of goods	13,530	12,451
Total revenue	54,753	50,194

Our revenue increased by $4,559,000 or 9.1% from $50,194,000 for the six months ended September 30, 2024 to $54,753,000 for the six months ended September 30, 2025. The increase was mainly due to the increase in customer visits and the opening of a new restaurant outlet (representing Bistro Hoi An restaurant) during the six months ended September 30, 2025.

Cost of Sales and Inventories Consumed

Our cost of sales and inventories consumed consists of cost directly related to revenue generating activities, which primarily includes food and beverages cost. Cost of sales and inventories consumed increased by $2,371,000 or 16.1% from $14,684,000 for the six months ended September 30, 2024 to $17,055,000 for the six months ended September 30, 2025, which was in line with the increase in our revenue.

Employee Compensation and Benefits

Our employee compensation and benefits primarily consisted of salaries and other allowances and retirement benefit scheme contributions for management, operations and administrative personnel.

Our employee compensation and benefits for our management, operations and administrative personnel decreased by $946,000 or 4.8% from $19,912,000 for the six months ended September 30, 2024 to $18,966,000 for the six months ended September 30, 2025, primarily attributable to the reversal of bonus provision.

Operating Lease Expenses

Operating lease expenses primarily consisted of lease payments made in relation to our restaurant outlets, food and bakery factory, warehouses, office equipment and office premises in Hong Kong and Australia. Our operating lease expenses decreased by $862,000 or 18.1% from $4,753,000 for the six months ended September 30, 2024 to $3,891,000 for the six months ended September 30, 2025, which was attributable to the rent deduction and closure of two restaurant outlets during the six months ended September 30, 2025.

Depreciation of Property, Plant and Equipment

Our depreciation of property, plant and equipment for the operation of our restaurant outlets, food and bakery factory and office premises increased by $139,000 or 7.0% from $1,988,000 for the six months ended September 30, 2024 to $2,127,000 for the six months ended September 30, 2025. Such increase was mainly attributable to the addition of the property, plant and equipment we purchased for the operation of our restaurant outlets, food and bakery factory during the six months ended September 30, 2025.

Reduction in the Carrying Amount of Operating Lease Right-of-use Assets

Our reduction in the carrying amount of operating lease right-of-use assets were $949,000 and $400,000 for the six months ended September 30, 2025 and 2024, respectively.

Selling and Marketing Expenses

Our selling and marketing expenses mainly represented (1) restaurant operating expenses such as short-term lease restaurant rental expenses, building management fee and utility expenses; (2) marketing and advertising expenses; (3) transportation expenses for sales of goods and (4) other expenses related to sales activities.

Our selling and marketing expenses decreased by $246,000 or 3.0%, from $8,178,000 for the six months ended September 30, 2024 to $7,932,000 for the six months ended September 30, 2025. Such decrease was mainly attributable to the decrement in building management fee and utility expenses and decrease in marketing and advertising expenses we incurred to promote our brand image and awareness during the six months ended September 30, 2025, as compared to the six months ended September 30, 2024.

Operating Expenses

Operating expenses primarily consist of operating expenses for repairs and maintenance, bank service charges and credit card terminal processing fee levied on handling electronic payment transactions, professional services fees and other miscellaneous administrative expenses. Our operating expenses increased by $524,000 or 19.3% from 2,722,000 for the six months ended September 30, 2024 to $3,246,000 for the six months ended September 30, 2025. Such increase was mainly attributable to the increment in professional services fees we incurred the audit fee, legal fee and advisory fee for this Offering.

Finance Costs

Our finance costs primarily comprised interests on bank borrowings and bank overdrafts, which amounted to $311,000 and $433,000 for the six months ended September 30, 2025 and 2024.

Other (Loss)/Gain, net

Other (loss)/gain, net, primarily consist of change in fair value of financial liabilities, loss on disposal of property, plant and equipment, gain on early termination of operating leases and gain on operating lease modification. Our (loss)/gain, net, decreased by $1,550,000 or 140.8% from gain of $1,101,000 for the six months ended September 30, 2024 to loss of $449,000 for the six months ended September 30, 2025. The decrease was primarily driven by a gain on operating lease modifications of $1,021,000, which was non-recurring nature and fair value gain of financial liabilities of $189,000 during the six months ended September 30, 2024.

Other Income

Our other income primarily consists of bank interest income, credit card surcharge income, sponsorship income and event income. Our other income decreased by $379,000 or 55.2% from $687,000 for the six months ended September 30, 2024 to $308,000 for the six months ended September 30, 2025. The decrease was mainly attributable to the decrement in sponsorship income and event income.

Net Income/(Loss)

As a result of the foregoing, we reported net income of $126,000 and net loss of $1,410,000 for the six months ended September 30, 2025 and 2024, respectively.

Fiscal Year 2025 Financial Results

CAFE DECO GROUP LIMITED

CONSOLIDATED BALANCE SHEETS
(Amounts in U.S. dollar and in thousands, except for number of shares)

	As of
	March 31, 2025	March 31, 2024
	$’000	$’000
ASSETS
Current assets
Inventories, net	3,841	3,140
Accounts receivable, net	3,095	3,928
Deposits, prepayments and other receivables	4,340	4,156
Deposits – related company	10	-
Amount due from a related company	2	-
Cash and cash equivalents	7, 302	5,521
Tax recoverable	34	20
Total current assets	18,624	16,765

Non-current assets
Property, plant and equipment, net	13,530	11,036
Operating lease right-of-use assets, net	18,955	26,946
Goodwill, net	3,564	3,541
Acquired intangible assets, net	3,454	3,579
Deferred IPO costs	407	-
Deferred tax assets	1,877	1,117
Restricted cash	348	363
Rental deposits and prepayments	2,914	4,424
Total non-current assets	45,049	51,006
TOTAL ASSETS	63,673	67,771

LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)
Current liabilities
Accounts payable	3,657	3,391
Accrued expenses and other payables	9,240	7,912
Contract liabilities	1,425	1,766
Financial liabilities - current	1,703	133
Bank borrowings - current	19,152	17,179
Operating lease liabilities - current	7,216	10,011
Tax payable	339	-
Amounts due to related companies	1,478	12,698
Total current liabilities	44,210	53,090

Non-current liabilities
Provision for reinstatement costs	1,178	1,146
Financial liabilities – non-current	1,571	136
Operating lease liabilities – non-current	14,195	21,486
Deferred tax liabilities	620	640
Total non-current liabilities	17,564	23,408
TOTAL LIABILITIES	61,774	76,498

Commitments and contingencies

Stockholders’ equity/(deficit)
Ordinary shares, $0.0008 par value per share; 62,500,000 ordinary shares authorized, 25,000,000 shares and 25, 000,000 shares issued and outstanding as of March 31, 2025 and 2024*	20	20
Additional paid-in capital*	41,711	41,711
Subscription receivables*	-	(11,290)
Accumulated deficit	(39,348)	(38,565)
Accumulated other comprehensive loss	(484)	(603)
Total stockholders’ equity/(deficit)	1,899	(8,727)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)	63,673	67,771

____________

*        Retroactively restated for effect of share recapitalization and share split

CAFE DECO GROUP LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Amounts in U.S. dollars and in thousands, except for number of shares and per share amount)

	For the years ended
	March 31, 2025	March 31, 2024
	$’000	$’000
Revenues	108,045	89,173
Cost of sales and inventories consumed	(32,250)	(26,941)
Cost of sales and inventories consumed – related party	(106)	(74)
Employee compensation and benefits	(41,738)	(34,918)
Operating lease expenses	(9,679)	(9,126)
Depreciation of property, plant and equipment	(4,129)	(3,663)
Amortization of operating lease right-of-use assets	(594)	(1,245)
Amortization of acquired intangible assets	(149)	(141)
Impairment losses on property, plant and equipment and operating lease right-of-use assets	(515)	(4,118)
Selling and marketing expenses	(15,981)	(13,288)
Operating expenses	(5,707)	(5,499)
Operating expenses – related party	(228)	(147)
Finance costs	(845)	(581)
Other income and gain, net	2,898	889
Other income – related party	58	-
Loss before income tax expense	(920)	(9,679)
Income tax credit/(expense)	137	(81)
Net loss	(783)	(9,760)
Other comprehensive income/(loss)
Foreign currency translation adjustment	119	(82)
Total comprehensive loss	(664)	(9,842)

Loss per share attributable to ordinary shareholders (in US$)
Basic and diluted*	(0.03)	(0.39)
Weighted average number of ordinary shares outstanding
Basic and diluted*	25,000,000	25,000,000

____________

*        Retroactively restated for effect of share recapitalization and share split

Revenues

The Group operates in two business segments, with operational bases in Hong Kong and Australia. The Group disaggregates its revenues into categories that are aligned with the customer base.

The following table presented the disaggregated revenues from contracts with customers that are recognized at a point in time for the years ended March 31, 2025 and 2024:

	For the years ended
	March 31, 2025	March 31, 2024
	$’000	$’000
Revenue recognized at a point in time
Restaurant income	81,513	64,422
Sales of goods	26,532	24,751
Total revenue	108,045	89,173

Our revenue increased by $18,872,000 or 21.2% from $89,173,000 for the year ended March 31, 2024 to $108,045,000 for the year ended March 31, 2025. The increase was mainly due to the increase in customer visits and the opening of six new restaurant outlets (including one Bamboo Thai restaurant, one Duan Chun Zhen restaurant, one Nana's Green Tea restaurant, one Chef’s Cuts restaurant, one Parkside restaurant and one Matjeom restaurant) in 2025.

Cost of Sales and Inventories Consumed

Our cost of sales and inventories consumed consists of cost directly related to revenue generating activities, which primarily includes food and beverages cost. Cost of sales and inventories consumed increased by $5,341,000 or 19.8% from $27,015,000 for the year ended March 31, 2024 to $32,356,000 for the year ended March 31, 2025, which was in line with the increase in our revenue.

Employee Compensation and Benefits

Our employee compensation and benefits primarily consisted of salaries and other allowances and retirement benefit scheme contributions for management, operations and administrative personnel.

Our employee compensation and benefits for our management, operations and administrative personnel increased by $6,820,000 or 19.5% from $34,918,000 for the year ended March 31, 2024 to $41,738,000 for the year ended March 31, 2025, primarily attributable to the additional labor-related costs in relation to the opening of six new restaurant outlets and the increase in average staff wage of our full time and part-time staff.

Operating Lease Expenses

Operating lease expenses primarily consisted of lease payments made in relation to our restaurant outlets, food and bakery factory, warehouses, office equipment and office premises in Hong Kong and Australia. Our operating lease expenses increased by $553,000 or 6.1% from $9,126,000 for the year ended March 31, 2024 to $9,679,000 for the year ended March 31, 2025, which was attributable to the opening of six new restaurant outlets in 2025.

Depreciation of Property, Plant and Equipment

Our depreciation of property, plant and equipment for the operation of our restaurant outlets, food and bakery factory and office premises increased by $466,000 or 12.7% from $3,663,000 for the year ended March 31, 2024 to $4,129,000 for the year ended March 31, 2025. Such increase was mainly attributable to the addition of the property, plant and equipment we purchased for the operation of our restaurant outlets, food and bakery factory during the year ended March 31, 2025.

Amortization of Operating Lease Right-of-use Assets

Our amortization of operating lease right-of-use assets were $594,000 and $1,245,000 for the years ended March 31, 2025 and 2024, respectively.

Impairment Losses on Property, Plant and Equipment and Operating Lease Right-of-use Assets

Impairment losses on property, plant and equipment and operating lease right-of-use assets decreased by $1,469,000 and $2,134,000 or 90.4% and 85.6% from $1,625,000 and $2,493,000 for the year ended March 31, 2024 to $156,000 and $359,000 for the year ended March 31, 2025, primarily due to improvements in restaurant operations.

Selling and Marketing Expenses

Our selling and marketing expenses mainly represented (1) restaurant operating expenses such as short-term lease restaurant rental expenses, building management fee and utility expenses; (2) marketing and advertising expenses; (3) transportation expenses for sales of goods and (4) other expenses related to sales activities.

Our selling and marketing expenses increased by $2,693,000 or 20.3%, from $13,288,000 for the year ended March 31, 2024 to $15,981,000 for the year ended March 31, 2025. Such increase was mainly attributable to the increment in building management fee and utility expenses and increase in marketing and advertising expenses we incurred to promote our brand image and awareness during the year ended March 31, 2025, as compared to the year ended March 31, 2024.

Operating Expenses

Operating expenses primarily consist of operating expenses for repairs and maintenance, bank service charges and credit card terminal processing fee levied on handling electronic payment transactions, professional services fees and other miscellaneous administrative expenses. Our operating expenses remained relatively stable at $5,935,000 and $5,646,000 for the years ended March 31, 2025 and 2024, respectively.

Finance Costs

Our finance costs primarily comprised interests on bank borrowings and bank overdrafts, which amounted to $845,000 and $581,000 for the years ended March 31, 2025 and 2024.

Other Income and Gain

Our other income primarily consists of bank interest income, credit card surcharge income, sponsorship income and event income, change in fair value of financial liabilities, loss on disposal of property, plant and equipment, gain on early termination of operating leases and gain/(loss) on operating lease modification. Our other income and gain increased by $2,067,000 or 232.5% from $889,000 for the year ended March 31, 2024 to $2,956,000 for the year ended March 31, 2025. The increase was primarily driven by a gain on early termination of operating leases of $758,000 and a gain on operating lease modifications of $1,024,000 during the year ended March 31, 2025.

Net Loss

As a result of the foregoing, we reported net loss of $783,000 and $9,760,000 for the years ended March 31, 2025 and 2024, respectively.

Liquidity and Capital Resources

As of September 30, 2025, we had cash and cash equivalent of 4,558,000.

As of March 31, 2025 and 2024, we had cash and cash equivalent of $7,302,000 and $5,521,000. To date, we have financed our operations primarily through revenue generated from the receipts from our operations. Management has prepared estimates of operations and believes that sufficient funds will be generated from operations to fund our operations and to service our debt obligations for at least the next twelve months. We may, however, in the future require additional cash resources due to changing business conditions, implementation of our strategy to expand our business, or other investments or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

The accompanying consolidated financial statements have been prepared on a going concern basis under which we are expected to be able to realize our assets and satisfy our liabilities in the normal course of business.

Going Concern

As of September 30, 2025, our net cash were $4,927,000 and our net income for the six months ended September 30, 2025 was $126,000.

As of March 31, 2025 and 2024, our net cash were $7,650,000 and $5,884,000, and our net loss for the years ended March 31, 2025 and 2024 were $783,000 and $9,760,000, respectively. We estimate that we will be able to conduct our planned operations using currently available capital resources for at least the next twelve months. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they become due. Management has plans to seek additional capital through public offerings, including this Offering, private equity offerings, debt financings, and government or other third-party funding. However, the sale of additional equity securities could result in dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Debt

On May 3, 2023, we entered into a loan guaranteed by a director of the Group and the Hong Kong Government under the SME Financing Guarantee Scheme with Shanghai Commercial Bank Limited in the amount of $1,149,000 (equivalent to HK$9,000,000). The loan bears interest at a rate equivalent to the Hong Kong Prime Rate minus 2.50% and was originally scheduled to mature on May 2, 2033. During the year ended March 31, 2025, we successfully extended the loan’s maturity date to August 2, 2034.

On July 21, 2023, we entered into a loan guaranteed by a director of the Group and the Hong Kong Government under the SME Financing Guarantee Scheme with Standard Chartered Bank (Hong Kong) Limited in the amount of $615,000 (equivalent to HK$4,818,000). The loan bears interest at a rate equivalent to the Hong Kong Prime Rate minus 2.50% and repayable on July 20, 2034.

On November 14, 2023, we entered into a loan guaranteed by a director of the Group and the Hong Kong Government under the SME Financing Guarantee Scheme with The Bank of East Asia, Limited in the amount of $1,149,000 (equivalent to HK$9,000,000). The loan bears interest at a rate equivalent to the Hong Kong Prime Rate minus 2.50% and repayable on November 14, 2033.

On March 18, 2024, we entered into a loan guaranteed by a director of the Group and the Hong Kong Government under the SME Financing Guarantee Scheme with Shanghai Commercial Bank Limited in the amount of $1,022,000 (equivalent to HK$8,000,000). The loan bears interest at a rate equivalent to the Hong Kong Prime Rate minus 2.50% and repayable on March 17, 2034.

On February 23, 2024, we entered into a loan guaranteed by a director of the Group with O-Bank Co., Ltd. in the amount of $1,915,000 (equivalent to HK$15,000,000). The loan bears interest at a rate equivalent to the one-month Hong Kong Funding Rate plus 2.50% and repayable on February 22, 2026.

On 29 February 2024, we entered in a loan facility guaranteed by a director of the Group with Bank of East Asia, Limited in the amount of $2,314,000 (equivalent to HK$18,000,000). As of March 31, 2025, $2,258,000 (equivalent to HK$17,568,000) was utilized. The loan bears interest at the rate of 2.75% per annum over Hong Kong Interbank Offered Rate and repayable on demand.

On April 15, 2024, we entered into a loan guaranteed by a director of the Group and the Hong Kong Government under the SME Financing Guarantee Scheme with Shanghai Commercial Bank Limited in the amount of $1,157,000 (equivalent to HK$9,000,000). The loan bears interest at a rate equivalent to the Hong Kong Prime Rate minus 2.50% and repayable on April 14, 2034.

We have consistently complied with all loan terms, ensuring timely repayments as per the agreed schedules. Certain facility agreements contain clauses allowing lenders to demand repayment at any time. While management assesses the likelihood of such demands as remote, the existence of these clauses necessitates classifying the associated loans as current liabilities in our unaudited interim condensed consolidated financial statements as of September 30, 2025, and consolidated financial statements as of March 31, 2025 and 2024.

As of September 30, 2025, March 31, 2025 and 2024, the amounts due to immediate holding company and related companies were unsecured, interest-free and repayable on demand.

Segment information

Six months ended September 30, 2025

	Restaurant segment	Food and Bakery segment	Corporate	Elimination	Consolidated total
	$’000	$’000	$’000	$’000	$’000
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Segment revenues
Revenues from external customers	41,223	13,530	-	-	54,753
Inter-segment revenues	-	2,184	-	(2,184)	-
Total revenues from contracts with customers	41,223	15,714	-	(2,184)	54,753

Cost of sales and inventories consumed	(11,969)	(5,057)	-	-	(17,026)
Inter-segment cost of sales and inventories consumed	-	(2,184)	-	2,184	-
	(11,969)	(7,241)	-	2,184	(17,026)

Cost of sales and inventories consumed – related party	-	(29)	-	-	(29)
Employee compensation and benefits	(14,972)	(2,982)	(1,012)	-	(18,966)
Operating lease expenses	(3,091)	(668)	(132)	-	(3,891)
Depreciation of property, plant and equipment	(1,834)	(235)	(58)	-	(2,127)
Reduction in the carrying amount of operating lease right-of-use assets	(949)	-	-	-	(949)
Amortization of acquired intangible assets	-	-	(74)	-	(74)
Selling and marketing expenses	(6,191)	(1,625)	(116)	-	(7,932)
Operating expenses	(1,766)	(673)	(663)	-	(3,102)
Operating expenses – related parties	(67)	(11)	(66)	-	(144)
Finance costs	(223)	(38)	(50)	-	(311)
Total expenses	(41,062)	(13,502)	(2,171)	2,184	(54,551)

Other gain/(loss), net	54	-	(503)	-	(449)

Bank interest income	8	-	-	-	8
Other income	26	40	234	-	300
Total other income	34	40	234	-	308
Other income – related party	-	-	29	-	29
Income tax credit/(expense)	188	(164)	12	-	36
Net income/(loss)	437	2,088	(2,399)	-	126

Total assets	41,322	11,675	9,265	-	62,262
Total liabilities	(41,015)	(10,159)	(9,016)	-	(60,190)
Net assets	307	1,516	249	-	2,072

Additions to non-current assets:
Property, plant and equipment	6	1,519	230	-	1,755
Operating lease right-of-use assets	198	183	-	-	381

Year ended March 31, 2025

	Restaurant segment	Food and Bakery segment	Corporate	Elimination	Consolidated total
	$’000	$’000	$’000	$’000	$’000
Segment revenues
Revenues from external customers	81,513	26,532	-	-	108,045
Inter-segment revenues	-	4,912	-	(4,912)	-
Total revenues from contracts with customers	81,513	31,444	-	(4,912)	108,045

Cost of sales and inventories consumed	(21,488)	(10,762)	-	-	(32,250)
Inter-segment cost of sales and inventories consumed	-	(4,912)	-	4,912	-
	(21,488)	(15,674)	-	4,912	(32,250)

Cost of sales and inventories consumed – related party	-	(106)	-	-	(106)
Employee compensation and benefits	(32,591)	(6,313)	(2,834)	-	(41,738)
Operating lease expenses	(8,174)	(1,238)	(267)	-	(9,679)
Depreciation of property, plant and equipment	(3,414)	(565)	(150)	-	(4,129)
Amortization of operating lease right-of-use assets	(594)	-	-	-	(594)
Amortization of acquired intangible assets	-	-	(149)	-	(149)
Impairment losses on property, plant and equipment and operating lease right-of-use assets	(515)	-	-	-	(515)
Selling and marketing expenses	(11,170)	(4,455)	(356)	-	(15,981)
Operating expenses	(3,790)	(1,027)	(890)	-	(5,707)
Operating expenses – related party	(19)	(107)	(102)	-	(228)
Finance costs	(587)	(105)	(153)	-	(845)
Total expenses	(82,342)	(29,590)	(4,901)	4,912	(111,921)

Bank interest income	44	4	-	-	48
Other income and gain/(loss)	2,877	(18)	(9)	-	2,850
Other income and gain/(loss), net	2,921	(14)	(9)	-	2,898
Other income – related party	-	-	58	-	58
Income tax credit/(expense)	441	(329)	25	-	137
Net income/(loss)	2,533	1,511	(4,827)	-	(783)

Total assets	40,637	13,368	9,668	-	63,673
Total liabilities	(38,289)	(10,891)	(12,594)	-	(61,774)
Net assets/(liabilities)	2,348	2,477	(2,926)	-	1,899

Additions to non-current assets:
Property, plant and equipment	6,512	351	104	-	6,967
Operating lease right-of-use assets	2,511	20	-	-	2,531

Year ended March 31, 2024

	Restaurant segment	Food and Bakery segment	Corporate	Elimination	Consolidated total
	$’000	$’000	$’000	$’000	$’000
Segment revenues
Revenues from external customers	64,422	24,751	-	-	89,173
Inter-segment revenues	-	2,110	-	(2,110)	-
Total revenues from contracts with customers	64,422	26,861	-	(2,110)	89,173

Cost of sales and inventories consumed	(15,640)	(11,301)	-	-	(26,941)
Inter-segment cost of sales and inventories consumed	-	(2,110)	-	2,110	-
	(15,640)	(13,411)	-	2,110	(26,941)

Cost of sales and inventories consumed – related party	-	(74)	-	-	(74)
Employee compensation and benefits	(26,311)	(6,169)	(2,438)	-	(34,918)
Operating lease expenses	(7,786)	(1,160)	(180)	-	(9,126)
Depreciation of property, plant and equipment	(3,034)	(488)	(141)	-	(3,663)
Amortization of operating lease right-of-use assets	(1,245)	-	-	-	(1,245)
Amortization of acquired intangible assets	-	-	(141)	-	(141)
Impairment losses on property, plant and equipment and operating lease right-of-use assets	(4,118)	-	-	-	(4,118)
Selling and marketing expenses	(10,730)	(2,194)	(364)	-	(13,288)
Operating expenses	(3,061)	(1,789)	(649)	-	(5,499)
Operating expenses – related party	(3)	(75)	(69)	-	(147)
Finance costs	(283)	(135)	(163)	-	(581)
Total expenses	(72,211)	(25,495)	(4,145)	2,110	(99,741)

Bank interest income	36	7	-	-	43
Other income and gain	245	239	362	-	846
Other income and gain, net	281	246	362	-	889
Income tax (expense)/credit	(119)	15	23	-	(81)
Net (loss)/income	(7,627)	1,627	(3,760)	-	(9,760)

Total assets	35,164	14,343	18,264	-	67,771
Total liabilities	(44,383)	(10,451)	(21,664)	-	(76,498)
Net (liabilities)/assets	(9,219)	3,892	(3,400)	-	(8,727)

Additions to non-current assets:
Property, plant and equipment	7,429	1,102	349	-	8,880
Operating lease right-of-use assets	15,558	1,112	924	-	17,594
Goodwill	-	-	3,489	-	3,489
Acquired intangible assets	-	-	3,567	-	3,567

Summary of Cash Flow

The following table provides detailed information about our net cash flow for the six months ended September 30, 2025 and 2024 presented in this prospectus.

	For the six months ended September 30,
	2025	2024
Statement of Operations Data	$’000	$’000
Net cash provided by operating activities	3,039	1,451
Cash used in investing activity	(1,755)	(5,746)
Net cash (used in)/provided by financing activities	(3,994)	4,770
Net (decrease)/increase in cash and cash equivalents	(2,710)	475
Effect on exchange rate change on cash and cash equivalents	(13)	124
Cash and cash equivalents at the beginning of the period	7,650	5,884
Cash and cash equivalents at the end of the period	4,927	6,483

Operating activities

Our cash flows generated from operating activities was principally generated from the receipts from our operations, while our cash used in operating activities was principally used for payments for purchases of food ingredients and beverages, staff costs, property rentals and other operating expenses incurred for our business operations. Our net cash provided by operating activities amounted to $3,039,000 for the six months ended September 30, 2025, mainly derived from (i) the net income for the period of $126,000; (ii) various non-cash items of $7,446,000, such as operating lease expenses charged, depreciation on property, plant and equipment and reduction in the carrying amount of operating lease right-of-use assets and fair value change of financial liabilities; and (iii) the increase in accounts payable of $1,568,000 and the increase in contract liabilities of $733,000, which was partially offset by operating lease liabilities of $5,090,000 as a result of the settlement for the six months ended September 30, 2025.

Our net cash generated from operating activities amounted to $1,451,000 for the six months ended September 30, 2024, mainly derived from (i) the net loss for the period of $1,410,000; (ii) various non-cash items of $6,115,000, such as operating lease expenses charged, depreciation on property, plant and equipment and reduction in the carrying amount of operating lease right-of-use assets and fair value change of financial liabilities; and (iii) the increase in accounts payable of $467,000 and the increase in accrued expenses and other payables of $1,715,000 which was partially offset by operating lease liabilities of $5,237,000 as a result of the settlement for the six months ended September 30, 2024.

Investing activity

Cash used in investing activity was $1,755,000 for the six months ended September 30, 2025, mainly attributable to purchase of property, plant and equipment of $1,755,000.

Cash used in investing activity was $5,746,000 for the six months ended September 30, 2024, mainly attributable to purchase of property, plant and equipment of $5,746,000.

Financing activities

Net cash used in financing activities was $3,994,000 for the six months ended September 30, 2025, mainly attributable to (i) the repayment of bank borrowings of $6,705,000, which was partially offset by the proceeds from bank borrowings of $4,676,000; (ii) the repayment of financial liabilities of $461,000; and (iii) the repayment to immediate holding company of $2,567,000, which was partially offset by the advance from immediate holding company of $1,140,000.

Net cash provided by financing activities was $4,770,000 for the six months ended September 30, 2024, mainly attributable to (i) the proceeds from bank borrowings of $4,995,000, which was partially offset by the repayment of bank borrowings of $2,898,000; (ii) the proceeds from issuance of financial liabilities of $1,959,000, which was partially offset by the repayment of financial liabilities of $95,000; and (iii) the advance from immediate holding company of $1,703,000, which was partially offset by the repayment to immediate holding company of $877,000.

The following table provides detailed information about our net cash flow for the years ended March 31, 2025 and 2024 presented in this prospectus.

	For the years ended March 31,
	2025	2024
Statement of Operations Data	$’000	$’000
Net cash provided by/(used in) operating activities	3,240	(4,417)
Net cash used in investing activities	(6,642)	(14,116)
Net cash provided by financing activities	5,180	19,505
Net increase in cash and cash equivalents	1,778	972
Effect on exchange rate change on cash and cash equivalents	(12)	(102)
Cash and cash equivalents at the beginning of the year	5,884	5,014
Cash and cash equivalents at the end of the year	7,650	5,884

Operating activities

Our cash flows generated from operating activities was principally generated from the receipts from our operations, while our cash used in operating activities was principally used for payments for purchases of food ingredients and beverages, staff costs, property rentals and other operating expenses incurred for our business operations. Our net cash provided by operating activities amounted to $3,240,000 for the year ended March 31, 2025, mainly derived from (i) the net loss for the year of $783,000; (ii) various non-cash items of $12,715,000, such as operating lease expenses charged, depreciation on property, plant and equipment, amortization of operating lease right-of-use assets and impairment losses on property, plant and equipment and operating lease right-of-use assets; and (iii) the decrease in deposits, prepayments and other receivables of $1,073,000 and the increase in accrued expenses and other payables of $1,300,000, which was partially offset by operating lease liabilities of $10,900,000 as a result of the settlement for the year ended March 31, 2025.

Our net cash used in operating activities amounted to $4,417,000 for the year ended March 31, 2024, mainly derived from (i) the net loss for the year of $9,760,000; and (ii) various non-cash items of $18,464,000, such as operating lease expenses charged, depreciation on property, plant and equipment, amortization of operating lease right-of-use assets and impairment losses on property, plant and equipment and operating lease right-of-use assets, which was partially offset by the decrease in accrued expenses and other payables of $2,218,000 and operating lease liabilities of $9,978,000 as a result of the settlement for the year ended March 31, 2024.

Investing activities

Net cash used in investing activities was $6,642,000 for the year ended March 31, 2025, mainly attributable to purchase of property, plant and equipment of $6,736,000.

Net cash used in investing activities was $14,116,000 for the year ended March 31, 2024, mainly attributable to (i) purchase of property, plant and equipment of $8,421,000; and (ii) net cash outflows on acquisition of subsidiaries of $5,736,000.

Financing activities

Net cash provided by financing activities was $5,180,000 for the year ended March 31, 2025, mainly attributable to (i) the proceeds from bank borrowings of $3,584,000, which was partially offset by the repayment of bank borrowings of $1,654,000 and repayment of bank overdrafts facility of $70,000; and (ii) the proceeds from investors of $3,374,000, which was partially offset by the repayment to investors of $328,000; and (iii) the advance from immediate holding company of $2,129,000, which was offset by the repayment to immediate holding company of $1,635,000.

Net cash provided by financing activities was $19,505,000 for the year ended March 31, 2024, mainly attributable to (i) the proceeds from bank borrowings of $6,307,000, which was partially offset by the repayment of bank borrowings of $775,000 and utilization of bank overdrafts facility of $269,000; and (ii) the advance from immediate holding company of $13,646,000.

Commitments and Contingencies

In the normal course of business, we are subject to loss contingencies, such as legal proceedings and claims arising out of our business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Loss Contingencies”, we will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

The following table summarizes our contractual obligations as of September 30, 2025:

	Payments due by period
Contractual obligations	Total	Less than 1 year	1 - 2 years	2 – 5 years	Over 5 years
	$’000	$’000	$’000	$’000	$’000
Bank borrowings	18,080	7,147	1,565	4,577	4,791
Bank overdrafts	425	425	-	-	-
Operating lease obligations	23,554	8,827	5,644	5,385	3,698
	42,059	16,399	7,209	9,962	8,489

The following table summarizes our contractual obligations as of March 31, 2025:

	Payments due by period
Contractual obligations	Total	Less than 1 year	1 - 2 years	2 – 5 years	Over 5 years
	$’000	$’000	$’000	$’000	$’000
Bank borrowings	20,380	8,362	1,830	4,619	5,569
Bank overdrafts	428	428	-	-	-
Operating lease obligations	23,398	9,238	6,009	4,274	3,877
	44,206	18,028	7,839	8,893	9,446

The following table summarizes our contractual obligations as of March 31, 2024:

	Payments due by period
Contractual obligations	Total	Less than 1 year	1 - 2 years	2 – 5 years	Over 5 years
	$’000	$’000	$’000	$’000	$’000
Bank borrowings	18,835	6,071	2,887	4,293	5,584
Bank overdrafts	494	494	-	-	-
Operating lease obligations	34,591	11,052	9,175	9,443	4,921
	53,920	17,617	12,062	13,736	10,505

Included in the bank borrowings principal and interest amount of $13,858,000 and $1,394,000 are borrowings with repayment on demand clauses based on scheduled repayments. These borrowings are trade loan and non-revolving loans we borrowed from certain banks under the SME Financing Guarantee Scheme with repayment on demand clauses attached. We have consistently complied with all loan terms, ensuring timely repayments as per the agreed schedule. While we assess the likelihood of repayment on demands as remote, the existence of these clauses necessitates classifying the associated loans as current liabilities in the unaudited interim condensed consolidated financial statements as of September 30, 2025.

Included in the bank borrowings principal and interest amount of $15,295,000 and $1,656,000 are borrowings with repayment on demand clauses based on scheduled repayments. These borrowings are trade loan and non-revolving loans we borrowed from certain banks under the SME Financing Guarantee Scheme with repayment on demand clauses attached. We have consistently complied with all loan terms, ensuring timely repayments as per the agreed schedule. While we assess the likelihood of repayment on demands as remote, the existence of these clauses necessitates classifying the associated loans as current liabilities in the consolidated financial statements as of March 31, 2025.

Included in the bank borrowings principal and interest amount of $13,449,000 and $2,150,000 are borrowings with repayment on demand clauses based on scheduled repayments. These borrowings are non-revolving loans we borrowed from certain banks under the SME Financing Guarantee Scheme with repayment on demand clauses attached. We have consistently complied with all loan terms, ensuring timely repayments as per the agreed schedule. While we assess the likelihood of repayment on demands as remote, the existence of these clauses necessitates classifying the associated loans as current liabilities in the consolidated financial statements as of March 31, 2024.

Capital Expenditures

For the six months ended September 30, 2025 and 2024, we purchased $1,755,000 and $5,746,000 of property, plant and equipment, mainly for use in our operations.

For the years ended March 31, 2025 and 2024, we purchased $6,967,000 and $8,880,000 of property, plant and equipment, mainly for use in our operations.

Subsequent to March 31, 2025 and as of the date of this prospectus, we purchase $2,148,000 of property, plant and equipment for operational use. We do not have any other material commitments to capital expenditures as of March 31, 2025 or as of the date of this prospectus.

Off-Balance Sheet Arrangements

We did not have during the period presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Concentrations of risk

Customer concentration risk

For the six months ended September 30, 2025 and 2024, no single customer accounted for more than 10% of total revenue.

For the years ended March 31, 2025 and 2024, no single customer accounted for more than 10% of total revenue.

Supplier concentration risk

For the six months ended September 30, 2025 and 2024, one supplier accounted for 16.3% and 14.4% of total purchases. No other vendors accounted for more than 10% of total purchases for the same period.

For the years ended March 31, 2025 and 2024, one supplier accounted for 13.9% and 16.0% of total purchases. No other vendors accounted for more than 10% of total purchases for the same period.

OUR CORPORATE STRUCTURE AND HISTORY

On February 14, 2025, the Company was established in the Cayman Islands. Pursuant to a special resolution passed on March 26, 2025, the name of Global Gourmet Inc. was changed to Cafe Deco Group Limited

On March 31, 2025, Cafe Deco Holdings Limited sold its shares in CDC Holdings Limited to Cafe Deco Group Limited at a consideration of $29,840,000 (equivalent to HK$232,755,000) and Cafe Deco Group Limited became the new holding company of the Group’s business in the corporate structure accordingly. The transfer of shares was completed on the same date, upon which our subsidiaries, including some with up to 34 years of operating history and experience, are consolidated into the Group.

The Group’s business included La Rose Noire Limited and its wholly-owned subsidiary (“La Rose Group”), whose principal activities are operation of restaurant outlets, production of bakery products and distribution of finest French chocolate products and other frozen bakery and pastry products, which was acquired on May 8, 2023 at a consideration of $12,023,000 (equivalent to HK$94,380,000), and subsequently changed its name into Baker & Patissier Limited on June 8, 2023.

On March 31, 2025, the directors of the Company approved the new shares allotment of 19,999,990 ordinary shares at $2.2 per share to Cafe Deco Holdings Limited. Immediately upon completion of the share allotment, Cafe Deco Holdings Limited held an aggregate of 20,000,000 ordinary shares, representing 100% of ordinary shares in issue and outstanding of the Company.

On May 2, 2025, Cafe Deco Holdings Limited sold and transferred 998,000 shares of the Company to one pre-IPO Investor, which holds less than 5% shareholding of the Company.

On May 2, 2025, Cafe Deco Holdings Limited also sold and transferred 998,000 shares to New Age Concepts Limited which was then the wholly-owned subsidiary of Cafe Deco Holdings Limited.

On June 30, 2025, Cafe Deco Holdings Limited disposed of its entire interest in its wholly-owned subsidiary, New Age Concepts Limited, through a sale and transferred to Polaris Capital Holdings Limited. At the time of the transaction, New Age Concepts Limited held 998,000 shares of the Company.

Based on resolutions adopted by the Board of Directors on July 25, 2025, the Company adjusted the per-share consideration from $2.20 to $2.047, resulting in a change in total consideration from $43,999,978 to $40,939,980 for the allotment of 19,999,990 ordinary shares.

Based on resolutions adopted by the Board of Directors on January 26, 2026, the Company subdivided each of its existing issued and unissued ordinary share with a par value of $0.001 each into 1.25 ordinary shares of par value $0.0008 each, such that the share capital of the Company became $50,000 divided into 62,500,000 ordinary shares of par value $0.0008. Immediately after the subdivision, the Company has 25,000,000 Ordinary Shares outstanding.

Controlled Company

Immediately after this Offering, assuming an offering size as set forth above, Mr. Chow Vee Tsung Oscar, our Director, Chairman of the Board and Controlling Shareholder will beneficially hold in aggregate approximately 57.74% of our total issued and outstanding Shares, representing 57.74% of our total voting power, assuming the underwriters do not exercise their over-allotment option, through his 100% ownership of Polaris Capital Holdings Limited. Through our Controlling Shareholder’s majority ownership, he will be able to control the outcome of all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of our company or assets. For more information, please see “Principal Shareholders” on page 222.

Probate Legal Proceedings of the Estate of the Late Dr. Chow

Chevalier International Holdings Limited, a Bermuda company, is publicly listed on the Main Board of the Stock Exchange of Hong Kong under stock code no. 0025, and beneficially owns 22.76% of the outstanding Ordinary Shares of the Company through its 100% ownership of Sharp Rise Limited. The estate of the Late Dr. Chow beneficially holds 62.90% of issued voting shares of Chevalier International Holdings Limited, and is subject to an ongoing probate legal proceeding in Hong Kong. The shareholding of our Controlling Shareholder, the shareholding of Polaris Capital Holdings Limited, or the shareholding of Food Group HK Limited are not subject to the outcome of the legal proceedings of the Estate of the Late Dr. Chow.

The following diagram illustrates the ownership structure of the Company before and after giving effect to this Offering:

(1)NP Investment holds 100% of the total ordinary shares and 10% of the total preference shares of NP Cafe JV Limited.

Preference shares are:

(i)Entitled to receive dividends as and when declared by the board of directors and approved by the members at a general meeting; and

(ii)Are not entitled to receive notice of, to attend, to be counted towards a quorum or to vote at any general meeting. Holders of preference shares shall be entitled to vote at their own class meetings only.

(2)Precious Arch holds 100% of the total ordinary shares and 57.7% of the total preference shares of Thai Tai Holdings Limited.

Preference shares are:

(i)Entitled to receive dividends as and when declared by the board of directors and approved by the members at a general meeting; and

(ii)Are not entitled to receive notice of, to attend, to be counted towards a quorum or to vote at any general meeting. Holders of preference shares shall be entitled to vote at their own class meetings only.

(3)Chevalier International Holdings Limited, a Bermuda company, is publicly listed on the Main Board of the Stock Exchange of Hong Kong under stock code no. 0025, and beneficially owns 22.76% of the outstanding Ordinary Shares of the Company through its 100% ownership of Sharp Rise Limited. The estate of the Late Dr. Chow beneficially holds 62.90% of issued voting shares of Chevalier International Holdings Limited (the “Chevalier Shares”), and is subject to an ongoing probate legal proceeding in Hong Kong. Specifically, the proceeding seeks to determine whether the will of Late Dr. Chow is valid and the Chevalier Shares are devised and bequeathed to Ms. Chow Wai Wai Violet absolutely. The proceeding is taken out by Chow Lily (sister of Chow Vee Tsung Oscar) against Chow Wai Wai Violet and Chow Vi Vi (also sisters of Chow Vee Tsung Oscar) as executors of the estate of Late Dr. Chow. Chow Lily, Chow Wai Wai Violet, Chow Vi Vi and our Director and Chairman of the Board, Chow Vee Tsung Oscar are all children of the Late Dr. Chow. The shareholding of our Controlling Shareholder, the shareholding of Polaris Capital Holdings Limited, or the shareholding of Food Group HK Limited are not subject to the outcome of the legal proceedings of the Estate of the Late Dr. Chow.

(4) Pursuant to a Declaration of Trust dated 25 January 2022, Polaris Capital Holdings Limited holds 21,413 ordinary shares of Food Group HK Limited, representing 21.41% of its issued share capital, on trust for Dragon Insight Limited. The voting rights of such shares, however, remained with Polaris Capital Holdings Limited. Pursuant to a Deed of Release dated August 14, 2025, Dragon Insight Limited transferred the 21,413 ordinary shares of Food Group HK Limited to Polaris Capital Holdings Limited.

(5)Other shareholders of Food Group HK Limited consist of three shareholders, including two companies and one natural person. Each shareholder beneficially owns less than 5% of the outstanding Ordinary Shares of the Company.

(6)NP Investment holds 100% of the total ordinary shares and 10% of the total preference shares of Parkside CWB JV Limited.

Preference shares are

(i)Entitled to receive dividends as and when declared by the board of directors and approved by the members at a general meeting; and

(ii)Are not entitled to receive notice of, to attend, to be counted towards a quorum or to vote at any general meeting. Holders of preference shares shall be entitled to vote at their own class meetings only.

The above change assumes an offering of 3,750,000 Ordinary Shares and assumes no exercise by the underwriters of their over-allotment option.

Subsidiary Name	Background	Ownership
2/3 Dolci Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on March 22, 2017 Dormant	100% held by Golden Pointer
Baker & Patissier Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on January 10, 1997 Bakery operations	100% held by Prestige Mode
Cafe Deco Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on December 18, 1990 Restaurant operations	100% held by Metro Point
CDC Holdings Limited (“CDC Holdings")	Investment holding company of Cafe Deco Group Limited Incorporated on September 23, 2021 Investment holding	100% held by Cafe Deco Group Limited
Chef Cuts Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on March 27, 2018 Restaurant operations	100% held by Prestige Mode
CL Holdings Limited (“CL Holdings”)	Hong Kong operating subsidiary of CDC Holdings Incorporated on January 15, 2003 Administration and Finance	100% held by Precious Arch
Customs House Cafe Pty Ltd	Australian operating subsidiary of CDC Holdings Incorporated on March 20, 1998 Restaurant operations	100% held by Skywin Limited
Food Square Hong Kong Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on December 13, 2011 Food factory operations	100% held by Prestige Mode
Giant Dragon (Hong Kong) Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on January 6, 2003 Restaurant operations	100% held by CL Holdings
Giant Ocean (H.K.) Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on November 20, 1998 Restaurant operations	99% held by CL Holdings 1% held by Precious Arch
Global Success Funding Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on February 3, 2023 Dormant	100% held by CL Holdings
Golden Pointer Limited (“Golden Pointer”)	Investment holding company of CDC Holdings Incorporated on January 21, 2011 Investment holding	100% held by Precious Arch

Subsidiary Name	Background	Ownership
Info Dragon Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on August 6, 2003 Restaurant and retail operations	100% held by Prestige Mode
Legend City Limited	Investment holding company of CDC Holdings Incorporated on November 22, 2010 Investment holding	100% held by Metro Point
Lordly Corporation Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on December 3, 2012 Restaurant operations	100% held by Golden Pointer
Marson Consultant Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on March 10, 1994 Restaurant operations	100% held by CL Holdings
Metro Point Enterprise Company Limited (“Metro Point”)	Investment holding company of CDC Holdings Incorporated on October 28, 2010 Investment holding	100% held by Precious Arch
NP Cafe JV Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on December 22, 2023 Restaurant operations

NP Investment holds 100% of the total ordinary shares and 10% of the total preference shares of NP Cafe JV Limited.

Preference shares are

(i)Entitled to receive dividends as and when declared by the board of directors and approved by the members at a general meeting; and

(ii)Are not entitled to receive notice of, to attend, to be counted towards a quorum or to vote at any general meeting. Holders of preference shares shall be entitled to vote at their own class meetings only.

NP Investment Holding Limited (“NP Investment”)	Investment holding company of CDC Holdings Incorporated on March 1, 2024 Investment holding	100% held by Precious Arch
Omami Five International Holdings Limited	Trademark holding company of CDC Holdings Incorporated on September 10, 2020 Trademark holder	100% held by CDC Holdings

Subsidiary Name	Background	Ownership
Orient Talent (Hong Kong) Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on July 5, 2002 Restaurant operations	100% held by Thai Tai
Pacific Land (H.K.) Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on February 9, 2011 Restaurant operations	100% held by Golden Pointer
Pacific York (H.K.) Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on April 23, 2001 Restaurant operations	100% held by CL Holdings
Parkside CWB JV Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on December 24, 2025 Restaurant operations

NP Investment holds 100% of the total ordinary shares and 10% of the total preference shares of Parkside CWB JV Limited.

Preference shares are

(i)Entitled to receive dividends as and when declared by the board of directors and approved by the members at a general meeting; and

(ii)Are not entitled to receive notice of, to attend, to be counted towards a quorum or to vote at any general meeting. Holders of preference shares shall be entitled to vote at their own class meetings only.

Patisserie et Chocolat Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on February 14, 2019 Bakery operations	100% held by Baker & Patissier Limited
Precious Arch Limited (“Precious Arch”)	Investment holding company of CDC Holdings Incorporated on December 15, 2015 Investment holding	100% held by CDC Holdings
Prestige Mode Limited (“Prestige Mode”)	Investment holding company of CDC Holdings Incorporated on December 16, 2015 Investment holding	100% held by CDC Holdings
Restaurant Management (Overseas) Limited	Dormant company Incorporated on March 2, 2007 Dormant	100% held by Metro Point

Subsidiary Name	Background	Ownership
Skywin Limited	Investment holding company of CDC Holdings Incorporated on February 3, 1998 Investment holding	67.15% held by Legend City Limited 32.85% held by Metro Point
Success Well (H.K.) Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on March 14, 2006 Restaurant operations	100% held by CL Holdings
Thai Tai Holdings Limited (“Thai Tai”)	Investment holding company of CDC Holdings Incorporated on November 19, 2020 Investment holding

Precious Arch holds 100% of the total ordinary shares and 57.7% of the total preference shares of Thai Tai Holdings Limited.

Preference shares are

(v)Entitled to receive dividends as and when declared by the board of directors and approved by the members at a general meeting; and

(ii)Are not entitled to receive notice of, to attend, to be counted towards a quorum or to vote at any general meeting. Holders of preference shares shall be entitled to vote at their own class meetings only.

Triumph Star Limited	Hong Kong operating subsidiary of CDC Holdings Incorporated on January 26, 2018 Restaurant operations	100% held by Thai Tai

INDUSTRY OVERVIEW

The information presented in this section, including certain facts, statistics and data, is derived from the market research report prepared by CIC, which was commissioned by us, and from various official government publications and other publicly available publications, unless otherwise indicated. We believe that these sources are appropriate for such information and we have taken reasonable care in extracting and reproducing such information.

OVERVIEW OF RESTAURANT INDUSTRY IN ASIA-PACIFIC

The Asia-Pacific region covers most of East and South Asia, as well as Southeast Asia, Oceania and the Pacific Islands. The region is home to a diverse range of ethnic groups and languages, creating a unique and rich cultural ecosystem. This significant cultural diversity has had a key impact on the development of the Asia-Pacific restaurant industry.

A wide variety of restaurant types and cuisines have flourished in the Asia-Pacific region, catering to the needs of residents of different levels and cultural backgrounds. At the same time, with the rapid rise of tourism in the Asia-Pacific region, specialty restaurants have become an important part of the travel experience, and these diverse and distinctive catering offerings are highly compatible with the needs of the tourism market, providing new impetus to the growth of Asia-Pacific’s restaurant industry.

Market size of the restaurant industry, in terms of revenue, Asia-Pacific, 2019-2029E

Source: The CIC Report

The market size of Asia-Pacific’s restaurant industry has increased from HKD10.2 trillion in 2019 to HKD10.8 trillion in 2024, representing a CAGR of 1.2%. The market size declined in 2020 and 2022, mainly due to the changes in the overall macro-environment and people’s consumption behavior as a result of the epidemic prevention and control measures in 2020. With the steady growth of the Asia-Pacific region’s economy, the rising consumption power of the residents, the continued prosperity of the tourism industry, and the emergence of new catering demand, the market size of Asia-Pacific’s restaurant industry is expected to grow steadily in the next few years to HKD15.3 trillion by 2029, at a CAGR of 7.2% from 2024 to 2029.

The Asia-Pacific restaurant market is characterized by significant geographic dispersion. Covering nearly half of the world’s population, the region is characterized by significant differences in consumption habits, supply chain efficiency, and policy environment. Some regions stand out due to their unique location or high degree of internationalization. Hong Kong, for example, accounted for approximately 1.0% of the Asia-Pacific restaurant market in 2024, despite having only approximately 0.2% of the total Asia-Pacific population. This market advantage stems from both its status as an international tourism hub and the high concentration of multi-cultural restaurants under the free port policy, demonstrating the depth of dynamism and growth potential of the regional restaurant market.

OVERVIEW OF RESTAURANT INDUSTRY IN HONG KONG

Hong Kong is an important financial, trade and tourism center in the Asia-Pacific region. With a high degree of internationalization and a deep blend of Eastern and Western cultures, the restaurant market presents a prosperous and flourishing scene. Hong Kong has a unique geographical advantage and an open and tolerant business atmosphere, attracting a large number of tourists and injects a constant stream of vitality into the restaurant market. Under such circumstances, Hong Kong’s restaurant market has gradually developed a diversified and highly dynamic competitive landscape.

In recent years, Hong Kong’s restaurant industry has been facing a complex and volatile operating environment due to the epidemic, and is currently on the path to recovery, with market dynamics showing signs of positive transformation. The market size of Hong Kong’s restaurant industry has fluctuated significantly in the past few years, primarily due to the far-reaching impact of the COVID-19 epidemic. During the height of the epidemic from 2020 to 2022, strict restrictions on people’s outings and stores’ daily operations were implemented. These measures were crucial for public health but had a devastating effect on the restaurant industry. Hong Kong’s restaurant industry was hit extremely hard during this period. The market size of Hong Kong’s restaurant industry decreased from HKD112.4 billion in 2019 to HKD79.3 billion in 2020, representing a sharp decrease of approximately 29.4%. As the negative impact of the epidemic gradually subsided and the government introduced a number of incentive policies to stimulate the development of the restaurant industry, the market size of Hong Kong’s restaurant industry has largely recovered in 2023, reaching HKD109.5 billion, which was an increase of 26.1% compared with 2022. In 2024, the market size slightly decreased to HKD109.4 billion mainly due to the surge in Hong Kong residents’ consumption in mainland China. As Hong Kong’s economy recovers to moderate growth and the government issues series of supportive policies, the total market size is expected to reach HKD129.2 billion by 2029, representing a CAGR of 3.4% from 2024 to 2029.

Market size of the restaurant industry, in terms of revenue, by cuisine type, Hong Kong, 2019-2029E

HKD billion
CAGR 2019-2024 2024-2029E
Chinese restaurants -2.1% 2.6%
Asian restaurants 1.6% 4.6%
Western restaurants 0.6% 3.9%
Other catering places 0.6% 3.2%
Total -0.5% 3.4%
150
100
50
0
2019: 112.4; 55.8; 19.3; 26.6; 10.8
2020: 79.3; 36.1; 14.8; 20.2; 8.2
2021: 92.7; 42.0; 17.9; 23.7; 9.1
2022: 86.8; 38.4; 17.1; 22.5; 8.9
2023: 109.5; 50.3; 20.9; 27.1; 11.2
2024: 109.4; 50.1; 20.9; 27.3; 11.1
2025E: 112.8; 50.9; 21.8; 28.5; 11.6
2026E: 116.5; 51.9; 22.8; 29.8; 12.1
2027E: 120.8; 53.7; 23.9; 30.9; 12.4
2028E: 124.9; 55.3; 25.0; 32.0; 12.7
2029E: 129.2; 57.0; 26.1; 33.1; 13.0

Source: HK Census and Statistics Department, The CIC Report

By cuisine type, the establishments providing catering services in Hong Kong can be categorized into four segments, including Chinese restaurants, Asian restaurants, Western restaurants, and other catering places. Chinese restaurants refer to Hong Kong style tea cafes, and those offering various types of Chinese cuisines including but not limited to Guangdong, Beijing, Sichuan, Shanghai, Shandong, Fujian, Jiangsu, Zhejiang, Hunan, and Anhui cuisines. Asian restaurants refer to the restaurants offering Asian cuisines (Chinese cuisine excluded) including but not limited to Japanese cuisine, Korean cuisine, Thai cuisine, Vietnamese cuisine, Singaporean cuisine. Western restaurants refer to restaurants offering Western cuisines including but not limited to American cuisine, Italian cuisine, French cuisine, British cuisine and other western cuisines. Other catering places include bars, dessert shops, ice cream houses, fruit juice shops, coffee shops, and other eating and drinking establishments which are not described in the above segments.

As a meeting point of Eastern and Western cultures, Hong Kong’s food culture places great emphasis on diversity and inclusiveness. Among Hong Kong’s restaurant market, Chinese restaurant market accounts for the largest share in terms of total revenue, with a market share of 45.8% in 2024. Compared to traditional Chinese restaurants offering cuisine that most Hong Kong residents are accustomed to, Asian and Western restaurants serve cuisine from Asian countries and Western countries, offering an exotic experience that a growing number of customers seek when they dine out. As a result, Asian and Western restaurants are gaining popularity in Hong Kong. The market size of Asian restaurants is expected to increase from HKD20.9 billion in 2024 to HKD26.1 billion by 2029, representing a CAGR of 4.6% exceeding that of other sectors. With increasing revenue per restaurant, the market size of Western restaurants is also expected to grow at a higher growth rate than the market average, to reach HKD33.1 billion by 2029.

By service type, the establishments providing catering services in Hong Kong can be categorized into three segments, including fine dining restaurants, casual dining restaurants, and quick service restaurants.

•Fine dining. Fine dining restaurants refer to the segment where the customers sit at tables, their orders are taken by a waiter, and who serve refined food and fine wines in an upscale atmosphere. They offer a wider range of cuisines at fixed lunch and dinner times rather than serving all day. The per capita consumption in a fine dining restaurant is typically more than US$55 per visit.

•Casual dining. Casual dining restaurants refer to the segment where the restaurants provide moderate table services, and affordable menu items. They usually have longer and more flexible opening hours compared with fine dining restaurants. The per capita consumption in a casual dining restaurant is typically between US$15-55 per visit.

•Quick service. Quick service restaurants refer to restaurants that provide fast and consistent food and beverage services, with little or no table service and a simple dining ambience. They usually open longer hours and some are even open 24 hours. Customers usually pay before getting a seat. The per capita consumption in a quick service restaurant is typically less than US$15 per visit.

Market Drivers for Restaurant Industry in Hong Kong

The followings are the key drivers affecting the development of Hong Kong’s restaurant industry:

•Greater purchasing power of local residents: Despite the negative effects on the economy due to the social instability and COVID-19 epidemic during 2019 to 2022, the annual per capita income of Hong Kong’s residents achieved moderate growth from HKD398,100 in 2019 to HKD462,200 in 2024, and is expected to grow in a higher growth rate as economy gradually recovers. The increase in per capita income and expenditure indicates that consumers in Hong Kong have gained increasingly greater purchasing power. Along with improved living standards, it is expected that more consumers will show demand for good quality food and services, which will in turn stimulate the continuous development of the restaurant industry in Hong Kong.

•Increasing expenditure of locals on dining out: Hong Kong residents are becoming more willing to dine out or order takeaways driven by shifting of catering consumption patterns, office workers demand for convenience, and restaurants’ digital marketing. The annual per capita expenditure on dining out in Hong Kong showed a trend of decrease during epidemic period, but recovered quickly in 2023 and is expected to further increase from approximately HKD21,200 in 2024 to approximately HKD23,800 by 2029, which is contributing to the recovery of Hong Kong’s restaurant industry and is expected to further drive its growth in the future.

•Recovering number of overnight visitors: Since the loosening of epidemic prevention and control measures, the number of overnight visitors to Hong Kong has been rapidly recovering. The recovery of the number of overnight visitors not only helps Hong Kong’s restaurants increase sales and promote the growth of Hong Kong’s restaurant market, but also promotes innovation and diversification in the restaurant industry. The demand for catering quality and variety has also promoted the innovation and diversification of the restaurant industry, while also playing a positive role in promoting the improvement of the quality of industry services.

•New commercial development plans and various international events: Hong Kong government has continuously introduced new infrastructure development plans and gradually implemented them, such as building residential buildings, large commercial areas, airports and roads. The implementation of these development plans will strongly promote an increase in the population living or working in the relevant areas, providing more business opportunities for restaurants. In addition, with the improvement of transportation and commercial infrastructure, Hong Kong will attract more tourists to come for sightseeing and spend money on catering services, which can further drive the growth of the restaurant industry. Moreover, Hong Kong frequently hosts various international events, like international art exhibitions, large-scale concerts, sports events, and business summits. These events have drawn a vast number of participants from all over the world, leading to a substantial increase in local foot traffic. During these diverse events, the demand for catering surges. This not only creates short-term consumption booms but also enhances the international reputation of Hong Kong’s restaurant industry to further attract more potential visitors.

•Continuous promulgation of supportive policies: The government has formulated a series of supportive policies and plans for the restaurant industry, which have injected new vitality into the development of Hong Kong’s restaurant industry and its digitalization process. The government’s continued attention to the development of Hong Kong’s restaurant industry and the ongoing implementation of relevant supportive policies will continue to stimulate the market growth and its standardized operations.

Future Trends for Restaurant Industry in Hong Kong

The followings are the future trends for Hong Kong’s restaurant industry:

•Enhancing supply chain management capabilities: As consumers become more sensitive to food safety, quality and price, participants in Hong Kong’s restaurant industry must continuously optimize their supply chain management. By improving supply chain management capabilities, restaurant groups can better control the quality and cost of raw materials, thereby ensuring the freshness and safety of food while reducing operating costs. Restaurant groups may establish long-term relationships with high-quality suppliers or move upstream in the industry chain to become suppliers of restaurant ingredients.

•Promoting digitalization in operation and marketing: To improve operational efficiency, optimize customer experience, and enhance market competitiveness, Hong Kong’s restaurant groups are promoting digitalization across operations and marketing. In operations, they are leveraging electronic mobile payments, intelligent ordering systems, and CRM systems to analyze behavioral data, enhancing personalization and efficiency. In marketing, they are attracting consumers through targeted advertising, online and offline integrated marketing, social media campaigns, and digital membership management.

•Diversifying brand positioning: Restaurant groups in Hong Kong tend to develop and establish more diverse brands of catering services in order to expand their business and capture a higher market share. Such diversification of brands can take place in several way. In terms of target customers, restaurant groups launch different product lines to capture customers from both the high-end and mass markets. In terms of cuisine types, restaurant groups tend to introduce more cuisines to appeal to different consumer groups.

•Achieving innovation and improvements in dishes: For the purpose of standing out amongst the intense business competition, catering services providers in Hong Kong are becoming increasingly focused on providing innovative and specialized dishes that incorporate new ingredients, flavors, and cooking methods. These creative cuisines can greatly help attract customers, arouse their interest, and facilitate consumption.

•Hong Kong restaurant groups expanding into overseas markets: Hong Kong restaurant groups are actively expanding into overseas markets to reach new customer base and achieve new revenue streams. For example, the Southeast Asian markets are highly attractive to Hong Kong restaurant groups due to the region’s rapid economic growth, rising spending power and cultural diversity which offers great potential for the restaurant industry. Southeast Asia is now one of Hong Kong’s important trading partners, which also provides opportunities for Hong Kong restaurant groups to venture out into the Southeast Asian market. In addition, markets such as Australia and Japan have also become important destinations for the expansion of Hong Kong restaurant groups.

COMPETITIVE LANDSCAPE OF RESTAURANT INDUSTRY IN HONG KONG

The restaurant industry in Hong Kong is highly fragmented with a large number of market participants. In 2024, there were 17,667 restaurants in Hong Kong, of which 38.9% were Chinese restaurants, 11.2% were Asian restaurants, 12.2% were Western restaurants, and remaining 37.7% were other catering places. Among these numerous restaurants, most of them are individually owned and operated outlets, and only a small number of market participants have successfully expanded their market share by opening multiple chain outlets in Hong Kong on the basis of their competitive advantages.

A multi-cuisine restaurant group refers to a group that simultaneously operates Chinese, Asian and Western restaurants. These groups are able to satisfy the taste preferences of different consumers through different cuisines and brands, which further expands their potential customer bases and better adapts to the changes in market trends. In addition, the strategy of cuisine and brand diversification can effectively enhance the overall image and influence of the group, as well as create good word-of-mouth communication. Moreover, a multi-cuisine strategy reduces the operational risk of the group and ensures the stability of the group as a whole in the event that the image or operation of a single brand is impacted.

In Hong Kong’s restaurant market, casual dining restaurant groups have unique and significant advantages. In an unstable economic situation, high-end catering consumers tend to cut back on high-end spending and turn to more cost-effective catering options, while casual dining restaurant is less affected by this situation compared to fine dining restaurant. Although quick service restaurant is inexpensive, it can only be forced to lower the quality of ingredients or raise prices when the cost of raw materials rises due to meager profits, which may easily lead to a loss of customers. Casual dining restaurant has some room for price fluctuation and consumers are more receptive to its price and quality, and the consumption demand is relatively stable. Hong Kong office workers are an important consumer group of casual dining restaurant. In addition, casual dining restaurants can also provide families with a comfortable dining environment and a wide range of dishes at acceptable prices, making them an important venue for family dinners. At the same time, the Hong Kong-style specialties and international cuisines offered by casual dining restaurants can also attract a large number of tourists with moderate budgets, satisfying their diverse needs and becoming a popular choice for them to dine in Hong Kong.

Competitive landscape of Hong Kong’s multi-cuisine casual dining restaurant groups, 2024, by number of casual dining restaurants in Hong Kong

Note:

1.Casual dining restaurant groups refer to restaurant groups in which more than 50% of their restaurants are casual dining restaurants.

2.Revenue of HK restaurant sector in 2024 refers to the total revenue of the company’s restaurants in Hong Kong in the 2024 calendar year.

3.As of the end of 2024, the Company operated a total of 46 restaurants (including 29 casual dining restaurants) in Hong Kong and 1 restaurant in Sydney. As of the date of this Prospectus, the Company operates a total of 40 restaurants in Hong Kong and 1 restaurant in Sydney.

4.Established in 1992, Company A is headquartered in Hong Kong and listed on HKEX. Its main business includes operating restaurants under various brands, as well as operating food courts.

Established in 2007, Company B is headquartered in Hong Kong and listed on HKEX. Its main business is operating restaurants and kiosks offering Vietnamese, Japanese, Chinese, and Western cuisines under multiple brands.

Established in 1992, Company C is headquartered in Hong Kong and is a private company. Its main business includes operating restaurants and bars offering international and Asian fusion cuisines, along with catering and food delivery services. As of the date of this prospectus, Company C has ceased the operation of all its restaurants in Hong Kong.

Established in 2009, Company D is headquartered in Hong Kong and listed on HKEX. Its main business includes operating restaurants under various dining brands, as well as providing restaurant management and consultancy services.

Source: The CIC Report

Among multi-cuisine casual dining restaurant groups in Hong Kong, the Company ranked 3rd in terms of the number of casual dining restaurants in 2024. For the year ended March 31, 2024, the Company achieved a total revenue of $89.2 million. More specifically, the Company generated revenue of HKD393 million from its Hong Kong restaurants in the 2024 calendar year, ranking 4th among multi-cuisine casual dining restaurant groups in Hong Kong. In addition, the sales per square meter of the Company’s restaurants was approximately HKD65,000 in 2024, far ahead of the average level of Hong Kong’s restaurant industry (approximately HKD21,000), which also has a competitive advantage among multi-cuisine casual dining restaurant groups leading by number of casual dining restaurants in Hong Kong (most ranging between HKD25,000 - HKD60,000). The high sales per square meter of the Company’s restaurants reflects its strong management capabilities and high operational efficiency. Moreover, the Company is the only group that has extended to the upstream of the value chain among Hong Kong’s multi-cuisine casual dining restaurant groups leading by number of casual dining restaurants in Hong Kong. The Company has carried out food processing business and achieved vertical integration.

Advantages for Restaurant Group Achieving Vertical Integration

By extending to upstream of the value chain, a restaurant group can gain greater control over supply chains, access new revenue streams, improve cost management, and strengthen sustainability and health initiatives, thus gaining competitive edges among Hong Kong’s restaurant market.

•Gaining greater control over supply chains: By sourcing their own raw materials, preparing food in-house, and even managing distribution, restaurant groups can maintain better quality control, ensure product consistency, and mitigate the risk of supply chain disruptions. This capability allows them to reduce their dependency on third-party suppliers, streamline operations, and stabilize pricing, which is particularly beneficial in an industry susceptible to fluctuations in ingredient costs.

•Accessing new revenue streams: Through the integration of the industrial chain, restaurant groups can open up a wide range of new paths to profitability. These groups can not only meet the demand for food ingredients of their restaurants, but also sell products to the external market. External products can be supplied to other restaurant groups, and can also be directly targeted at end-consumers, being retailed through e-commerce platforms, offline stores and other channels. In addition, such groups can even provide customized OEM services for other brands and collect processing fees.

•Improving cost management: Vertical integration helps restaurant groups reduce reliance on intermediaries, thus lowering raw material costs. It also enables them to customize ingredient processing based on specific needs, improving efficiency. Additionally, it allows for more accurate inventory management, reducing the risk of stockpiling or shortages caused by external uncertainties, which ultimately leads to lower inventory costs and minimizes the capital tied up in excess stock.

•Strengthening sustainability and health initiatives: As consumer awareness of environmental and health concerns grows, restaurant groups adopting sustainability and higher food security standards are getting more and more popular. By controlling their own food supply chains, restaurant groups can better manage food materials, enhance food security, offer healthier options, and improve waste management. This commitment to sustainability and health not only strengthens a company’s reputation but also attracts health-conscious customers and differentiates them from competitors.

Key Success Factors for Restaurant Industry in Hong Kong

The followings are the key success factors for market participants in Hong Kong’s restaurant industry:

•Reasonable cost control and profitability analysis: Reasonable control of ingredient costs, staff costs and operating costs is one of the key success factors in Hong Kong’s restaurant industry. Restaurant brands need to establish a sound cost control system to ensure the long-term and stable profitability of their restaurants. In addition, regular profitability analysis can help restaurant organizations understand the restaurant’s operating conditions and market trends, and make targeted adjustments to their business strategies to ensure the sustainable development of the restaurant.

•Cuisine innovation and high service quality: Catering service providers that offer a variety of dishes and flavors are able to attract a wider range of consumers in the competitive marketplace, thus achieving a higher turnover. Continuous innovation and freshness of the menu will help to increase repeat consumption. In addition, restaurant staff need to have good professionalism and service awareness to enhance customer satisfaction with quality service, which in turn increases the restaurant’s reputation and customer flow.

•Strong management capability: Strong management capability is crucial for restaurant groups, enhancing operational efficiency through cost control and consistent service quality. A skilled team drives growth through tenant acquisition, franchise development, and strong landlord relationships, ensuring favorable lease terms. It also enables restaurant groups to adapt to market trends, strengthen brand reputation, and build customer loyalty for sustained success.

•Effective marketing and promotion: Excellent restaurant brands can make use of social media, online platforms and offline activities and other multi-channel publicity to increase the visibility of the restaurant. In addition, developing targeted marketing strategies such as discounting promotions, membership systems, etc., and always paying attention to market trends and adjusting marketing strategies in a timely manner accordingly can also help them attract more consumers.

•Superior selection of restaurant location: The location of the restaurant has a direct impact on its business performance. When selecting a store location, a successful restaurant brand will consider factors such as customer flow, rental costs, the surrounding environment, and the location of competitors’ layouts, and make a comprehensive judgment before deciding on a specific location to maximize overall benefits.

OVERVIEW OF FOOD PROCESSING INDUSTRY IN HONG KONG

Definition

The food processing industry is an industrial sector that transforms raw materials such as agricultural products, livestock products, and aquatic products into finished products that can be consumed directly by people or semi-finished products that are used as food ingredients through specific processing techniques.

Food processing can be further divided into primary processing and deep processing. Primary processing refers to the initial treatment process in order to maintain the original nutrients of the product from loss or to adapt to the requirements of transport and storage, including the drying, shelling and grinding of grain, the slaughtering of live animals and live poultry, etc. This process principle and processing technology is relatively simple. Deep processing refers to the further processing on the basis of primary processing products, such as the further processing of grain for bread, noodles and other finished products, which involves relatively complex processing techniques. Deep processing is an important way to increase the output value of agricultural products.

Market Size of Food Processing Industry in Hong Kong

Hong Kong relies heavily on imports for raw food materials, including chilled and frozen food. At present, imported foodstuffs account for more than 90% of Hong Kong’s total food supply. This high reliance on imported food raw materials has resulted in the restriction of the scale of Hong Kong’s local food processing industry.

A part of the final products of Hong Kong’s food processing industry goes to Hong Kong’s restaurant industry, and another part goes to consumers through various distribution channels, such as supermarkets and convenience stores. The market size of Hong Kong’s food processing industry is therefore directly affected by consumer demand for food retailing as well as dining services. The total revenue of Hong Kong’s food processing establishments has increased from HKD37.0 billion in 2019 to HKD40.5 billion in 2024, representing a CAGR of 1.9%. Although the restaurant industry in Hong Kong has fluctuated significantly over the past few years, the food processing industry has fluctuated less as the downstream demand has been supplemented by the food retailing segment. Its market size declined only in 2020 as normal operations of food processing factories were affected and supply of overseas food raw materials was hampered at that time.

Overall, the market size of food processing in Hong Kong is expected to show a steady growth trend in the future, which will be mainly driven by the restoration of stable downstream demand. The total revenue of Hong Kong’s food processing establishments is expected to increase from HKD40.5 billion in 2024 to HKD45.6 billion by 2029, representing a CAGR of 2.4%.

Market size of food processing industry, in terms of revenue1, Hong Kong, 2019-2029E

Note: 1. Referring to the total revenue of Hong Kong’s food processing establishments, including export revenue.

Source: HK Census and Statistics Department, The CIC Report

Market Drivers for Food Processing Industry in Hong Kong

The followings are the key drivers affecting the development of Hong Kong’s restaurant industry:

•Convenient, flavored and healthy processed food attracting consumers: Hong Kong society is evolving towards a more fast-paced and healthy lifestyle, evolving consumer preferences favor convenience and flavor over time-consuming preparation. Thus, the growing demand for flavorful, convenient and nutritious processed food products is driving the food processing market. For example, ham, sausages, bacon and other processed meats become more and more popular under this evolving trend. Increasing consumer awareness of health and safety concerns also drives demand for organic meat products, free from antibiotics and chemicals. Food processors are turning to organic farmed meats and replacing synthetic preservatives, like nitrates, with natural alternatives such as celery and cherry powders, catering to the healthier options of consumer demand.

•Increasing chain rate of restaurants driving demand for standardized processed food: With the gradual increase in the chainization rate of Hong Kong restaurants, the demand for standardized processed food from Hong Kong restaurant brands has become stronger. Standardized processed food can ensure that the pre-treatment of ingredients, seasoning and other aspects of the process are in accordance with uniform specifications and procedures to reduce the human factor caused by the differences in the dishes, thereby enhancing the customer’s dining experience in different stores, and enhance brand recognition and loyalty. At the same time, bulk purchasing of standardized processed food helps chain restaurants reduce procurement costs and optimize supply chain management. These advantages are further driving the demand for standardized processed food in Hong Kong’s restaurant market.

•Technological advancement in food processing: Technological innovation is crucial for the food processing industry, enhancing product quality, shelf life, and reducing waste. Modern automated equipment ensures consistent cutting and high standards, reflecting safety commitments and improving consumer satisfaction. Packaging advancements like controlled vacuum sealing extend shelf life, reduce waste, and support sustainability. Automation in processing increases efficiency and reduce labor costs, while ensuring product consistency and minimizing human error. Data-driven traceability and quality control systems enhance safety and compliance, allowing processors to better meet consumers’ demand.

•Upgrades in cold chain logistics technology: Hong Kong’s cold chain logistics technology has advanced significantly in recent years. In terms of transportation, refrigerated vehicles have been upgraded and transport monitoring and management optimized. In terms of warehousing, the level of intelligent and informationized management has also been upgraded, which has effectively enhanced the overall efficiency of cold chain logistics and the freshness of goods. These technological upgrades have supported the development of the food processing industry, especially frozen meat food processing.

•Expansion of sales and marketing channels: Hong Kong’s food processors expand their sales networks through trade missions and events such as the Hong Kong Food Expo and Canton Fair, enabling them to identify the latest market demand and trends, and develop innovative products, fostering long-term collaborations with downstream partners.

Competitive Landscape of Food Processing Industry In Hong Kong

The food processing industry in Hong Kong encompasses a diverse array of players, primarily including well-established international food processing enterprises with vast global footprints, local food processing firms that have strong local market ties, and up-and-coming food-tech startups leveraging innovative technologies.

The Company faces fierce competition in Hong Kong’s food processing industry. Nevertheless, the Company distinguishes itself from others by continuously developing new products, enhancing automation and standardization capabilities, and solidifying long-term partnerships with customers and suppliers. These efforts enable the Company to hold a distinct position within the dynamic Hong Kong’s food processing industry.

OVERVIEW OF BAKERY AND PASTRY INDUSTRY IN HONG KONG

Definition and Value Chain

Bakery and pastry products are made from flour and yeast as the basic ingredients, with the addition of salt, sugar, fats and oils, dairy products, eggs, water and additives, etc., and baked using a series of complex processes. Baking is the process of dehydrating, drying and hardening materials by heating them below their ignition point. After baking, starch becomes gelatinous and proteins denature, which changes the texture of bread and cakes and brings them to maturity. Bakery and pastry products mainly include bread, cakes, pastries, pies, tarts, etc. Products with bread as the main ingredient and meat, vegetables or fruit as the supplement ingredient can also be classified as bakery and pastry products, e.g. sandwiches, fruit cakes.

The value chain in Hong Kong’s bakery and pastry industry consists of raw material suppliers, baking factories, sales outlets, and consumers:

•Raw material suppliers: Raw material suppliers are responsible for providing the basic raw materials needed in bakery and pastry production, such as flour, yeast, salt, sugar, oil, dairy products, eggs, etc. They establish contacts with upstream agricultural producers or international suppliers to ensure the quality and stability of supply of raw materials. The supply prices and raw material quality of these suppliers have a direct impact on the cost and quality of bakery and pastry products. As Hong Kong imports most of its food ingredients, the supply and prices of raw materials may be affected by the international political situation and trade relations.

•Baking factories: Baking factories play a very important role in the industry chain. Through standardized production processes, baking factories ensure product consistency as well as efficient and stable production, supporting downstream sales outlets and improving their operational efficiency and scale. Usually, it is difficult for sales outlets such as bakeries, restaurants and coffee shops to directly purchase high-quality international baking ingredients because the demand of a single sales outlet is small. In this case, baking factories effectively integrates the supply chain, cooperates with high-quality raw material suppliers, and produces high-quality products on a large scale to supply various sales outlets.

•Sales outlets: Bakery and pastry products are mainly sold in bakeries, supermarkets, restaurants, and other retail outlets and catering places. In consideration of quality control and cost reduction, bakeries, restaurants and other sales outlets are increasingly ordering semi-finished or finished bakery products from baking factories for sale, rather than purchasing the ingredients to produce products themselves.

•Consumers: Hong Kong’s bakery and pastry industry is increasingly diversified in terms of consumer groups. Consumers of different age groups, geographic regions and cultural backgrounds have different needs for bakery products, thus creating a wide variety of demands for the industry. Hong Kong consumers are increasingly focused on the health attributes of bakery products, and freshly made, low-fat and low-sugar bakery products are gaining popularity. Consumers are keen to buy specially decorated products for festive occasions to satisfy the need for social sharing, such as cakes for birthday and biscuits and pastries for Christmas, thus resulting in a sudden increase in demand for bakery products during certain special festivals.

Market Size of Bakery and Pastry Industry in Hong Kong

The bakery and pastry industry in Hong Kong has experienced a small fluctuation in market size over the past few years, mainly due to a decline in the operating performance of restaurants during the epidemic. The total market size of Hong Kong’s bakery and pastry increased from HKD10.8 billion in 2019 to HKD11.6 billion in 2024, with a CAGR of 1.4%.

In 2024, restaurants and bakeries accounted for the largest share of Hong Kong’s bakery and pastry industry, with respective proportion of 47.1% and 33.0%. As the restaurant industry gradually resumes its growth momentum, the sales of bakery and pastry products in various restaurants are expected to strongly promote the rapid growth of the market size of Hong Kong’s bakery and pastry industry. It is expected that the market size of Hong Kong’s bakery and pastry industry will grow from HKD11.6 billion in 2024 to approximately HKD13.7 billion by 2029, representing a CAGR of 3.4%.

Market size of the bakery and pastry industry, in terms of revenue, by sales outlets,
Hong Kong, 2019-2029E

Source: The CIC Report

Future Trends for Bakery and Pastry Industry in Hong Kong

The followings are the future trends for Hong Kong’s baking factories:

•Expanding cooperation with existing major customers: Baking factories will expand their cooperation with major hotels and restaurant groups, supplying more types of bakery and pastry products to more outlets of existing major customers. Through this strategy, baking factories will not only be able to ensure a steady expansion of the business, but also effectively enhance the brand awareness to expand to more new customers.

•Developing products that meet festive needs: Baking factories are constantly innovating and developing special products for different festivals and special occasions, such as holiday-themed cakes and specialty breads, to meet market demand. Festive products often have higher profit margins and market heat, and large groups such as hotels and tourism companies also often have higher demand for these products in special festivals. In addition, the development of festive products is also a way to differentiate brands and help enhance brand images and market competitiveness.

•Launching healthier bakery and pastry products: Hong Kong’s consumers are increasingly concerned about the health attributes of food, such as low sugar, low fat and high fiber. Baking factories are catering to consumers’ quest for healthier food by using natural ingredients and reducing additives. In addition, baking factories keep innovating to launch products targeting specific health needs, such as gluten-free breads and wholemeal pastries, to appeal to a health-conscious consumer base.

Competitive Landscape of Bakery and Pastry Industry In Hong Kong

The bakery and pastry industry in Hong Kong encompasses diverse players including baking factories and sales outlets such as bakeries. The Company, by simultaneously operating a baking factory and bakeries, has achieved seamless product quality control from production to sales, efficient inventory management, and rapid response to market demands. Additionally, the Company can supply bakery and pastry products to other sales outlets, generating additional revenue streams. These achievements enable the Company to establish a competitive edge in this dynamic market, differentiating itself from market participants that focus on only a single segment of the value chain.

BUSINESS

Overview

Cafe Deco is a unique food and beverage group headquartered in Hong Kong. The Group’s business consists of two divisions: (i) restaurants operations which consists of Hong Kong restaurants, bars and cafes, operating as Cafe Deco and the iconic Cafe Sydney in Sydney, Australia; (ii) food and bakery operations which consist of Food Square, a premium fish and meats import, processing and distribution business in Hong Kong and Baker & Patissier, a premium western bakery and patisserie production, distribution and retail business in Hong Kong. For the six months ended September 30, 2025, revenue for the restaurant operations division was $41,223,000, out of which 77.65%, 20.88% and 1.47% of the revenue were from our own brands, exclusive franchise brands and non-exclusive franchise brand, and revenue for food and bakery was $13,530,000. For the year ended March 31, 2025, revenue for the restaurant operations division was $81,513,000, out of which 80.90%, 17.86% and 1.24% of the revenue were from our own brands, exclusive franchise brands and non-exclusive franchise brand, and revenue for food and bakery was $26,532,000. For the year ended March 31, 2024, revenue for the restaurant operations division was $64,422,000, out of which 84.70%, 13.98% and 1.32% of the revenue were from our own brands, exclusive franchise brands and non-exclusive franchise brand, and revenue for food and bakery was $24,751,000.

Over the last four years, the Group successfully grew its footprint in Hong Kong from 21 outlets at the end of 2021 to 41 outlets in Hong Kong and Sydney now. While doing so, the group further strengthened its portfolio of brands and cuisines to include both exclusive and non-exclusive franchised well known concepts from Japan and Taiwan, as well as growing the group’s own brands such Bamboo Thai, Chef’s Cuts and Cafe Deco Pizzeria.

The Group’s proven capability to deliver concepts across a wide range of cuisine types and different operating settings allows it to be adaptive to the market and also makes the group a preferred partner for many corporate landlords.

With decades of accumulated operating experience in Hong Kong and Australia, the group is very well tuned to the market trends and consumer preferences. In addition, with a loyalty members app that is operating in Hong Kong with a quickly growing membership base, the group will make use of the platform and data analytics to drive spending growth.

On top of our sizeable footprint in Hong Kong, the group distinguishes itself from other restaurant groups in Hong Kong by its vertically integrated business model. The Group’s meat processing factory and bakery & pastry factory in Hong Kong not only generate strong sales to external customers, they also play an important role in ensuring a stable and high-quality supply of ingredients, directly contributing to the consistency of quality at our outlets. By controlling the upstream importing and production process, we can implement rigorous quality control measures, reduce dependency on external suppliers, and achieve significant cost savings. This approach not only enhances our operational efficiency but also strengthens our ability on product development, adapt to market changes and maintain financial stability, particularly during challenging economic periods. Our vertically integrated model underscores our commitment to delivering superior dining experiences and positions us as a leader in Hong Kong food and beverage industry.

The diverse spread of brands and venues in our Group allows us to employ multinational chefs from Ireland, German, Philippines, Thailand, etc., taking advantage of their expertise to deliver authentic flavours from various cuisines in our restaurants. Meanwhile our experienced international management team has strong industry connections internationally, allowing the group to identify and to bring in strong brands from various markets in the Asia Pacific region to Hong Kong. In recent years we successfully brought in major brands such as Chatime, Duan Chun Zhen, Kyoto Katsugyu, nana’s green tea, Takeroku Ramen and Uogashi Nihonichi, through various licenses or franchises, to add to our portfolio on top of the original restaurants we established.

We opened 12 new restaurants in 2023 and 2024 and more than 30 over the past decade. While we may either operate, franchise and/or license restaurant brands, we ensure consistent quality and service across all locations. Our restaurant group is actively expanding into new markets, bringing our unique dining experiences to a broader audience and establishing a strong presence in key regions. This strategic growth allows us to cater to diverse culinary preferences and create memorable dining experiences for our customers worldwide.

As a well-known and well-established casual dining group in Hong Kong, we operate 45, 44 and 39 restaurants as of September 30, 2025 and March 31, 2025 and 2024, with $54.8 million, $108.0 million and $89.2 million of revenue and net profit of $126,000, net loss of $0.8 million and $9.8 million for the six months ended September 30, 2025 and the years ended March 31, 2025 and 2024.

We primarily conduct our business in Hong Kong’s restaurant industry. In recent years, due to the epidemic, Hong Kong’s restaurant industry has confronted a complex and volatile operating environment. Currently, it is on the road to recovery, with market dynamics exhibiting positive transformation trends. The market size of Hong Kong’s restaurant industry reached HKD109.4 billion in 2024 and is expected to grow to HKD129.2 billion by 2029, reflecting a CAGR of 3.4% from 2024 to 2029. We are confident that by capitalizing on our multiple competitive advantages, including but not limited to a vertically integrated business model, diverse brand portfolio, and deep consumer insights, we can effectively capture market opportunities, expand our market share, and drive sustainable revenue growth in Hong Kong’s restaurant market.

Competitive Strengths

We currently operate 41 restaurants through our subsidiaries which were consolidated into our Group as part of our reorganization. We believe the following strengths, developed over years of operating history beginning with the incorporation of our subsidiary, Cafe Deco Limited, in 1990, differentiate us and serve as a platform for future growth.

•Market positioning and track record. Our established market positioning and outstanding achievements, particularly our successful expansion during the COVID-19 pandemic, significantly bolster our reputation with landlords. Through our strong reputation and expertise in a broad range of cuisines, we are able to negotiate with landlords in order to secure favorable venues for our operations, ensuring prime locations that attract high customer traffic. Additionally, our consistent performance and esteemed reputation, combined with our attractive employee benefits, enable us to retain top talent in the highly competitive food and beverage industry. This dual advantage of securing prime locations and retaining top talent not only enhances our operational efficiency but also fuels our continued growth.

•Multi-brand coverage. Our multi-brand strategy is designed to cater to a diverse range of culinary preferences, enabling us to capture a broad and varied audience. By offering a wide variety of cuisines under different brand names, we can appeal to distinct customer segments, enhancing our market reach and customer loyalty. This approach not only allows us to meet the evolving tastes and preferences of our customers but also provides us with the flexibility to innovate and introduce new dining concepts. We are able to manage diverse number of brands through the expertise of our international team and management. Our multi-brand strategy strengthens our competitive position in the market, driving growth and ensuring that we remain a preferred choice for a wide array of dining experiences, and fits well into our primary market, Hong Kong, which has traditionally been a market which is receptive to a wide variety of cuisines.

•Resilient supply chain enabled by vertical integration. Our vertically integrated process is a cornerstone of our operational strategy, designed to lower costs, provide financial resilience against fluctuating markets, and enable efficient product development across all stages of the food catering process. By owning and managing our food factory, we ensure a consistent and high-quality supply of ingredients, which not only reduces dependency on external suppliers but also allows us to implement stringent quality control measures. This integration enhances our ability to innovate and adapt quickly to market demands, ensuring that we can deliver superior dining experiences to our customers. Additionally, the cost efficiencies gained through vertical integration help us maintain financial stability, particularly during economic downturns, such as the COVID-19 pandemic. This strategic approach not only supports our current operations but also positions us for sustainable growth and long-term success in the competitive food and beverage industry. The diverse range of brands and venues in our Group also enables us to attract multinational chefs, leverage their expertise as well as our strong supply chain through vertical integration, to recreate authentic dishes from various cuisines.

•Experienced international management team with deep connections in the industry. Our management team brings a wealth of experience and deep-rooted connections within the food and beverage industry. In terms of food and beverage expertise, our executive directors, Mr. Oscar Chow and Mr. Robert Chang, held executive management positions and has extensive experience in the restaurant industry, having opened and operated various restaurants across Asia, including Hong Kong, Macau and China. Mr. Angelo McDonnell, our chief executive officer, has served various food and beverage providers in seven countries with over 30 years of experience. This extensive expertise and network enable us to navigate market challenges effectively, identify and capitalize on emerging opportunities, and foster strategic partnerships. Their proven leadership and industry insights drive our innovative approaches and operational excellence, ensuring that we stay ahead of market trends, allowing us to create diverse and distinctive menus that builds up our competitive edge. The strong relationships our management team has cultivated with key stakeholders, suppliers, and industry influencers further enhance our ability to deliver exceptional value to our customers and sustain our growth trajectory. For biographical details of our directors, please refer to the section headed “Management” in this prospectus.

Our Strategies

•Further expansion of our business model including catering services. Building on our existing strengths in restaurant operations, food and bakery productions, we are strategically expanding our offerings to include comprehensive catering services. This expansion will leverage our vertically integrated food factory and bakery to provide high-quality, customized catering solutions for a variety of events and occasions. By entering the catering market, we aim to diversify our revenue streams, enhance our market presence, and meet the growing demand for convenient and reliable catering options. For the year ended March 31, 2025, we successfully provided external catering services at several prominent tennis events held at Victoria Park in Causeway Bay, Hong Kong, including: (i) Prudential Hong Kong Tennis 125, (ii) Prudential Hong Kong Tennis Open 2024 and (iii) Bank of China Hong Kong Tennis Open. For the year ending March 31, 2026, we continued to provide external catering services for Prudential Hong Kong Tennis Open 2025 and Bank of China Hong Kong Tennis Open 2026. Our commitment to excellence and innovation will ensure that our catering services uphold the same high standards of quality and customer satisfaction that our restaurant and bakery brands are known for. This strategic move not only broadens our service portfolio but also positions us for sustained growth and success in the competitive food and beverage industry.

•Internationalization Strategy. We are dedicated to expanding our business model internationally, through a strategic blend of overseas franchising, acquisitions, mergers and establishing our own companies or engaging in joint ventures. We are looking for franchising our own brands to overseas with the aim of bringing our unique dining experiences to a broader audience, increasing our band recognition and establishing a strong presence in key regions. Having firmly established our presence in key markets such as Hong Kong and Sydney, we are now poised to extend our reach to promising markets potentially including the UK, Thailand and Japan.

As part of our entry into the Japanese market, we plan to enter into a Memorandum of Understanding (MOU) with Daimon Brewery, a prestigious sake brewery in Japan with nearly 200 years of heritage and craftsmanship. This planned acquisition will not only mark a significant step into Japan but will  also enhance our vertically integrated business model by incorporating premium sake production into our offerings. This integration will allow us to offer unique and authentic dining experiences, further differentiating our brand in the competitive market. As of the date of this prospectus, we have not entered into any material agreement or MOU with Daimon Brewery.

Our internationalization strategy is designed to leverage local expertise and market insights through strategic partnerships and acquisitions, ensuring that we deliver culturally relevant and high-quality dining experiences across diverse regions. By expanding our global presence, we aim to drive sustained growth, increase brand recognition, and create new opportunities for innovation and operational excellence in the international food and beverage industry.

•Enhancing customer experience. We are committed to leveraging and enhancing our existing technologies to provide an exceptional customer experience. Through our mobile application, CDG Privilege, we consolidate spending data to better understand and cater to the preferences of our members. This data-driven approach allows us to offer personalized promotions and recommendations, enhancing customer satisfaction and loyalty.

Additionally, our app serves as a platform for offering store merchandise, creating a convenient shopping experience for our customers. It also acts as a crucial touchpoint for member engagement, providing an additional channel for promotions and exclusive offers. Furthermore, the app facilitates customer feedback through reviews, enabling us to continuously improve our services based on real-time insights.

By further developing these technological capabilities, we aim to deepen our connection with customers, drive engagement, and maintain a competitive edge in the market. This strategic focus on technology not only enhances our operational efficiency but also positions us as a forward-thinking leader in the food and beverage industry.

•Investment into future technologies. We are committed to adopting cutting-edge technologies that enhance our services and elevate the customer experience. To this end, we have entered into a strategic partnership with a renowned university in Hong Kong to develop an advanced system utilizing innovative augmented reality (AR) glasses.

Through AR glasses, our system will transform the dining experience by seamlessly integrating technology into customer interactions. Customers will be provided with AR glasses upon entering our restaurants. These glasses will enable virtual agents to assist customers, offering personalized service and recommendations. Additionally, the AR technology will notify our staff in real-time when service is required, ensuring prompt and efficient customer care.

This investment in future technologies not only positions us at the forefront of innovation in the food and beverage industry but also demonstrates our commitment to continuously improving our services. By integrating advanced AR solutions, we aim to create a seamless and interactive dining experience that sets us apart from competitors and meets the evolving expectations of our customers.

Restaurant

We operate 40 restaurant outlets in Hong Kong and 1 outlet in Australia, including 13 outlets that are franchised or licensed from third-party owners. As of the date of this Prospectus, we do not have any franchise agreements with third-parties operators to franchise our brand, and we do not operate as a franchisor. All of our restaurants are strategically located in middle-income residential or mixed commercial and residential districts which span from Mong Kok and Kai Tak in the Kowloon Peninsula, to Central and Wanchai on Hong Kong Island in Hong Kong and major shopping malls in Hong Kong such as Elements, Central Market and Airside. We also own an overseas signature restaurant, Cafe Sydney at the Customs House.

The diverse range of brands and venues enables us to attract multinational chefs, leverage their expertise as well as our strong supply chain through vertical integration, to recreate authentic dishes from various cuisines in our restaurants.

Restaurant management structure varies among our brands and by unit size. Generally, each restaurant operated by the Company is led by a restaurant manager, together with one or more assistant managers. The restaurant managers are skilled and highly trained, with most having a college-level education. Each brand issues detailed manuals, which may then be customized to meet local regulations and customs. These manuals set forth standards and requirements for all aspects of restaurant operations, including food safety and quality, food handling and product preparation procedures, equipment maintenance, facility standards and accounting control procedures. The restaurant management teams are regularly monitored and coached by operation managers. In addition, senior operations leaders regularly visit restaurants to promote adherence to system standards and mentor restaurant teams.

Meanwhile our experienced international management team has successfully introduced brands from various markets in the Asia Pacific region to our primary market in Hong Kong, including major brands such as Chatime, Duan Chun Zhen, Kyoto Katsugyu, nana’s green tea, Takeroku Ramen and Uogashi Nihonichi, through various licenses or franchises, complementing the original restaurants we established.

Our diverse portfolio and positive working relationship with landlords of restaurant sites ensures that we are resilient in adverse markets, allowing us to adjust quickly on restaurant concepts in non-performing venues.

Hong Kong

The following map illustrates the locations of our restaurants in Hong Kong:

As of the date of the prospectus, we operate 40 restaurants in Hong Kong, including 13 outlets that are franchised or licensed from third-party owners. The table below sets forth the details of our restaurants:

Name of restaurants	Brand ownership	Cuisine type	Description	Location
AIRSIDE Cafe	Self-owned	Cafe

Contemporary dining destination AIRSIDE Cafe is a focal point within AIRSIDE atrium, welcoming guests to a spacious 2,900 sq. ft venue bathed in sunlight streaming through the mall’s glass roof. It takes pride in its expansive open kitchen, which serves as a captivating culinary stage within the mall. The culinary team showcases their artistry, inviting diners to witness the creative process firsthand. From vibrant seafood creations to delectable dishes from the land, each plate is a burst of freshness and innovation.

Shop 322 & 323, AIRSIDE, 2 Concorde Road, Kai Tak, Kowloon
AIRSIDE Pâtisserie	Self-owned	Boutique Cake shop

AIRSIDE Pâtisserie is a charming boutique cake shop dedicated to the art of handcrafted confectionery. The elegant curves of the counter are set against a light backdrop of wood and stone with golden outlines. It presents a stunning collection of mini cakes and 6 celebration cakes crafted from timeless recipes.

Shop 320, AIRSIDE, 2 Concorde Road, Kai Tak, Kowloon

ANJU Modern Korean	Self-owned	Korean Cuisine

Named after the Korean term "안주", meaning casual dining with alcohol, ANJU Modern Korean delivers both authentic taste and contemporary flair by marrying traditional dishes and home-sourced ingredients with Western flourishes and international produce. With playful murals and neon light designs, ANJU Modern Korean provides an immersive glimpse into the vibrant nightlife of Seoul, showcasing the global popularity of Korean trends.

Shop R004, Civic Square, Elements, 1 Austin Road West, Kowloon
Bamboo Thai	Self-owned	Thai Cuisine

Bamboo Thai presents the classic Thai delicacies in a contemporary way. The a-la-carte features a series of scrumptious and impressive dishes, which guarantees diners a fantastic Thai and authentic dining experience.

Signature dishes include the photogenic Laeng Saeb (Mountain of Rib Bone), classic Tom Yum Koong and Wok-fried Whole Crab in Thai Egg Cream Curry, which will definitely fulfill the cravings with the tangy sensation.

Shop 204, 2/F, THE SOUTHSIDE, 11 Heung Yip Road, Wong Chuk Hang

&

Shop 02 & 03, Level 8, Langham Place, 8 Argyle Street, Mong Kok

&

Shop No. 3226, 3/F, Tuen Mun Town Plaza Phase I, Tuen Shing Street, Tuen Mun

&

Shop 105-106, 1/F, Nina Mall 1, 8 Yeung Uk Road, Tsuen Wan

Bristro Hoi An	Self-owned	Vietnamese Cuisine

Vietnam has long been renowned for its diverse cuisine, which is fresh, fragrant, and full of flavour. Bistro Hoi An combines authentic Vietnamese cuisine with innovation. Hoi An translates to a peaceful meeting place, and is the centuries old unesco heritage town known for its iconic picturesque lanterns. Bistro Hoi An embodies the true essence of Vietnam.

Shop 1A, G/F, Gold Coast Piazza, 1 Castle Peak Road, Tuen Mun & Shop R002-R003, Civic Square, Elements, 1 Austin Road West, Kowloon
CAFE DECO PIZZERIA	Self-owned	Western Cuisine

Known for its extensive array of delectable relish, CAFE DECO PIZZERIA showcases the freshest ingredients incorporated into an elaborate menu with a key focus on innovative international delicacies that cater to all. Quintessential dining hotspot for guests of all ages, CAFE DECO PIZZERIA combines a contemporary and casual atmosphere while offering diners a fresh, energetic environment with chic elegance. Our crispy pizzas that made in a top-of-the-line stone oven, along with other creative delicacies crafted by our Chefs, will guarantee everyone a superb dining experience.

Shop 2133, ELEMENTS, 1 Austin Road West, Kowloon & Shop 218, 2/F, The Wai, 18 Che Kung Miu Road, Tai Wai, New Territories

Chatime	Franchised	Taiwanese Beverages

Chatime is one of the largest and farthest-reaching tea chain brands, offering innovative tea beverages with over 1000 locations worldwide. The Chinese brand name of Chatime is 日出茶太 and directly translates as “Sunrise Tea” and carries the vision: “Anywhere there is sunrise, there will be Chatime.” Chatime brings authentic Taiwanese tea beverages to the market, providing customers with a new way to experience tea through its quick-serve Cafe formats and varied drink offerings.

Shop G08, G/F, Central Market, 93 Queen's Road Central & Shop 205, 2/F, THE SOUTHSIDE, 11 Heung Yip Road, Wong Chuk Hang & Shop 360, 3/F, MOKO, 193 Prince Edward Road West, Mong Kok
Chef’s Cuts	Self-owned	Western Cuisine

Chef’s Cuts prides itself on producing quality, variety, and good-valued food that you will remember.

Chef’s Cuts has its own renowned and award-winning factories for meats and pastries, enabling the brand to be very flexible, with incredible sourcing abilities. This is evident in the food quality and variety we can offer - from an array of fine cold cuts and salads, to light, crusty pizzas and pastries.

Our brand is the new generation of all-day dining. We cater to your daily needs, whether it is a great early morning coffee and pastry, or a casual lunch, a business afternoon snack, or an early dinner. Our selection of freshly cut prime meats and seafood ready-to-cook will also bring ease and convenience to your home cooking.

Shop Nos. 11 and 12 on G/F of Gold Coast Piazza, 1 Castle Peak Road, Tuen Mun,

&

Shop 201, 2/F, Airside, 2 Concorde Road, Kai Tak

&

Shop 229-230, 2/F, The Southside, Wong Chuk Hang

&

G01 - G03, G/F, Central Market, Central

Duan Chun Zhen	Franchised	Taiwanese Cuisine

Even though Duan Chun Zhen came afar to this foreign land, her insistence on the traditional way of cooking never changed even as the land becomes her home. The classic signature braised beef soup insists on using natural self-made oil fried from fresh fatty raw beef instead of commercial canned butter in the hopes of bringing consumers not only delicious but also safe food. The butter is slow cooked with scallions, ginger, garlic, beans and 23 kinds of Chinese medicinal herbs for 8-9 hours before adding bone broth to simmer. Along with mixes of various handmade spices and sauces, the process is difficult and time consuming. We insist on providing customers with the most alluring taste, hoping to bring them the taste of safe ingredients and heartfulness from its elaboration. Duan Chun Zhen beef noodle is warm but does not scorch, oily but not greasy, in hopes of connecting Taiwanese cuisine to the world with beef noodles.

Shop 205, 2/F, THE SOUTHSIDE, 11 Heung Yip Road, Wong Chuk Hang

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Shop 360, 3/F, MOKO, 193 Prince Edward Road West, Mong Kok

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Shop No 107 Level 1, Nina Mall 1, 8 Yeung Uk Road, Tsuen Wan, NT

&

Shop 2132, ELEMENTS, 1 Austin Road West, Kowloon

Kyoto Katsugyu	Franchised	Japanese Cuisine

Originated from Kyoto, Japan, "Kyoto Katsugyu" was founded in 2014 with the intent to bring delicious beef cutlet to customers all over the world. Just like "Sushi", "Tempura", and "Ramen", it is believed that "牛カツGYUKATSU " will one day become the signature of Japanese cuisine culture. The journey started from Kyoto to all over Japan and to the rest of the world. " Kyoto Katsugyu" picks only the best quality beef, along with the thin golden coating made from the perfect ratio of "flour x eggs x breadcrumbs". The beef is then deep fried at 190℃ oil temperature for 60 seconds, giving a crispy and golden coating while still maintaining a tender texture of medium rare; and with 7 different seasonings, it creates 50 unique flavors!

Shop G001, AIRSIDE, 2 Concorde Road, Kai Tak, Kowloon

Matjeom	Self-owned	Korean Cuisine

Matjeom, named after the Korean slang "맛점" meaning "delicious lunch”, is an all-day dining concept conveniently located inside Central Market, offering a delightful selection of Korean specialties. From the highly sought-after Bulgogi Japchae (Stir-fried Vermicelli with Vegetables and Beef), to classic Bibimbap (a hearty mixed rice dish), Matjeom's menu showcases the best of Korean cuisine. In addition to these signature items, Matjeom also serves up steaming bowls of traditional Korean soup, crispy and flavor-packed fried chicken, savory Korean pancakes, and melt-in-your-mouth pork belly. Whether you are craving a quick lunch or a delectable dinner, Matjeom is the perfect spot for enjoying authentic, delicious and affordable Korean fare any time of day that won't break the bank.

Shop G10 G/F Central Market, 93 Queen's Road Central, Central
nana’s green tea	Licensed	Japanese Cuisine

nana’s green tea, a popular Japanese matcha concept Cafe, debuted in 2006 in Tokyo. Designed to bring a smile to the face with its signature green tea and matcha-infused beverages and desserts alongside udon, donburi, rice dishes and salads. nana's green tea artfully curated menu reflects the Japanese spirit of omotenashi, embracing mindfulness and caring hospitality. With a mission to spread casual contemporary Japanese Cafe culture across the country and the world.

Shop 206-207, 2/F, THE SOUTHSIDE, 11 Heung Yip Road, Wong Chuk Hang &
Shop B128, AIRSIDE, 2 Concorde Road, Kai Tak, Kowloon

	Self-owned	International Cuisine

Located at Nina Park, PARKSIDE@NINA is just a stone’s throw away from Tsuen Wan West Station, connecting to the scenic area that features part of the wood fossil collection of Mrs. Nina Wang, the late chairperson of the Chinachem Group. This wood fossil-themed dining and cafe concept showcases a wide range of all-day dining offerings, adjacent to the natural greenery of the wood fossil-themed park in Tsuen Wan. A barista coffee counter next to the restaurant offers premium specialty coffee beans and freshly baked pastries for those in need of a quick snack or a caffeine boost. Whether you're seeking a leisurely lunch, an intimate dinner, or a casual coffee break, PARKSIDE@NINA offers a delightful escape from the city's hustle and bustle, seamlessly blending nature and cuisine.

Shop 201, NINA MALL 1, 8 Yeung Uk Road, Tsuen Wan
Passinoe	Self-owned	French Boulangerie | Patisserie | Confiserie

Passione is an all-day Bakery Cafe – French Boulangerie | Patisserie | Confiserie – with a cozy and stylish design, yet homey, serving high quality food items through a huge display of natural sour dough bread, butter croissant and Danishes, French pastries, desserts, macarons, confectionery goodies, plus sandwiches and salads, with an evening menu available. As a backdrop, a live bakery workshop, supplying freshly made items throughout the day. Coffee, tea, chocolate drink, juice, soft drink and wine are to complement the offering, with the option for the classic take away.

Shop G11, G12 and F12A, G/F, Lee Tung Avenue, 200 Queen’s East, Wan Chai

&

Chiai-Wei Woo Academic Concourse, 1/F Academic Building, Hong Kong University of Science and Technology, Clear Water Bay, Sai Kung

Pier 7 Cafe & Bar	Self-owned	Bar & Cafe

Situated along the stunning waterfront of Victoria Harbour, Pier 7 Café & Bar offers breathtaking views of the city’s vibrant skyline, illuminated by the colorful lights of Central’s city skyscrapers as the sun sets. Guests can unwind in the inviting indoor and alfresco areas while enjoying an extensive selection of wines, innovative cocktails, beers, and non-alcoholic beverages. Its new a la carte menu features a diverse array of Mediterranean mezzes, sharing plates, and expertly grilled meats and seafood, ensuring a memorable experience for everyone.

Shop M, Level R, Central Pier 7, Star Ferry, Central, Hong Kong

Sour Dough	Self-owned	Artisan Deli Concept

Sour Dough is an artisan deli concept on Wan Chai’s Queen’s Road East celebrating the rise of its both historic and trendy namesake, sourdough. Introducing Hong Kong’s first sourdough croissant, a flakier and less sweet version of the traditional variety, Sour Dough’s baked goods are uniquely all made from sourdough starters over 30 years old. More than just a bakery, Sour Dough offers a rotating array of vegan salads and vegan soups alongside hearty sandwiches boasting bold flavors and colorful ingredients. Sour Dough is open for takeaway and dine-in seven days a week 8am-8:30pm.

Shop 2&3, G/F, Keen Hung Commercial Building, 80 Queen’s Road East, Wan Chai & Shop 201, 2/F, Airside, 2 Concorde Road, Kai Tak
Smokehouse Bar & Grill	Self-owned	Western Cuisine

Introducing age old techniques of slow smoking, skillful basting and barbecuing with recipes from migrating cultures that stay true to their heritage. Migrants in the early 19th century introduced what we know today as Smokehouse and BBQ, bringing with them experience in persevering and flavorful meats smoking, which is still loved and enjoyed today. Our Smokehouse, plays on our experienced Chefs and international butchers who painstakingly hone their craft to produce only the finest smoked meats and BBQ, using the best cuts and wood smoking for hours to maximize quality, flavor and tenderness.

Shop 05, Level 13, Langham Place, 8 Argyle Street, Mong Kok

Stormies	Self-owned	Western Cuisine

Stormies, a stylish bar, that offers a variety of fascinating American dishes, including seafood, steaks and other delicacies. With a stunning outdoor alfresco area, you can enjoy a wide range of cocktails and wines. Stormies will take you up in a storm where you can relax and unwind.

G13 and 14, G/F Central Market, 80 Des Voeux Central, Central & Shop R005-R007, Civic Square, Elements, 1 Austin Road West, Kowloon
TAKEROKU RAMEN	Licensed	Japanese Cuisine

For over 30 years, TAKEROKU RAMEN has been dedicated to the art of ramen-making, delighting customers with over 500 varieties of ramen. Building upon their past successes, TAKEROKU RAMEN is committed to continuously refining and innovating the menu to create new ramen dishes that are perfectly suited to the tastes of today's generation.

Shop G11, G/F, Central Market, 93 Queen’s Road Central

tonic	Self-owned	Bar

tonic is located on the highest floor of Langham Place in Mong Kok, designed with stylish silver and blue as the main theme. Under the open sky, guests can hang out with friends outdoor, while tasting wines and snacks from various countries. The bartender designs a variety of unique cocktails for the guests, bringing strong “tonic-like” stimulation. The bar also offers a variety of red and white wine, champagne, port wine, sherry, etc., along with other special snacks that make everything even better!

Shop 07, Level 13, Langham Place, 8 Argyle Street, Mong Kok

Uogashi Nihonichi	Licensed	Japanese Cuisine

Dating back to 1989 in Japan, Uogashi Nihonichi, the brand owner, offers an unparalleled standing sushi dining experience with a focus on affordable yet high-quality Edomae sushi. The fresh fish specialist – ‘uogashi’ means fish market in Japanese – is one of Japan’s most beloved sushi establishments. We licensed the brand and bring it to Hong Kong in 2023. From the abundant seasonal offerings of the sea, expert sushi chefs create a variety of exquisite culinary delights, including sushi and donburi, that showcase the premium quality of the produce while adding a touch of novelty to the presentation. Sushi is ordered by the piece, as an all-day set, or as an omakase parade, while premium sake pairings and a sake Happy Hour boost the lively, casual vibe.

Shop G001, AIRSIDE, 2 Concorde Road, Kai Tak, Kowloon & G12, G/F Central Market, 80 Des Voeux Road Central, Central

WATERMARK	Self-owned	Western Cuisine

Spaciously situated on the upper floor of Star Pier 7 in Central, Hong Kong, WATERMARK nods to Hong Kong’s waterside heritage with nautical features like anchor-inspired ceiling lamps and wave lighting effects. The contemporary menu presents a vibrant coastal dining experience, highlighting premium seafood and expertly prepared dry- aged beef, elevated by a star selection of innovative cocktails. Spanning 3,300 sq. ft, the versatile venue can seat up to 88 guests for dinner and 150 for events, and accommodate up to 300 people for cocktails, proving equally appealing for romantic dinners, business entertaining and lively celebrations. With a breathtaking 270° view of Victoria Harbour through floor-to-ceiling glass walls by day and night, WATERMARK provides an ideal setting for corporate events, intimate weddings and other social celebrations

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Shop L, Level P, Central Pier 7, Star Ferry, Central, HK

Sydney, Australia

As of the date of this Prospectus, we operate one restaurant in Sydney, Australia:

Name of restaurant	Brand ownership	Cuisine type	Description	Location
CAFE SYDNEY	Self-owned	Western Cuisine

CAFE SYDNEY captures the essence of Sydney from its amazing location on the rooftop of Customs House with spectacular harbour views, delicious food, an outdoor terrace, a cocktail lounge and a relaxed, contemporary interior.

Fifth Floor, Customs House, 31 Alfred Street, Sydney, Australia

Site Selection Process

Our management team follows a disciplined site selection process, utilizing their industry expertise and relationships. We consider our ability to identify suitable locations for restaurants to be a critical factor in determining our long-term success. Our restaurants are strategically located in prime areas in Hong Kong. We take into consideration the following factors during our site selection process:

•Spending power – which may be affected by the preferences of the local community, population density, existence of a critical mass and the spending power of the community;

•Pedestrian traffic and convenience of the location – which may be affected by accessibility to public transportation and parking, proximity to office buildings, shopping malls, residential estates, tourist attractions and ease of entry;

•Competition – which may be affected by the existence of actual or potential, direct or indirect competition, the number and business records of and proximity to the competitors;

•Lease – which may be affected by the rental cost, size and structure of the premises and restrictions on opening hours of the premises. A maximum rent limit has been fixed by our management to ensure the profit margin of each of our restaurants.

Site visits will be arranged to assess the pedestrian traffic and customer profile in the area. We generally select our restaurant sites strategically in order to increase our market penetration and establish restaurants under different brands to attract different customer segments in the same geographical area in order to minimize the dilution of traffic among our own restaurants.

Marketing

Our marketing team formulates and implements strategies that include various dining promotions, a frequent diner program “CDG Privilege” and advertising initiatives to enhance our image, brand awareness and reputation. Additionally, the team is responsible for managing and documenting customer complaints of our restaurants.

Membership Program – CDG Privilege

We have launched an app-based membership program designed to reward our frequent patrons with benefits and services that enhance their dining experience at our restaurants and bars. There are three membership tiers: (i) Platinum, (ii) Gold, and (iii) Red. Each tier offers its own unique privileges, allowing members to unlock a range of benefits, including welcome gifts, year-round discounts, monthly highlighted offers, and birthday privileges.

Customers can earn membership points called CDG$, by presenting their e-Card when dining, receiving CDG$1 for every HK$1 spent at participating outlets, up to CDG$10,000 per bill. They can redeem e-vouchers starting from CDG$2,000 through the app. Earning rates increase with monthly spending over consecutive months, with a 12-month expiration for earned CDG$.

In addition to individual CDG Privilege members, the company actively recruits corporate members by issuing unique promo codes for registration, targeting specific markets in nearby areas. To attract these groups, special welcome offers and limited-time dining promotions are provided, aimed at driving traffic to the restaurants and enhancing business performance.

During non-peak months, the Company will introduce limited-time campaigns offering extra CDG$ for both earning and redemption. These initiatives are designed to boost the average spending per bill and per person, as well as to enhance patronage frequency during targeted periods.

Our membership card is numbered and we do collect personal or other information (such as name, age, gender, address) from customers for members’ registration purposes.

Operation Process For Our Restaurants

Set forth below is our standard operation process workflow of our restaurant outlets:

Pre-approved suppliers
Raw materials and consumables
Raw materials and consumables
Central kitchen
Ready-to-cook and ready-to-heat food products
Casual dining restaurants
Food
Customers

1. We order from our pre-approved suppliers raw materials and consumables which are delivered to our central kitchen and individual restaurants.

2. Central kitchen prepares certain ready-to-cook and ready-to-heat food products which are then delivered to our individual restaurants.

3. When customers visit our restaurants, they can make an order from our menu.

4. When customers' orders are received, our restaurant chefs and kitchen assistants prepare the dishes in accordance with the recipes designed by our chef in-charge and approved by our management.

5. The food is plated and served to customers in accordance with our restaurant preparation guide.

Procurement of raw materials and consumables

We have established guidelines in relation to the procurement of raw materials and consumables to ensure that all purchases are made from our pre-approved suppliers, and all purchases and payments are authorized by appropriate personnel. Each restaurant monitors its inventory daily to ensure adequate ingredients and raw materials are available to meet the projected sales determined by our management. The chefs in charge of our restaurants are allowed to make purchases up to $650 per purchase, and for purchases exceeding this amount, prior approval must be obtained from our procurement and operation manager.

Delivery of raw materials and consumables to our central kitchen and restaurants

Purchase orders of raw materials and consumables are delivered by our pre-approved suppliers to our restaurants or central kitchen directly. Upon receipt, all goods undergo a thorough quality inspection, and the quantities are checked against the relevant orders placed by our chef in-charge before acceptance. The goods that are accepted are recorded and stored on site at our restaurants in compliance with our inventory management and control policy. Any substandard goods will be rejected and returned to the pre-approved suppliers for replacement. Our restaurant staff will report to our procurement and operation manager in respect of all the goods returned and the reasons for their rejection.

Preparation of ready-to-cook and ready-to-heat products which are then delivered to our restaurants

Our central kitchens prepare a wide range of meat, seafood and bakery products. The processes include smoking and slow cooking for meat and seafood products and proofing and baking for bakery products. Ready-to-cook and ready-to-heat products are then delivered to our casual dining restaurants.

Processing and preparation of food, and serving to our customers at restaurants

At our restaurants, customers choose their food from our menus designed by our CEO, Culinary Director and chef in-charge. In our Western and Asian casual dining restaurants, customers can place orders directly with our service staff. Once a customer order is received, our restaurant chefs prepare and cook the food following our standard restaurant operation guidelines and use ingredients on a first-in-first-out basis to ensure freshness. Our food is also available for takeaway through third-party online delivery service platforms which provide delivery services to addresses designated by the customers who place online orders from our restaurant menus via these platforms.

In regard to food hall and fast-food Cafe counter style outlets, customers make their orders, pay for their orders at the cashiers and pick up the food. We do not serve directly to tables in our fast-food concepts.

New Restaurants Development Procedure

The development process of a new restaurant mainly consists of the following key steps:

•concept development — the development of a new restaurant is determined first by the identification of suitable location, then decide the right concept for the location. If our existing brands, including our franchised/licensed brands, do not fit the location, we may develop a new brand. The concept of the restaurant will be finalized by our operation team, our chief executive officer and our franchisor/licensor, if any. Once the concept is determined, we will proceed to determine the pricing of the dishes, target customer segment and the menu;

•lease negotiation — once the feasibility study of the potential restaurant site is approved, we commence negotiation of the lease with the landlord. For new leases, we would normally require a term of not less than four years with a rent-free period ranging from two to three months at the beginning of the lease term. The rent-free period is to allow sufficient time for us to renovate and decorate the premises. The terms of the lease are subject to the final review and approval of our chief executive officer;

•renovation — upon signing the lease agreement, we will engage professional designers to develop the interior design concept and commence the detailed design process for the restaurant. The theme of the restaurant will be determined by the concept and cuisine we serve in the restaurant, the target customer segment, associated brand identity and location of the premises. Upon receiving the final approval of the design by our chief executive officer and the relevant franchisor/licensor, if any, renovation will be carried out by independent contractors engaged by us. On average, the design and renovation process takes approximately three to six months to complete;

•licensing — during the same time as the renovation is being carried out, we will apply for various licenses necessary for the operations of a restaurant. As of the date of this prospectus, we have engaged several independent licensing consultants responsible for the relevant applications and any subsequent modification of the licensing conditions. Approximately, three to six months are generally required to obtain a provisional general restaurant license to open a restaurant. For details of the licenses necessary for the operations of a restaurant, please refer to the paragraph headed “Our Licenses” in this section; and

•staffing and purchasing — during the same time as the renovation is being carried out and pending the determination of our applications of all required licenses and permits, our executive chefs and operation managers will start selecting and ordering the equipment and utensils and our human resources team will relocate employees from existing restaurants and place new employees to both the existing restaurants and new restaurant. In the week leading up to the restaurant’s soft opening, our head chef will oversee the training of kitchen staff in food preparation, while our restaurant manager will ensure that restaurant staff are well-versed in service and operational procedures. We typically conduct a soft opening lasting approximately two weeks before the grand opening, during which we invite a limited number of guests. This allows us to fine-tune operations and ensure a seamless dining experience before officially welcoming the public.

Throughout the process, we carefully adhere to the requirements set by franchisors and licensors, as well as the terms outlined in franchising and licensing agreements. Representatives from the franchisor or licensor may be involved in key aspects such as selecting the restaurant's location and size, shaping the design of its theme, and overseeing the recruitment and training of employees.

Catering

Event Hosting Services

Our restaurants offer customers a range of versatile venues for event hosting, including corporate meetings/luncheons/gala dinners, product launches, social celebrations and weddings. Our event hosting services feature customized menus, special restaurant setting, and additional items upon request. These additional items may include audiovisual equipment, entertainment or floral displays. To promote our services, we regularly update our website and social media platforms with the latest information about our offerings.

Outdoor Catering Services

We provide external catering services for a variety of occasions, including office and home catering, picnics, sporting events organized by the Hong Kong, China Tennis Association (HKCTA) and more. While our catering menu features signature dishes from our restaurants, we also allow customers to personalize their menus and request tailor-made dishes. The food for our outdoor catering services is prepared at our bakery, food factory, and/or the respective restaurants. We promote our outdoor catering services through our website, social media platform and word of mouth, and are able to capitalize on tourism promotions by the Hong Kong government.

For the year ended March 31, 2025, we successfully provided external catering services at several prominent tennis events held at Victoria Park in Causeway Bay, Hong Kong, including:

•Prudential Hong Kong Tennis 125 (September 30 to October 6, 2024): We catered for the media center and players’ dining, ensuring a top-notch dining experience for all attendees.

•Prudential Hong Kong Tennis Open 2024 (October 26 to November 3, 2024): Our services included external catering along with various food and beverage booths, offering a diverse selection to enhance the event atmosphere.

•Bank of China Hong Kong Tennis Open (December 29, 2024 to January 5, 2025): Our external catering services featured various food and beverage booths, providing an exclusive experience for guests.

For the year ending March 31, 2026, we continue to provide external catering services for tennis events, including:

•Prudential Hong Kong Tennis Open 2025 (October 25 to November 2, 2025).

•Bank of China Hong Kong Tennis Open (January 4 to January 11, 2026).

We received a direct invitation from the event organizers to submit tender for the catering services. Our operations team and marketing team studied the tender requirements carefully and conducted a feasibility study. Based on the feasibility study, we prepared all the tender documents and submitted them by tender deadline.

Through these events, we showcased our commitment to quality catering and exceptional service.

Food Factory

Food Square

Our food factory, established in 2011, specializes in the import, production, distribution and retail of premium meat and fish products. Food Square has built a strong reputation in the F&B industry, widely recognized for its commitment to quality. Our food factory enables us to centralize our food preparation and implement strict quality control measures for raw ingredients making it easier to forecast and secure supply and streamline orders from our restaurants. It serves not only as a central kitchen to facilitate the preparation and distribution of food orders including online sales and catering services, but also generate strong sales to external customers. Our major equipment is imported from Europe, including Germany and Spain.

Name of food factory	Cuisine type	Description	Location
Food Square (Chai Wan)	Multi-national Cuisine

At Food Square, we pride ourselves on sourcing and producing only the highest quality products. In this ever demanding and challenging market, we have always been very conscious of the supply chain and sustainability. Hence, we only use the most reliable sources. As a global importer, our priority is to ensure that only the best ingredients are used in our manufacturing. As a result, we produce the top-grade products that are highly appreciated and recognized in the market.

In addition, we work closely with our industry partners to tailor-make products as required. On top of our award-winning processed items, we extend our portfolio to include a substantial range of premium Beef, Lamb, Veal, Pork and Poultry products.

Flat B - C, 2/F., Unison Industrial Building, 7 Sun Yip Street, Chai Wan, Hong Kong

Food Factory Products

While Food Square originally specialized in ready-to-heat products, our ready-to-cook offerings, such as bone marrow and porchetta, have become the primary drivers of our growth. All of our products are 100% free from gluten and GMOs and are significantly lower in saturated fats compared to traditional animal-based alternatives. We are focused on making them nutritionally dense, with minimal undesirable attributes, ensuring both quality and health benefits for our customers.

Our selection includes premium cuts of beef, savory sausages, delicate smoked salmon, tender pork chops, and flavorful chicken wings, among other high-quality meats and seafood. Each product is carefully sourced to ensure the best taste and freshness for our customers. We also offer a variety of marinated and seasoned options, perfect for quick and easy meal preparation. We pride ourselves on maintaining the highest standards of quality and sustainability in our sourcing practices.

Operation Process For Our Food Factory

Set forth below is our standard operation process workflow of our food factory:

Given our high turnover volume, an efficient workflow and system are critical to ensuring smooth operations.

A deep understanding of the F&B industry, market demand and our clients’ needs allows us to make informed forecasts, especially for the timely delivery of overseas raw materials.

We currently produce 150 products and continue to do R&D for our own and clients’ outlets. Ensuring our raw materials delivery both locally and from overseas and storing and managing the turnover is the key to a smooth workflow.

Once the raw materials enter the production areas, they are assigned unique code number s, which remain traceable throughout the entire production process, this includes the final product labeling which also displays the code numbers from its raw state to final product so we can swiftly identify and resolve any issues.

Our team monitors our daily orders for a smooth operation, orders are received and sent to related departments for production, once finished they are labeled, boxed and ready for next-day delivery.

Supply Chain

Sourcing and Suppliers

The principal ingredients used to manufacture our products include pork, lamb, chicken, beef and salmon. We procure the raw materials from our trustworthy producers in Austria, Norway, Australia, Brazil and the USA who are the in the forefront of quality and adhering to highly recognized environmental practices and sustainability. Although most of the raw materials we require are typically readily available from multiple sources, we currently have five major suppliers who we have worked with for many years.

We have two Pork suppliers with the main one being a highly regarded Pork supplier from Austria and the second one from Brazil. We mostly source chicken from Brazil and Australia. Lamb and some Beef we source from Australia and the bulk volume Beef we source from Iowa USA renowned for its quality and marbling; by working closely with our suppliers we can control the quality, volumes and secure good market pricing.

We continually seek additional sources of seafood for our R&D products that meet our criteria.

A diverse range of high-quality products have been developed by our innovative team of chefs and master butchers by analyzing market trends and consumer preferences, setting us apart from our competitors. All direct imported products come with their own health certificate and we conduct continuous lab testing on our finished products, ensuring that they meet our rigorous standards.

While we do not have long-term supply agreements with most of our suppliers, we have maintained strong and long-standing relationships with them over the years. As highly reliable producers, they always proactively notify us of any upcoming issues with supply and pricing. In the unlikely event of unforeseen disruptions, we still have back up suppliers to cover, giving us satisfactory alternative arrangements to meet demand.

Quality Control

In-process quality checks are performed daily by our QA team throughout the manufacturing process, including temperature, physical dimension and weight. We provide specific instructions to vendors and restaurants for storing our products. All wholesale products are transported and stored either chilled or frozen with storage and shelf-life instructions enclosed on all packaging.

Retail products sold as part of our “fresh” platform, such as smoked salmon and honey ham are delivered chilled to customers. The foodservice customers are provided detailed instructions on proper handling and utilization.

Our Food Square facility has ISO 22000 certification which is widely regarded as the industry’s gold standard for control, hygiene, product quality and traceability. This certification instills confidence in our clients and consistently yields excellent results in our FEHD inspections and annual audits conducted by our partners, including restaurants, hotels, clubs, airlines and theme parks.

Distribution

Finished products are distributed daily from our Food Square manufacturing facility, with transportation managed by third-party logistics providers for direct delivery to customer.

While we do not utilize internal software for load tracking, we efficiently manage our supply chain through retail distribution.

Ingredient and Packaging Suppliers

We source packaging supplies in bulk through a local distributor who procures materials directly from China and Korea. To safeguard against supply disruptions, we maintain an inventory of approximately four months’ worth of packaging boxes, plastic vacuum bags and trays.

Our packaging features standardized but clearly defined specifications, communicated to our third-party partners.

Bakery

Baker & Patissier

Our central bakery, Baker & Patissier (formerly La Rose Noire HK), established in 1997 and acquired by our Group in May 2023 is one of Hong Kong’s leading producers of fine bakery and pastry products and a renowned manufacturer of frozen, pre-proven dough in Hong Kong. We operate our bakery under the following four self-owned brands, offering a wide selection of bakery products, seasonal products (i.e. holiday -specific offerings), and beverages. We also supply bread and dessert products to corporate clients, our own restaurants and 11 concession counters in supermarkets for retail to end customers.

Name of bakery	Cuisine type	Description	Location
Baker & Patissier	Fine Bakery & Pastry Products

Since 1997, Baker & Patissier (formerly La Rose Noire HK) has become one of Hong Kong’s leading producers of fine bakery & pastry products. The company has one of the widest fresh and frozen product ranges available, and is also a renowned manufacturers of frozen, pre-proven dough in Hong Kong.

Room 201-207,301-305,311-312,316-318,501,515-518, 2/F, 3/F, 5/F, Corporation Square, 8 Lam Lok Street, Kowloon Bay, Kwun Tong District, Kowloon
	Fine Chocolate & Pastry	Established in 2019, Patisserie et Chocolat imports and distributes finest French chocolate products and other frozen bakery and pastry products to customers based in Hong Kong and Macau.	Room 201-207,301-305,311-312,316-318,501,515-518, 2/F, 3/F, 5/F, Corporation Square, 8 Lam Lok Street, Kowloon Bay, Kwun Tong District, Kowloon

Bakery Products

•We sell a range of bakery and pastry items, mainly focusing on European-style bread and French-style desserts. All of our products are developed by our R&D team using premium ingredients from worldwide, mainly from Europe. Our product range covers frozen and fresh products; therefore, many hotels and restaurant groups have been loyal customers for over 10 years. To expand business opportunities with various religious parties in Hong Kong, we were certified as a Halal factory by the Incorporated Trustees of the Islamic Community Fund of Hong Kong in June 2024.

•We develop OEM products based on customer requests, tailoring our offerings to meet specific brand and business needs. In 2024, we signed an IP agreement with Disneyland to produce exclusive Iron Man Burger Buns and Groot Burger Buns for their restaurant. Additionally, during the Christmas season in 2024, we collaborated with Dior Beauty by supporting their holiday campaign with specially crafted Christmas desserts.

•We established a new gelato brand, "Bonne Nature", in September 2024, featuring a luxurious base made with chocolate and puree made from a premium branded supplier. Designed to meet the highest quality standards, our gelato is crafted for upscale restaurants and hotels across Hong Kong.

•As the exclusive distributor of a premium chocolate brand to customers based in Hong Kong and Macau since 2019, we have distributed over 200 tons of chocolate annually. We held various cross-over promotions with various 5-star hotels or retail chain brands. In 2025-2026, we plan to invest more in expanding the chocolate business, for example, to increase the product range of the chocolate and target more chain brands with high volume consumption.

•Apart from wholesale, we own our retail Cafe brands Passione and Sour Dough, and we have 11 concession counters in supermarkets. We focus on artisan bakery items in all our retail shops, complemented by a diverse range of vegetarian salad. For all of our wholesale or retail products, we focus on quality, standardization, and artisan in the market. Most importantly, we focus on what our customers need.

Operation Process For Our Bakery Outlets

Set forth below is our standard operation process workflow of our bakery outlets:

Given our high turnover volume, an efficient workflow and system are critical to ensuring smooth operations.

A deep understanding of the F&B industry, market demand and our clients’ needs allows us to make informed forecasts, especially for the timely delivery of overseas raw materials.

We currently produce 300 products and continue to do R&D for our own and client’s outlets. Ensuring our raw materials delivery both locally and from overseas and storing and managing the turnover is the key to a smooth workflow.

Once the raw materials enter the production areas, they are assigned unique code numbers, which remain traceable throughout the entire production process, this includes the final product labeling which also displays the code numbers from its raw state to final product so we can swiftly identify and resolve any issues.

Our team monitors our daily orders for a smooth operation, orders are received and sent to related departments for production, once finished they are labeled, boxed and ready for next-day delivery. Our major equipment is imported from Europe including Italy, Switzerland, Denmark, and Germany.

Procurement of raw materials and consumables

We have established guidelines in relation to procurement of raw materials and consumables to ensure that all purchases are made from our pre-approved panel of suppliers, and all purchases and payments are authorized by appropriate personnel. Major raw materials for our bakery products include flour, butter, sugar, milk and eggs. Major consumables include paper boxes and polybags. Our staff at the central kitchen and bakery outlets monitor the level of inventory on a daily basis to ensure adequate raw materials and consumables are readily available to meet the production plan determined by our management.

Our production head at our central kitchen or our baker in-charge at each of our bakery outlets are allowed to purchase raw materials from our pre-approved suppliers up to $1,277 (equivalent to HK$10,000). For each purchase over $1,277, our production head of our central kitchen and our baker in-charge of our bakery outlets are required to seek a prior approval from our culinary director. As we maintain a list of pre-approved suppliers and alternative substitutes are available for the major raw materials used by our central kitchen and bakery outlets, the risk of a shortage of core ingredients is minimal.

Delivery of raw materials and consumables to our central kitchen and bakery outlets

Purchase orders of raw materials (for making dough and certain bakery products) and consumables are delivered by our pre-approved suppliers either directly to our central kitchen or bakery outlets. All goods received are duly inspected, and the specifications and quantities are checked against the orders placed by our production head at our central kitchen or the baker in-charge at the relevant outlet before acceptance. The raw materials and consumables that are accepted are then recorded and stored at our central kitchen and, or our bakery outlets in compliance with our inventory management and control policy. Any substandard goods will be rejected and returned to the pre-approved supplier for replacement. Our central kitchen and bakery outlets staff will report to our procurement and operation manager on all goods returned and reasons for the rejection.

Preparation of dough and certain bakery products at our central kitchen

Our central kitchen follows our standard operating procedures in preparing dough and certain bakery products (including cakes and loaves) according to our standardized recipe designed by our baker in-charge and management team. To ensure freshness and use before the expiry dates, we adopt a first-in, first-out method for our inventory. In preparing the dough, the required raw materials are measured and then mixed together in a mixer to form the dough. The dough is then weighed and cut into smaller portions and placed into a metal pan for storage at our central kitchen’s chiller before delivery to our bakery outlets.

Our central kitchen produces a variety of cakes including whole cakes, sliced cakes and loaf cakes. The process begins with precisely measuring the requisite raw ingredients according to our standardized recipe. These raw ingredients are then combined in a mixer to form a smooth cake batter which is then poured into molds and is subsequently baked into cakes. Once cooled, some of them are cut or sliced, and some of the whole cakes and Swiss rolls are adorned with jam, fruits and/or cream for decoration. The finished ready-made cakes are then stored at our central kitchen’s chiller before being delivered to our bakery outlets.

Delivery of dough and certain bakery products from our central kitchen

We have our own logistic team to deliver dough and certain bakery products from our central kitchen to our designated bakery outlets on a daily basis. The drivers follow pre-determined routes and delivery schedules every morning and afternoon. This enables us to control our transportation costs and status of delivery. Backup arrangements involving the hire of alternative vehicles are put in place to deal with any unforeseen logistics issues. As of today, we did not experience any material disruption in our deliveries to our bakery outlets.

Preparation and baking at our bakery outlets

After the dough is delivered to our bakery outlets every morning and afternoon, our bakers shape the dough and add to it various ingredients for producing a selection of quality breads. The dough is then placed into a proofer and allowed to rise as part of the fermentation process. After proofing (which is the final rise of shaped bread dough before baking), the dough is baked in pre-heated ovens. Our bakers adhere strictly to the steps contained in our in-house recipes and apply our inventory of ingredients on a first-in-first-out basis to ensure the freshness of our products. The freshly baked breads are then ready for sale directly at our bakery outlets.

Presentation and sale of bakery products

We have established guidelines for packaging, displaying and selling bakery products at our bakery outlets to ensure that the appearance of our bakery outlets and presentation of all our products is consistent with our branding and appeal to our potential customers. The baker in-charge and shop in-charge at our bakery outlets monitor the level of stocks in each bakery outlet and adjust the display of products throughout the day in order to attract customers. Our cashiers and shop in-charge at our bakery outlets are required to adhere to our cash management policy and procedures when selling our products. All our sales are recorded by our Point-of-Sales system (POS system) on a real time basis.

Our Supply Chain

Sourcing and Suppliers

The major ingredients used to manufacture our products include flour, butter, sugar, milk, eggs, cream, and chocolate. We procure the raw materials from our trustworthy producers in France, Germany, Australia and Poland, who are at the forefront of quality and adhering to highly recognized environmental practices and sustainability. Although most of the raw materials we require are typically readily available from multiple sources, we currently have a few major suppliers with whom we have worked for many years.

We have three major flour suppliers to source high-quality ingredients for us from France, Germany and Canada to keep the distinctive flavor of the artisan bread. Also, as the official distributor of a premium chocolate brand in Hong Kong, we use premium French chocolate across our products, especially in our pastries. Butter, cream and milk sourced from France, Australia and Poland. We continually seek new sources of raw ingredients that meet our stringent criteria to support innovation in our R&D products.

Our innovative team of chefs has developed a diverse range of high-quality products by analyzing market trends and consumer preferences, setting us apart from our competitors. All directly imported products come with their own health certificate, and we conduct continuous lab testing on our finished products, ensuring that they meet our rigorous standards. New flavors are extensively tested prior to introduction to ensure the finished product attributes such as taste, texture and appearance blend seamlessly.

While we do not have long-term supply agreements with most of our suppliers, we have maintained strong and long-standing relationships with them over the years. As highly reliable producers, they always proactively notify us of any upcoming issues with supply and pricing. In the unlikely event of unforeseen disruptions, we still have back up suppliers to cover, giving us satisfactory alternative arrangements to meet demand.

Manufacturing

Our manufacturing process is diagrammed below.

Quality Control

In-process quality checks are performed throughout the manufacturing process, including temperature, physical dimension and weight. We provide specific instructions to vendors and restaurants for storing and baking our products. All products are transported and stored chilled and frozen. Products such as croissants and danishes are intended to be prepared from their frozen state, with baking instructions enclosed on all packaging. Also, our factory has ISO22000 and HACCP certification, to ensure our production area is hygiene and secured.

Distribution

Our products are distributed directly from our in-house manufacturing facility. Transportation is managed by our own logistics team, which operates 7 frozen trucks, one van and a team of 14 skilled drivers. Each frozen truck is equipped with a temperature log to monitor the conditions, to ensure the product quality.

At present, we do not utilize internal software for load tracking but we rely on the systems of our own logistics team to manage our supply chain operations through retail distribution.

Ingredient and Packaging Suppliers

We source our packaging supplies in bulk through 2 to 3 local distributors who procure them directly from China. To mitigate the risk of supply interruptions, we maintain an inventory of approximately 4 weeks’ worth of trays.

Our packaging features standardized but clearly defined specifications, communicated to our third-party partners.

Our Customers

Our Operating Subsidiaries did not depend on any particular customer during September 30, 2025, March 31, 2025 and 2024 and up to the date of this prospectus.

Restaurants

Our restaurant business serves retail customers from the general public. Accordingly, our directors consider that it is not practicable to identify the five largest customers within this sector of business of our Group’s business, and we did not rely on any single customer for business. We have not entered into any long-term contracts with the patrons of our restaurants, cafes, and bars. Our directors confirm that our Group had no material disputes.

We are recognized for our excellent service, flexibility, value and for consistently providing high quality products at affordable prices to customers from all income levels.

Bakery

Baker & Patissier is currently serving approximately 350 restaurants and foodservice outlets in Hong Kong as well as providing deliveries to Macau. We have established partnerships with luxury hotels, restaurant groups, theme parks, airlines and clubs.

Our notable clients include exquisite hotels located in central business districts including Central, Admiralty, Tsim Sha Tsui, West Kowloon, etc; well-known restaurant groups which offer multi-national cuisines; premier private clubhouses for elite social gatherings and exclusive events; and distinguished retail brands known for their luxury and innovation.

Food Factory

Food Square is currently serving approximately 400 restaurant and foodservice outlets in Hong Kong as well as providing deliveries to Macau. We have established partnerships with select restaurant chains, a renowned Japanese supermarket, theme parks, airlines, exquisite hotels, prestigious private clubhouses in Hong Kong to have our products sold through these entertainment and hospitality vendors.

Our Suppliers

Our Operating Subsidiaries did not depend on any particular supplier and did not encounter any shortage or delay in the services or products provided by the suppliers during the six months ended September 30, 2025, the years ended March 31, 2025 and 2024 and up to the date of this prospectus.

The stability in the supply and the quality of our food ingredients are crucial to making quality bakery products and various cuisine food items for our bakery and restaurants. We acquire certain food products and supplies from third-party vendors and suppliers. We enter into supply agreements with a few suppliers but currently mainly rely on purchase orders rather than written contracts with most of our suppliers.

Additionally, Supplier A, an unrelated third party, provides us with certain food products for the six months ended September 30, 2025 and the years ended March 31, 2025 and 2024 amounted to approximately 16.3%, 13.9% and 16.0% of our total food and beverage costs. We send purchase orders to Supplier A to purchase food products.

Salient Terms of Supply Agreements

•Supply term – the initial term of these agreements general ranges from 1 to 2 years, and sometimes with an option to further extend the term.

•Minimum order – there is limit on the minimum amount the buyer should order for each delivery or during the contract period.

•Promotion support – the supplier provides the buyer with promotion or marketing support during the supply term.

•Priority option – in consideration of supplier’s promotion support, the buyer should choose or prioritize the supplier’s products for certain events.

•Termination – the supplier has right to terminate the agreements if the buyer goes into liquidation or its ability to carry out its obligations is precented or substantially interfered. Upon termination, the buyer shall refund all the fund to the supplier on a pro rata basis.

Purchase Orders

•Purchase orders normally specify shipping term, arrival date, purchase products and their respective order quantity for each time.

•To the best of our directors’ knowledge, the prices of our ingredients were determined with reference to quality, market price, order quantity, seasonal factors and availability of sources of supply. The terms and conditions set out in our purchase orders placed with our pre-approved suppliers may differ.

•Our directors are of the view that the prices of the food ingredients purchased by our Group were consistent with the then prevailing market prices and expect such purchase prices will continue to follow market prices under normal circumstance.

Our Licenses

Each of our restaurants holds a valid general restaurant license issued by the FEHD, a water pollution control license issued by the Environmental Protection Department and a liquor license issued by the Liquor Licensing Board. Our food factory is also fully licensed, with a valid food factory license issued by the FEHD and a water pollution control license issued by the Environmental Protection Department. As at the date of this Prospectus, we had obtained all the relevant licenses, approvals, certificates and permits necessary to conduct our restaurant operations in Hong Kong and Sydney. These licenses, approvals, certificates and permits include (i) the relevant general restaurant license, light refreshment restaurant license and Certificate of Compliance required for all of our restaurants in Hong Kong and Sydney; (ii) liquor license and club liquor license required for all of our restaurants that serve alcoholic beverages; (iii) food factory license required for our outlets without dine-in services, where food is prepared for off-premises consumption; and (iv) water pollution control license required for all of our restaurants and takeaway outlet.

Under Hong Kong law, leases exceeding three years have to be registered with the Lands Registry to ensure enforceability against third parties. However, some of our longer leases are not so registered, which may expose our leases to challenges by successors in title to the landlords, including potential new owners, mortgagee banks, and judgment creditors.  Should such competing claims arise, we may not be able to remain in the premises, requiring relocation at substantial cost. Difficulty securing suitable alternative sites on commercially viable terms could disrupt operations, impact expansion plans, and weaken financial stability. Please see Risk Factor - Risk of Eviction Due to Unregistered Leases Exceeding Three Years for more information.

Franchising Agreements and License Agreements

We have entered into various franchising and/or license agreements with the owners of renowned restaurant brands, including Chatime, Duan Chun Zhen, Kyoto Katsugyu, nana’s green tea, Uogashi Nihonichi and Takeroku Ramen, granting us the rights to operate the brands in Hong Kong. These agreements typically include provisions for initial franchise fees, ongoing royalty payments, and strict adherence to the restaurant brand 's operational standards and guidelines. As of the date of this Prospectus, we do not have any franchising agreements with third-party operators where we have act as franchisor of our own brand.

Revenue generated from franchising and licensing activities is recognized in accordance with applicable accounting standards and is a significant component of the Company's overall revenue stream.

Salient Terms of Franchising Agreements

•Agreement Term- The initial term of these agreements generally ranges from 4 to 5 years, with an options to extend the term from the expiry of the initial term, subject to certain conditions.

•Fees – the Company shall pay the franchisor a sum of license fee and royalty in an amount equal to certain percent of the gross sales.

•Exclusive Use – The franchisor grants the Company exclusive or non-exclusive rights to use its intellectual property and to operate restaurants within Hong Kong.

•Training and Support - The franchisor provides comprehensive training and support to the Company, including providing initial standard training, sharing recipes in its menu, supplying specified ingredients, and offering operational advice to ensure consistency and quality across all locations.

•Termination  – These agreements generally can be terminated by mutual agreement of the parties, or either party if the other party is insolvent. The franchisor retains the right to terminate agreements for non-compliance with contractual obligations.

Salient Terms of Licensing Agreements

•Licensing term – the initial term of these agreements general ranges from 5 to 10 years, and sometimes with an option to further extend the term.

•Fees – the fees shall be a one-off license fee of certain amount or a variable percentage fee in proportion to the monthly gross.

•Exclusive right – the licensor grants to the licensee an exclusive or non-exclusive right to use its intellectual property and to operate restaurants within Hong Kong.

•Standards of performance – the licensee covenants to use its reasonable endeavors to maintain the quality of the licensor’s brand and its food products, and will use its reasonable endeavors to ensure that the store design of the Hong Kong restaurants will commensurate with the store design of the licensor’s restaurants.

•Obligations of licensor – the licensor should at its own cost, furnish to the licensee initial standard training to the licensee’s staff and provide details and contact information of its food suppliers. The licensor shall use its reasonable endeavors to advise the licensee generally in respect of the setting up and/or operation of restaurants in Hong Kong.

•Termination – these agreements may be determined by mutual agreement or either party if the other party is insolvent.

Seasonality

Our business experiences seasonal fluctuations in demand, with activity typically peaking during festive periods, such as Christmas and New Year holidays, compared to the rest of the year.

Competition

As far as our management and Directors are aware, we are a leading multi-cuisine casual dining restaurant group in Hong Kong’s restaurant market by number of casual dining restaurants in Hong Kong. Furthermore, based on our assessment, we are the only multi-cuisine casual dining restaurant group that has extended its business scope to upstream food processing. This strategic move enables us to achieve distinct advantages, such as gaining greater control over supply chains and enhancing cost management, effectively distinguishing ourselves from our competitors.

However, we still operate within a highly competitive landscape in Hong Kong’s restaurant market, facing competition from both existing players and potential new entrants. Our market is filled with a diverse array of local and international restaurant operators, each vying for a larger share. Our directors stress that several key success factors are crucial for winning and retaining customers. For instance, cost control ensures financial stability for sustainable growth, while cuisine innovation lures diverse customers, expanding the clientele. Management streamlines processes for higher efficiency, and marketing draws in more customers. Additionally, optimal location selection, directly influencing foot traffic, is fundamental. These combined elements are essential for our success in this industry. Additionally, our directors believe that the barriers to entry in Hong Kong’s restaurant market are relatively high. High initial start-up costs, the need for brand building, complex licensing procedures, and tough location-hunting pose significant challenges. Given these circumstances, our focus remains on capitalizing on our strengths to navigate and thrive in this competitive environment, ensuring continuous growth and success within Hong Kong’s restaurant industry.

Research and Development

Our research and development team operates at our Food Square facility and Watermark restaurant, continuously innovating, testing, and refining products to stay ahead of global trends. As a market leader in introducing new concepts, we have achieved a number of first-to-market breakthroughs, particularly in farm-to-table offerings, including our Chef’s Cuts brand. Our commitment to innovation extends to on-going improvement of our existing products and outlets.

As of now, we employe approximately ten skilled creative professionals including chefs, mixologists, kitchen and restaurant designers, all of whom bring extensive global experience in concept development. The synergy between Food Square and our Baker & Pâtissier facilities keeps us at in the forefront of quality and innovation, allowing us to pioneer new culinary trends.

Intellectual Property

We have branded our business in Hong Kong under the brand name of “Cafe Deco”. As of the date of this prospectus, we were the registered owner of 39 trademarks in Hong Kong, European Union and six other countries and we are in the process of applying for one trademark in Hong Kong.

Jurisdiction	Registration No.	Trademark	Owner	Class	Next Renewal Deadline
Hong Kong	302754694		CL HOLDINGS LIMITED	30, 43	October 2, 2033
Hong Kong	302754685		CL HOLDINGS LIMITED	30, 43	October 2, 2033
Hong Kong	304908934		CL HOLDINGS LIMITED	30, 43	April 29, 2029
Hong Kong	305610997		CL HOLDINGS LIMITED	43	April 29, 2031
Hong Kong	302848951		CL HOLDINGS LIMITED	43	December 23, 2033
Hong Kong	303224619		CL HOLDINGS LIMITED	43	December 3, 2034
Hong Kong	303692467		CL HOLDINGS LIMITED	43	February 21, 2026

Australia	1767023	CL HOLDINGS LIMITED	43	April 27, 2026
Hong Kong	303988171	CL HOLDINGS LIMITED	43	December 8, 2026
Hong Kong	304908925	CL HOLDINGS LIMITED	43	April 29, 2029
Hong Kong	303692458	CL HOLDINGS LIMITED	43	February 21, 2026
Hong Kong	303692449	CL HOLDINGS LIMITED	43	February 21, 2026
Hong Kong	303873420	CL HOLDINGS LIMITED	43	August 16, 2026

Hong Kong	306389380	CL HOLDINGS LIMITED	43	October 31, 2033
Hong Kong	302061251	CL HOLDINGS LIMITED	43	October 17, 2031
Hong Kong	305610988	CL HOLDINGS LIMITED	30, 43	April 29, 2031
Hong Kong	303323754	CL HOLDINGS LIMITED	43	March 9, 2035
Hong Kong	306389371	CL HOLDINGS LIMITED	43	October 31, 2033

Hong Kong	304078675	Food Square Hong Kong Limited	29, 40	March 15, 2027
Hong Kong	303812751	Food Square Hong Kong Limited	29, 40	June 19, 2026
Hong Kong	304078666	Food Square Hong Kong Limited	29, 40	March 15, 2027
Hong Kong	303812742	Food Square Hong Kong Limited	29, 40	June 19, 2026
Hong Kong	303793681	Food Square Hong Kong Limited	40	May 31, 2026

Hong Kong	303812733	Food Square Hong Kong Limited	29, 40	June 19, 2026
Hong Kong	303988180	Success Well (H.K.) Limited	43	December 8, 2026
Hong Kong	303798154	Success Well (H.K.) Limited	43	June 5, 2026
Japan	5070546	CAFE DECO LIMITED	43	August 17, 2027
India	1384413	CAFE DECO LIMITED	43	September 13, 2035
Singapore	40201514682R	CAFE DECO LIMITED	43	August 21, 2035
United Kingdom	2397421	CAFE DECO LIMITED	43	July 20, 2035

China	4895306		CAFE DECO LIMITED	43	May 13, 2029
China	4720918		CAFE DECO LIMITED	43	February 6, 2029
Japan	5070547		CAFE DECO LIMITED	43	August 17, 2027
China	14631628		CAFE DECO LIMITED	43	August 6, 2035
Hong Kong	304045031		Marson Consultants Limited	43	February 12, 2027
Japan	5144730	カフェデコ	Cafe Deco Group	43	June 27, 2028
Australia	1572251		Customs House Cafe Pty. Ltd	43	August 1, 2033
Hong Kong	305826538		Baker & Patissier Ltd	30, 43	December 8, 2031
EU	018373554		Omami Five International Holdings Limited	43	January 11, 2031

We protect our intellectual property primarily through a combination of trademarks, domain names, and trade secrets. We have registered trademarks in jurisdictions of our operations. We will continue to pursue additional trademark registrations to the extent we believe they would be beneficial and cost-effective.

We have procedures in place to monitor for potential infringement of our intellectual property, and it is our policy to take appropriate action to enforce our intellectual property, taking into account the strength of our claim, likelihood of success, cost, and overall business priorities.

Management Information and Systems

We use various third party point-of-sale (POS) systems. The POS systems allow us to seamlessly track and monitor our sales. These systems are integrated with the handheld tablets our staff use to take guest orders and process payments, and they include customizable features which provide data that allow us to better understand our guest dining preferences. We use human resources software for management of our human resources and payroll. We have partnered with certain third-party online platforms to allow our guests to check-in ahead of their visits in order reduce wait times they may otherwise encounter. We rely on all of our third-party systems and application providers to protect the information of our customers and employees.

Operational Efficiency

We have consistently maintained strong operational efficiency across our restaurant network, as evidenced by our sales per square meter, a key performance metric we utilize to evaluate the operational effectiveness and space utilization efficiency of our individual restaurants. In 2024, the sales per square meter of our restaurants in Hong Kong reached approximately HKD65,000, outperforming the average level of Hong Kong’s restaurant industry, which stood at approximately HKD21,000. We continuously enhance this performance metric through excellent location selection, effective marketing, efficient operations and supply chain management, thereby distinguishing ourselves from the industry. We regularly track and analyze sales per square meter across all our restaurant locations as part of our operational management framework. This metric helps us identify high-performing outlets and understand the factors driving their success, as well as pinpoint underperforming locations requiring operational adjustments.

Employees

As of the date of this prospectus, we had 1,168 employees, of which 872 are full-time employees, and 296 are part-time employees. 1,023 of our employees are based in Hong Kong and 145 employees are based in Sydney.

The following table set forth a breakdown of employees categorized by function as at the date of this prospectus:

	Number of Employees	Percentage
Director and Officer	4	0.3%
Finance and Administration	46	4.0%
Operations	1,098	94.0%
Sales and Marketing	20	1.7%
Total	1,168	100%

Our employees will undergo in-house orientation to familiarize them with our equipment, policies and procedures. On-the-job training is provided to new employees to equip them with the necessary working knowledge and practical skills to perform their tasks.

None of our employees are represented by a labor union or covered by a collective bargaining agreement. We have never experienced any employment related work stoppages.

Insurance

We maintain (i) public liability insurance for claims of illness, injuries or damages to personal property of customers; (ii) property insurance for business furniture, fixtures and fittings and landlord’s improvement, stock and signboard and loss and damages attributable to fire and fire extinguishing activities; (iii) business interruption insurance; (iv) theft insurance for loss of money kept in locked safe, drawer or cash register at business premises and for loss of money in transit; and (v) insurance for employees’ compensation for injuries, illness or death in the course of the employment for our restaurants. We do not maintain insurance policies against all risks associated with our business.

Our directors are of the view that our insurance coverage is adequate and customary for business of our size and type and in line with the standard industry practice in Hong Kong and Sydney.

Property and Equipment

Like our products, our physical locations are opportunities to maximize impact. They are designed to bring people, spark connection, build community and stir the imagination. All our restaurants, food factory and bakery are operated on leased properties. We believe our current facilities are suitable and adequate to meet our current needs. While our team has continued to scale and successfully adapt to new ways of working together, having inspired physical spaces to connect and collaborate cross-functionally remains important to our growth. We believe that our facilities are adequate to meet our needs for the immediate future, and that, should it be needed, suitable additional space will be available to accommodate any such expansion of our operations.

As of the date of this Prospectus, all of our restaurant premises were leased properties.

See the “Risk Factor – The scarcity of commercially attractive locations, the increase in rental expenses and failure to renew existing leases of the leased properties may adversely affect our results of operations” for more information.

Salient Terms of Lease Agreements

•Lease term and rent – the lease agreements for our restaurants have an initial term typically ranging from 2 to 5 years fixed term and some with option to renew for further 2 to 3 years at our discretion.

•Deposit – a deposit is typically paid to the landlord to secure the performance by the tenant, and such deposit may be refunded to the tenant, or transferred by the landlord in circumstances of assignment of the lease agreement by the landlord.

•Renewal Opinion – terms of renewal of these leasing agreements will be subject to further negotiation with the landlords.

•Utilities and other charges – tenant should pay to landlord or the government authority all charges for services (including, without limitation, water, gas, telephone and electricity) and should clean the premise on a daily basis to the standard reasonably required by landlord.

•Landlord’s rights of entry – landlord may enter the premises with all necessary workmen, consultants and equipment for purposes such as inspection and repairs. However, when exercising the rights of entry and except in an emergency, landlord must give reasonable notice to tenant, minimize interference with tenant’s business and cause little inconvenience to tenant as is reasonably practicable in the circumstances.

•Repair and maintenance – tenant must keep the premises in good repair and order and should keep and maintain all its machinery, plant and equipment and fixtures, fittings and furnishing within and used exclusively in the premises in a clean, safe condition and in good repair, working order and condition. Tenant is not obliged to carry out any repairs of a capital or structural natures unless those repairs are required because of tenant’s use or act.

•Firefighting and security systems – tenant should ensure at all times that all fire alarms, firefighting equipment, roller shutters and other equipment for security purposes provided by landlord are in good working condition and are not disrupted, interrupted, damages or caused to be defective. Tenant may not under any circumstances cover up any hose-reel, break-glass unit or alarm bell.

•Insurances – tenant must maintain sufficient insurance policies including third party liability insurance. All insurance policies tenant must have should be established with one or more insurance companies which are respectable, reputable and financially sound and approved by landlord.

•Restrictions and prohibitions – tenant is prohibited from certain acts, including but not limited to breach of government lease, subletting and assigning without landlord’s consent, alterations, obstruction of common areas.

•Indemnities – tenant must indemnify landlord from and against all liabilities, actions, claims, demands, losses, damages, proceedings, costs, charges and expenses in respect of or arising from the use and occupation of the premises by tenant or its employees.

•Defaults –landlord may take several actions in the event of a default, including but not limited to terminate the lease by notice, re-enter and take possession of the premises and institute proceedings against tenant.

Legal Proceedings

The Company’s subsidiary, Baker & Patissier Limited, was subject to a pending personal injuries claim, District Court of the Hong Kong Special Administrative Region Personal Injuries Action No. 3661 of 2023. On November 12, 2024, the plaintiff accepted a settlement payment for the whole claim and the case has now been fully settled.

We are currently not a party to any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of our business. Any litigation or other legal or administrative proceedings, regardless of the outcome, are likely to result in substantial costs and a diversion of our resources, including our management’s time and attention. The results of any future litigation cannot be predicted with certainty, and regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors. See “Risk Factors—Risks Relating to Our Business and Industry— We are involved in litigation from time to time and, as a result, we could incur substantial judgments, fines, legal fees or other costs.

REGULATIONS

Regulations Related to our Business Operations in Hong Kong

Business registration requirement

The Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid and issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be.

Our business operations in Hong Kong are subject to various laws and regulations governing food safety, licensing, environmental compliance, and workplace safety. The following is a summary of the key regulatory frameworks applicable to our restaurants, bakery factory, and food processing facilities.

Food Safety Ordinance (Chapter 612 of Laws of Hong Kong)

The Food Safety Ordinance establishes a food tracing mechanism that requires food importers and distributors to register with the government and maintain records of food movements. This ordinance grants the Director of Food and Environmental Hygiene the authority to issue food safety orders, including bans on problematic food imports and mandatory recalls. Under this framework, food businesses must ensure that all imported and distributed food products comply with Hong Kong’s safety standards and are properly documented for traceability.

Public Health and Municipal Services Ordinance (Chapter 132 of Laws of Hong Kong)

The Public Health and Municipal Services Ordinance governs food hygiene and public health standards, ensuring that food businesses comply with sanitation, storage, and handling requirements. This ordinance mandates that all food premises maintain proper hygiene conditions and adhere to inspection protocols set by the Food and Environmental Hygiene Department (FEHD). Businesses operating restaurants, food factories, and bakery facilities must comply with these regulations to ensure that food preparation and handling meet the required safety standards.

Food Hygiene Code

The Food Hygiene Code, published by the FEHD, provides detailed guidelines on food handling, preparation, and storage. It sets hygiene standards for licensed food premises and outlines best practices for compliance. Under this code, food businesses must implement proper food storage and temperature control measures to prevent contamination. Additionally, they must take precautions to prevent cross-contamination in food preparation areas and maintain strict sanitation and cleaning protocols to ensure a safe and hygienic environment.

Import and Export Ordinance (Chapter 60 of Laws of Hong Kong)

The Import and Export Ordinance regulates the import and export of food products, ensuring compliance with food safety and trade regulations. Food importers must obtain necessary import licenses and comply with record-keeping requirements to facilitate traceability. This ordinance ensures that all imported food products meet Hong Kong’s safety standards and that businesses maintain accurate documentation of their food supply chain.

Restaurant Licensing Regulations

Businesses operating restaurants in Hong Kong must obtain a Restaurant License from the Food and Environmental Hygiene Department (FEHD). This license ensures that food establishments comply with hygiene, safety, and operational standards. The licensing process involves inspections to verify compliance with fire safety, sanitation, and food handling regulations. Restaurants must also adhere to specific guidelines regarding seating arrangements, ventilation, and waste disposal to maintain a safe and clean environment for customers and staff.

Liquor Licensing Regulations

Restaurants and food establishments that serve alcoholic beverages must obtain a Liquor License from the Liquor Licensing Board. This license is required for venues that sell liquor for on-premises consumption. The application process involves compliance with regulations related to responsible alcohol service, noise control, and public safety. Businesses must ensure that their premises meet the necessary requirements and that staff are trained to handle alcohol sales responsibly.

Water Pollution Control Ordinance (Chapter 358 of Laws of Hong Kong)

The Water Pollution Control Ordinance regulates the discharge of wastewater and pollutants from food businesses, including restaurants and food processing facilities. Businesses must obtain a Water Pollution Control License to ensure that their wastewater disposal practices comply with environmental standards. This ordinance requires food establishments to implement proper waste treatment measures and prevent contamination of water sources.

Environmental Protection Regulations

Food businesses must comply with environmental laws related to waste disposal, pollution control, and sustainability practices. The Environmental Protection Department (EPD) oversees compliance with regulations on food waste management and emissions control. Businesses must implement proper waste disposal methods, reduce environmental impact, and adhere to sustainability guidelines to minimize pollution and promote responsible environmental practices.

As of the date of this prospectus, our management confirms that the Company has complied with all applicable food safety, licensing, import, environmental, and workplace regulations in Hong Kong. We continue to monitor regulatory developments and engage with relevant authorities to ensure ongoing compliance with industry standards.

Regulations related to employment and labor protection

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance (Chapter 57 of the Laws of Hong Kong), or the EO, is an ordinance enacted for, amongst other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the EO, an employee is generally entitled to, amongst other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment. The Company has complied with the Employment Ordinance as at the date of this prospectus.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong), or the ECO, is an ordinance enacted for the purpose of providing for the payment of compensation to employees injured in the course of employment. As stipulated by the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. According to the Fourth Schedule of the ECO, the insured amount shall be not less than HKD100,000,000 per event if a company has no more than 200 employees. Any employer who contravenes this requirement commits a criminal offense and is liable on conviction to a fine and imprisonment. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed. The Company has complied with the ECO and there has not been any employee compensation action against the Company as at the date of this prospectus.

Occupational Safety and Health Ordinance (Chapter 509 of Laws of Hong Kong)

The Occupational Safety and Health Ordinance governs workplace safety in food factories, bakeries, and restaurant kitchens. This ordinance mandates proper ventilation, fire safety measures, and employee protection protocols to ensure a safe working environment. Businesses must implement safety measures to prevent workplace accidents, provide protective equipment for employees, and conduct regular inspections to maintain compliance with occupational health standards.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

The Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong), or the MPFSO, is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes, or the MPF Schemes. The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme. Any employer who contravenes this requirement commits a criminal offense and is liable on conviction to a fine and imprisonment. As of the date of this prospectus, the Company believes it has made all contributions required under the MPFSO. The Company has complied with the Mandatory Provident Fund Schemes as of the date of this prospectus.

Regulations related to Taxation

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

Under the Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong), where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than three months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong. The Company has complied with the Inland Revenue Ordinance as at the date of this prospectus.

Tax on dividends

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by the Company.

Capital gains and profit tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of shares. However, trading gains from the sale of shares by persons carrying on a trade, profession or business in Hong Kong, where such gains are derived from or arise in Hong Kong, will be subject to Hong Kong profits tax which is imposed at the rates of 8.25% on assessable profits up to HKD2,000,000 and 16.5% on any part of assessable profits over HKD2,000,000 on corporations from the year of assessment commencing on or after April 1, 2018. Certain categories of taxpayers (for example, financial institutions, insurance companies and securities dealers) are likely to be regarded as deriving trading gains rather than capital gains unless these taxpayers can prove that the investment securities are held for long-term investment purposes.

Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong)

Under the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong), the Hong Kong stamp duty currently charged at the ad valorem rate of 0.1% on the higher of the consideration for or the market value of the shares, will be payable by the purchaser on every purchase and by the seller on every sale of Hong Kong shares (in other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of Hong Kong shares). In addition, a fixed duty of HKD5 is currently payable on any instrument of transfer of Hong Kong shares. Where one of the parties is a resident outside Hong Kong and does not pay the ad valorem duty due by it, the duty not paid will be assessed on the instrument of transfer (if any) and will be payable by the transferee. If no stamp duty is paid on or before the due date, a penalty of up to ten times the duty payable may be imposed. The Company has complied with the Stamp Duty Ordinance as at the date of this prospectus.

Regulations on Dividend Withholding Tax

The National People’s Congress enacted the Enterprise Income Tax Law, which became effective on January 1, 2008 and last amended on December 29, 2018. According to Enterprise Income Tax Law and the Regulation on the Implementation of the Enterprise Income Tax Law, or the Implementing Rules, which became effective on January 1, 2008 and further amended on April 23, 2019, dividends generated after January 1, 2008 and payable by a foreign-invested enterprise in China to its foreign enterprise investors are subject to a 10% withholding tax, unless any such foreign enterprise investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential withholding arrangement. According to the Notice of the SAT on Negotiated Reduction of Dividends and Interest Rates issued on January 29, 2008, revised on February 29, 2008, and the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income, or Double Tax Avoidance Arrangement, the withholding tax rate in respect of the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the PRC enterprise and certain other conditions are met, including: (i) the Hong Kong enterprise must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (ii) the Hong Kong enterprise must have directly owned such required percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties issued on February 20, 2009 by the SAT, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment; and based on the Announcement on Certain Issues with Respect to the “Beneficial Owner” in Tax Treaties issued by the SAT on February 3, 2018 and effective from April 1, 2018, if an applicant’s business activities do not constitute substantive business activities, it could result in the negative determination of the applicant’s status as a “beneficial owner”, and consequently, the applicant could be precluded from enjoying the above-mentioned reduced income tax rate of 5% under the Double Tax Avoidance Arrangement. The Company conducts its operations in Hong Kong and Australia through its Operating Subsidiaries and has no operations in China, so the management believes it is not subject to the PRC regulations on dividend withholding tax.

Regulations on Enterprise Income Tax

The Enterprise Income Tax Law and the Implementing Rules impose a uniform 25% enterprise income tax rate to both foreign invested enterprises and domestic enterprises, except where tax incentives are granted to special industries and projects. Among other tax incentives, the preferential tax treatment continues as long as an enterprise can retain its “High and New Technology Enterprise” status.

Under the PRC Enterprise Income Tax Law, an enterprise established outside China with “de facto management bodies” within China is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. The Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies promulgated by the SAT and last amended on December 29, 2017 and the Announcement of the State Administration of Taxation on Issues concerning the Determination of Resident Enterprises Based on the Standards of Actual Management Institutions promulgated by the SAT on January 29, 2014 set out the standards used to classify certain Chinese invested enterprises controlled by Chinese enterprises or Chinese enterprise groups and established outside of China as “resident enterprises”, which also clarified that dividends and other income paid by such PRC “resident enterprises” will be considered PRC source income and subject to PRC withholding tax, currently at a rate of 10%, when paid to non PRC enterprise shareholders. This notice also subjects such PRC “resident enterprises” to various reporting requirements with the PRC tax authorities. Under the Implementing Rules, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.

On October 17, 2017, the SAT issued the Bulletin on Issues Concerning the Withholding of Non-PRC Resident Enterprise Income Tax at Source, or Bulletin 37, which replaced the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, issued by the SAT, on December 10, 2009, and partially replaced and supplemented by the rules under the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or Bulletin 7, issued by the SAT, on February 3, 2015. Under Bulletin 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. In respect of an indirect offshore transfer of assets of a PRC establishment, the relevant gain is to be regarded as effectively connected with the PRC establishment and therefore included in its enterprise income tax filing, and would consequently be subject to PRC enterprise income tax at a rate of 25%. Where the underlying transfer relates to the immoveable properties in China or to equity investments in a PRC resident enterprise, which is not effectively connected to a PRC establishment of a non-resident enterprise, a PRC enterprise income tax at 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments bears the withholding obligation. Pursuant to Bulletin 37, the withholding party shall declare and pay the withheld tax to the competent tax authority in the place where such withholding party is located within 7 days from the date of occurrence of the withholding obligation. Both Bulletin 37 and Bulletin 7 do not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired from a transaction through a public stock exchange. We are advised by our PRC Counsel that the Company and its subsidiaries are not subject to the PRC regulations on Enterprise Income Tax.

Regulations related to anti-money laundering and counter-terrorist financing

Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Chapter 615 of the Laws of Hong Kong)

The Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Chapter 615 of the Laws of Hong Kong), or the AMLO, imposes requirements relating to client due diligence and record-keeping and provides regulatory authorities with the powers to supervise compliance with the requirements under the AMLO. In addition, the regulatory authorities are empowered to (i) ensure that proper safeguards exist to prevent contravention of specified provisions in the AMLO; and (ii) mitigate money laundering and terrorist financing risks. The Company has complied with the AMLO as at the date of this prospectus.

United Nations (Anti-Terrorism Measures) Ordinance (Chapter 575 of the Laws of Hong Kong)

The United Nations (Anti-Terrorism Measures) Ordinance (Chapter 575 of the Laws of Hong Kong), or the UNATMO, provides that it is a criminal offense to: (i) provide or collect funds (by any means, directly or indirectly) with the intention or knowledge that the funds will be used to commit, in whole or in part, one or more terrorist acts; or (ii) make any funds or financial (or related) services available, directly or indirectly, to or for the benefit of a person knowing that, or being reckless as to whether, such person is a terrorist or terrorist associate. The UNATMO also requires a person to report his knowledge or suspicion of terrorist property to an authorized officer, and failure to make such disclosure constitutes an offense under the UNATMO. The Company has complied with the UNATMO as at the date of this prospectus.

Regulations related to Personal Data

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)

The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong), or the PDPO, imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

•Principle 1 — purpose and manner of collection of personal data;

•Principle 2 — accuracy and duration of retention of personal data;

•Principle 3 — use of personal data;

•Principle 4 — security of personal data;

•Principle 5 — information to be generally available; and

•Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense which may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

•the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

•if the data user holds such data, to be supplied with a copy of such data; and

•the right to request correction of any data they consider to be inaccurate.

The PDPO criminalizes certain activities, including but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned. The Company has complied with the PDPO as at the date of this prospectus.

Measures for Cybersecurity Review (PRC)

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Also, on July 10, 2021, the CAC issued the Revised Draft of the Measures for Cybersecurity Review for public comment, which requires that, in addition to “operators of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities. See “Recent Regulatory Development in China” on page 33 of this prospectus for more information on the CAC and the Revised Draft.

Regulations Related to our Business Operations in Australia

Cafe Deco Group Limited’s Australian subsidiary Customs House Cafe Pty Ltd (ACN 082 054 019), operates Cafe Sydney (ABN 17 082 054 019) a premium restaurant located in Sydney, New South Wales. The operations of Customs House Cafe Pty Ltd are subject to a range of federal and state-based regulatory requirements. The key regulatory regimes applicable to the Company’s business in Australia are set out below.

Corporations Act

Customs House Cafe Pty Ltd is incorporated under the Corporations Act 2001 (Cth), which is the principal statute regulating companies in Australia. This legislation is overseen by the Australian Securities and Investments Commission (ASIC). As an Australian proprietary limited company, it is generally required to maintain proper financial and accounting records; prepare and lodge annual financial statements with ASIC; ensure that company directors comply with fiduciary duties and governance obligations; and report material corporate changes to ASIC in a timely manner.

Ordinarily, a proprietary company that is controlled by a foreign entity must prepare, audit, and file annual financial reports with ASIC. However, Customs House Cafe Pty Ltd applies for relief under ASIC Corporations (Foreign-Controlled Company Reports) Instrument 2017/204, commonly known as Class Order 2017/204.

This instrument exempts certain small proprietary companies that are controlled by a foreign company from lodging audited financial statements, provided they satisfy the eligibility criteria. These include, among other things, being classified as a "small proprietary company" under the Corporations Act, not being part of a large group that is required to prepare consolidated accounts, and lodging a prescribed notice (Form 384) with ASIC each year within the required timeframe.

By meeting these requirements annually, Customs House Cafe Pty Ltd is not required to lodge audited financial statements in Australia with ASIC. This exemption remains valid only for so long as Customs House Cafe Pty Ltd continues to satisfy the conditions of the relief. It should be noted that while the wider group of listed entities to which the Company belongs is subject to consolidated reporting and external audit obligations at the group level, those requirements do not extend to Customs House Cafe Pty Ltd under Australian law.

Consumer Law

Consumer rights in Australia are protected under the Australian Consumer Law (ACL), which is incorporated into the Competition and Consumer Act 2010 (Cth). The ACL provides safeguards against misleading conduct, false representations, and unfair contract terms. It also guarantees that goods and services supplied to consumers meet minimum standards of quality and fitness for purpose. Enforcement of the ACL is managed by the Australian Competition and Consumer Commission (ACCC) at the federal level and by NSW Fair Trading at the state level in New South Wales.

Food Safety and Hygiene

Food production and safety standards in Australia are primarily governed by the Food Standards Australia New Zealand Act 1991 (Cth) (the “FSANZ Act”), which establishes the Australia New Zealand Food Standards Code (“Food Standards Code”). The Food Standards Code outline general food standards applicable to all food producers, distributors and salespeople in Australia, including food handling and storage, food labelling, allergen disclosure, nutritional information, and other information requirements, as well as food production and safety standards.  Food Standards Australia New Zealand (“FSANZ”) is the statutory authority under the FSANZ Act responsible for reviewing and updating the Food Standards Code. FSANZ assesses applications to amend the Food Standards Code and prepares proposals to vary existing standards or develop new ones. It also publishes ‘Safe Food Australia’, a guide covering the Food Standards Code’s food safety standards, which aims to assist government agencies responsible for enforcing food safety standards and to inform food businesses of their legal obligations under the FSANZ Act.

The standards in the FSANZ Act and Food Standards Code are given force through each Australian State and Territory’s food safety legislation. Local councils also play a key role in regulating and enforcing relevant legislation. Each State and Territory’s food safety legislation reflects the FSANZ Act, however, there are some differences between the food safety legal frameworks for each jurisdiction.

The Food Act 2003 (NSW), together with the Food Regulation 2015 (NSW), establishes comprehensive rules requiring businesses that handle food to register with local authorities, follow strict hygiene practices, and maintain sanitary premises. Oversight is provided by the NSW Food Authority in conjunction with local government bodies, such as the City of Sydney Council.

Licensing and Permits

In Australia, the sale, service and consumption of alcohol are regulated under state and territory-based liquor licensing legislation. In NSW, Australian businesses that serve alcohol must obtain a liquor licence under the Liquor Act 2007 (NSW). The key requirements include holding a valid liquor licence for premises where applicable, ensuring all employees of licensed premises who serve or supply alcohol obtain and hold a valid Responsible Service of Alcohol (“RSA”) certificate, training for staff and adherence to trading hour restrictions and patron management protocols.  The objective of RSA laws is to promote responsible attitudes to the sale and consumption of alcohol, minimise the harm associated with the misuse and abuse of alcohol and encourage responsible attitudes and practices towards the promotion, sales, supply, service and consumption of liquor. Regulatory oversight is provided by Liquor & Gaming NSW.

In addition to liquor licensing, the Company must ensure that it holds appropriate planning approvals, and health and safety certifications as required by the City of Sydney Council. These permits are generally subject to regular inspection and compliance monitoring.

Employment and Workplace Laws

The Fair Work Act 2009 (Cth) is the primary piece of legislation governing the employee and employer relationship in Australia. The Fair Work Act establishes a safety net comprising the National Employment Standards, modern awards and the national minimum wage order for employees and enforces a compliance regime for employers. Under the Fair Work Act, the Company is legally responsible for contraventions of the legislation within its corporate-owned operations and may also be held accountable for any breaches under the Fair Work Act. The Fair Work Ombudsman monitors compliance and has the power to investigate, issue infringement notices and pursue civil penalties for contraventions.

For the restaurant industry specifically, the Restaurant Industry Award 2020 prescribes additional terms such as penalty rates, allowances, and overtime provisions.

The Company is also subject to obligations under federal anti-discrimination legislations, including the Sex Discrimination Act 1984 (Cth) and Disability Discrimination Act 1992 (Cth). Gender equality reporting requirements may also apply under the Workplace Gender Equality Act 2012 (Cth), depending on the size of the workforce.

In addition, the Superannuation Guarantee (Administration) Act 1992 (Cth) requires all employers to pay compulsory superannuation contributions on behalf of eligible employees. The statutory superannuation guarantee rate for the 2024–25 financial year is 11.5%, calculated on top of employees’ ordinary time earnings.

Model Work Health & Safety Laws

Workplace safety in Australia is primarily regulated through model Work Health and Safety (“WHS”) laws, which have been adopted by most Australian jurisdictions. The model WHS laws consist of three core parts, being the model WHS Act, the model WHS Regulations and the model Codes of Practice. The model WHS laws are designed to protect workers and other persons against harm to health and safety, promote safe work environments and systems, and encourage effective consultation and cooperation between employers and workers.

Workplace health and safety in New South Wales is governed by the Work Health and Safety Act 2011 (NSW). This legislation imposes a primary duty of care on employers to ensure, so far as is reasonably practicable, the health and safety of workers and others at the workplace. This includes identifying and mitigating risks, providing safe work environments, and ensuring employees are adequately trained. Employers are also required to notify SafeWork NSW of any serious incidents that occur on-site.

Taxation

The Australian taxation system operates at both federal and state levels.

Corporate income tax is imposed under the Income Tax Assessment Acts 1936 & 1997 (Cth) and is administered by the Australian Taxation Office (ATO). Companies must lodge annual tax returns and comply with ongoing tax obligations, including Pay-As-You-Go (PAYG) withholding for employee wages.

Australia also imposes a Goods and Services Tax (GST), which is a value-added tax currently levied at a rate of 10%. Businesses must register for GST and submit periodic Business Activity Statements to report and remit tax collected.

Customs House Cafe Pty Ltd is subject to payroll tax in New South Wales, which is administered by Revenue NSW. For the 2024–25 financial year, payroll tax applies to employers whose total Australian wages exceed $1.2 million, with a tax rate of 5.45% applying to the portion of wages above this threshold.

In addition, the Company is subject to Fringe Benefits Tax (FBT), which a federal tax imposed on certain non-cash benefits provided to employees, such as meals, entertainment and private use of vehicles. FBT is calculated separately from income tax and must be reported annually to the ATO.

Failure to comply with tax obligations in Australia can result in administrative penalties, interest charges and enforcement action by regulatory authorities such as the ATO or state revenue offices. The ATO actively monitors compliance through audit programs and data-matching initiatives and may impose significant penalties for late lodgments, underpayment of taxes or misreporting.

Privacy Laws

To the extent that the Company collects personal information from its customers in its Australian operations, it must comply with the Privacy Act 1988 (Cth) and the Australian Privacy Principles. Under this law, businesses that collect personal information must have a clearly articulated privacy policy, implement appropriate data security measures, and provide mechanisms for individuals to access and correct their personal data.

MANAGEMENT

The following table sets forth information regarding our directors and executive officers as at the date of this prospectus:

Name	Age	Position
Chow Vee Tsung Oscar	51	Director, Chairman of the Board of Directors
Angelo Michael McDonnell	62	Chief Executive Officer
Chiu Wan Yee	53	Chief Financial Officer
Chang Wan Lung Robert	61	Director
Aaron Chan	49	Independent Director Nominee*
Yuen John Ching-Man	50	Independent Director Nominee*
Li Ka Ming Robert	61	Independent Director Nominee*

____________

*Has accepted an independent director appointment, which will be effective immediately upon effectiveness of this registration statement.

The business and working experience and areas of responsibility of our directors and executive officers are set out below:

Mr. Chow Vee Tsung Oscar has been our director and Chairman of the board of directors since March 18, 2025, and has been a director of Cafe Deco Holdings Limited since November 1, 2018. Mr. Chow has over 24 years of management experience. From October 2015 to the date of this prospectus, Mr. Chow has served as the managing director of Polaris Holdings Limited. From January 2025 to the date of this prospectus, Mr. Chow has served as the executive director and vice chairman of Chevalier International Holdings Limited. Concurrently, Mr. Chow has been serving as a director of 24 holding companies which do not belong to Cafe Deco Group, as well as the following companies since the respective dates indicated below:

Precious Arch Limited	January 2019
Prestige Mode Limited	January 2019
Golden Pointer Limited	January 2019
Metro Point Enterprise Company Limited	January 2019
Restaurant Management (Overseas) Limited	January 2019
Legend City Limited	January 2019
2/3 Dolci Limited	November 2018
Food Square Hong Kong Limited	November 2018
Info Dragon Limited	November 2018
Chef Cuts Limited	November 2018
Baker & Patissier Limited	May 2023
Patisserie et Chocolat Limited	May 2023
Hong Kong Bahrain Business Association	September 2013
The Chinese Manufacturers’ Association of Hong Kong	January 2006

Hong Kong University of Science and Technology R and D Corporation Limited	September 2014
Peace and Development Foundation	March 2008
Ningbo Merchants Investment Group Co. Ltd	May 2021
Hong Kong Tennis Foundation Limited	September 2017
The Hong Kong, China Tennis Association Ltd	December 2016
Hong Kong Tennis Open Event Management Ltd	March 2016
HKTO Women’s Event Management Ltd	March 2024
Equal Shine (HK) Limited	November 2017
Equal Honour (HK) Group Limited	November 2017
Good Choice HK Investment Limited	February 2018
Chevalier International Holdings Limited	March 2004
Chevalier (HK) Limited	August 2018
Chevalier Insurance Company Limited	August 2002
Able High Corporation Limited	October 2025
Ample Trade Limited	September 2025
Ample Skill Limited	September 2025
Chevalier Development (S) Pte Ltd	October 2025
Chevalier Singapore Holdings Pte Ltd	October 2025
Chevalier Pacific Limited	September 2025
Chevalier Property Development Limited	October 2025
Chevalier (Hammersmith Broadway) Limited	October 2025
Chevalier (KS) Limited	October 2025
Full Ascent Development Limited	October 2025
Goldyork Investment Limited	October 2025
Gold Time Investment Limited	October 2025
Kwai Hei Investment No. 1 Limited	October 2025
Keysford 1 Limited	September 2025
Lac Kar Investment Company Limited	October 2025
Matterhorn Properties Limited	September 2025
NC1 Greensboro Limited	October 2025
Proud Rich Limited	October 2025
Sigma V Limited	October 2025
Shine Wealthy Limited	October 2025
Tai Tung industrial Equipment Limited	October 2025
Union Pearl Development Limited	October 2025
Vast Wealth Properties Limited	October 2025
Well Stamp Limited	October 2025
Winfield Development Limited	October 2025

Mr. Chow obtained a Master of Engineering from University of Oxford in the United Kingdoms in 1997.

Mr. Angelo Michael McDonnell has been our Chief Executive Officer since September 1 2023. Mr. McDonnell has over 32 years of experience in the food and beverage industry. Mr. McDonnell has served as the director of our Operating Subsidiaries, Cafe Deco Limited, Chef Cuts Limited, Food Square Hong Kong Limited, Baker & Patissier Limited, Patisserie et Chocolat Limited and Omami Five International Holdings Limited, since July 2010, March 2018, December 2011, May 2023, May 2023 and September 2008, respectively. Concurrently, Mr. McDonnell has been serving as a director of Royal Mate Limited since June 2008 and Shebandowan Holdings, SA since August 2018. Mr. McDonnell obtained a Bachelor's degree in Culinary Arts from Technological College Athlone, Co. in 1979.

Mr. Chiu Wan Yee has been our Chief Financial Officer since January 1, 2020. Mr. Chiu has over 31 years of financial experience. Mr. Chiu has been the chief financial officer of CL Holdings Limited from January 2020 to the date of this prospectus, and from November 2012 to January 2017. Concurrently, Mr. Chiu has served as the finance director of Polaris Holdings Limited from February 2017 to April 2025. Since December 2020 and February 2023, Mr. Chiu has also been a director of our Operating Subsidiaries, Giant Ocean (H.K.) Limited and Global Success Funding Limited, respectively. Mr. Chiu also served as a director of DW Consultancy Limited since March 2025. Mr. Chiu obtained a Bachelor’s degree in Accounting from University of Hawaii at Manoa in 1994. He is a member of The Hong Kong Institute of Certified Public Accountants and The American Institute of Certified Public Accountants.

Mr. Chang Wan Lung Robert has been our director since March 18, 2025, and has been a director of Cafe Deco Holdings Limited since January 31, 2007. Mr. Chang has over 20 years of management experience. From January 2019 to the date of this prospectus, Mr. Chang has been a director of business development at Polaris Holdings Limited. Concurrently, Mr. Chang has been serving as a director of the following companies since the respective dates indicated below:

Cosmic Choice Investments Limited	November 2015
Food Group HK Limited	December 2015
Cafe Deco Holdings Limited	January 2007
CDC Holdings Limited	September 2021
Precious Arch Limited	December 2015
CL Holdings Limited	April 2011
Giant Dragon (Hong Kong) Limited	April 2011
Giant Ocean (H. K.) Limited	April 2011
Marson Consultant Limited	April 2011
Pacific York (H. K.) Limited	April 2011
Success Well (H. K.) Limited	April 2011
Global Success Funding Limited	February 2023
Thai Tai Holdings Limited	November 2020
Orient Talent (Hong Kong) Limited	April 2011
Triumph Star Limited	March 2018
Golden Pointer Limited	February 2011
Pacific Land (H. K.) Limited	February 2011
Lordly Corporation Limited	July 2017
2/3 Dolci Limited	November 2018
Metro Point Enterprise Company Limited	April 2011
Cafe Deco Limited	April 2011
Restaurant Management (Overseas) Limited	April 2011
Legend City Limited	April 2011
Skywin Limited	July 2011
Customs House Cafe Pty. Ltd.	June 2013
NP Investment Holding Limited	March 2024
NP Cafe JV Limited	December 2023
Prestige Mode Limited	December 2015
Food Square Hong Kong Limited	December 2011
Info Dragon Limited	April 2011
Chef Cuts Limited	March 2018
Baker & Patissier Limited	May 2023
Patisserie et Chocolat Limited	May 2023
New Age Concepts Limited	March 2025
Parkside CWB JV Limited	December 2025

Mr. Chang obtained a Bachelor’s degree in International Business Management from University of San Francisco in 1986.

Mr. Aaron Chan is an independent director nominee who will be appointed as one of our independent directors upon effectiveness of this registration statement. Mr. Chan is the sole owner and Managing Director of Aaron Chan Certified Public Accountants (Practising) Limited since September 2004. He is also the director and authorised practitioner of Tony C.M. Yau & Partners Limited since August 2021. Since May 2010 and December 2010, Mr. Chan has also served as the director of Pastoral Investment Limited and Able Chance Corporation Limited, respectively. Mr. Chan obtained his Bachelor of Commerce Degree in Accounting and Finance from University of Melbourne in 1997. He is a practicing member of The Hong Kong Institute of Certified Public Accounts.

Mr. Yuen John Ching-Man is an independent director nominee who will be appointed as one of our independent directors upon effectiveness of this registration statement. Mr. Yuen has been the Managing Director of The Covert List Services Limited since May 2021. Prior to that, Mr. Yuen has held senior roles at multinational corporations, involving major transactions, strategic partnerships, and investments in IT solutions and consumer electronics distribution. Mr. Yuen served as the Associate Director of Cartier from November 2020 to March 2021. From June 2014 to November 2020, he served in varies positions and promoted to the General Manager, Partnership Brand Business of Joyce, a luxury fashion retailer. From February 2013 to April 2014, Mr. Yuen served as the Retail Manager of Saint Laurent, a luxury fashion retailer. Mr. Yuen obtained his Bachelor of Science in Mathematics and Management from King’s College London in 1997.  He is a member of the American Institute of Certified Public Accounts.

Mr. Li Ka Ming Robert is an independent director nominee who will be appointed as one of our independent directors upon effectiveness of this registration statement. Mr. Li joined Estee Lauder Hong Kong in July 2011 as Director, Finance and Administration and is the VP Regional Controller of Estee Lauder Asia Pacific from June 2017 to January 2026. Prior to that, Mr. Li served as the CFO Asia & China Regional Director of Hallmark Cards HK Limited from December 2000 to December 2010. From July 1999 to October 2000, he served as the Regional Finance Director Pacific Rim of Parametric Technology Corporation. From May 1992 to July 1998, he served in various roles such as Finance Manager Pan China, Country Director Hong Kong and Regional Finance Director, Asia Pacific of The Walt Disney Company Asia Pacific Ltd., Disney Consumer Products. Mr. Li obtained his Bachelor of Science in Accounting from University of San Francisco in 1987. He is a Certified Public Accountant (non-practice) in California.

Employment Agreements and Director Agreements

We will enter into employment agreements with each of our executive officers, pursuant to which such individuals have agreed to serve as our executive officers until the executive officer’s successor is duly elected or appointed and qualified or until the executive officer’s earlier death, disqualification, resignation or removal from office, pursuant to the terms of the employment agreement, the Company’s then current memorandum and articles of association, as may be amended from time to time, or any applicable laws, rules, or regulations. We may terminate the employment without cause upon thirty (30) days’ advance notice in writing to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. We may also terminate the employment without cause at any time upon 3 months’ advance written notice. Each executive officer may resign at any time upon 3 months’ advance written notice.

Each executive officer has agreed to hold, both during and after the termination or expiry of his employment agreement, in strict confidence and not to use, except as required in the performance of his duties in connection with the employment or pursuant to applicable law, any of our confidential or proprietary information or the confidential or proprietary information of any third party received by us and for which we have confidential obligations. Each executive officer has also agreed to disclose in confidence to us all inventions, designs and trade secrets which he conceives, develops or reduces to practice during his employment with us and to assign all right, title and interest in them to us, and assist us in obtaining and enforcing patents, copyrights and other legal rights for these inventions, designs and trade secrets.

In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of the employment and for one year following the last date of employment. Specifically, each executive officer has agreed not to: (i) engage or assist others in engaging in any business or enterprise that is competitive with our business, (ii) solicit, divert or take away the business of our clients, customers or business partners, or (iii) solicit, induce or attempt to induce any employee or independent contractor to terminate his or her employment or engagement with us. The employment agreements also contain other customary terms and provisions.

We will enter into director agreements with each of our directors which agreements set forth the terms and provisions of their engagement.

Board of Directors

Composition of our Board of Directors

Our board of directors will consist of five directors. A director is not required to hold any shares in our Company to qualify to serve as a director. The Corporate Governance Rules of the NYSE generally require that a majority of an issuer’s board of directors must consist of independent directors. Our board of directors has determined that each of Mr. Aaron Chan, Mr. Yuen John Ching-Man and Mr. Li Ka Ming Robert is an “independent director” as defined under the NYSE rules. Our board of directors is composed of a majority of independent Directors.

Committees of the Board of Directors

We intend to establish an audit committee, a compensation committee and a nominating and corporate governance committee under our board of directors effective upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part. We intend to adopt a charter for each of the three committees effective upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part. Each committee’s members and functions are described below.

Audit Committee.

Our Audit Committee will consist of our three independent directors, and will be chaired by Mr. Li Ka Ming Robert. We have determined that each member of our Audit Committee will satisfy the requirements of Section 303A of the Corporate Governance Rules/ Rule 5605(c)(2) of the Listing Rules of the NYSE and meet the independence standards under Rule 10A-3 under the Securities Exchange Act of 1934, as amended. We have determined that Mr. Li Ka Ming Robert qualifies as an “audit committee financial expert.” The Audit Committee oversees our accounting and financial reporting processes and the audits of the consolidated financial statements of our Company. The Audit Committee is responsible for, among other things:

•reviewing and recommending to our board for approval, the appointment, re-appointment or removal of the independent auditor, after considering its annual performance evaluation of the independent auditor;

•approving the remuneration and terms of engagement of the independent auditor and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors at least annually;

•reviewing with the Independent Registered Public Accounting Firm any audit problems or difficulties and management’s response;

•discussing with our independent auditor, among other things, the audits of the consolidated financial statements, including whether any material information should be disclosed, issues regarding accounting and auditing principles and practices;

•reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

•discussing the annual audited consolidated financial statements with management and the Independent Registered Public Accounting Firm;

•reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

•approving annual audit plans, and undertaking an annual performance evaluation of the internal audit function;

•establishing and overseeing procedures for the handling of complaints and whistleblowing; and

•meeting separately and periodically with management and the Independent Registered Public Accounting Firm.

Compensation Committee.

Our Compensation Committee will consist of our three independent directors, and will be chaired by Mr. Yuen John Ching-Man. We have determined that each member of our Compensation Committee will satisfy the “independence” requirements of Rule5605(c)(2) of the Listing Rules of the NYSE. Our Compensation Committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our Chief Executive Officer may not be present at any committee meeting during which their compensation is deliberated upon. Our Compensation Committee is responsible for, among other things:

•overseeing the development and implementation of compensation programs in consultation with our management;

•at least annually, reviewing and approving, or recommending to the board for its approval, the compensation for our executive officers;

•at least annually, reviewing and recommending to the board for determination with respect to the compensation of our non-executive directors;

•at least annually, reviewing periodically and approving any incentive compensation or equity plans, programs or other similar arrangements;

•reviewing Executive Officer and director indemnification and insurance matters; and

•overseeing our regulatory compliance with respect to compensation matters, including our policies on restrictions on compensation plans and loans to directors and executive officers.

Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee will consist of our three independent directors, and will be chaired by Mr. Aaron Chan. We have determined that each member of our Nominating and Corporate Governance Committee will satisfy the “independence” requirements of Rule5605(c)(2) of the Listing Rules of the NYSE. The nominating and corporate governance committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the Board and its committees. The Nominating and Corporate Governance Committee is responsible for, among other things:

•recommending nominees to the Board for election or re-election to the Board, or for appointment to fill any vacancy on the Board;

•reviewing annually with the Board the current composition of the Board with regards to characteristics such as independence, knowledge, skills, experience, expertise, diversity and availability of service to us;

•developing and recommending to our Board such policies and procedures with respect to nomination or appointment of members of our Board and chairs and members of its committees or other corporate governance matters as may be required pursuant to any SEC or NYSE rules, or otherwise considered desirable and appropriate;

•selecting and recommending to the board the names of directors to serve as members of the Audit Committee and the Compensation Committee, as well as of the Nominating and Corporate Governance Committee itself; and

•evaluating the performance and effectiveness of the board as a whole.

Code of Business Conduct and Ethics

In connection with this Offering, we have adopted a code of business conduct and ethics, which is applicable to all of our directors, executive officers and employees and is publicly available.

Clawback Policy

In connection with this Offering, our board of directors have adopted a clawback policy (the “Clawback Policy”) permitting the Company to seek the recoupment of incentive compensation received by any of the Company’s current and former executive officers (as determined by the board in accordance with Section 10D of the Exchange Act and the NYSE rules) and such other senior executives/employees who may from time to time be deemed subject to the Clawback Policy by the board (collectively, the “Covered Executives”). The amount to be recovered will be the excess of the incentive compensation paid to the Covered Executive based on the erroneous data over the incentive compensation that would have been paid to the Covered Executive had it been based on the restated results, as determined by the board. If the board cannot determine the amount of excess incentive compensation received by the Covered Executive directly from the information in the accounting restatement, then it will make its determination based on a reasonable estimate of the effect of the accounting restatement.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our company. These include, among others (i) duty to act in good faith in what the director believes to be in the best interests of the company as a whole; (ii) duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (iii) directors should not improperly fetter the exercise of future discretion; (iv) duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and (v) duty to exercise independent judgment. In addition to the above, our directors also owe a duty to act with skill, care and diligence. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

As set out above, our directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

•convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

•declaring dividends and distributions;

•appointing officers and determining the term of office of the officers;

•exercising the borrowing powers of our company and mortgaging the property of our company; and

•approving the transfer of Shares in our company, including the registration of such Shares in our Share register.

Terms of Directors and Officers

Our officers are elected by and serve at the discretion of the board of directors. Our directors are not subject to a term of office and hold office until their resignation, death or incapacity, or until their respective successors have been elected and qualified or until his or her office is otherwise vacated in accordance with our articles of association as may be amended from time to time.

A director will also be removed from office automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors, (ii) dies or is found to be or becomes of unsound mind, (iii) resigns his office by notice in writing, (iv) without special leave of absence from our board, is absent from meetings of our board for a continuous period of six months, or (v) is removed from office pursuant to any other provisions of our memorandum and articles of association as may be amended from time to time.

Interested Transactions

A director may, subject to any separate requirement for audit and risk committee approval under applicable law, our memorandum and articles of association as may be amended from time to time or applicable NYSE rules, or disqualification by the chairman of the relevant board meeting, vote in respect of any contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter.

Limitation on Liability and Other Indemnification Matters

Cayman Islands law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our amended and restated memorandum and articles of association, we may indemnify our directors and officers, among other persons, from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud or dishonesty.

Foreign Private Issuer Exemption

As a foreign private issuer, we may take advantage of certain provisions under the NYSE American Company Guide that allow us to follow Cayman Islands law for certain corporate governance matters. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

•the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

•Regulation Fair Disclosure (“Regulation FD”), which regulates selective disclosures of material information by issuers.

We will file with the SEC, within four months after the end of each fiscal year (or as otherwise required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances apply:

•the majority of our executive officers or directors are U.S. citizens or residents;

•more than 50% of our assets are located in the United States; or

•our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain of the more extensive SEC executive compensation disclosure rules. Therefore, if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

Other Corporate Governance Matters

The Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, including us, to comply with various corporate governance practices.

Because we are a foreign private issuer, our members of our board of directors, executive board members and senior management are not subject to short-swing profit and insider trading reporting obligations under section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under section 13 of the Exchange Act and related SEC rules.

We may also be eligible to utilize the controlled company exemptions under the NYSE corporate governance rules if more than 50% of our voting power is held by an individual, a group or another company. Pursuant to the NYSE corporate governance rules, in order for a group to exist, such shareholders must have publicly filed a notice that they are acting as a group (i.e., a Schedule 13D).

Immediately after this Offering, assuming an offering size as set forth above, Mr. Chow Vee Tsung Oscar, our Director, Chairman of the Board and Controlling Shareholder will beneficially hold in aggregate approximately 57.74% of our total issued and outstanding Shares, representing 57.74% of our total voting power, assuming the underwriters do not exercise their over-allotment option, through his 100% ownership of Polaris Capital Holdings Limited. Through our Controlling Shareholder’s majority ownership, he will be able to control the outcome of all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of our company or assets. For more information, please see “Principal Shareholders” on page 222. As a result, we will be a “controlled company” as defined under NYSE Listing Rule 5615(c) because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors, and through our Controlling Shareholder’s majority ownership, he will be able to control the outcome of all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of our company or assets. As a “controlled company”, we are permitted to elect not to comply with certain corporate governance requirements. However, we intend to comply with the NYSE’s Corporate Governance rules applicable to foreign private issuers and do not intend to rely on such controlled company exemptions. If we elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors, our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon closing of the offering, and you would not have the same protection afforded to shareholders of companies that are subject to NYSE’s corporate governance rules.

COMPENSATION

For the six months ended September 30, 2025 and the years ended March 31, 2025 and 2024, we paid nil in cash and benefits in-kind granted to or accrued on behalf of all of our directors for their services, in all capacities, and we did not pay any additional compensation to our directors. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our directors.

For the six months ended September 30, 2025 and the years ended March 31, 2025 and 2024, we paid an aggregate of approximately $190,000, $339,000 and $691,000 respectively, in cash and benefits in-kind granted to or accrued on behalf of members of senior management for their services, in all capacities, and we did not pay any additional compensation to members of senior management. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our executive officers.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Shares. The following table assumes that none of our officers, directors or 5% or greater beneficial owners of our Shares will purchase shares in this Offering. In addition, the following table assumes that the over-allotment option has not been exercised. Holders of our Shares are entitled to one (1) vote per share and vote on all matters submitted to a vote of our Shareholders, except as may otherwise be required by law.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

The percentage of Ordinary Shares beneficially owned prior to the Offering is based on 25,000,000 Ordinary Shares in issue and outstanding as described in the “the Offering” section, The percentages of Ordinary Shares beneficially owned after the Offering assume that the representative of the underwriters will not exercise their over-allotment option.

	Shares Beneficially Owned Before This Offering (1)			Shares Beneficially Owned After This Offering (assuming no exercise of over-allotment option) (2)
	Ordinary Shares		Aggregate Voting Power	Ordinary Shares		Aggregate Voting Power
Name of Beneficial Owners	Number	%(1)	%(2)	Number	%(1)	%(2)
Directors and executive officers:
Chow Vee Tsung Oscar(3)(4)	16,599,521	66.40%	66.40%	16,599,521	57.74%	57.74%
Chang Wan Lung Robert(3)(8)	112,515	0.45%	0.45%	112,515	0.39%	0.39%
Angelo Michael McDonnell(3)	-	-	-	-	-	-
Chiu Wan Yee(3)	-	-	-	-	-	-
Independent directors
Aaron Chan	-	-	-	-	-	-
Li Ka Ming Robert	-	-	-	-	-	-
Yuen John Ching-Man	-	-	-	-	-	-
All directors and executive officers as a group	16,712,036	66.85%	66.85%	16,712,036	58.13%	58.13%

5% shareholders:
Polaris Capital Holdings Limited(5)	16,599,521	66.40%	66.40%	16,599,521	57.74%	57.74%
Food Group HK Limited(6)	16,814,735	67.26%	67.26%	16,814,735	58.49%	58.49%
Cafe Deco Holdings Limited(7)	22,505,000	90.02%	90.02%	22,505,000	78.28%	78.28%
Sharp Rise Limited(10)	5,690,265	22.76%	22.76%	5,690,265	19.79%	19.79%
Chevalier International Holdings Limited(10)	5,690,265	22.76%	22.76%	5,690,265	19.79%	19.79%
The Estate of the Late Dr. Chow (10)	3,579,033	14.32%	14.32%	3,579,033	12.45%	12.45%
Cosmic Choice Investment Limited(11)	787,602	3.15%	3.15%	787,602	2.74%	2.74%
New Age Concepts Limited(12)	1,247,500	4.99%	4.99%	1,247,500	4.34%	4.34%

As of the date of this prospectus, none of our outstanding Ordinary Shares are held by record holders in the United States.

(1)Applicable percentage of ownership is based on 25,000,000 Ordinary Shares outstanding as of the date of this prospectus.

(2)Applicable percentage of ownership is based on 28,750,000 Ordinary Shares outstanding immediately after the Offering. Each Ordinary Share shall, on a poll, be entitled to one (1) vote per share.

(3)Except as otherwise indicated below, the business address for Mr. Chow Vee Tsung Oscar, our Director and Chairman of the Board, and Mr. Chang Wan Lung Robert, our Director, is Room 805, 8/F, Nam Wo Hong Building, 148 Wing Lok Street, Sheung Wan, Hong Kong; the business address for Angelo Michael McDonnell, our Chief Executive Officer, and Chiu Wan Yee, our Chief Financial Officer, is Units 1705-08, 17/F, Landmark South, 39 Yip Kan Street, Wong Chuk Hang, Hong Kong.

(4)Mr. Chow Vee Tsung Oscar, our Chairman of the board of directors, beneficially owns 66.40% ownership and 66.40% voting power of the Company before the Offering, through his 100% ownership of Polaris Capital Holdings Limited.

(5)Polaris Capital Holdings Limited is a British Virgin Islands holding company wholly owned by Mr. Chow Vee Tsung Oscar. Its business address is Room 805, 8/F, Nam Wo Hong Building, 148 Wing Lok Street, Sheung Wan, Hong Kong. Polaris Capital Holdings Limited beneficially owns 66.40% ownership and 66.40% voting power of the Company, before the Offering through (i) its ownership of 100% of New Age Concepts Limited which holds 4.99% of the Company before the Offering; and (ii) its ownership of 91.30% shares and voting rights of Food Group HK Limited, which in turn holds 74.72% ownership of shares and voting rights of Cafe Deco Holdings Limited, which holds 90.02% ownership of shares and voting rights of the Company before the Offering. Other shareholders of Food Group HK Limited consist of three shareholders, including two companies and one natural person. Each shareholder beneficially owns less than 5% of the outstanding Ordinary Shares of the Company.

(6)Food Group HK Limited is a Hong Kong company, with a business address at Units 1705-08, 17/F, Landmark South, 39 Yip Kan Street, Wong Chuk Hang, Hong Kong. It is 91.30% owned by Polaris Capital Holdings Limited. Except Mr. Chow Vee Tsung Oscar, there is no natural person holding more than 5% of Food Group HK Limited. Food Group HK Limited beneficially owns 67.26% of the outstanding Ordinary Shares of the Company before the Offering through its 74.72% ownership of Cafe Deco Holdings Limited which holds 90.02% ownership and 90.02% voting power of the Company before the Offering. Other shareholders of Food Group HK Limited consist of three shareholders, including two companies and one natural person. Each shareholder beneficially owns less than 5% of the outstanding Ordinary Shares of the Company.

(7)Cafe Deco Holdings Limited is a British Virgin Islands holding company with a business address at Units 1705-08, 17/F, Landmark South, 39 Yip Kan Street, Wong Chuk Hang, Hong Kong. It is 74.72% owned by Food Group HK Limited and 25.28% owned by Sharp Rise Limited. Cafe Deco Holdings Limited beneficially owns 90.02% of the outstanding Ordinary Shares of the Company before the Offering. Cafe Deco Holdings Limited is 68.23% beneficially owned by Mr. Chow Vee Tsung Oscar, Director and Chairman of the Board.

(8)Mr. Chang Wan Lung Robert, our director, beneficially owns 0.45% of the outstanding Ordinary Shares of the Company and 0.45% voting power before the Offering, through his 14% ownership of Cosmic Choice Investment Limited.

(9)Sharp Rise Limited is a British Virgin Islands company with a business address at 22/F, Chevalier Commercial Centre, 8 Wang Hoi Road, Kowloon Bay, Hong Kong. It is 100% beneficially owned by Chevalier International Holdings Limited. There is no natural person holding more than 5% of Sharp Rise Limited. It beneficially owns 22.76% of the outstanding Ordinary Shares of the Company before the Offering through its 25.28% ownership of Cafe Deco Holdings Limited.

(10)Chevalier International Holdings Limited, a Bermuda company, is publicly listed on the Main Board of the Stock Exchange of Hong Kong under stock code no. 0025, and beneficially owns 22.76% of the outstanding Ordinary Shares of the Company before the Offering through its 100% ownership of Sharp Rise Limited. The estate of the Late Dr. Chow beneficially holds 62.90% of issued voting shares of Chevalier International Holdings Limited (the “Chevalier Shares”), and is subject to an ongoing probate legal proceeding in Hong Kong. Specifically, the proceeding seeks to determine whether the will of Late Dr. Chow is valid and the Chevalier Shares are devised and bequeathed to Ms. Chow Wai Wai Violet absolutely. The proceeding is taken out by Chow Lily (sister of Chow Vee Tsung Oscar) against Chow Wai Wai Violet and Chow Vi Vi (also sisters of Chow Vee Tsung Oscar) as executors of the estate of Late Dr. Chow. Chow Lily, Chow Wai Wai Violet, Chow Vi Vi and our Director and Chairman of the Board, Chow Vee Tsung Oscar are all children of the Late Dr. Chow. The shareholding of our Controlling Shareholder, the shareholding of Polaris Capital Holdings Limited, or the shareholding of Food Group HK Limited are not subject to the outcome of the legal proceedings of the Estate of the Late Dr. Chow.

(11)Cosmic Choice Investment Limited is a British Virgin Islands holding company with a business address at Room 805, 8/F, Nam Wo Hong Building, 148 Wing Lok Street, Sheung Wan, Hong Kong. It is beneficially 14% owned by Mr. Chang Wan Lung Robert, 14% beneficially owned by Mr Woo Ka Chung Dawson, 14% beneficially owned by Mr Shinichi Hagiwara, 29% beneficially owned by Mr Yu Wai Hong Gilbert and 29% beneficially owned by Mr Hsu Tsun Yin Kelvin. Cosmic Choice Investment Limited beneficially owns 3.15% of the outstanding Ordinary Shares of the Company before the Offering through its 4.68% ownership of Food Group HK Limited.

(12)New Age Concepts Limited is a British Virgin Islands company with a business address at Units 1705-08, 17/F, Landmark South, 39 Yip Kan Street, Wong Chuk Hang, Hong Kong. It is 100% beneficially owned by Polaris Capital Holdings Limited, who is 100% owned by Mr. Chow Vee Tsung Oscar.

RELATED PARTY TRANSACTIONS

The following is a summary of transactions since April 1, 2021 and up to the date of this prospectus to which we have been a party and in which any members of our board of directors, any executive officers, or Major Shareholder had, has or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this prospectus captioned “Management”.

Nature of relationships with related parties

Name	Relationship with the Company
Aphrodite Trading Company Limited	Brother of a senior management was the director of the related party
Cafe Deco Holdings Limited	Immediate holding company
Chevalier Cold Storage and Logistics Limited	Mr. Chow, Director and Chairman of the Board of Directors of our Company, was also the director of the holding company of the related party
Chevalier (Corporate Management) Limited	Mr. Chow, Director and Chairman of the Board of Directors of our Company, was also the director of the holding company of the related party
Chevalier (Network Solutions) Limited	Mr. Chow, Director and Chairman of the Board of Directors of our Company, was also the director of the holding company of the related party
Polaris Holdings Limited	Mr. Chow, Director and Chairman of the Board of Directors of our Company, was also the director of the related party
Royal Mate Limited	A subsidiary’s director was also the director of the related party
Stratford & Associates	A subsidiary’s director was also the principal owner of the related party
VR Management Limited	Sister of Mr. Chow was the director of the related party

Related party transactions

		For the years ended March 31,
Name	Nature	2025	2024	2023	2022	For the six months ended September 30, 2025
		$’000	$’000	$’000	$’000	$’000
Aphrodite Trading Company Limited	Equipment service fee	21	-	-	-	36
Chevalier (Corporate Management) Limited	IT service fee	102	75	50	58	50
Chevalier Cold Storage and Logistics Limited	Delivery and storage fee	106	74	89	48	29
Chevalier (Network Solutions) Limited	IT service fee	5	-	-	-	8
Chevalier (Network Solutions) Limited	Purchase of computer hardware capitalized as equipment	-	-	-	-	4
Royal Mate Limited	Consultancy service	92	69	-	-	46
Stratford & Associates	Tax and company secretarial services	8	3	6	5	4
VR Management Limited	Consultancy income	(58)	-	-	-	(29)

Related party balances

Deposits – related party:

	As of March 31,				As of
Name	2025	2024	2023	2022	September 30, 2025
	$’000	$’000	$’000	$’000	$’000
Aphrodite Trading Company Limited	10	-	-	-	10

Amount due from a related company:

	As of March 31,				As of
Name	2025	2024	2023	2022	September 30, 2025
	$’000	$’000	$’000	$’000	$’000
Polaris Holdings Limited	2	-	-	2	4

Amounts due to related companies:

	As of March 31,				As of
Name	2025	2024	2023	2022	September 30, 2025
	$’000	$’000	$’000	$’000	$’000
Polaris Holdings Limited	-	218	-	-	-
Chevalier Cold Storage and Logistics Limited	24	12	13	14	20
Chevalier (Corporate Management) Limited	25	47	-	-	25
Chevalier (Network Solutions) Limited	-	1	1	-	-
Cafe Deco Holdings Limited	1,429	12,420	28,422	29,197	-
	1,478	12,698	28,436	29,211	45

The amounts due from/(to) related companies were unsecured, non-interest bearing and repayable on demand and subsequently fully settled.

As of March 31, 2025, certain preference shareholders of Thai Tai Holdings Limited sold an aggregate of 45 preference shares to Mr. Chang Wan Lung Robert (“Mr. Chang”), a director of the Company. Under the shareholder agreement, preference shareholders may receive excess cash distributions from Thai Tai Holdings Limited after required reserves. For the year ended March 31, 2025 and for the six months ended September 30, 2025, Mr. Chang received $68,000 and $97,000, respectively. Since March 31, 2025, and as of the date of this prospectus, Mr. Chang received $153,000 cash distributions from Thai Tai Holdings Limited.

Policies and Procedures for Related Party Transactions

Our board of directors has created an audit committee in connection with this Offering which will be tasked with review and approval of all related party transactions.

DESCRIPTION OF SHARE CAPITAL AND GOVERNING DOCUMENTS

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and our affairs are governed by our memorandum and articles of association, as amended from time to time, the Companies Act, and the common law by the Cayman Islands.

Upon the closing of this Offering, our authorized Share capital will consist of 62,500,000 Shares of par value of US$0.0008 per Share, all of which are designated as ordinary shares of a par value of US$0.0008 each.

As of the date of this prospectus, we had 25,000,000 Shares issued and outstanding. All of our Shares issued and outstanding prior to the completion of the offering be fully paid, and all of our shares to be issued in the Offering will be issued as fully paid. As of the date of this prospectus, none of our outstanding Ordinary Shares are held in the United States or by record holders in the United States.

Our Amended and Restated Memorandum and Articles of Association

The following are a summary of the material provisions in our amended and restated memorandum and articles of association:

Objects of Our Company. Under our amended and restated memorandum and articles of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares. Our shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Our amended memorandum and restated articles of association provide that the directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or the credit standing in our company’s share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights. On a poll, holders of our shares shall be entitled to one vote per share. On a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote. In addition, all shareholders holding shares of a particular re entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded (before or on the declaration of the result of the show of hands). A poll may be demanded by the chairman of such meeting or any one or more shareholders who together hold not less than 10% of the votes attaching to the total shares that are present in person or by proxy at the meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the shares cast at a meeting, while a special resolution requires the affirmative vote of at least two-thirds of such members, as being entitled to do so, vote in person or by proxy at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association. Holders of the shares may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our amended and restated memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

Shareholders’ general meetings may be convened by a majority of our board of directors, the chairman of the board, any two directors or any director and the secretary. Advance notice of at least twenty-one clear days is required for the convening of our annual general shareholders’ meeting (if any) and advance notice of at least fourteen clear days is required for the convening of any other general meeting of our shareholders. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. If a general meeting is to be held in two or more places, the technology that will be used to facilitate the meeting. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors. Subject to the Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum required for any general meeting of shareholders consists of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and it does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated memorandum and articles of association provide that upon the requisition of shareholders representing in aggregate not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the Articles, specifying the purpose of the meeting and signed by or on behalf of each of the shareholders making the requisition. If the directors do not convene such meeting within 21 clear days from the date of receipt of the written requisition, those shareholders who requested the meeting or any of them may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. However, our amended and restated memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days hence or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for more than seven clear days, notice of the adjourned meeting shall be given in accordance with the Articles.

Voting at any shareholders’ general meeting is by show of hands unless a poll is demanded (before or on the declaration of the result of the show of hands). A poll may be demanded by the chairman of such meeting or any one or more shareholders who individually or together hold not less than 10% of the voting rights of all those who have a right to vote on the resolution.

Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded, it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

Transfer of Ordinary Shares. Subject to any applicable requirements set forth in the Articles and provided that a transfer of ordinary shares complies with applicable rules of the NYSE, the restrictions set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by the NYSE or in any other form approved by our board of directors, executed by or on behalf of:

•where the Ordinary Shares are fully paid, that shareholder; and

•where the Ordinary Shares are partly paid, that shareholder and the transferee.

The transferor shall be deemed to remain the holder of the Ordinary Shares until the name of the transferee is entered into our register of members.

Where the Ordinary Shares in question are not listed on or subject to the rules of the NYSE, our board of directors may, in its absolute discretion, decline to register any transfer of any such Ordinary Shares that is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any share unless:

•the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•the instrument of transfer is in respect of only one class of shares;

•the instrument of transfer is properly stamped, if required;

•the shares transferred are fully paid and free of any lien in favor of us;

•in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

•a fee of such maximum sum as the NYSE may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may, in their absolute discretion, from time to time determine after compliance with any notice required of The NYSE; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Liquidation. If our company is wound up, the shareholders may, subject to the Articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 clear days prior to the specified time and place of payment and such shareholders shall (subject to receiving at least 14 clear days prior notice specifying when and where payment is to be made), pay to us the amount called on their shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

The shares that have been called upon and remain unpaid are subject to forfeiture.

If a shareholder fails to pay any capital call, the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share being the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is our director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

Redemption, Repurchase, and Surrender of Shares. Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may (i) issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors before the issue of those shares; (ii) repurchase any of our shares including any redeemable shares on such terms and in such manner as have been approved by our board of directors; and (iii) with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors may determine at the time of such variation. We may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no issued shares of our company other than shares held as treasury shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or series or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Alteration of Share Capital. Subject to the Companies Act, our shareholders may, by ordinary resolution:

•increase its share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

•consolidate and divide all or any of our share capital into shares of larger amount than its existing shares;

•convert all or any of our fully paid-up shares into stock, and reconvert that stock into fully paid-up shares of any denomination;

•sub-divide our shares or any of them into shares of an amount smaller than that fixed by the Memorandum, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

•cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person, and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Issuance of Additional Shares. Subject to the provisions of the Companies Act and our amended and restated memorandum and articles of association regarding redemption and purchase of the shares, our amended and restated memorandum and articles of association authorizes our board of directors to allot (with or without confirming rights of renunciation) grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide, issue additional shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares. The directors may deal with unissued shares either at a premium or at par, or with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise. No share may be issued at a discount except in accordance with the provisions of the Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Subject to the approval by our shareholders by way of special resolution, our amended and restated memorandum of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

•the designation of the series;

•the number of shares of the series;

•the dividend rights, dividend rates, conversion rights, voting rights; and

•the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued preference shares. Issuance of these shares may dilute the voting power of holders of shares.

Inspection of Books and Records. Holders of our shares will have no general right under Cayman Islands law to inspect or obtain copies of our corporate records (except for the memorandum and articles of association of our company, any special resolutions passed by our company and the register of mortgages and charges of our company). However, we will provide our shareholders with annual audited consolidated financial statements. See “Where You Can Find More Information.”

Anti-Takeover Provisions. Some provisions of our amended and restated memorandum and articles of association may discourage, delay, or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our amended and restated memorandum and articles of association (as may be amended from time to time) for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•does not have to file an annual return of its shareholders with the Registrar of Companies;

•is not required to open its register of members for inspection by shareholders of that company;

•does not have to hold an annual general meeting;

•is a company that conducts its business mainly outside the Cayman Islands;

•is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

•is prohibited from making any invitation to the public in the Cayman Islands to subscribe for any of its securities;

•may not issue negotiable or bearer shares but may issue shares with no par value;

•may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•may register as an exempted limited duration company; and

•may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between two or more constituent Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property, and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property, and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company, and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation that is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•the statutory provisions as to the required majority vote have been met;

•the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•the arrangement is such that may be reasonably approved by an intelligent and honest person of that acting in respect of his or her interest; and

•the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority”.

The Companies Act also contains a statutory power of compulsory acquisition that may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, give notice to require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands by the dissenting shareholder within one month from the date on which the notice was given, but this is unlikely to succeed in the case of an offer that has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence action against or derivative actions in the name of the company to challenge actions where:

•a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

•the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and executive officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide that that we shall indemnify our existing or former secretary, officers (including an investment adviser or an administrator or liquidator) and directors (including alternate director) against all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such existing or former secretary, directors or officers, other than by reason of such person’s dishonesty, willful default, or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses, or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer, or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith, and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties — a duty to act bona fide in the best interests of the company, a duty to avoid fettering his or her discretion in the future, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard in regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Resolution. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our amended and restated articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and it does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated articles of association allow our shareholders holding in aggregate not less than 10% of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our amended and restated articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we may but are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. In addition, a director’s office shall be vacated if the director (i) is prohibited by the law of the Cayman Islands from acting as a director; or (ii) becomes bankrupt or makes any arrangement or composition with his creditors; or (iii) resigns his office by notice to our company; or (iv) only held office as a director for a fixed term and such term expires; or (v) in the opinion of a registered medical practitioner by whom he is being treated, becomes physically or mentally incapable of acting as a director or (vi) is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director); or (vii) is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or (viii) without the consent of the other directors, he is absent from meetings of directors for a continuous period of six months.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under the Companies Act, a company may be wound up by an order of the courts of the Cayman Islands, or wound up voluntarily by a special resolution of its members, or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our amended and restated articles of association, our company may be dissolved, liquidated, or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Companies Act and our amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our amended and restated memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the completion of this Offering, all of the Shares sold in this Offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Prior to this Offering, there has been no public market for our Shares, and while we plan to apply to list our Shares on NYSE, we cannot assure you that a regular trading market for our Shares will develop or be sustained after this Offering. Future sales of substantial amounts of Shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our Shares. Further, since a large number of our Shares will not be available for sale shortly after this Offering because of the contractual and legal restrictions on resale described below, sales of substantial amounts of our Shares in the public market after these restrictions lapse, or the perception that such sales may occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Lock-Up Agreements

We have agreed not to, for a period of six (6) months from the closing date of this Offering, offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this Offering, any of our Shares or securities that are substantially similar to our Ordinary Shares, including but not limited to any options or warrants to purchase our Ordinary Shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Ordinary Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the Underwriter.

Furthermore, each of our directors, executive officers, and owners of 5% or more of our Ordinary Shares has also entered into a similar lock-up agreement for a period of 180 days from the date of this prospectus, subject to certain exceptions, with respect to our Ordinary Shares and securities that are substantially similar to our Ordinary Shares. These parties collectively own all of our outstanding Ordinary Shares, without giving effect to this Offering.

Other than this Offering, we are not aware of any plans by any significant shareholders to dispose of significant numbers of our Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Ordinary Shares may dispose of significant numbers of our Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

Rule 144

All of our Shares outstanding prior to this Offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our Shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Subject to the Lock-Up Agreements, our affiliates may sell within any three-month period a number of Shares that does not exceed the greater of the following:

•1% of the then outstanding Shares of the same class, which will equal approximately 287,500 Ordinary Shares; or

•the average weekly trading volume of our Shares on NYSE during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

TAXATION

The following description is not intended to constitute a complete analysis of all tax considerations relating to the acquisition, ownership, and disposition of our Shares. You should consult your own tax advisor concerning the tax considerations of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign, or other taxing jurisdiction.

Cayman Islands Taxation

In the opinion of our Cayman counsel, Ogier, payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding tax will be required on the payment of a dividend or capital to any holder of the ordinary shares nor will gains derived from the disposal of the ordinary shares be subject to Cayman Islands income or corporation tax.

In the opinion of our Cayman counsel, Ogier, the Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company. There are no foreign exchange controls or foreign exchange regulations or currency restrictions in the Cayman Islands.

Hong Kong Taxation

The following summary of certain relevant taxation provisions under the laws of Hong Kong is based on current law and practice and is subject to changes therein. This summary does not purport to address all possible tax consequences relating to purchasing, holding or selling the Ordinary Shares, and does not take into account the specific circumstances of any particular investors, some of whom may be subject to special rules. Accordingly, holders or prospective purchasers (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult their own tax advisors regarding the tax consequences of purchasing, holding or selling the Ordinary Shares. Under the current laws of Hong Kong:

•No profit tax is imposed in Hong Kong in respect of capital gains from the sale of the Ordinary Shares.

•Revenue gains from the sale of Ordinary Shares by persons carrying on a trade, profession or business in Hong Kong where the gains are derived from or arise in Hong Kong from the trade, profession or business will be chargeable to Hong Kong profits tax, which is currently imposed at the rate of 16.5% on corporations and at a maximum rate of 15% on individuals and unincorporated businesses.

•Gains arising from the sale of Ordinary Shares, where the purchases and sales of Ordinary Shares are effected outside of Hong Kong such as, for example, on the New York Stock Exchange, should not be subject to Hong Kong profits tax.

According to the current tax practice of the Hong Kong Inland Revenue Department, dividends paid on the Ordinary Shares would not be subject to any Hong Kong tax.

No Hong Kong stamp duty is payable on the purchase and sale of the Ordinary Shares.

Certain United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Ordinary Shares. This summary applies only to U.S. Holders that hold our Ordinary Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the IRS with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•financial institutions or financial services entities;

•underwriters;

•insurance companies;

•pension plans;

•cooperatives;

•regulated investment companies;

•real estate investment trusts;

•grantor trusts;

•broker-dealers;

•traders that elect to use a mark-to-market method of accounting;

•governments or agencies or instrumentalities thereof;

•certain former U.S. citizens or long-term residents;

•tax-exempt entities (including private foundations);

•persons liable for alternative minimum tax;

•persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

•persons whose functional currency is not the U.S. dollar;

•passive foreign investment companies;

•controlled foreign corporations;

•persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

•partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Ordinary Shares through such entities.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL TAXATION TO THEIR PARTICULAR CIRCUMSTANCES, AND THE STATE, LOCAL, NON-U.S., OR OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

•an individual who is a citizen or resident of the United States;

•a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Taxation of Dividends and Other Distributions on Our Ordinary Shares

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income, in accordance with such U.S. Holder’s method of accounting for United States federal income tax purposes, as dividends the amount of any distribution paid on the Ordinary Shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder as dividend income and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower capital gains rate, provided that our Ordinary Shares are readily tradable on an established securities market in the United States and the U.S. Holder satisfies certain holding periods and other requirements. In this regard, shares generally are considered to be readily tradable on an established securities market in the United States if they are listed on NYSE, as our Ordinary Shares are expected to be.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Ordinary Shares. In the event that we do not maintain calculations of our earnings and profits under United States federal income tax principles, a U.S. Holder should expect that all cash distributions will be reported as dividends for United States federal income tax purposes. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our Ordinary Shares.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Taxation of Sale or Other Disposition of Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Ordinary Shares. Any capital gain or loss will be long term if the Ordinary Shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

No assurance can be given as to whether we may be or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our Ordinary Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Ordinary Shares even if we cease to be a PFIC in subsequent years, unless certain elections are made.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition of Ordinary Shares. Under these rules,

•the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

•the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

•the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

•an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our Ordinary Shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Ordinary Shares over the fair market value of such Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

You should consult your tax advisors regarding how the PFIC rules apply to your investment in our Ordinary Shares.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

We have entered into an underwriting agreement dated [●], 2026 with Kingswood Capital Partners, LLC, or the Representative, acting as the lead managing underwriter and book-runner with respect to the Ordinary Shares subject to this Offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter named below has severally agreed to purchase from us, on a firm commitment basis, the number of Ordinary Shares set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Name	Number of Shares to be purchased from the Company
Kingswood Capital Partners, LLC	3,750,000

Total:	3,750,000

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the underwriters’ over-allotment option described below.

Over-allotment Option

We have granted to the underwriters an option, exercisable for 45 days after closing of this Offering, to purchase up to an additional 562,500 Ordinary Shares at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the Offering contemplated by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase the same percentage of the additional shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares listed next to the names of all underwriters in the preceding table. If any additional Ordinary Shares are purchased, the underwriters will offer these Ordinary Shares on the same terms as those on which the other Ordinary Shares are being offered.

The Representative has advised us that it proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of US$[●] per share. The underwriters may allow, and certain dealers may re-allow, a discount from the concession not in excess of US$[●] per share to certain brokers and dealers. After this offering, the public Offering price, concession and reallowance to dealers may be reduced by the Representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

Discounts, Commissions and Expenses

The underwriting discounts and commissions are 7.0% of the initial public offering price.

The following table shows the price per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Total
	Per Share		No Exercise		Full Exercise
Public offering price	US$	5	US$	18,750,000	US$	21,562,500

Underwriting discounts and commissions to be paid by us:	US$	0.35	US$	1,312,500	US$	1,509,375

Proceeds, before expenses, to us	US$	4.65	US$	17,437,500	US$	20,053,125

We will also pay to the Representative by deduction from the net proceeds of the Offering contemplated herein, a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds received by us from the sale of the Ordinary Shares.

We agreed to pay $84,000 as an advance towards the Representative’s accountable expenses (US$42,000 paid upon execution of the engagement letter in connection with this Offering, and an additional US$42,000 paid upon receipt of initial comments from the SEC to the registration statement), (together, the “Advance”). As of the date of this prospectus, we have paid US$84,000 of the Advance to the Representative; any portion of the Advance will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We have agreed to reimburse the Representative for its accountable and out-of-pocket expenses relating to the Offering up to a maximum of $175,000, including but not limited to expenses and disbursements relating to background checks of the Company’s officers and directors, legal fees, and reasonable travel and lodging expenses incurred by the Representative or its counsel in connection with visits to, and examinations of, the Company.

We estimate that the total expenses of the Offering payable by us, excluding the underwriters’ discount and commissions and non-accountable expense allowance will be approximately US$1,227,954 including a maximum aggregate reimbursement of US$175,000 of Representative’s accountable expenses.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

Our officers, directors and principal shareholders (5% or more shareholders), have agreed, subject to certain exceptions, to a 180-day “lock-up” period from the closing of this Offering with respect to the Ordinary Shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. This means that, for a period of 180 days following the closing of the Offering, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the Representative. We have also agreed, in the underwriting agreement, to similar restrictions on the issuance and sale of our securities for six (6) months following the closing of this Offering, subject to certain customary exceptions, without the prior written consent of the Representative.

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Right of First Refusal

For a period of 18 months from the closing of this Offering, we have granted the Representative the right of first refusal to act as lead manager and bookrunner or lead placement agent with respect to any public or private sale of the securities of the Company and/or any of its subsidiaries. In connection with such right, we agreed to furnish the Representative with the terms and conditions of any such financing to be made by the Company or any of its subsidiaries. Notwithstanding the foregoing, we, at our option, may engage the Representative to act as our financial advisor or placement agent for any other form of financing or strategic transaction, on terms to be mutually determined by the parties.

NYSE American Listing

Our Ordinary Shares have been approved for listing on NYSE American, under the symbol “[*]” on or promptly after the date of this prospectus.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by Representative or by its affiliates. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement, has not been approved and/or endorsed by us or the Representative in its capacity as an underwriter, and should not be relied upon by investors.

Any underwriter who is a qualified market maker on NYSE may engage in passive market making transactions on the NYSE in accordance with Rule 103 of Regulation M, during the Business Day prior to the pricing of the Offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

No Prior Public Market

Prior to this Offering, there has been no public market for our securities and the public offering price for our Ordinary Shares will be determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. The offering price for our Ordinary Shares in this Offering has been arbitrarily determined by the Company in its negotiations with the underwriters and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our Ordinary Shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our Ordinary Shares. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

●

Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this Offering is in progress.

●

Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this Offering. In order to cover the resulting short position, the managing underwriter may exercise the overallotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of Ordinary Shares covered by the registration statement.

●

Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

●

A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the ordinary shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore was not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our Ordinary Shares. These transactions may occur on the NYSE or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may, in the future, engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their clients. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or solicitation is unlawful.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in the PRC and the Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

EXPENSES OF THE OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and commissions and non-accountable expense allowance, which are expected to be incurred in connection with the sale of Ordinary Shares in this Offering. With the exception of the registration fee payable to the SEC, the NYSE listing fee and the filing fee payable to Financial Industry Regulatory Authority, Inc., or FINRA, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$3,573
NYSE Listing Fee	50,000
FINRA Filing Fee	4,381
Legal Fees and Other Expenses	450,000
Accounting Fees and Expenses	5,000
Printing and Engraving Expenses	10,000
Transfer Agent Expenses	5,000
Miscellaneous Expenses	700,000
Total	1,227,954

____________

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters of U.S. federal securities laws. The validity of our Ordinary Shares offered in this Offering and certain other matters of Cayman Islands law will be passed upon for us by Ogier, our counsel as to Cayman Islands law. Legal matters as to Hong Kong law will be passed upon for us by Loeb & Loeb LLP. Legal matters as to the PRC law will be passed upon for us by Beijing Dacheng Law Offices, LLP. Legal matters as to the Australian law will be passed upon for us by Align Law. Kingswood Capital Partners, LLC, the representative of the underwriters, is being represented by Ellenoff Grossman & Schole LLP in connection with this Offering.

EXPERTS

The consolidated financial statements of March 31, 2025 and 2024, included in this prospectus have been so included in reliance on the report of AOGB CPA Limited, Independent Registered Public Accounting Firm, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of AOGB CPA Limited is located at Suite 2501-3, Tesbury Centre, 28 Queen’s Road East, Hong Kong.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States in connection with this Offering under the federal securities laws of the United States or of any State in the United States.

Cayman Islands

We have been advised by Ogier, our counsel as to Cayman Islands law, that the United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that there is uncertainty as to whether the courts of Cayman Islands would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. This uncertainty relates to whether such a judgment would be determined by the courts of the Cayman Islands to be penal or punitive in nature.

We have also been advised by Ogier that, notwithstanding the above, a judgment obtained in the United States, however, may be recognized and enforced in the courts of the Cayman Islands in certain circumstances without any re-examination or re-litigation of matters adjudicated upon, provided such judgement: (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

A Cayman Islands court may impose civil liability on us or our directors or officers in a suit brought in the Grand Court of the Cayman Islands against us or these persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under Cayman Islands law.

Hong Kong

All of our directors and officers reside outside the United States in Hong Kong. There is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

Australia

One of our Operating Subsidiaries, Customs House Cafe Pty Ltd (ACN 082 054 019), is incorporated in Australia. There is no treaty between the Commonwealth of Australia and the United States regarding the reciprocal recognition and enforcement of judgments. Additionally, the United States is not a prescribed country under the Foreign Judgements Act 1991 (Cth), which is the primary statutory regime in Australia for the registration and enforcement of certain foreign judgments. As a result, civil judgments obtained in the U.S. courts, including those predicated solely upon the civil liability provisions of the U.S. federal securities laws, are not automatically enforceable in Australia.

There is also significant doubt as to whether civil liability claims predicated solely upon the securities laws of the United States would be recognised in original proceedings brought in Australia. Furthermore, a judgment of a United States court (whether or not such judgment relates to United States federal securities laws) may not be enforceable in Australia in certain other circumstances, if among others:

•it contravenes Australian public policy;

•it was obtained in proceedings that breach the rules of natural justice or general principles of fairness;

•it was obtained by fraud;

•it is the subject of a declaration under the Foreign Proceedings (Excess of Jurisdiction) Act (1984) (Cth);

•it is not for a fixed or readily ascertainable sum;

•it is subject to appeal, dismissal, stay of execution or is otherwise not final and conclusive;

•it involves the award of multiple or punitive damages; or

•it relates to the enforcement of foreign tax, revenue, or penal laws.

To enforce a U.S. judgment in Australia, a new action must be commenced in an Australian court under Australian common law principles, and recognition of the U.S. judgment is subject to the court’s discretion and the limitations outlined above.

Accordingly, investors may face significant difficulties in enforcing civil liabilities against us, our directors, officers, or subsidiaries under the securities laws of the United States in any of the Cayman Islands, Hong Kong, or Australia.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form F-1 under the Securities Act, including amendments and relevant exhibits and schedules, covering the underlying Shares represented by the Shares to be sold in this Offering.

Our SEC filings, including the Registration Statement on Form F-1, are also available to you on the SEC’s website at http://www.sec.gov.

Cafe Deco Group Limited

3,750,000 Ordinary Shares

PROSPECTUS

__Kingswood Capital Partners, LLC_

______________________

[          ], 2026

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this Offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Part II — Information Not Required in the Prospectus

Item 6.       Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public interest, such as providing indemnification against civil fraud or the consequences of committing a crime. Our articles of association provide that each officer or director of the registrant shall be indemnified out of the assets of the registrant from and against all actions, costs, charges, losses, damages and expenses which they or any of them, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trust unless such actions, costs, charges, losses, damages and expenses arise from dishonesty or fraud which may attach to such directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.       Recent Sales of Unregistered Securities.

Set forth below is information regarding ordinary shares issued by us during the last three years. None of the below described transactions involved any underwriters, underwriting discounts and commissions or commissions, or any public offering.

•On February 14, 2025, the Company was established in the Cayman Islands. Pursuant to a special resolution passed on March 26, 2025, the name of Global Gourmet Inc. was changed to Cafe Deco Group Limited

•On March 31, 2025, Cafe Deco Holdings Limited sold its shares in CDC Holdings Limited to Cafe Deco Group Limited at a consideration of $29,840,000 (equivalent to HK$232,755,000) and Cafe Deco Group Limited became the new holding company of the Group’s business in the corporate structure accordingly. The transfer of shares was completed on the same date.

•On March 31, 2025, the directors of the Company approved the new shares allotment of 19,999,990 ordinary shares at $2.2 per share to Cafe Deco Holdings Limited. Immediately upon completion of the share allotment, Cafe Deco Holdings Limited will be holding an aggregate of 20,000,000 ordinary shares, representing 100% of ordinary shares in issue and outstanding of the Company.

•Based on resolutions adopted by the Board of Directors on July 25, 2025, the Company adjusted the per-share consideration from $2.20 to $2.047, resulting in a change in total consideration from $43,999,978 to $40,939,980 for the allotment of 19,999,990 ordinary shares.

•On June 30, 2025, Cafe Deco Holdings Limited disposed of its entire interest in its wholly-owned subsidiary, New Age Concepts Limited, through a sale and transferred to Polaris Capital Holdings Limited. At the time of the transaction, New Age Concepts Limited held 998,000 shares of the Company.

•Based on resolutions adopted by the Board of Directors on January 26, 2026, the Company subdivided each of its existing issued and unissued ordinary share with a par value of $0.001 each into 1.25 ordinary shares of par value $0.0008 each, such that the share capital of the Company became $50,000 divided into 62,500,000 ordinary shares of par value $0.0008. Immediately after the subdivision, the Company has 25,000,000 Ordinary Shares outstanding.

We believe that the offers, sales and issuances of the securities described in the preceding paragraph were exempt from registration either (a) under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder, in that the transactions were between an issuer and sophisticated investors or members of its senior executive management and did not involve any public offering within the meaning of Section 4(a)(2), (b) under Regulation S promulgated under the Securities Act in that offers, sales and issuances were not made to persons in the United States and no directed selling efforts were made in the United States, or (c) under Rule 701 promulgated under the Securities Act in that the transactions were underwritten compensatory benefit plans or written compensatory contracts.

Item 8.       Exhibits.

(a)The following documents are filed as part of this registration statement:

1.1*	Form of Underwriting Agreement
3.1*	Amended and Restated Memorandum of Association of the Registrant, effective as at January 26, 2026
4.1*	Specimen Share Certificate
5.1*	Opinion of Ogier as to the validity of the Ordinary Shares
8.1*	Opinion of Ogier regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
10.1**	Form of Director Agreement between the Registrant and Chow Vee Tsung Oscar
10.2**	Form of Employment Agreement between the Registrant and Angelo Michael McDonnell, the Registrant’s Chief Executive Officer
10.3**	Form of Employment Agreement between the Registrant and Chiu Wan Yee, the Registrant’s Chief Financial Officer
10.4**	Form of Director Agreement between the Registrant and Chang Wan Lung Robert
10.5**	Form of Independent Director Agreement between the Registrant and Aaron Chan
10.6**	Form of Independent Director Agreement between the Registrant and Yuen John Ching-Man
10.7**	Form of Independent Director Agreement between the Registrant and Li Ka Ming Robert
14.1**	Code of Business Conduct and Ethics
21.1**	List of Subsidiaries
23.1*	Consent of AOGB CPA Limited
23.2*	Consent of Ogier (included in Exhibit 5.1)
23.3**	Consent of Loeb & Loeb LLP (included in Exhibit 99.8)
23.4**	Consent of Beijing Dacheng Law Offices, LLP
23.5**	Consent of Align Law
23.6**	Consent of China Insights Consultancy
24.1*	Power of Attorney (included on signature page to the registration statement)
99.1**	Charter of the Audit Committee
99.2**	Charter of the Compensation Committee
99.3**	Charter of the Nominating and Corporate Governance Committee
99.4**	Consent of Aaron Chan
99.5**	Consent of Yuen John Ching-Man
99.6**	Consent of Li Ka Ming Robert
99.7**	Clawback Policy
99.8**	Opinion of Loeb & Loeb LLP regarding certain Hong Kong law matters
99.9*	Request for waiver and representation under item 8.A.4 of Form 20-F
107*	Calculation of Registration Fee

____________

*Filed herewith

**Previously Filed

***To be Filed by Amendment

#Unofficial English translation

(b)Financial Statement Schedules

None.

Item 9.       Undertakings

The undersigned registrant hereby undertakes:

(a)to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser;

(b)insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

(c)for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(d)for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on January 28, 2026.

By:	/s/ Chow Vee Tsung Oscar
	Name:	Chow Vee Tsung Oscar
	Title:	Chairman of the Board of Directors

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Chow Vee Tsung Oscar, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Chow Vee Tsung Oscar	Director, Chairman of the Board of Directors	January 28, 2026
Chow Vee Tsung Oscar	(Principal executive officer)

/s/ Chiu Wan Yee	Chief Financial Officer	January 28, 2026
Chiu Wan Yee	(Principal financial and accounting officer)

/s/ Angelo Michael McDonnell	CEO	January 28, 2026
Angelo Michael McDonnell

/s/ Chang Wan Lung Robert	Director	January 28, 2026
Chang Wan Lung Robert

/s/ Aaron Chan	Independent Director	January 28, 2026
Aaron Chan

/s/ Yuen John Ching-Man	Independent Director	January 28, 2026
Yuen John Ching-Man

/s/ Li Ka Ming Robert	Independent Director	January 28, 2026
Li Ka Ming Robert

Authorized U.S. Representative

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Cafe Deco Group Limited, has signed this registration statement in New York, on January 28, 2026.

Authorized U.S. Representative Cogency Global Inc.
By:	/s/ Collen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice-President on behalf of Cogency Global Inc.

INDEX TO FINANCIAL STATEMENTS

CAFE DECO GROUP LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of Cafe Deco Group Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Cafe Deco Group Limited (the “Company”) and its subsidiaries (together the “Group”) as of March 31, 2025 and 2024, the related consolidated statements of operations and comprehensive loss, stockholders’ equity/(deficit) and cash flows for the years ended March 31, 2025 and 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group as of March 31, 2025 and 2024, and the results of its operations and its cash flows for the years ended March 31, 2025 and 2024, in conformity with the accounting principles generally accepted in the United States of America.

Basis for Opinion

The consolidated financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Other Matter

As discussed in Notes 1, 19 and 24 to the consolidated financial statements, the Company effected a share split of its ordinary shares on January 26, 2026, which have been retroactively reflected in the accompanying consolidated financial statements. Our opinion is not modified in respect of this matter.

/s/ AOGB CPA Limited

Hong Kong, Hong Kong
August 15, 2025, except for Note 23, as to which the date is December 29, 2025

We have served as the Group’s auditor since 2024.

CAFE DECO GROUP LIMITED
CONSOLIDATED BALANCE SHEETS
(Amounts in U.S. dollars and in thousands, except for number of shares)

	As of
	March 31, 2025	March 31, 2024
	$’000	$’000
ASSETS
Current assets
Inventories, net	3,841	3,140
Accounts receivable, net	3,095	3,928
Deposits, prepayments and other receivables	4,340	4,156
Deposits – related company	10	-
Amount due from a related company	2	-
Cash and cash equivalents	7,302	5,521
Tax recoverable	34	20
Total current assets	18,624	16,765

Non-current assets
Property, plant and equipment, net	13,530	11,036
Operating lease right-of-use assets, net	18,955	26,946
Goodwill, net	3,564	3,541
Acquired intangible assets, net	3,454	3,579
Deferred IPO costs	407	-
Deferred tax assets	1,877	1,117
Restricted cash	348	363
Rental deposits and prepayments	2,914	4,424
Total non-current assets	45,049	51,006
TOTAL ASSETS	63,673	67,771

LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)
Current liabilities
Accounts payable	3,657	3,391
Accrued expenses and other payables	9,240	7,912
Contract liabilities	1,425	1,766
Financial liabilities - current	1,703	133
Bank borrowings - current	19,152	17,179
Operating lease liabilities - current	7,216	10,011
Tax payable	339	-
Amounts due to related companies	1,478	12,698
Total current liabilities	44,210	53,090

Non-current liabilities
Provision for reinstatement costs	1,178	1,146
Financial liabilities – non-current	1,571	136
Operating lease liabilities – non-current	14,195	21,486
Deferred tax liabilities	620	640
Total non-current liabilities	17,564	23,408
TOTAL LIABILITIES	61,774	76,498

Commitments and contingencies (Note 23)

Stockholders’ equity/(deficit)
Ordinary shares, $0.0008 par value per share; 62,500,000 ordinary shares authorized, 25,000,000 shares and 25,000,000 shares issued and outstanding as of March 31, 2025 and 2024*	20	20
Additional paid-in capital*	41,711	41,711
Subscription receivables*	-	(11,290)
Accumulated deficit	(39,348)	(38,565)
Accumulated other comprehensive loss	(484)	(603)
Total stockholders’ equity/(deficit)	1,899	(8,727)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)	63,673	67,771

__________

*        Retroactively restated for effect of share recapitalization and share split (Note 1)

The accompanying notes are an integral part of these consolidated financial statements.

CAFE DECO GROUP LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Amounts in U.S. dollars and in thousands, except for number of shares and per share amount)

	For the years ended
	March 31, 2025	March 31, 2024
	$’000	$’000
Revenues	108,045	89,173
Cost of sales and inventories consumed	(32,250)	(26,941)
Cost of sales and inventories consumed – related party	(106)	(74)
Employee compensation and benefits	(41,738)	(34,918)
Operating lease expenses	(9,679)	(9,126)
Depreciation of property, plant and equipment	(4,129)	(3,663)
Amortization of operating lease right-of-use assets	(594)	(1,245)
Amortization of acquired intangible assets	(149)	(141)
Impairment losses on property, plant and equipment and operating lease right-of-use assets	(515)	(4,118)
Selling and marketing expenses	(15,981)	(13,288)
Operating expenses	(5,707)	(5,499)
Operating expenses – related party	(228)	(147)
Finance costs	(845)	(581)
Other income and gain, net	2,898	889
Other income – related party	58	-
Loss before income tax expense	(920)	(9,679)
Income tax credit/(expense)	137	(81)
Net loss	(783)	(9,760)
Other comprehensive income/(loss)
Foreign currency translation adjustment	119	(82)
Total comprehensive loss	(664)	(9,842)

Loss per share attributable to ordinary shareholders (in US$)
Basic and diluted*	(0.03)	(0.39)
Weighted average number of ordinary shares outstanding
Basic and diluted*	25,000,000	25,000,000

*        Retroactively restated for effect of share recapitalization and share split (Note 1)

The accompanying notes are an integral part of these consolidated financial statements.

CAFE DECO GROUP LIMITED
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY/(DEFICIT)
(Amounts in U.S. dollar and in thousands, except for number of shares)

	Ordinary shares*				Accumulated deficit	Accumulated other comprehensive loss	Total stockholders’ (deficit)/equity
	No. of shares	Amount	Additional paid-in capital*	Subscription receivables*
		$’000	$’000	$’000	$’000	$’000	$’000
Balance as of April 1, 2023	25,000,000	20	41,711	(11,290)	(28,805)	(521)	1,115
Loss for the year	-	-	-	-	(9,760)	-	(9,760)
Foreign currency translation adjustment	-	-	-	-	-	(82)	(82)
Balance as of March 31, 2024	25,000,000	20	41,711	(11,290)	(38,565)	(603)	(8,727)
Cash receipt for shares issuance	-	-	-	11,290	-	-	11,290
Loss for the year	-	-	-	-	(783)	-	(783)
Foreign currency translation adjustment	-	-	-	-	-	119	119
Balance as of March 31, 2025	25,000,000	20	41,711	-	(39,348)	(484)	1,899

____________

*        Retroactively restated for effect of share recapitalization and share split (Note 1)

The accompanying notes are an integral part of these consolidated financial statements.

CAFE DECO GROUP LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in U.S. dollars and in thousands, except for number of shares)

	For the years ended
	March 31, 2025	March 31, 2024
	$’000	$’000
Cash flows from operating activities
Net loss	(783)	(9,760)
Adjustments to reconcile net income to net cash provided by/(used in) operating activities: operating activities:
Depreciation on property, plant and equipment	4,129	3,663
Amortization of operating lease right-of-use assets	594	1,245
Amortization of intangible assets	149	141
Impairment losses on property, plant and equipment and operating lease right-of-use assets	515	4,118
Operating lease expenses	9,679	9,126
Allowance for expected credit loss	93	-
Loss allowance on inventories	28	-
Deferred income taxes	(753)	(53)
Loss on disposal of property, plant and equipment	109	236
Change in fair value of financial liabilities	(46)	34
Gain on early termination of operating leases	(758)	(49)
(Gain)/loss on operating lease modification	(1,024)	3
Changes in operating assets and liabilities:
Accounts receivable	764	(510)
Deposits, prepayments and other receivables	1,083	70
Deposits – related company	(10)	-
Inventories	(708)	(411)
Deferred IPO costs	(407)	-
Accounts payable	243	118
Accrued expenses and other payables	1,300	(2,218)
Tax recoverable	-	120
Tax payable	305	(178)
Contract liabilities	(351)	(138)
Amounts due to related companies	(11)	4
Operating lease liabilities	(10,900)	(9,978)
Net cash provided by/(used in) operating activities	3,240	(4,417)

Cash flows from investing activities
Purchase of property, plant and equipment	(6,736)	(8,421)
Proceeds from disposal of property, plant and equipment	94	41
Net cash outflows on acquisition of subsidiaries	-	(5,736)
Net cash used in investing activities	(6,642)	(14,116)

Cash flows from financing activities
Proceeds from bank borrowings	3,584	6,307
Repayments of bank borrowings	(1,654)	(775)
(Repayment) utilization of bank overdrafts facility	(70)	269
Proceeds from issue of financial liabilities	3,374	-
Repayment of financial liabilities	(328)	(160)
Advance from immediate holding company	2,129	13,646
Repayment to immediate holding company	(1,635)	-
Advance from ultimate holding company	83	218
Repayment to ultimate holding company	(303)	-
Net cash provided by financing activities	5,180	19,505

Net increase in cash and cash equivalents and restricted cash	1,778	972
Effect on exchange rate change on cash and cash equivalents and restricted cash	(12)	(102)
Cash and cash equivalents and restricted cash at the beginning of the year	5,884	5,014
Cash and cash equivalents and restricted cash at the end of the year	7,650	5,884

Reconciliation of cash and cash equivalents and restricted cash reported in the consolidated balance sheets:
Cash and cash equivalents	7,302	5,521
Restricted cash	348	363
Total cash and cash equivalents and restricted cash shown in statement of cash flows	7,650	5,884

Supplemental cash flow information:
Cash received for bank interest income	48	43
Cash paid for interest expense	(845)	(581)
Cash paid for income taxes	(319)	(192)

Supplemental schedule of non-cash operating and financing activities:
Operating lease right-of-use assets obtained in exchange for operating lease obligations	2,531	8,324
Re-measurement of the operating lease liabilities and operating lease right-of-use assets due to lease modification	(1,618)	9,270
Settlement of subscription receivables through current account with immediate holding company	11,290	-

The accompanying notes are an integral part of these consolidated financial statements.

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.ORGANIZATION AND PRINCIPAL ACTIVITIES

Organization

Global Gourmet Inc. was incorporated in the Cayman Islands as an exempted company with limited liability under the Companies Law of the Cayman Islands on February 14, 2025. Pursuant to a special resolution passed on March 26, 2025, the name of Global Gourmet Inc. was changed to Cafe Deco Group Limited (the “Company”). The Company’s registered office is 89 Nexus Way, Camana Bay, Grand Cayman, KY 1-9009, Cayman Islands and the principal place of business is at Units 1705-8, 17/F, Landmark South, 39 Yip Kan Street, Wong Chuk Hang, Hong Kong. It is a holding company with no business operation.

Reorganization

Before the group reorganization (the “Group Reorganization”), CDC Holdings Limited was wholly-owned and controlled by Cafe Deco Holdings Limited, a limited liability company incorporated in the British Virgin Islands.

Pursuant to the Group Reorganization to rationalize the structure of the Company and its subsidiaries in preparation for the listing of the shares, the Company becomes the holding company of CDC Holdings Limited. To prepare for this Offering, the Company underwent the reorganization with the following steps:

Step 1 Incorporation of Global Gourmet Inc.

Global Gourmet Inc. was incorporated under the laws of the Cayman Islands on February 14, 2025 as an exempted company with limited liability, with the intention to become the issuer of this Offering. The authorized share capital of Global Gourmet Inc. was $50,000 divided into 50,000,000 ordinary shares of par value of $0.001 each. Upon incorporation, Ogier Global Subscriber (Cayman) Limited being the initial subscriber of Global Gourmet Inc., held 10 ordinary shares in issue and outstanding which was then transferred to Cafe Deco Holdings Limited on March 18, 2025.

Pursuant to a special resolution passed on March 26, 2025, the name of Global Gourmet Inc. was changed to Cafe Deco Group Limited.

Step 2 Share Transfer and Shares Allotment

On March 31, 2025, Cafe Deco Holdings Limited sold its shares in CDC Holdings Limited to Cafe Deco Group Limited at a consideration of $29,840,000 (equivalent to HK$232,755,000) and Cafe Deco Group Limited became the new holding company of the Group’s business in the corporate structure accordingly. The transfer of shares was completed on the same date.

On the same date, the directors of the Company approved the new shares allotment of 19,999,990 ordinary shares at $2.2 per share to Cafe Deco Holdings Limited. Immediately upon completion of the share allotment, Cafe Deco Holdings Limited will be holding an aggregate of 20,000,000 ordinary shares, representing 100% of ordinary shares in issue and outstanding of the Company.

Based on resolutions approved by the Board of Directors on July 25, 2025, the Company adjusted the per-share consideration from $2.20 to $2.047, resulting in a change in total consideration from $43,999,978 to $40,939,980 for the allotment of 19,999,990 ordinary shares. The Company's additional paid-in capital was reduced accordingly.

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

Following the Group Reorganization, the Company owned 100% of CDC Holdings Limited and the Company was owned 100% by Cafe Deco Holdings Limited, the immediate holding company of the Company, which was the same sole shareholder of CDC Holdings Limited prior to the Group Reorganization. The Company believes it is appropriate to reflect the above transactions on a retroactive basis. According to the above transactions and the subsequent adjusted per-share consideration, the Company has retroactively adjusted the shares and per share data for all periods presented.

The Company and its subsidiaries (collectively referred to as the “Group”), is effectively controlled by the same shareholder before and after the Group Reorganization, and therefore the Group Reorganization is considered as a reorganization of entities under common control. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

On January 26, 2026, the Company effected a share split each of its existing issued and unissued ordinary share at a ratio of 1-for-1.25 (the “Share Split”). In connection with the Share Split, the par value of the Company’s ordinary share was reduced from $0.001 to $0.0008 per share, and the maximum number of authorized ordinary shares increased from 50,000,000 to 62,500,000. Following the Share Split, there were 25,000,000 ordinary shares issued and outstanding.

The above-mentioned Share Split has been accounted for on a retroactive basis and reflected in the comparative financial information presented in these consolidated financial statements.

Information about significant subsidiaries

The following presents our significant consolidated subsidiaries, all of which are wholly owned either directly or indirectly by the Company:

Subsidiaries	Date of incorporation	Jurisdiction of formation	Percentage of direct/indirect economic ownership	Principal activities
CDC Holdings Limited	September 23, 2021	British Virgin Islands	100%	Provision of investment holding
CL Holdings Limited	January 15, 2003	Hong Kong	100%	Provision of investment holding
Thai Tai Holdings Limited^	November 19, 2020	Hong Kong	100%	Provision of investment holding
Giant Dragon (Hong Kong) Limited	January 6, 2003	Hong Kong	100%	Restaurant and bar
Giant Ocean (H.K.) Limited	November 20, 1998	Hong Kong	100%	Restaurant and bar
Marson Consultants Limited	March 10, 1994	Hong Kong	100%	Restaurant and bar
Pacific York (H.K.) Limited	April 23, 2001	Hong Kong	100%	Restaurant and bar
Success Well (H.K.) Limited	March 14, 2006	Hong Kong	100%	Restaurant and bar
Global Success Funding Limited	February 3, 2023	Hong Kong	100%	Operation of beverage counter
Orient Talent (Hong Kong) Limited	July 5, 2002	Hong Kong	100%	Restaurant and bar
Triumph Star Limited	January 26, 2018	Hong Kong	100%	Restaurant
Pacific Land (H.K.) Limited	February 9, 2011	Hong Kong	100%	Restaurant

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

Subsidiaries	Date of incorporation	Jurisdiction of formation	Percentage of direct/indirect economic ownership	Principal activities
Lordly Corporation Limited	December 3, 2012	Hong Kong	100%	Restaurant
Cafe Deco Limited	December 18, 1990	Hong Kong	100%	Restaurant and bar
Customs House Cafe Pty. Ltd.	March 20, 1998	Australia	100%	Restaurant and bar
NP Cafe JV Limited*	December 22, 2023	Hong Kong	100%	Restaurant
Food Square Hong Kong Limited	December 13, 2011	Hong Kong	100%	Food processing and trading
Info Dragon Limited	August 6, 2003	Hong Kong	100%	Restaurant and trading of food and beverages
Chef Cuts Limited	March 27, 2018	Hong Kong	100%	Restaurant and bar
Baker & Patissier Limited (formerly known as La Rose Noire Limited)#	January 10, 1997	Hong Kong	100%	Restaurant and bakery processing and trading
Patisserie et Chocolat Limited#	February 14, 2019	Hong Kong	100%	Wholesale of food products

*As of March 31, 2025 and 2024, the Group holds 100% of the entity’s ordinary shares and 10% of its preference shares. The ordinary shares carry all voting rights, while the preference shares are non-voting, entitle the holder to receive dividends and are classified as financial liabilities in the consolidated financial statements.

#The entities were acquired in May 2023.

^As of March 31, 2025 and 2024, the Group holds 100% of the entity’s ordinary shares and 76% of its preference shares. The ordinary shares carry all voting rights, while the preference shares are non-voting, entitle the holder to receive dividends and are classified as financial liabilities in the consolidated financial statements.

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries. All intercompany transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Group and on various other assumptions that the Group believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to, the collectability of accounts receivable, the fair value and accounting treatment of financial liabilities, fair value of assets and liabilities acquired in business combination, useful life of intangible assets, assessment of impairment of long-lived assets, intangible assets and goodwill, deferred tax liability and deferred tax valuation allowance. Actual results could differ from those estimates, and as such, differences could be material to the consolidated financial statements.

Functional Currency and Foreign Currency Translation and transaction

The functional currency of the Company and its subsidiaries is primarily the currency of their country of domicile, which the functional currency of the Company is United States Dollar (“US$” or “$”) and the subsidiaries is Hong Kong Dollar (“HK$”) or Australian Dollar (“AUD”). The Group’s consolidated financial statements are reported using the US$. Foreign currency transaction gains and losses are recognized upon settlement of foreign currency transactions. In addition, for unsettled foreign currency transactions, foreign currency transaction gains and losses are recognized for changes between the transaction exchange rates and month-end exchange rates. Foreign currency transaction gains and losses are included in other income and gain, net, in the accompanying consolidated statements of operations and comprehensive income in the period incurred.

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 —	Quoted prices in active markets for identical assets and liabilities.

Level 2 —

Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 —

Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Group considers the carrying amount of its financial assets and liabilities, which consist primarily of cash and cash equivalents, restricted cash, accounts receivable, net, other receivables, amount due from a related company, accounts payable, other payables, financial liabilities, amounts due to related companies, operating lease liabilities and bank borrowings approximate the fair value of the respective assets and liabilities as of March 31, 2025 and 2024 due to their short-term maturities. The carrying amount of operating lease liabilities approximate their fair values since they bear an interest rate which approximates market interest rates.

Financial liabilities at fair value through profit or loss

The Group classified its amounts due to investors as financial liabilities at fair value through profit or loss using an income approach based on the discounted value of expected future cash flows. The financial liabilities at fair value through profit or loss are classified as Level 3 financial instruments.

The Group had no transfers between levels during any of the periods presented. The Group did not have any instruments that were measured at fair value on a recurring or non-recurring basis as of March 31, 2025 and 2024.

Inventories, net

Inventories, net consist of food and beverages and consumables are recorded at the lower of cost or net realizable value. Cost is determined by the first-in, first-out method. Any unusable or spoiled inventory is written off when identified.

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Property, plant and equipment, net

Property, plant and equipment are stated at cost net of accumulated depreciation and impairment losses. Depreciation is provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service. Estimated useful lives are as follows:

Classification	Estimated useful life
Leasehold improvements	Over the remaining lease terms or 5 years
Store equipment	5-10 years
Furniture, fixture and equipment and motor vehicles	3-10 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of operations and comprehensive loss. Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expensed as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized.

Business Combinations

The Group accounts for its business combinations using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805 “Business Combinations.” The cost of an acquisition is measured as the aggregate of the acquisition date fair values of the assets transferred and liabilities incurred by the Group to the sellers and equity instruments issued. Transaction costs directly attributable to the acquisition are expensed as incurred. Identifiable assets and liabilities acquired or assumed are measured separately at their fair values as of the acquisition date, irrespective of the extent of any non-controlling interests. The excess of (i) the total costs of acquisition, fair value of the non-controlling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the fair value of the identifiable net assets of the acquiree is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is recognized directly in the consolidated statements of operations and comprehensive loss.

Goodwill

Goodwill represents the excess of the purchase consideration over the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of the acquired entity as a result of the Group's acquisitions of interests in its subsidiaries. Goodwill is not amortized but is tested for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that it might be impaired. The Group first assesses qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. In the qualitative assessment, the Group considers primary factors such as industry and market considerations, overall financial performance of the reporting unit, and other specific information related to the operations. Based on the qualitative assessment, if it is more likely than not that the fair value of each reporting unit is less than the carrying amount, the quantitative impairment test is performed.

The Group annually, or more frequently if the Group believes indicators of impairment exist, reviews the carrying value of goodwill to determine whether impairment may exist.

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Goodwill (Cont.)

In performing the two-step quantitative impairment test, the first step compares the fair values of each reporting unit to its carrying amount, including goodwill. If the fair value of each reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and the second step will not be required. If the carrying amount of a reporting unit exceeds its fair value, the second step compares the implied fair value of goodwill to the carrying value of a reporting unit's goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business combination with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. This allocation process is only performed for the purposes of evaluating goodwill impairment and does not result in an entry to adjust the value of any assets or liabilities. An impairment loss is recognized for any excess in the carrying value of goodwill over the implied fair value of goodwill. Application of a goodwill impairment test requires significant management judgment, including the identification of reporting units, assigning assets, liabilities and goodwill to reporting units, and determining the fair value of each reporting unit.

The Group performs its annual impairment tests on March 31 of each year.

Intangible assets (other than goodwill)

Intangible assets acquired in a business combination

Intangible assets acquired through business acquisitions are recognized as assets separate from goodwill if they satisfy either the “contractual-legal” or “separability” criterion. Purchased intangible assets and intangible assets arising from the acquisition of subsidiaries are recognized and measured at fair value upon acquisition. Separately identifiable intangible assets that have determinable lives continue to be amortized over their estimated useful lives using the straight-line method as follows:

Estimated useful lives
Distribution right	4 years
Trademarks	15 years

Separately identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of any impairment loss for identifiable intangible assets is based on the amount by which the carrying amount of the assets exceeds the fair value of the assets.

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Impairment of long-lived assets

Long-lived assets, representing property, plant and equipment and operating lease right-of-use assets with finite lives, are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Group assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Group will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. During the years ended March 31, 2025 and 2024, impairment losses of property, plant and equipment and operating lease right-of-use assets of $515,000 and $4,118,000 were recognized in the consolidated statements of operations and comprehensive loss, respectively.

Cash and cash equivalents and restricted cash

Cash and cash equivalents include cash on hand and demand deposits in accounts maintained with commercial banks that can be added or withdrawn without limitation. The Group maintains the bank accounts in Hong Kong and Australia.

Restricted cash consisted of bank deposits that were denominated in AUD with maturity dates of more than one year are included in non-current assets. As of March 31, 2025 and 2024, the Group had a lien on the Group’s bank deposits in respect of bank guarantees granted and in order to secure the lease agreements and the interest rate on the Group’s restricted bank deposits is 4.00% and 4.30%.

Accounts receivable, net

Accounts receivable, net are recognized and carried at original invoiced amount less allowance for doubtful accounts. The accounts receivable are without customer collateral and interest is not accrued on past due accounts. The Group estimates the allowance for doubtful accounts receivable based on historical collection activity, current business environment and forecasts of future macroeconomic conditions that may affect the customers’ ability of payment according to ASC 326. The accounts receivable were segmented into groups based on past due aging, and the Group determined expected loss rates for each group based on historical loss experience adjusted for judgments about the effects of relevant observable data including default rates, lifetime for debt recovery, current and future economic conditions. Allowance for current expected credit loss (“CECL”) was $169,000 and $76,000 as of March 31, 2025 and 2024, respectively. The account receivable is required to be written off when a determination is made that it is uncollectible.

Deposits, prepayments and other receivables

Deposits, prepayments and other receivables primarily include rental deposit, utility and other deposit, prepayments on operating leases, franchise and license fees and insurance. Management reviews the composition of other receivables and determines if an allowance for doubtful accounts is needed. A provision for doubtful accounts is made when collection of the full amount is no longer probable. As of March 31, 2025 and 2024, there was $nil and $nil allowance for other receivables, prepayments and deposits and the management believes that all the other receivable and prepayments are collectible.

Deferred initial public offering costs (“Deferred IPO costs”)

The Group complies with the requirements of FASB ASC Topic 340-10-S99-1, “Other Assets and Deferred Costs - SEC Materials” (“ASC 340-10-S99”) and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering”. Deferred IPO costs consist of underwriting, legal and other professional expenses incurred through the balance sheet date that are directly related to the proposed public offering and that will be charged to additional paid in capital upon the completion of the proposed public offering. Should the proposed public offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Related parties

The Group adopted ASC Topic 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Lease

The Group assesses whether a contract qualifies as a lease at inception. The Group only held operating leases as of and during the years ended March 31, 2025 and 2024. The Group’s material long-term operating lease agreements are for the premises for restaurant outlets, food and bakery factory, warehouse, office equipment as well as office premises. The lease term begins on the date that the Group takes possession under the lease, including the pre-opening period during construction, when in most cases the Group is not making rent payments.

Operating lease right-of-use assets and liabilities are recognized at the lease commencement date for material leases with a term of greater than 12 months. Operating lease liabilities represent the present value of future minimum lease payments. Since the Group’s leases do not provide an implicit rate, operating lease liabilities are calculated using estimated incremental borrowing rate based on a collateralized borrowing over the term of each individual lease. Minimum lease payments include only fixed lease components of the agreement, as well as variable rate payments that depend on an index, initially measured using the index at the lease commencement date.

Operating lease right-of-use assets represent the Group’s right to use an underlying asset and are based upon the operating lease liabilities adjusted for prepaid or accrued lease payments, initial direct costs and lease incentives. Lease incentives are recognized when earned and reduce the Group’s operating lease right-of-use asset related to the lease. They are amortized through the operating lease right-of use assets as reductions of rent expense over the lease term.

The Group has elected the short-term lease exception, therefore operating lease right-of-use assets and liabilities do not include leases with a lease term of twelve months or less. Operating lease expense is recognized on a straight-line basis over the lease term. In certain situations, lease contracts are amended or otherwise changed. Based upon an analysis of those changes, specifically whether additional rights have been conveyed and additional lease payments are required, the Group determines whether the lease warrants remeasurement, or treatment as a separate contract. Certain of the Group’s operating leases contain clauses that provide for contingent rent based on a percentage of sales greater than certain specified target amounts. Variable lease payments that do not depend on a rate or index, escalation in the index subsequent to the initial measurement, payments associated with non-lease components such as common area maintenance, real estate taxes and insurance, and short-term lease payments (leases with a term with 12 months or less) are expensed as incurred or when the achievement of the specified target that triggers the contingent rent is considered probable.

Long-term rental and utility deposits

Long-term rental and utility deposits represent security payments made to lessors and utility service providers for the Group’s lease agreements entered. The Group made such security payments upon the commencement of the original lease agreements. The security deposit will be refunded to the Group upon the termination or expiration of the lease agreements as well as the delivery of the vacant leased properties to the lessors by the Group.

Accounts payable

Accounts payable represent trade payables to vendors with normal credit terms of 30 to 60 days from month-ended invoicing.

Accrued expenses and other payables

Accrued expenses and other payables primarily include accrued salary and employee benefits, accrued expenses for the operation in the ordinary course of business and provision for reinstatement costs.

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Provision for reinstatement costs

Provisions for the costs to reinstate leased assets to their original condition, as required by the terms and conditions of the leases, are recognized at the date of inception of the leases at the Group’s management best estimate of the expenditure that would be required to reinstate the assets. Estimates are regularly reviewed and adjusted as appropriate for new circumstances. The provision for reinstatement costs will be expected to be materialized in accordance with the lease terms.

Contract liabilities

Contract liabilities primarily include advances received from customers related to unsatisfied performance obligations, which will be recognized as revenues upon the satisfaction of performance obligations through transfer of related promised goods and services to customers. The Group’s contract liabilities arise from sales of prepaid gift cards and vouchers which are recognized as revenues when redeemed by the customer.

Bank borrowings

Bank borrowings primarily include bank borrowings and bank overdrafts. Bank borrowings are initially recognized at fair value, net of upfront fees incurred. Bank borrowings are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in profit or loss over the period of the borrowings using the effective interest method. All bank borrowings were classified as short term due to repayment on demand clauses attached on the borrowings.

Revenue recognition

Revenue consists primarily of sales from restaurant income and sales of goods. The Group recognized revenue, pursuant to ASC Topic 606, when it satisfies a performance obligation by transferring control over a product or service to a customer.

i)Restaurant income

The Group recognizes revenues in the form of restaurant outlets sales at the time of the sale when payment is made by the customer, as the Group has completed its performance obligation, namely the provision of food and beverage, and the accompanying customer service, if applicable, during the customer’s visit to the restaurant outlets. The Group sells gift cards and vouchers to customers and recognizes revenue from the gift cards and vouchers when it is redeemed and the performance obligation is completed, primarily in the form of restaurant revenue. Gift cards breakage, which is recognized when the likelihood of a gift card being redeemed is remote, is determined based upon the Group’s historic redemption patterns, and is immaterial to our overall consolidated financial statements. The Group also operates a loyalty program known as CDG Privilege in Hong Kong. With each purchase, CDG Privilege members earn loyalty points that can be redeemed in the future for free products. Activity related to the reward program is immaterial to the Group’s consolidated financial statements for the years ended March 31, 2025 and 2024.

ii)Sales of goods

The Group recognizes revenue from sales of food, bakery and chocolate products upon delivery of the related products and fulfillment of all performance obligations. Revenue from the sales of goods is recognized at the point in time when control of the goods is transferred to the customer.

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cost of sales and inventories consumed

Cost of sales and inventories consumed consists of costs directly related to revenue generating activities, which primarily include food and beverages costs and other costs directly linked to the revenue. Cost of sales exclude employee compensation and benefit, operating lease expenses, depreciation and amortization expenses, which are presented separately on the consolidated statements of operations and comprehensive loss.

Employee compensation and benefits

Employee compensation and benefits primarily consist of personnel-related compensation expenses, including salaries and related retirement benefits for management and administrative personnel.

For subsidiaries in Hong Kong, payments to the Mandatory Provident Fund Scheme (“MPF scheme”) under the Hong Kong Mandatory Provident Fund Schemes Ordinance are recognized as an expense when employees have rendered service entitling them to the contributions. An employer is required to make regular mandatory contributions of at least 5% of the employee’s monthly income with a maximum employer’s contribution of $193 (equivalent to HK$1,500) per month of the employee’s monthly income over $3,851 (equivalent to HK$30,000).

For subsidiary in Australia, liabilities for benefits accruing to employees up until the reporting date in respect of wages and salaries, annual leave and any accumulating sick leave are recognized in the period the related service is rendered. Liabilities for accumulating annual leave and long service leave that are expected to be settled wholly within 12 months after the end of the period in which the employees render the related service are recognized in respect of employees’ services up to the end of the reporting period and are measured at the amounts expected to be paid when the liabilities are settled.

Selling and marketing expenses

Selling and marketing expenses primarily consist of (1) restaurant operating expenses, including short-term lease restaurant rental expenses, building management fee and utility expenses; (2) advertising and marketing expenses; (3) transportation expenses for sales of goods; and (4) other expenses related to sales activities. During the years ended March 31, 2025 and 2024, the Group recognized advertising expenses of $1,508,000 and $1,407,000 respectively, for web advertising and marketing campaigns to promote brand image and awareness.

Operating expenses

Operating expenses primarily consist of operating expenses for repairs and maintenance, bank service charges and credit card terminal processing fee levied on handling electronic payment transactions, professional services fees and other miscellaneous administrative expenses.

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Interest income

Interest income is mainly generated from savings and time deposits which are less than one year, and is recognized on an accrual basis using the effective interest method. Interest income receives from banks on a monthly basis.

Government subsidies

Government subsidies are recognized as income in other income and gain, net or as a reduction of specific costs and expenses for which the subsidies are intended to compensate. Such amounts are recognized in the consolidated statement of operations and comprehensive loss upon receipt. During the years ended March 31, 2025 and 2024, the Group successfully applied for subsidies from the Technology Voucher Programme set by the Innovation and Technology Commission in Hong Kong and recognized government subsidies of $34,000 and $60,000 respectively, as other income and gain, net, in consolidated statements of and operations comprehensive loss.

Finance costs

Finance costs represent interest expense on bank borrowings and bank overdrafts.

Income taxes

The Group accounts for income taxes pursuant to ASC Topic 740, Income Taxes (“ASC 740”). Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and the expected future tax benefit to be derived from tax losses and tax benefit carry-forwards. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carry-forwards, is dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Group’s policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income taxes.

Comprehensive income

The Group presents comprehensive income in accordance with ASC Topic 220, Comprehensive Income, (“ASC 220”). ASC 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in the consolidated financial statements. Comprehensive income consists of two components, net income and other comprehensive income. Other comprehensive income refers to revenue, expenses, gains and losses that are recorded as an element of stockholders’ equity but are excluded from net income. Other comprehensive income consists of a foreign currency translation adjustment resulting from the Group translating its consolidated financial statements from functional currency into reporting currency and the Group’s subsidiary not using the US$ as the functional currency.

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Commitments and contingencies

In the normal course of business, the Group is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Group recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Group may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Earnings per share

The Group computes earnings per share (“EPS”) in accordance with ASC Topic 260, Earnings per Share (“ASC 260”). ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended March 31, 2025 and 2024, there were no dilutive shares.

Recently issued accounting pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment’s profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Adoption of the ASU should be applied retrospectively to all prior periods presented in the consolidated financial statements. The Group adopted this ASU from April 1, 2024, which did not have a material impact on the Group’s consolidated financial statements.

Management believes that other recent accounting pronouncements issued by the FASB, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission do not have a material impact to the Group’s consolidated financial statements.

Recently accounting pronouncements not yet adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Group’s management does not believe the adoption of ASU 2023-09 will have a material impact on its consolidated financial statements and disclosures.

In November 2024, the FASB issued ASU no. 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosure (Subtopic 220-40). The amendments in this update enhance disclosures about a public business entity’s expense and provide more detailed information about the types of expenses included in certain notes in the consolidated financial statements. ASU no. 2024-03 is effective for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption permitted. The amendments may be applied prospectively to reporting periods after the effective date or retrospectively to all periods presented in the consolidated financial statements. The Group’s management is currently evaluating any new disclosures that may be required upon adoption of ASU 2024-03.

Except as mentioned above, the Group does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated balance sheets, consolidated statements of operations and comprehensive loss and consolidated statements of cash flows.

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. LIQUIDITY AND GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with U.S. GAAP which contemplates continuation of the Group on a going concern basis. The going concern basis assumes that assets are realized, and liabilities are settled in the ordinary course of business at amounts disclosed in the consolidated financial statements. The Group’s ability to continue as a going concern depends upon its ability to market, operate restaurants and sell its food, bakery and chocolate products to generate positive operating cash flows. For the year ended March 31, 2025, the Group incurred a net loss of $783,000. As of March 31, 2025, the Group had net current liabilities of $25,586,000, primarily due to certain bank borrowings that are contractually repayable on demand. Despite these conditions, the Group generated positive cash flows from operating activities of $3,240,000 for the year ended March 31, 2025 and maintained a net asset position of $1,899,000.

Management has assessed the Group’s liquidity and funding position and believes it has sufficient resources to meet its obligations as they become due for at least 12 months from the issuance date of these consolidated financial statements. In particular:

•The Group received letters from certain of its principal banks confirming that, under normal circumstances and in the absence of any material adverse events, the banks do not intend to demand repayment of the outstanding borrowings within the next 13 months.

•The Group has a history of maintaining good relationships with its lenders and has not breached any loan covenants.

•The Group continues to generate positive operating cash flows through operating improvements and has plans to raise additional capital through proceeds from Initial Public Offering.

The Group had minimal cash and cash equivalents of $7,302,000 as of March 31, 2025. Management estimated that the Group will be able to conduct the planned operations using currently available capital resources for at least the next twelve months. The Group’s ability to continue as a going concern is dependent upon its ability to generate profitable operations in the future and/or obtain the necessary financing to meet the obligations and repay liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through public offerings, including this Offering, private equity offerings, debt financings, and government or other third-party funding. However, the sale of additional equity securities could result in dilution to the Group’s shareholders. The incurrence of indebtedness would result in increased debt service obligations and could require the Group to agree to operating and financial covenants that would restrict the operations. Financing may not be available in amounts or on terms acceptable to the Group, if at all. Any failure by the Group to raise additional funds on terms favorable to it, or at all, could limit the Group’s ability to expand its business operations and could harm the overall business prospects.

Having considered the above, management estimated that the Group will be able to conduct the planned operations using currently available capital resources for at least the next twelve months. The accompanying consolidated financial statements for the year ended March 31, 2025 have been prepared on a going concern basis and do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the inability of the Group to continue as a going concern.

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4. SEGMENT INFORMATION

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Group’s internal organizational structure as well as information about geographical areas, business segments and major customers in consolidated financial statements for details on the Group’s business segments. The Group uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Group’s CODM for making operating decisions and assessing performance as the source for determining the Group’s reportable segments. The Group’s CODM are the Executive Directors and Chief Executive Officer, who reviews the operation results by customer base of each separate operating segment when making decisions about allocating resources and assessing the performance of the segment. Based on the management’s assessment, the Group has determined that it has two reportable operating segments and the nature of businesses and segments were shown as below:

(i)	Restaurant Segment, catering business focus on the operation of restaurant outlets to individual customers; and
(ii)

Food and Bakery Segment, focus on (i) import, production, distribution and retail of meat, fish and bakery and pastry products; and (ii) import and distribution of fine chocolate and pastry products to corporate customers.

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4. SEGMENT INFORMATION (cont.)

Key financial performance measures of the segments are as follows:

Year ended March 31, 2025

	Restaurant segment	Food and Bakery segment	Corporate	Elimination	Consolidated total
	$’000	$’000	$’000	$’000	$’000
Segment revenues
Revenues from external customers	81,513	26,532	-	-	108,045
Inter-segment revenues	-	4,912	-	(4,912)	-
Total revenues from contracts with customers	81,513	31,444	-	(4,912)	108,045

Cost of sales and inventories consumed	(21,488)	(10,762)	-	-	(32,250)
Inter-segment cost of sales and inventories consumed	-	(4,912)	-	4,912	-
	(21,488)	(15,674)	-	4,912	(32,250)

Cost of sales and inventories consumed – related party	-	(106)	-	-	(106)
Employee compensation and benefits	(32,591)	(6,313)	(2,834)	-	(41,738)
Operating lease expenses	(8,174)	(1,238)	(267)	-	(9,679)
Depreciation of property, plant and equipment	(3,414)	(565)	(150)	-	(4,129)
Amortization of operating lease right-of-use assets	(594)	-	-	-	(594)
Amortization of acquired intangible assets	-	-	(149)	-	(149)
Impairment losses on property, plant and equipment and operating lease right-of-use assets	(515)	-	-	-	(515)
Selling and marketing expenses	(11,170)	(4,455)	(356)	-	(15,981)
Operating expenses	(3,790)	(1,027)	(890)	-	(5,707)
Operating expenses – related party	(19)	(107)	(102)	-	(228)
Finance costs	(587)	(105)	(153)	-	(845)
Total expenses	(82,342)	(29,590)	(4,901)	4,912	(111,921)

Bank interest income	44	4	-	-	48
Other income and gain/(loss)	2,877	(18)	(9)	-	2,850
Other income and gain/(loss), net	2,921	(14)	(9)	-	2,898
Other income – related party	-	-	58	-	58
Income tax credit/(expense)	441	(329)	25	-	137
Net income/(loss)	2,533	1,511	(4,827)	-	(783)

Total assets	40,637	13,368	9,668	-	63,673
Total liabilities	(38,289)	(10,891)	(12,594)	-	(61,774)
Net assets/(liabilities)	2,348	2,477	(2,926)	-	1,899

Additions to non-current assets:
Property, plant and equipment	6,512	351	104	-	6,967
Operating lease right-of-use assets	2,511	20	-	-	2,531

Year ended March 31, 2024

	Restaurant segment	Food and Bakery segment	Corporate	Elimination	Consolidated total
	$’000	$’000	$’000	$’000	$’000
Segment revenues
Revenues from external customers	64,422	24,751	-	-	89,173
Inter-segment revenues	-	2,110	-	(2,110)	-
Total revenues from contracts with customers	64,422	26,861	-	(2,110)	89,173

Cost of sales and inventories consumed	(15,640)	(11,301)	-	-	(26,941)
Inter-segment cost of sales and inventories consumed	-	(2,110)	-	2,110	-
	(15,640)	(13,411)	-	2,110	(26,941)

Cost of sales and inventories consumed – related party	-	(74)	-	-	(74)
Employee compensation and benefits	(26,311)	(6,169)	(2,438)	-	(34,918)
Operating lease expenses	(7,786)	(1,160)	(180)	-	(9,126)
Depreciation of property, plant and equipment	(3,034)	(488)	(141)	-	(3,663)
Amortization of operating lease right-of-use assets	(1,245)	-	-	-	(1,245)
Amortization of acquired intangible assets	-	-	(141)	-	(141)
Impairment losses on property, plant and equipment and operating lease right-of-use assets	(4,118)	-	-	-	(4,118)
Selling and marketing expenses	(10,730)	(2,194)	(364)	-	(13,288)
Operating expenses	(3,061)	(1,789)	(649)	-	(5,499)
Operating expenses – related party	(3)	(75)	(69)	-	(147)
Finance costs	(283)	(135)	(163)	-	(581)
Total expenses	(72,211)	(25,495)	(4,145)	2,110	(99,741)

Bank interest income	36	7	-	-	43
Other income and gain	245	239	362	-	846
Other income and gain, net	281	246	362	-	889
Income tax (expense)/credit	(119)	15	23	-	(81)
Net (loss)/income	(7,627)	1,627	(3,760)	-	(9,760)

Total assets	35,164	14,343	18,264	-	67,771
Total liabilities	(44,383)	(10,451)	(21,664)	-	(76,498)
Net (liabilities)/assets	(9,219)	3,892	(3,400)	-	(8,727)

Additions to non-current assets:
Property, plant and equipment	7,429	1,102	349	-	8,880
Operating lease right-of-use assets	15,558	1,112	924	-	17,594
Goodwill	-	-	3,489	-	3,489
Acquired intangible assets	-	-	3,567	-	3,567

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5. DISAGGREGATED REVENUE AND GEOGRAPHIC INFORMATION

The following table presented the disaggregated revenues from contracts with customers that are recognized at a point in time for the years ended March 31, 2025 and 2024:

	For the years ended
	March 31, 2025	March 31, 2024
	$’000	$’000
Revenue recognized at a point in time
Restaurant income	81,513	64,422
Sales of goods	26,532	24,751
Total revenue	108,045	89,173

The following table presented the geographic revenues information for the years ended March 31, 2025 and 2024:

	For the years ended
	March 31, 2025	March 31, 2024
	$’000	$’000
Revenue by geographic area:
Hong Kong	91,966	75,123
Australia	14,802	12,145
Macau	1,277	1,905
Total revenue	108,045	89,173

The following table presented the geographic segment long-lived assets information as of March 31, 2025 and 2024:

	As of
	March 31, 2025	March 31, 2024
	$’000	$’000
Segment total long-lived assets by geographic area:
Hong Kong	35,609	41,287
Australia	7,156	8,602
Total long-lived assets	42,765	49,889

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6. ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of
	March 31, 2025	March 31, 2024
	$’000	$’000
Accounts receivable	3,264	4,004
Less: allowance for CECL	(169)	(76)
Accounts receivable, net	3,095	3,928

As of the end of each of the financial years, the ageing analysis of accounts receivable based on the past due date is as follows:

	As of
	March 31, 2025	March 31, 2024
	$’000	$’000
Current	2,282	2,477
1 - 30 days	770	1,357
31 - 90 days	15	59
Over 90 days	197	111
	3,264	4,004
Less: allowance for CECL	(169)	(76)
Accounts receivable, net	3,095	3,928

The movement of allowance for CECL is as follows:

	As of
	March 31, 2025	March 31, 2024
	$’000	$’000
Balance at beginning of the year	76	76
Provision for the year	93	-
Total	169	76

All the accounts receivable, net of allowance for CECL, are expected to be recovered within one year. For accounts receivable arising from corporate customers, the Group generally allows a credit period of 1 to 120 days to its customers. As of March 31, 2025 and 2024, included in the Group’s accounts receivable balance are receivables net of allowance for CECL with aggregate carrying amount of $813,000 and $1,451,000 respectively, which are past due as of March 31, 2025 and 2024.

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7. DEPOSITS, PREPAYMENTS AND OTHER RECEIVABLES

Deposits, prepayments and other receivables, consisted of the following:

	As of
	March 31, 2025	March 31, 2024
	$’000	$’000
Operating leases deposits	4,220	4,405
Utilities and other deposits	962	947
Deposits – related company	10	-
Deposits for property, plant and equipment	-	231
Trade deposits	186	423
Prepayments on operating leases	328	409
Prepayments on franchise and license fees	308	467
Prepayments on insurance	122	193
Other prepayments	881	755
Other receivables	247	750
Total deposits, prepayments and other receivables	7,264	8,580

Analyzed for reporting purposes as:
Current assets	4,350	4,156
Non-current assets	2,914	4,424
Total	7,264	8,580

8. INVENTORIES, NET

Inventories, net consisted of the following:

	As of
	March 31, 2025	March 31, 2024
	$’000	$’000
Foods	3,422	2,708
Beverage	350	331
Consumables	97	101
	3,869	3,140
Less: loss allowance on inventories	(28)	-
Inventories, net	3,841	3,140

For the years ended March 31, 2025 and 2024, loss allowance on inventories of $28,000 and $nil were included in “Cost of sales and inventories consumed” on the consolidated statements of operations and comprehensive loss.

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net consisted of the following:

	As of
	March 31, 2025	March 31, 2024
	$’000	$’000
Leasehold improvements	18,092	15,747
Furniture, fixture and equipment	11,005	10,539
Store equipment	1,961	1,880
Motor vehicles	81	163
Cost of property, plant and equipment	31,139	28,329
Less: accumulated depreciation	(12,555)	(12,385)
Less: accumulated impairment losses	(5,054)	(4,908)
Property, plant and equipment, net	13,530	11,036

For the years ended March 31, 2025 and 2024, (1) Depreciation expenses of $4,129,000 and $3,663,000 were presented as “Depreciation of property, plant and equipment”; (2) Impairment losses of $156,000 and $1,625,000 were included in “Impairment losses on property, plant and equipment and operating lease right-of-use assets”; and (3) Net loss on disposal of property, plant and equipment of $109,000 and $236,000 were included in “Other income and gain, net” on the consolidated statements of operations and comprehensive loss.

Purchase of property, plant and equipment for the years ended March 31, 2025 and 2024 were $6,967,000 and $8,880,000, respectively.

Details of the impairment assessment of the Group’s property, plant and equipment are set out in Note 17.

10. GOODWILL, NET

The changes in the carrying amount of goodwill are as follows:

	As of
	March 31, 2025	March 31, 2024
	$’000	$’000
Gross carrying amount at the beginning of the year	6,199	2,710
Addition arising on acquisition of subsidiaries	-	3,489
Less: accumulated impairment losses	(2,674)	(2,674)
Foreign currency translation adjustment	39	16
Net carrying amount at the end of the year	3,564	3,541

Goodwill acquired during the year ended March 31, 2024 relates to the acquisition of La Rose Noire Limited as set out in Note 20.

The Group performed its annual goodwill impairment test during March 2025 and 2024, or whenever indicators of impairment exist. The Group elected to perform a qualitative assessment of each reporting unit and determined that it was not more-likely-than-not that the fair value of any reporting unit was less than its carrying amount. As a result, no impairments of goodwill were recognized during the years ended March 31, 2025 and 2024.

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11. ACQUIRED INTANGIBLE ASSETS, NET

Acquired intangible assets, net, included in the consolidated balance sheets consisted of the following:

	As of
	March 31, 2025	March 31, 2024
	$’000	$’000
Definite-lived intangible assets, net	241	386
Indefinite-lived intangible assets	3,213	3,193
Net carrying amount	3,454	3,579

Definite-lived intangible assets, net

During the year ended March 31, 2024, the Group acquired other intangible assets, primarily represent a right to distribute fine French chocolate in Hong Kong, which assessed as definite-lived intangible assets with a period of 4 years. The amortizable definite-lived intangible assets, which are reflected in “acquired intangible assets, net” in the consolidated balance sheets, consist of the following:

	Trademark		Other intangible assets		Total
	As of		As of		As of
	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
	$’000	$’000	$’000	$’000	$’000	$’000
Gross carrying amount at the beginning of the year	2,128	2,128	382	-	2,510	2,128
Addition arising from acquisition of subsidiaries	-	-	-	382	-	382
Less: accumulated amortization	(1,448)	(1,396)	(185)	(88)	(1,633)	(1,484)
Less: accumulated impairment losses	(644)	(644)	-	-	(644)	(644)
Foreign currency translation adjustment	4	3	4	1	8	4
Net carrying amount at the end of the year	40	91	201	295	241	386

The Group is currently amortizing its acquired intangible assets with definite lives over a period of 4 to 15 years. Amortization expense of acquired intangible assets for the years ended March 31, 2025 and 2024 was $149,000 and $141,000, respectively and presented as “Amortization of acquired intangible assets” on the consolidated statement of operations and comprehensive loss.

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11. ACQUIRED INTANGIBLE ASSETS, NET (cont.)

Estimated future amortization as of March 31, 2025 is as follows:

As of March 31, 2025
Fiscal Year	$’000
2026	136
2027	97
2028	8
241

Estimated future amortization as of March 31, 2024 is as follows:

As of March 31, 2024
Fiscal Year	$’000
2025	149
2026	134
2027	96
2028	7
386

Indefinite-lived intangible assets

During the year ended March 31, 2024, the Group also acquired a trademark which is deemed to have indefinite useful lives because they are expected to generate cash flows indefinitely. The indefinite-lived intangible assets, which are reflected in “acquired intangible assets, net” in the consolidated balance sheets, consist of the following:

	As of
	March 31, 2025	March 31, 2024
	$’000	$’000
Gross carrying amount at the beginning of the year	3,185	-
Addition arising from business combination	-	3,185
Foreign currency translation adjustment	28	8
Net carrying amount at the end of the year	3,213	3,193

The Group evaluates long-lived assets, including amortizable and indefinite-lived intangible assets, for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable. The Group evaluates indefinite-lived intangible assets on an annual basis. As no indicators of impairment for the amortizable and indefinite-lived intangible assets were identified during the years ended March 31, 2025 and 2024, no impairment testing was performed.

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12. BANK BORROWINGS

Bank borrowings were analyzed as follows:

	As of
	March 31, 2025	March 31, 2024
	$’000	$’000
Bank overdrafts	428	494
Bank borrowings – guaranteed	18,724	16,685
	19,152	17,179
Less: current portion due on demand within one year	(19,152)	(17,179)
Long-term loan, net of current portion	-	-

During the years ended March 31, 2025 and 2024, bank overdrafts carry an effective interest rate of 0.90% and 0.65% per annum, respectively.

As of March 31, 2025 and 2024, the Group had non-revolving loans with certain banks and a trade loan with a bank under the SME Financing Guarantee Scheme (“SME scheme”) with repayment on demand clauses attached. The Group has consistently complied with all loan terms, ensuring timely repayments as per the agreed schedule. While management assesses the likelihood of repayment on demand as remote, the existence of these clauses necessitates classifying the associated loans as current liabilities in the consolidated financial statements as of March 31, 2025 and 2024.

Maturities of the bank borrowings based on contractual repayment schedule, excluding the bank overdrafts as of March 31, 2025 were as follows:

As of March 31, 2025
$’000
Year ending March 31, 2026	8,362
Year ending March 31, 2027	1,830
Year ending March 31, 2028	1,556
Year ending March 31, 2029	1,550
Year ending March 31, 2030	1,513
Thereafter	5,569
Total bank borrowings repayment	20,380
Less: imputed interest	(1,656)
Total	18,724

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12. BANK BORROWINGS (cont.)

Maturities of the bank borrowings based on contractual repayment schedule, excluding the bank overdrafts as of March 31, 2024 were as follows:

As of March 31, 2024
$’000
Year ended March 31, 2025	6,071
Year ending March 31, 2026	2,887
Year ending March 31, 2027	1,441
Year ending March 31, 2028	1,431
Year ending March 31, 2029	1,421
Thereafter	5,584
Total bank borrowings repayment	18,835
Less: imputed interest	(2,150)
Total	16,685

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12. BANK BORROWINGS (cont.)

Bank borrowings as of March 31, 2025 and 2024 were as follows:

Lender	Maturity date	Currency	Weighted average interest rate as of March 31,		Balance as of March 31,
			2025	2024	2025	2024
					$’000	$’000
Revolving loan
Shanghai Commercial Bank (Note 1)	Due on demand within one year	HK$	-	-	1,928	1,916
Chong Hing Bank (Note 2)	Due on demand within one year	HK$	-	-	900	894
					2,828	2,810
Trade loan
Bank of East Asia (Note 3)	Due on demand within one year	HK$	-	-	2,258	-
Chong Hing Bank (Note 2)	Due on demand within one year	HK$	-	-	601	426
					2,859	426
Non-revolving loan
Shanghai Commercial Bank (Note 3a and 3b)	September 20, 2026 (2024: January 20, 2026)	HK$	3.000%	3.625%	251	303
	September 26, 2026 (2024: January 26, 2026)	HK$	3.000%	3.625%	250	303
	October 15, 2026 (2024: February 15, 2026)	HK$	3.000%	3.625%	264	316
	February 18, 2031 (2024: November 18, 2029)	HK$	3.000%	3.625%	200	212
	March 9, 2031 (2024: December 9, 2029)	HK$	3.000%	3.625%	100	107
	November 24, 2032 (2024: August 24, 2032)	HK$	3.000%	3.625%	698	724
	November 2, 2033 (2024: August 2, 2032)	HK$	3.000%	3.625%	347	362
	February6, 2034 (2024: November 6, 2032)	HK$	3.000%	3.625%	1,069	1,113
	March 17, 2034 (2024: same)	HK$	3.000%	3.625%	1,028	1,022
	April 14, 2034 (2024: nil)	HK$	3.000%	-	1,157	-
	April 26, 2034 (2024: January 26, 2033)	HK$	3.000%	3.625%	486	503
	May 21, 2034 (2024: January 26,2033)	HK$	3.000%	3.625%	270	279
	May 21, 2034 (2024: February 21, 2033)	HK$	3.000%	3.625%	1,570	1,621
	August 2, 2034 (2024: May 2, 2033)	HK$	3.000%	3.625%	1,124	1,149
O-Bank (Note 3b)	February 22, 2026 (2024: same)	HK$	6.800%	7.480%	643	1,276
	February 22, 2026 (2024: same)	HK$	6.600%	7.550%	321	639
Standard Chartered Bank (Note 3a and 3b)	July 25, 2029 (2024: same)	HK$	3.000%	3.625%	213	260
	July 23, 2032 (2024: same)	HK$	3.000%	3.625%	899	1,016
	December 22, 2033 (2024: same)	HK$	3.000%	3.625%	267	295
	July 20, 2034 (2024: same)	HK$	3.000%	3.625%	578	615
	February 23, 2035 (2024: same)	HK$	3.000%	3.625%	183	185
Bank of East Asia (Note 3a and 3b)	November 14, 2033 (2024: same)	HK$	3.000%	3.625%	1,119	1,149
					13,037	13,449

					18,724	16,685

During the year ended March 31, 2025, the Group had successfully applied for extension of certain non-revolving loans with Shanghai Commercial Bank.

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12. BANK BORROWINGS (cont.)

Notes:

(1)The banking facilities were guaranteed by Cafe Deco Holdings Limited, the immediate holding company of the Company and fully utilized as of March 31, 2025 and 2024.

(2)As of March 31, 2025 and 2024, the banking facilities were guaranteed with personal guaranteed amount of $1,928,000 (equivalent to HK$15,000,000) and $1,916,000 (equivalent to HK$15,000,000) provided by Chow Vee Tsung Oscar (“Mr. Chow”), the director and chairman of the board of directors of the Company, and $1,501,000 (equivalent to HK$11,677,000) and $1,320,000 (equivalent to HK$10,333,000) were utilized, respectively.

(3) The banking facilities were guaranteed by:

(a)The Hong Kong Mortgage Corporation Limited (“HKMC”) under the SME scheme with repayment on demand clauses attached; and

(b)As of March 31, 2025 and 2024, personal guaranteed amount of $18,373,000 (equivalent to HK$142,928,000) and $15,952,000 (equivalent to HK$124,928,000) provided by Mr. Chow and $15,295,000 (equivalent to HK$118,944,000) and $13,449,000 (equivalent to HK$105,309,000) were utilized, respectively.

13. ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consisted of the following:

	As of
	March 31, 2025	March 31, 2024
	$’000	$’000
Accrued expenses
Accrued payroll expenses and bonus	5,207	3,999
Accrued employee benefits	1,211	795
Accrued utilities charges	159	111
Long service payment obligation	453	412
Provision for reinstatement costs	483	312
Others	554	769
Sub-total	8,067	6,398

Other payables
Other tax payable	283	229
Turnover rent	153	107
Other payables	737	1,178
Sub-total	1,173	1,514

Total	9,240	7,912

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14. OPERATING LEASES

The Group entered into operating leases for use of restaurant outlets, warehouses, food and bakery factory, office equipment and office premises in Hong Kong and Australia. During the years ended March 31, 2025 and 2024, the Group recorded total operating lease expenses amounted to $9,679,000 and $9,126,000 which were presented as “Operating lease expenses” and short-term leases amounted to $2,679,000 and $2,235,000 which were included in “Selling and marketing expenses” on the consolidated statements of operations and comprehensive loss.

The Group’s operating lease right-of-use assets and operating lease liabilities recognized in the consolidated balance sheets consisted of the following:

	As of
	March 31, 2025	March 31, 2024
	$’000	$’000
Operating lease right-of-use assets, net	18,955	26,946

For the years ended March 31, 2025 and 2024, (1) Amortization expenses of $594,000 and $1,245,000 were presented as “Amortization of operating lease right-of-use assets”; (2) Impairment losses of $359,000 and $2,493,000 were included in “Impairment losses on property, plant and equipment and operating lease right-of-use assets”; and (3) Gain on early termination of $758,000 and $49,000 and gain/(loss) on operating lease modification of $1,024,000 and $3,000 were included in “Other income and gain, net” on the consolidated statements of operations and comprehensive loss.

Details of the impairment assessment of the Group’s operating lease right-of-use assets are set out in Note 17.

	As of
	March 31, 2025	March 31, 2024
	$’000	$’000
Operating lease liabilities:
Current operating lease obligation	7,216	10,011
Non-current operating lease obligation	14,195	21,486
Total	21,411	31,497

	As of
	March 31, 2025	March 31, 2024
Operating leases:
Weighted average remaining lease term (years)	1.57	2.54
Weighted average discount rate	3.85%	3.64%

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14. OPERATING LEASES (cont.)

The following is a maturity analysis of the annual undiscounted cash flows to be paid on operating leases as of March 31, 2025:

As of March 31, 2025
$’000
Year ending March 31, 2026	9,238
Year ending March 31, 2027	6,009
Year ending March 31, 2028	2,008
Year ending March 31, 2029	1,397
Year ending March 31, 2030	869
Thereafter	3,877
Future minimum operating lease payment	23,398
Less: imputed interest	(1,987)
Total operating lease liabilities	21,411

The following is a maturity analysis of the annual undiscounted cash flows to be paid on operating leases as of March 31, 2024:

As of March 31, 2024
$’000
Year ended March 31, 2025	11,052
Year ending March 31, 2026	9,175
Year ending March 31, 2027	5,747
Year ending March 31, 2028	2,302
Year ending March 31, 2029	1,394
Thereafter	4,921
Future minimum operating lease payment	34,591
Less: imputed interest	(3,094)
Total operating lease liabilities	31,497

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14. OPERATING LEASES (cont.)

Variable lease payments

Leases of restaurant outlets, warehouses, food and bakery factory, office equipment and office premises are either with only fixed lease payments or contain variable lease payment that are based on 8% to 25% and 8% and 25% of sales with minimum monthly lease payments that are fixed over the lease term for the years ended March 31, 2025 and 2024. The payment terms are common in restaurants in Hong Kong and Australia where the Group operates. The amounts of fixed and variable lease payments paid to relevant lessors for the years ended March 31, 2025 and 2024 are as follows:

	Number of leases	Fixed payments	Variable payments	Total payments
		$’000	$’000	$’000
For year ended March 31, 2025
Lease without variable lease payments	7	1,064	-	1,064
Lease with variable lease payments	45	10,147	2,007	12,154
Warehouse without variable lease payments	11	361	-	361
Total	63	11,572	2,007	13,579

	Number of leases	Fixed payments	Variable payments	Total payments
		$’000	$’000	$’000
For year ended March 31, 2024
Lease without variable lease payments	6	1,097	-	1,097
Lease with variable lease payments	43	8,890	1,787	10,677
Warehouse without variable lease payments	13	439	-	439
Total	62	10,426	1,787	12,213

The overall financial effect of using variable payment terms is that higher rental costs are incurred by restaurants with higher sales. Variable rental expenses are expected to continue to represent a similar proportion of restaurants sales in future years.

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

15. CONTRACT LIABILITIES

Movement in contract liabilities consists of the following:

	As of
	March 31, 2025	March 31, 2024
	$’000	$’000
Balance at beginning of the year	1,766	1,693
Addition arising from acquisition of subsidiaries	-	175
Receipts from customers	3,155	1,451
Revenue recognized during the year	(3,446)	(1,711)
Foreign currency translation adjustment	(50)	158
Balance at end of the year	1,425	1,766

16. FINANCIAL LIABILITIES AT FAIR VALUE THROUGH PROFIT OR LOSS

	As of
	March 31, 2025	March 31, 2024
	$’000	$’000
Financial liabilities at fair value through profit or loss:
Current	1,703	133
Non-current	1,571	136
Total	3,274	269

The Group received investment amounts from external parties in connection with certain restaurants operations for a period of lease terms and measured such investments as financial liabilities at fair value through profit or loss using an income approach based on the discounted value of expected future cash flows. During the year ended March 31, 2025, the Group received additional investments amount from external parties in connection with a restaurant’s operation for a period of the lease terms and funds for listing expenses to professional parties engaged for the IPO process. The financial liabilities at fair value through profit or loss is classified as Level 3 financial instruments.

The fair value gain/(loss) recognized for the years ended March 31, 2025 and 2024 was $46,000 and $34,000 and included in “Other income and gain, net” in the consolidated statements of operations and comprehensive loss.

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

17. IMPAIRMENT LOSSES ON PROPERTY, PLANT AND EQUIPMENT AND OPERATING LEASE RIGHT-OF-USE ASSETS

Impairment losses on property, plant and equipment and operating right-of-use assets consisted of the following:

	For the years ended
	March 31, 2025	March 31, 2024
	$’000	$’000
Impairment losses on property, plant and equipment	156	1,625
Impairment losses on operating lease right-of-use assets	359	2,493
	515	4,118

As of March 31, 2025 and 2024, the management conducted a review of the Group’s property, plant and equipment and operating lease right-of-use assets and identified certain items have been impaired. Accordingly, impairment losses on property, plant and equipment of $156,000 and $1,625,000 and operating lease right-of-use assets of $359,000 and $2,493,000 have been recognized to write down the net carrying amounts of these items of property, plant and equipment and operating lease right-of-use assets to their recoverable amounts, for the years ended March 31, 2025 and 2024 respectively. The recoverable amounts of these property, plant and equipment and operating lease right-of-use assets were determined based on value-in-use of the cash generating units to which the assets belong. In assessing value-in-use, the estimated future cash flows generated from the restaurant outlets from the remaining non-cancellable lease term of the respective restaurants are discounted to their present value using a pre-tax discount rate of 12% and 12% that reflects current market assessments of the time value of money and the risks specific to the assets as of March 31, 2025 and 2024.

18. INCOME TAX (CREDIT)/EXPENSE

Cayman Islands

The Company is incorporated in the Cayman Islands and is not subject to tax on income or capital gains under current Cayman Islands law. In addition, no Cayman Islands withholding tax will be imposed upon payments of dividends by this entity to its shareholders.

British Virgin Islands

Under the current laws of the British Virgin Islands, the Group is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. Hong Kong profit tax rates are 8.25% on assessable profits up to approximately $257,000 (equivalent to HK$2,000,000), and 16.5% on any part of assessable profits approximately $257,000 (equivalent to HK$2,000,000).

Australia

The Group’s subsidiary in Australia is subject to a corporate income tax rate of 30% for the income years ended March 31, 2025 and 2024.

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

18. INCOME TAX (CREDIT)/EXPENSE (cont.)

Income tax (credit)/expense consisted of the following components:

	For the years ended
	March 31, 2025	March 31, 2024
	$’000	$’000
Current tax:
Hong Kong	68	35
Australia	589	99
	657	134
Deferred tax	(794)	(53)
Total	(137)	81

The following tables provide the reconciliation of the differences between the statutory and effective tax rates for the years ended March 31, 2025 and 2024:

	For the years ended
	March 31, 2025	March 31, 2024
	$’000	$’000
Loss before income tax expense	(920)	(9,679)

Tax at Hong Kong statutory tax rate of 16.5%	(152)	(1,597)
Tax of different tax rates of other jurisdiction	206	36
Tax effect on non-assessable income	(342)	(79)
Tax effect on non-deductible expenses	176	58
Change in valuation allowance	(4)	1,684
Effect of two-tier tax rate	(21)	(21)
Income tax (credit)/expense	(137)	81

Significant components of deferred tax were as follows:

	As of
	March 31, 2025	March 31, 2024
	$’000	$’000
Deferred tax assets	1,877	1,117
Deferred tax liabilities	(620)	(640)
	1,257	477

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

18. INCOME TAX (CREDIT)/EXPENSE (cont.)

The significant components of the Group’s deferred tax assets and liabilities are as follows:

	As of
	March 31, 2025	March 31, 2024
	$’000	$’000
Deferred tax assets:
Net operating loss carryforwards	7,898	7,228
Property, plant and equipment	1,592	1,458
Deferred tax assets, gross	9,490	8,686
Valuation allowance	(7,613)	(7,569)
Deferred tax assets, net of valuation allowance	1,877	1,117

Deferred tax liabilities
Intangible assets identified from business combination	(620)	(640)
Deferred tax liabilities	(620)	(640)

Net deferred tax	1,257	477

Based on the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are recoverable, management estimated that it is more likely than not that the results of future operations will not generate sufficient taxable income to realize the deferred tax assets for certain subsidiaries as of March 31, 2025 and 2024. Accordingly, the Group recorded a valuation allowance for the deferred tax assets related to the net operating loss carryforwards and property, plant and equipment for those subsidiaries.

19. LOSS PER SHARE

Basic loss per share is calculated on the basis of weighted average outstanding ordinary shares.

The following table sets forth the computation of the Company’s basic and diluted loss per share

	For the years ended
	March 31, 2025	March 31, 2024
	$’000	$’000
	(except for number of shares and per share amount)
Net loss attributable to ordinary stockholders	(783)	(9,760)
Loss per share
Basic and diluted*	(0.03)	(0.39)

Weighted average number of ordinary shares outstanding
Basic and diluted*	25,000,000	25,000,000

*        Retroactively restated for effect of share recapitalization and share split (Note 1)

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

20. ACQUISITION OF SUBSIDIARIES

On May 8, 2023, the Group entered into a sales and purchase agreement with an independent third party to acquire 100% controlling ownership interest of La Rose Noire Limited and its wholly-owned subsidiary (“La Rose Group”), whose principal activities are operation of restaurant outlets, production of bakery products and distribution of finest French chocolate products and other frozen bakery and pastry products, at a consideration of $12,023,000 (equivalent to HK$94,380,000). The acquisition is intended to expand the Group’s business.

On June 8, 2023, the Gorup has changed the name of La Rose Noire Limited to Baker & Patissier Limited.

The allocation of the purchase price to the fair value of the net assets acquired is as follows:

$’000
Total purchase consideration by cash	12,023

Allocation of the purchase consideration:
Inventories, net	713
Accounts receivable	1,803
Deposits, prepayments and other receivables	1,550
Cash and cash equivalents	6,287
Tax recoverable	140
Property, plant and equipment	607
Operating lease right-of-use assets, net	2,870
Acquired intangible assets
Trademark	3,185
Distribution right	382
Goodwill, net	3,489
Deferred tax assets	499
Total assets acquired	21,525

Accounts payable	(358)
Accrued expenses and other payables	(1,051)
Dividend payable	(4,331)
Contract liabilities	(175)
Operating lease liabilities	(2,891)
Current tax liabilities	(107)
Deferred tax liabilities	(589)
Total liabilities assumed	(9,502)

Net assets acquired	12,023

Revenue attributable to La Rose Group since the date of the acquisition, included in the Group’s consolidated statements of operations and comprehensive loss for the year ended March 31, 2024 was $20,673,000.

Profit for the year included in the Group’s consolidated statements of operations and comprehensive loss for the year ended March 31, 2024 since the date of acquisition are not material.

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

20. ACQUISITION OF SUBSIDIARIES (cont.)

Goodwill and intangible assets were considered as corporate assets and not allocated to reporting segments.

The value of the goodwill can be attributed to a number of business factors, including the experience and reputation of the food and beverage business and integration synergies expected to be realized. The excess of purchase consideration over the fair value of net assets acquired was recorded as goodwill, which is not tax-deductible.

Identified intangible assets mainly consist of a trademark which is deemed to have indefinite useful lives because it is expected to generate cash flows indefinitely and a distribute channel to distribute fine French chocolate in Hong Kong, which is considered to have definite useful lives of 4 years periods.

The Group applied the relief-from-royalty method to estimate the fair values of these market-related acquired intangible assets. The Group applied significant judgment in estimating the fair values of the acquired intangible assets, which involved significant estimates and assumptions with respect to forecasted revenue growth rates, cost of revenue, operating expenses and discount rates.

21. RELATED PARTY TRANSACTIONS AND BALANCES

Nature of relationships with related parties

Name	Relationship with the Company
Aphrodite Trading Company Limited	Brother of a senior management was the director of the related party
Cafe Deco Holdings Limited	Immediate holding company
Chevalier Cold Storage and Logistics Limited	Mr. Chow, director and chairman of the board of directors of the Company, was also the director of the holding company of the related party
Chevalier (Corporate Management) Limited	Mr. Chow, director and chairman of the board of directors of the Company, was also the director of the holding company of the related party
Chevalier (Network Solutions) Limited	Mr. Chow, director and chairman of the board of directors of the Company, was also the director of the holding company of the related party
Polaris Holdings Limited	Mr. Chow, director and chairman of the board of directors of the Company, was also the director of the related party
Royal Mate Limited	A subsidiary’s director was also the director of the related party
Stratford & Associates	A subsidiary’s director was also the principal owner of the related party
VR Management Limited	Sister of Mr. Chow was the director of the related party

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

21. RELATED PARTY TRANSACTIONS AND BALANCES (cont.)

Related party transactions

		For the years ended
Name	Nature	March 31, 2025	March 31, 2024
		$’000	$’000
Transaction presented as “Cost of sales and inventories consumed – related party”:
Chevalier Cold Storage and Logistics Limited	Delivery and storage fee	106	74

Transactions presented as “Operating expenses – related party”:
Aphrodite Trading Company Limited	Equipment service fee	21	-
Chevalier (Corporate Management) Limited	IT service fee	102	75
Chevalier (Network Solutions) Limited	IT service fee	5	-
Royal Mate Limited	Consultancy service	92	69
Stratford & Associates	Tax and company secretarial services	8	3
		228	147

Transaction presented as “Other income – related party”:
VR Management Limited	Consultancy income	(58)	-

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

21. RELATED PARTY TRANSACTIONS AND BALANCES (cont.)

Related party balances

	As of
	March 31, 2025	March 31, 2024
	$’000	$’000
Deposits – related company:
Aphrodite Trading Company Limited	10	-

Amount due from a related company:
Polaris Holdings Limited	2	-

Amounts due to related companies:
Cafe Deco Holdings Limited	(1,429)	(12,420)
Chevalier Cold Storage and Logistics Limited	(24)	(12)
Chevalier (Corporate Management) Limited	(25)	(47)
Chevalier (Network Solutions) Limited	-	(1)
Polaris Holdings Limited	-	(218)
	(1,478)	(12,698)

The amounts due from/(to) related companies were unsecured, non-interest bearing and repayable on demand and subsequently fully settled.

As of March 31, 2025, certain preference shareholders of Thai Tai Holdings Limited sold an aggregate of 45 preference shares to Mr. Chang Wan Lung Robert (“Mr. Chang”), a director of the Company. Under the shareholder agreement, preference shareholders may receive excess cash distributions from Thai Tai Holdings Limited after required reserves. For the year ended March 31, 2025, Mr. Chang received approximately $68,000, with a further $16,000 outstanding at year-end, subsequently paid.

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

22. RISKS AND UNCERTAINTIES

Credit risk

The Group’s assets that are potentially subject to a significant concentration of credit risk primarily consist of cash and cash equivalents, restricted cash and accounts receivable.

Bank balances

The Group believes that there is no significant credit risk associated with cash and cash equivalents and restricted cash in Hong Kong and Australia, which were held by reputable financial institutions in the jurisdiction where the Group’s Hong Kong and Australia subsidiaries are located.

Accounts receivable

The Group has designed their credit policies with an objective to minimize their exposure to credit risk. The Group’s accounts receivable is short term in nature and the associated risk is minimal. The Group conducts credit evaluations on its clients and generally does not require collateral or other security from such clients. The Group periodically evaluates the creditworthiness of the existing clients in determining an allowance for expected credit loss primarily based upon the age of the receivables and factors surrounding the credit risk of specific clients.

Interest rate risk

The Group is exposed to cash flow interest rate risk through changes in interest rates related mainly to the Group’s bank borrowings, bank overdrafts and bank balances. The Group currently does not have any interest rate hedging policy in relation to fair value interest rate risk and cash flow interest rate risk. The directors monitor the Group’s exposures on an ongoing basis and will consider hedging the interest rate should the need arise.

Foreign currency risk

The majority of our cash flows, financial assets and liabilities are denominated in HK$ and AUD, which is our functional currencies of our subsidiaries. We are exposed to financial risk related to the fluctuation of foreign exchange rates and the degree of volatility of those rates. Currency risk is limited to the proportion of our business transactions denominated in currencies other than HK$ and AUD, primarily for capital expenditures, potential future debt, if any, and various operating expenses such as salaries and professional fees. We do not currently use derivative financial instruments to reduce our foreign exchange exposure and management does not believe our current exposure to currency risk to be significant.

Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Group’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Group’s reputation.

Typically, the Group ensures that it has sufficient cash on demand to meet expected operational expenses for a period of twelve months, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

22. RISKS AND UNCERTAINTIES (cont.)

Market and geographic risk

The Group’s major operations are conducted in Hong Kong and Australia. Accordingly, the political, economic, and legal environments in Hong Kong and Australia, as well as the general state of Hong Kong and Australia’s economy may influence the Group’s business, financial condition, and results of operations.

Concentrations of risk

Customer concentrations risk

For the years ended March 31, 2025 and 2024, no customers accounted for more than 10% of total revenue.

Supplier concentrations risk

For the years ended March 31, 2025 and 2024, one supplier accounted for 13.9% and 16.0% of total purchases. No other vendors accounted for more than 10% of total purchases for the years ended March 31, 2025 and 2024.

23. COMMITMENTS AND CONTINGENCIES

The Group is, from time to time, subject to legal proceedings, claims, and regulatory matters arising in the ordinary course of business.

As of March 31, 2024, the Company’s subsidiary, Baker & Patissier Limited, was a defendant in a personal injury lawsuit filed in the District Court of the Hong Kong Special Administrative Region. The statement of claim was filed on November 10, 2023, alleging that the plaintiff sustained injuries in the course of employment. The plaintiff was seeking damages of approximately HK$1.7 million.

During the year ended March 31, 2025, the plaintiff accepted a settlement payment and the matter was fully resolved by the insurance company. As of March 31, 2025, management has completed its evaluation of the settlement and determined that no further liability remains. Accordingly, no liability related to this matter has been recorded in the consolidated financial statements and no disclosure of unresolved contingent liabilities is required in the accompanying consolidated financial statements as of March 31, 2025.

Other than disclosed above and those disclosed in Notes 12 and 14, the Group had no other material commitments, contingent liabilities, or guarantees as of March 31, 2025 and 2024 and for the years then ended.

24. STOCKHOLDERS’ EQUITY/(DEFICIT)

Ordinary shares

The Company was incorporated as a Cayman Islands exempted company with limited liability on February 14, 2025 under the laws of the Cayman Islands. In connection with the incorporation, on the same date of its incorporation, Ogier Global Subscriber (Cayman) Limited being the initial subscriber of the Company’s issued of 10 ordinary shares and then transferred the 10 ordinary shares to the Company’s sole shareholder, Cafe Deco Holdings Limited, at the consideration of $0.001 on March 18, 2025.

On February 14, 2025, the authorized share capital of the Company was $50,000 divided into 50,000,000 ordinary shares of par value of $0.001 each.

On March 31, 2025, Cafe Deco Holdings Limited sold its shares in CDC Holdings Limited to the Company at a consideration of $29,840,000 (equivalent to HK$232,755,000) and the Company became the new holding company of the Group’s business in the corporate structure accordingly. The transfer of shares was completed on the same date.

On the same date, the directors of the Company approved the new shares allotment of 19,999,990 ordinary shares at $2.2 per share to Cafe Deco Holdings Limited. Immediately upon completion of the share allotment, Cafe Deco Holdings Limited will be holding an aggregate of 20,000,000 ordinary shares, representing 100% of ordinary shares in issue and outstanding of the Company.

Based on resolutions adopted by the Board of Directors on July 25, 2025, the Company adjusted the per-share consideration from $2.20 to $2.047, resulting in a change in total consideration from $43,999,978 to $40,939,980 for the allotment of 19,999,990 ordinary shares. The Company's additional paid‑in capital was reduced accordingly.

On January 26, 2026, the Company effected a share split each of its existing issued and unissued ordinary share at a ratio of 1-for-1.25 (the “Share Split”). In connection with the Share Split, the par value of the Company’s ordinary share was reduced from $0.001 to $0.0008 per share, and the maximum number of authorized ordinary shares increased from 50,000,000 to 62,500,000. Following the Share Split, there were 25,000,000 ordinary shares issued and outstanding.

The Company believe it is appropriate to reflect the above transactions on a retroactive basis. According to the above transactions and the subsequent adjusted per-share consideration, the Company has retroactively adjusted the shares and per share data for all periods presented.

CAFE DECO GROUP LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

25. SUBSEQUENT EVENT

The Group evaluated all events and transactions that occurred after March 31, 2025 up through August 15, 2025, which is the date of these consolidated financial statements are available to be issued. Except as disclosed below, there was no other subsequent event occurred that would require recognition or disclosure in the Group’s consolidated financial statements.

On May 2, 2025, the immediate holding company sold and transferred 998,000 shares of the Company to one pre-IPO Investor, which holds less than 5% shareholding of the Company.

On June 30, 2025, the immediate holding company disposed of its entire interest in its wholly-owned subsidiary, New Age Concepts Limited, through a sale and transferred to Polaris Capital Holdings Limited, a company wholly owned by Mr. Chow, director and chairman of the board of directors of the Company. At the time of the transaction, New Age Concepts Limited held 998,000 shares of the Company.

CAFE DECO GROUP LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in U.S. dollars and in thousands, except for number of shares)

	As of
	September 30, 2025	March 31, 2025
	$’000	$’000
	(Unaudited)	(Audited)
ASSETS
Current assets
Inventories, net	3,841	3,841
Accounts receivable, net	3,631	3,095
Deposits, prepayments and other receivables	4,639	4,340
Deposits – related company	10	10
Amount due from a related company	4	2
Cash and cash equivalents	4,558	7,302
Tax recoverable	34	34
Total current assets	16,717	18,624

Non-current assets
Property, plant and equipment, net	13,225	13,530
Operating lease right-of-use assets, net	19,379	18,955
Goodwill, net	3,564	3,564
Acquired intangible assets, net	3,380	3,454
Deferred IPO costs	481	407
Deferred tax assets	2,078	1,877
Restricted cash	369	348
Rental deposits and prepayments	3,069	2,914
Total non-current assets	45,545	45,049
TOTAL ASSETS	62,262	63,673

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	5,232	3,657
Accrued expenses and other payables	8,576	9,240
Contract liabilities	2,161	1,425
Financial liabilities - current	1,770	1,703
Bank borrowings - current	17,111	19,152
Operating lease liabilities - current	8,310	7,216
Tax payable	501	339
Amounts due to related companies	45	1,478
Total current liabilities	43,706	44,210

Non-current liabilities
Provision for reinstatement costs	943	1,178
Financial liabilities – non-current	1,646	1,571
Operating lease liabilities – non-current	13,287	14,195
Deferred tax liabilities	608	620
Total non-current liabilities	16,484	17,564
TOTAL LIABILITIES	60,190	61,774

Commitments and contingencies (Note 21)

Stockholders’ equity
Ordinary shares, $0.0008 par value per share; 62,500,000 ordinary shares authorized, 25,000,000 shares and 25,000,000 shares issued and outstanding as of September 30, 2025 and March 31, 2025*	20	20
Additional paid-in capital*	41,711	41,711
Accumulated deficit	(39,222)	(39,348)
Accumulated other comprehensive loss	(437)	(484)
Total stockholders’ equity	2,072	1,899
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	62,262	63,673

__________

*        Retroactively restated for effect of share recapitalization and share split (Note 1)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

CAFE DECO GROUP LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)
(Amounts in U.S. dollars and in thousands, except for number of shares and per share amount)

	For the six months ended
	September 30, 2025	September 30, 2024
	$’000	$’000
	(Unaudited)	(Unaudited)
Revenues	54,753	50,194
Cost of sales and inventories consumed	(17,026)	(14,665)
Cost of sales and inventories consumed – related party	(29)	(19)
Employee compensation and benefits	(18,966)	(19,912)
Operating lease expenses	(3,891)	(4,753)
Depreciation of property, plant and equipment	(2,127)	(1,988)
Reduction in the carrying amount of operating lease right-of-use assets	(949)	(400)
Amortization of acquired intangible assets	(74)	(74)
Selling and marketing expenses	(7,932)	(8,178)
Operating expenses	(3,102)	(2,618)
Operating expenses – related parties	(144)	(104)
Finance costs	(311)	(433)
Other (loss)/gain, net	(449)	1,101
Other income	308	687
Other income – related party	29	19
Income/(loss) before income tax	90	(1,143)
Income tax credit/(expense)	36	(267)
Net income/(loss)	126	(1,410)
Other comprehensive income
Foreign currency translation adjustment	47	67
Total comprehensive income/(loss)	173	(1,343)

Earnings/(loss) per share attributable to ordinary stockholders (in US$)
Basic and diluted*	0.01	(0.06)
Weighted average number of ordinary shares outstanding
Basic and diluted*	25,000,000	25,000,000

*        Retroactively restated for effect of share recapitalization and share split (Note 1)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

CAFE DECO GROUP LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT)/EQUITY
(Amounts in U.S. dollar and in thousands, except for number of shares)

	Ordinary shares				Accumulated deficit	Accumulated other comprehensive loss	Total stockholders’ (deficit)/equity
	No. of shares*	Amount	Additional paid-in capital*	Subscription receivables*
		$’000	$’000	$’000	$’000	$’000	$’000
Balance as of April 1, 2024	25,000,000	20	41,711	(11,290)	(38,565)	(603)	(8,727)
Loss for the period	-	-	-	-	(1,410)	-	(1,410)
Foreign currency translation adjustment	-	-	-	-	-	67	67
Balance as of September 30, 2024 (Unaudited)	25,000,000	20	41,711	(11,290)	(39,975)	(536)	(10,070)

Balance as of April 1, 2025	25,000,000	20	41,711	-	(39,348)	(484)	1,899
Income for the period	-	-	-	-	126	-	126
Foreign currency translation adjustment	-	-	-	-	-	47	47
Balance as of September 30, 2025 (Unaudited)	25,000,000	20	41,711	-	(39,222)	(437)	2,072

____________

*        Retroactively restated for effect of share recapitalization and share split (Note 1)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

CAFE DECO GROUP LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in U.S. dollars and in thousands)

	For the six months ended
	September 30, 2025	September 30, 2024
	$’000	$’000
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income/(loss)	126	(1,410)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation on property, plant and equipment	2,127	1,988
Reduction in the carrying amount of operating lease right-of-use assets	949	400
Amortization of acquired intangible assets	74	74
Operating lease expenses	3,891	4,753
Allowance for credit loss	12	-
Deferred income taxes	(211)	1
Loss on disposal of property, plant and equipment	1	117
Change in fair value of financial liabilities	603	(189)
Gain on early termination of operating leases	-	(8)
Gain on operating lease modification	-	(1,021)
Changes in operating assets and liabilities:
Accounts receivable	(546)	383
Deposits, prepayments and other receivables	(453)	(251)
Deposits – related company	-	(23)
Inventories	-	(343)
Accounts payable	1,568	467
Accrued expenses and other payables	(901)	1,715
Tax recoverable	-	(14)
Tax payable	162	52
Contract liabilities	733	56
Amounts due to related companies	(6)	(59)
Operating lease liabilities	(5,090)	(5,237)
Net cash provided by operating activities	3,039	1,451

Cash flows from investing activity
Purchase of property, plant and equipment	(1,755)	(5,746)
Cash used in investing activity	(1,755)	(5,746)

Cash flows from financing activities
Proceeds from bank loans	4,676	4,995
Repayments of bank loans	(6,705)	(2,898)
Repayment of bank overdrafts facility	(4)	-
Proceeds from issue of financial liabilities	-	1,959
Repayment of financial liabilities	(461)	(95)
Advance from immediate holding company	1,140	1,703
Repayment to immediate holding company	(2,567)	(877)
Repayment to ultimate holding company	-	(17)
Payments for deferred IPO costs	(73)	-
Net cash (used in)/provided by financing activities	(3,994)	4,770

Net (decrease)/increase in cash and cash equivalents and restricted cash	(2,710)	475
Effect on exchange rate change on cash and cash equivalents and restricted cash	(13)	124
Cash and cash equivalents and restricted cash at the beginning of the period	7,650	5,884
Cash and cash equivalents and restricted cash at the end of the period	4,927	6,483

Reconciliation of cash and cash equivalents and restricted cash reported in the unaudited interim condensed consolidated balance sheets:
Cash and cash equivalents	4,558	6,098
Restricted cash	369	385
Total cash and cash equivalents and restricted cash shown in unaudited interim condensed consolidated statements of cash flows	4,927	6,483

Supplemental cash flow information:
Cash received for bank interest income	8	17
Cash paid for interest expense	311	433
Cash paid for income taxes	12	211

Supplemental schedule of non-cash investing and financing activities:
Operating lease right-of-use assets obtained in exchange for operating lease obligations	381	2,507
Re-measurement of the operating lease liabilities and operating lease right-of-use assets due to lease modification	4,098	(1,596)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.ORGANIZATION AND PRINCIPAL ACTIVITIES

Organization

Global Gourmet Inc. was incorporated in the Cayman Islands as an exempted company with limited liability under the Companies Act of the Cayman Islands on February 14, 2025. Pursuant to a special resolution passed on March 26, 2025, the name of Global Gourmet Inc. was changed to Cafe Deco Group Limited (the “Company”). The Company’s registered office is 89 Nexus Way, Camana Bay, Grand Cayman, KY 1-9009, Cayman Islands and the principal place of business is at Units 1705-8, 17/F, Landmark South, 39 Yip Kan Street, Wong Chuk Hang, Hong Kong. It is a holding company with no business operation.

The principal activities of its subsidiaries (together with the Company collectively referred to as the “Group”) primarily consist of restaurant operations, food processing and trading and the wholesale distribution of food products.

The principal activities of its subsidiaries (together with the Company collectively referred to as the “Group”) primarily consist of restaurant operations, food processing and trading and the wholesale distribution of food products.

Reorganization

Before the group reorganization (the “Group Reorganization”), CDC Holdings Limited was wholly-owned and controlled by Cafe Deco Holdings Limited, a limited liability company incorporated in the British Virgin Islands.

Pursuant to the Group Reorganization to rationalize the structure of the Company and its subsidiaries in preparation for the listing of the shares, the Company becomes the holding company of CDC Holdings Limited. To prepare for this Offering, the Company underwent the reorganization with the following steps:

Step 1 Incorporation of Global Gourmet Inc.

Global Gourmet Inc. was incorporated under the laws of the Cayman Islands on February 14, 2025 as an exempted company with limited liability, with the intention to become the issuer of this Offering. The authorized share capital of Global Gourmet Inc. was $50,000 divided into 50,000,000 ordinary shares of par value of $0.001 each. Upon incorporation, Ogier Global Subscriber (Cayman) Limited being the initial subscriber of Global Gourmet Inc., held 10 ordinary shares in issue and outstanding which was then transferred to Cafe Deco Holdings Limited on March 18, 2025.

Pursuant to a special resolution passed on March 26, 2025, the name of Global Gourmet Inc. was changed to Cafe Deco Group Limited.

Step 2 Share Transfer and Shares Allotment

On March 31, 2025, Cafe Deco Holdings Limited sold its shares in CDC Holdings Limited to Cafe Deco Group Limited at a consideration of $29,840,000 (equivalent to HK$232,755,000) and Cafe Deco Group Limited became the new holding company of the Group’s business in the corporate structure accordingly. The transfer of shares was completed on the same date.

On the same date, the directors of the Company approved the new shares allotment of 19,999,990 ordinary shares at $2.2 per share to Cafe Deco Holdings Limited. Immediately upon completion of the share allotment, Cafe Deco Holdings Limited will be holding an aggregate of 20,000,000 ordinary shares, representing 100% of ordinary shares in issue and outstanding of the Company.

Based on resolutions approved by the Board of Directors on July 25, 2025, the Company adjusted the per-share consideration from $2.20 to $2.047, resulting in a change in total consideration from $43,999,978 to $40,939,980 for the allotment of 19,999,990 ordinary shares. The Company’s additional paid-in capital was reduced accordingly.

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

Following the Group Reorganization, the Company owned 100% of CDC Holdings Limited and the Company was owned 100% by Cafe Deco Holdings Limited, the immediate holding company of the Company, which was the same sole shareholder of CDC Holdings Limited prior to the Group Reorganization. The Company believes it is appropriate to reflect the above transactions on a retroactive basis. According to the above transactions and the subsequent adjusted per-share consideration, the Company has retroactively adjusted the shares and per share data for all periods presented.

The Group is effectively controlled by the same shareholder before and after the Group Reorganization, and therefore the Group Reorganization is considered as a reorganization of entities under common control. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying unaudited interim condensed consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

On January 26, 2026, the Company effected a share split each of its existing issued and unissued ordinary share at a ratio of 1-for-1.25 (the “Share Split”). In connection with the Share Split, the par value of the Company’s ordinary share was reduced from $0.001 to $0.0008 per share, and the maximum number of authorized ordinary shares increased from 50,000,000 to 62,500,000. Following the Share Split, there were 25,000,000 ordinary shares issued and outstanding.

The above-mentioned Share Split has been accounted for on a retroactive basis and reflected in the comparative financial information presented in these unaudited interim condensed consolidated financial statements.

Information about significant subsidiaries

The following presents our significant consolidated subsidiaries, all of which are wholly owned either directly or indirectly by the Company as of September 30, 2025 and March 31, 2025:

Subsidiaries	Date of incorporation	Jurisdiction of formation	Percentage of direct/indirect economic ownership	Principal activities
CDC Holdings Limited	September 23, 2021	British Virgin Islands	100%	Provision of investment holding
CL Holdings Limited	January 15, 2003	Hong Kong	100%	Administration and Finance
Thai Tai Holdings Limited^	November 19, 2020	Hong Kong	100%	Provision of investment holding
Giant Dragon (Hong Kong) Limited	January 6, 2003	Hong Kong	100%	Restaurant and bar
Giant Ocean (H.K.) Limited	November 20, 1998	Hong Kong	100%	Restaurant and bar
Marson Consultants Limited	March 10, 1994	Hong Kong	100%	Restaurant and bar
Pacific York (H.K.) Limited	April 23, 2001	Hong Kong	100%	Restaurant and bar
Success Well (H.K.) Limited	March 14, 2006	Hong Kong	100%	Restaurant and bar
Orient Talent (Hong Kong) Limited	July 5, 2002	Hong Kong	100%	Restaurant and bar
Triumph Star Limited	January 26, 2018	Hong Kong	100%	Restaurant
Pacific Land (H.K.) Limited	February 9, 2011	Hong Kong	100%	Restaurant

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

Subsidiaries	Date of incorporation	Jurisdiction of formation	Percentage of direct/indirect economic ownership	Principal activities
Lordly Corporation Limited	December 3, 2012	Hong Kong	100%	Restaurant
Cafe Deco Limited	December 18, 1990	Hong Kong	100%	Restaurant and bar
Customs House Cafe Pty. Ltd.	March 20, 1998	Australia	100%	Restaurant and bar
NP Cafe JV Limited*	December 22, 2023	Hong Kong	100%	Restaurant
Food Square Hong Kong Limited	December 13, 2011	Hong Kong	100%	Food processing and trading
Info Dragon Limited	August 6, 2003	Hong Kong	100%	Restaurant and trading of food and beverages
Chef Cuts Limited	March 27, 2018	Hong Kong	100%	Restaurant and bar
Baker & Patissier Limited	January 10, 1997	Hong Kong	100%	Restaurant and bakery processing and trading
Patisserie et Chocolat Limited	February 14, 2019	Hong Kong	100%	Wholesale of food products

*As of September 30, 2025 and March 31, 2025, the Group holds 100% of the entity’s ordinary shares and 10% of its preference shares. The ordinary shares carry all voting rights, while the preference shares are non-voting, entitle the holder to receive dividends and are classified as financial liabilities in the unaudited interim condensed consolidated financial statements.

^As of September 30, 2025 and March 31, 2025, the Group holds 100% of the entity’s ordinary shares and 57.7% of its preference shares, respectively. The ordinary shares carry all voting rights, while the preference shares are non-voting, entitle the holder to receive dividends and are classified as financial liabilities in the unaudited interim condensed consolidated financial statements.

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

The unaudited interim condensed consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries. All intercompany transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Use of estimates and assumptions

The preparation of unaudited interim condensed consolidated financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited interim condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Group and on various other assumptions that the Group believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to, the collectability of accounts receivable, the fair value and accounting treatment of financial liabilities, useful life of property, plant and equipment and intangible assets, assessment of impairment of long-lived assets, intangible assets and goodwill, incremental borrowing rates used in calculation of the operating lease right-of-use assets and operating lease liabilities, deferred tax liability and deferred tax valuation allowance. Actual results could differ from those estimates, and as such, differences could be material to the unaudited interim condensed consolidated financial statements.

Functional Currency and Foreign Currency Translation and transaction

The functional currency of the Company and its subsidiaries is primarily the currency of their country of domicile, which the functional currency of the Company is United States Dollar (“US$” or “$”) and the subsidiaries is Hong Kong Dollar (“HK$”) or Australian Dollar (“AUD”). The Group’s unaudited interim condensed consolidated financial statements are reported using the US$. Foreign currency transaction gains and losses are recognized upon settlement of foreign currency transactions. In addition, for unsettled foreign currency transactions, foreign currency transaction gains and losses are recognized for changes between the transaction exchange rates and month-end exchange rates. Foreign currency transaction gains and losses are included in operating expenses, in the accompanying unaudited interim condensed consolidated statements of operations and comprehensive income/(loss) in the period incurred.

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 —	Quoted prices in active markets for identical assets and liabilities.

Level 2 —

Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 —

Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

Unless otherwise disclosed, the Group considers the carrying amount of its financial assets and liabilities, which consist primarily of cash and cash equivalents, restricted cash, accounts receivable, net, refundable deposits, amount due from a related company, accounts payable, other payables, amounts due to related companies and bank borrowings approximate the fair value of the respective assets and liabilities as of September 30, 2025 and March 31, 2025 due to their short-term nature. The carrying amounts of operating lease liabilities approximate their fair values since they bear an interest rate which approximates market interest rates.

Financial liabilities at fair value through profit or loss

The Group classified its amounts due to investors as financial liabilities at fair value through profit or loss using an income approach based on the discounted value of expected future cash flows.

The Group also classified its loans from investors as financial liabilities at fair value through profit or loss using a probability-weighted discounted cash flow model. The valuation considers alternative repayment scenarios based on the occurrence or non-occurrence of a successful IPO. Expected cash flows under each scenario are estimated based on the contractual repayment terms and the assumed timing of an IPO, weighted by the probability of each outcome, and discounted to present value using a market-based discount rate.

The financial liabilities at fair value through profit or loss are classified as Level 3 financial instruments.  The valuation techniques are based on the fair value measurement on a recurring basis of the financial liabilities.

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value of Financial Instruments (cont.)

Financial liabilities at fair value through profit or loss (cont.)

	September 30, 2025	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
	$’000	$’000	$’000	$’000
	(Unaudited)
Liabilities:
Amounts due to investors	1,872	-	-	1,872
Loans from investors	1,544	-	-	1,544
Total	3,416	-	-	3,416

	March 31, 2025	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
	$’000	$’000	$’000	$’000
	(Audited)
Liabilities:
Amounts due to investors	1,829	-	-	1,829
Loans from investors	1,445	-	-	1,445
Total	3,274	-	-	3,274

The following table provides a reconciliation of changes in fair value of the beginning and ending balances for the liabilities classified as Level 3:

	As of
	September 30, 2025	March 31, 2025
	$’000	$’000
	(Unaudited)	(Audited)
Balance at beginning of the period/year	3,274	269
Initial value of loans from investors	-	1,192
Initial value of amount due to an investor	-	2,182
Repayments to investors	(461)	(328)
Change in fair value	603	(46)
Foreign currency translation adjustment	-	5
Balance at the end of the period/year	3,416	3,274

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value of Financial Instruments (cont.)

Financial liabilities at fair value through profit or loss (cont.)

The primary unobservable input utilized in determining the fair value of the amounts due to investors are risk-adjusted discount rate and expected payments. The estimated fair value would increase if the risk-adjusted discount rates were lower and/or the expected payments were higher, and would decrease if the risk-adjusted discount rate were higher and/or the expected payments were lower.

The primary unobservable inputs used in determining the fair value of the investor loans are the expected timing of a potential IPO, the probability of completing a successful IPO, and the discount rate. The estimated fair value would increase if the expected IPO date were earlier, the probability of a successful IPO were higher, and/or the discount rate were lower, and would decrease if the expected IPO date were later, the probability of a successful IPO were lower, and/or the discount rate were higher.

The Group had no transfers between levels during any of the periods presented. The Group did not have any instruments that were measured at fair value on a non-recurring basis as of September 30, 2025 and March 31, 2025.

Inventories, net

Inventories, net consist of food and beverages and consumables are recorded at the lower of cost or net realizable value. Cost is determined by the first-in, first-out method. Any unusable or spoiled inventory is written off when identified.

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Property, plant and equipment, net

Property, plant and equipment are stated at cost net of accumulated depreciation and impairment losses. Depreciation is provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service. Estimated useful lives are as follows:

Classification	Estimated useful life
Leasehold improvements	Over the remaining lease terms or 5 years
Store equipment	5-10 years
Furniture, fixture and equipment and motor vehicles	3-10 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the unaudited interim condensed consolidated statements of operations and comprehensive income/(loss). Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized.

Goodwill

Goodwill represents the excess of the purchase consideration over the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of the acquired entity as a result of the Group's acquisitions of interests in its subsidiaries. Goodwill is not amortized but is tested for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that it might be impaired. The Group first assesses qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. In the qualitative assessment, the Group considers primary factors such as industry and market considerations, overall financial performance of the reporting unit, and other specific information related to the operations. Based on the qualitative assessment, if it is more likely than not that the fair value of each reporting unit is less than the carrying amount, the quantitative impairment test is performed.

The Group annually, or more frequently if the Group believes indicators of impairment exist, reviews the carrying value of goodwill to determine whether impairment may exist.

In performing the two-step quantitative impairment test, the first step compares the fair values of each reporting unit to its carrying amount, including goodwill. If the fair value of each reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and the second step will not be required. If the carrying amount of a reporting unit exceeds its fair value, the second step compares the implied fair value of goodwill to the carrying value of a reporting unit's goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business combination with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. This allocation process is only performed for the purposes of evaluating goodwill impairment and does not result in an entry to adjust the value of any assets or liabilities. An impairment loss is recognized for any excess in the carrying value of goodwill over the implied fair value of goodwill. Application of a goodwill impairment test requires significant management judgment, including the identification of reporting units, assigning assets, liabilities and goodwill to reporting units, and determining the fair value of each reporting unit.

The Group performs its annual impairment tests on March 31 of each year.

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Intangible assets (other than goodwill)

Intangible assets acquired in a business combination

Intangible assets acquired through business acquisitions are recognized as assets separate from goodwill if they satisfy either the “contractual-legal” or “separability” criterion. Purchased intangible assets and intangible assets arising from the acquisition of subsidiaries are recognized and measured at fair value upon acquisition. Separately identifiable intangible assets that have determinable lives continue to be amortized over their estimated useful lives using the straight-line method as follows:

Estimated useful lives
Distribution right	4 years
Trademarks	15 years

Separately identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of any impairment loss for identifiable intangible assets is based on the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Impairment of long-lived assets

Long-lived assets, representing property, plant and equipment and operating lease right-of-use assets with finite lives, are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Group assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Group will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. During the six months ended September 30, 2025 and 2024, no impairment losses of property, plant and equipment and operating lease right-of-use assets were recognized in the unaudited interim condensed consolidated statements of operations and comprehensive income/(loss).

Cash and cash equivalents and restricted cash

Cash and cash equivalents include cash on hand and demand deposits in accounts maintained with commercial banks that can be added or withdrawn without limitation. The Group maintains the bank accounts in Hong Kong and Australia.

Restricted cash consisted of bank deposits that were denominated in AUD with maturity dates of more than one year are included in non-current assets. As of September 30, 2025 and March 31, 2025, the Group had a lien on the Group’s bank deposits in respect of bank guarantees granted and in order to secure the lease agreements and the interest rate on the Group’s restricted bank deposits is 4.00% and 4.00%.

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accounts receivable, net

Accounts receivable, net are recognized and carried at original invoiced amount less allowance for doubtful accounts. The accounts receivable are without customer collateral and interest is not accrued on past due accounts. The Group estimates the allowance for doubtful accounts receivable based on historical collection activity, current business environment and forecasts of future macroeconomic conditions that may affect the customers’ ability of payment according to ASC 326. The accounts receivable were segmented into groups based on past due aging, and the Group determined expected loss rates for each group based on historical loss experience adjusted for judgments about the effects of relevant observable data including default rates, lifetime for debt recovery, current and future economic conditions. Allowance for credit loss was $181,000 and $169,000 as of September 30, 2025 and March 31, 2025, respectively. The account receivable is required to be written off when a determination is made that it is uncollectible.

Deposits, prepayments and other receivables

Deposits, prepayments and other receivables primarily include refundable rental deposit, utility and other deposit, prepayments on operating leases, franchise and license fees and insurance. Management reviews the composition of other receivables and determines if an allowance for credit loss is needed. An allowance for credit loss is made when collection of the full amount is no longer probable. As of September 30, 2025 and March 31, 2025, there was $nil and $nil allowance for other receivables, prepayments and deposits and the management believes that all the other receivable and prepayments are collectible.

Deferred initial public offering costs (“Deferred IPO costs”)

The Group complies with the requirements of FASB ASC Topic 340-10-S99-1, “Other Assets and Deferred Costs - SEC Materials” (“ASC 340-10-S99”) and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering”. Deferred IPO costs consist of underwriting, legal and other professional expenses incurred through the balance sheet date that are directly related to the proposed public offering and that will be charged to additional paid in capital upon the completion of the proposed public offering. Should the proposed public offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Related parties

The Group adopted ASC Topic 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Lease as lessee

The Group assesses whether a contract qualifies as a lease at inception. The Group only held operating leases as of September 30, 2025 and March 31, 2025 and during the six months ended September 30, 2025 and 2024. The Group’s material long-term operating lease agreements are for the premises for restaurant outlets, food and bakery factory, warehouse, office equipment as well as office premises. The lease term begins on the date that the Group takes possession under the lease, including the pre-opening period during construction, when in most cases the Group is not making rent payments.

Operating lease right-of-use assets and liabilities are recognized at the lease commencement date for material leases with a term of greater than 12 months. Operating lease liabilities represent the present value of future minimum lease payments. Since the Group’s leases do not provide an implicit rate, operating lease liabilities are calculated using estimated incremental borrowing rate based on a collateralized borrowing over the term of each individual lease. Minimum lease payments include only fixed lease components of the agreement, as well as variable rate payments that depend on an index, initially measured using the index at the lease commencement date.

Operating lease right-of-use assets represent the Group’s right to use an underlying asset and are based upon the operating lease liabilities adjusted for prepaid or accrued lease payments, initial direct costs and lease incentives. Lease incentives are recognized when earned and reduce the Group’s operating lease right-of-use asset related to the lease. They are amortized through the operating lease right-of use assets as reductions of rent expense over the lease term.

The Group has elected the short-term lease exception, therefore operating lease right-of-use assets and liabilities do not include leases with a lease term of twelve months or less. Operating lease expense is recognized on a straight-line basis over the lease term. In certain situations, lease contracts are amended or otherwise changed. Based upon an analysis of those changes, specifically whether additional rights have been conveyed and additional lease payments are required, the Group determines whether the lease warrants remeasurement, or treatment as a separate contract. Certain of the Group’s operating leases contain clauses that provide for contingent rent based on a percentage of sales greater than certain specified target amounts. Variable lease payments that do not depend on a rate or index, escalation in the index subsequent to the initial measurement, payments associated with non-lease components such as common area maintenance, real estate taxes and insurance, and short-term lease payments (leases with a term with 12 months or less) are expensed as incurred or when the achievement of the specified target that triggers the contingent rent is considered probable.

Long-term rental and utility deposits

Long-term rental and utility deposits represent security payments made to lessors and utility service providers for the Group’s lease agreements entered. The Group made such security payments upon the commencement of the original lease agreements. The security deposit will be refunded to the Group upon the termination or expiration of the lease agreements as well as the delivery of the vacant leased properties to the lessors by the Group.

Accounts payable

Accounts payable represent trade payables to vendors with normal credit terms of 30 to 60 days from month-ended invoicing.

Accrued expenses and other payables

Accrued expenses and other payables primarily include accrued salary and employee benefits, accrued expenses for the operation in the ordinary course of business.

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Provision for reinstatement costs

Provisions for the costs to reinstate leased assets to their original condition, as required by the terms and conditions of the leases, are recognized at the date of inception of the leases at the Group’s management best estimate of the expenditure that would be required to reinstate the assets. Estimates are regularly reviewed and adjusted as appropriate for new circumstances. The provision for reinstatement costs will be expected to be materialized in accordance with the lease terms.

Contract liabilities

Contract liabilities primarily include advances received from customers related to unsatisfied performance obligations, which will be recognized as revenues upon the satisfaction of performance obligations through transfer of related promised goods and services to customers. The Group’s contract liabilities arise from sales of prepaid gift cards and vouchers which are recognized as revenues when redeemed by the customer.

Bank borrowings

Bank borrowings primarily include bank loans and bank overdrafts. Bank loans are initially recognized at fair value, net of upfront fees incurred. Bank loans are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in profit or loss over the period of the loans using the effective interest method. All bank loans were classified as short term due to repayment on demand clauses attached on the loans.

Revenue recognition

Revenue consists primarily of sales from restaurant income and sales of goods. The Group recognized revenue, pursuant to ASC Topic 606, when it satisfies a performance obligation by transferring control over a product or service to a customer.

iii)Restaurant income

The Group recognizes revenues in the form of restaurant outlets sales at the time of the sale when payment is made by the customer, as the Group has completed its performance obligation, namely the provision of food and beverage, and the accompanying customer service, if applicable, during the customer’s visit to the restaurant outlets. The Group sells gift cards and vouchers to customers and recognizes revenue from the gift cards and vouchers when it is redeemed and the performance obligation is completed, primarily in the form of restaurant revenue. Gift cards breakage, which is recognized when the likelihood of a gift card being redeemed is remote, is determined based upon the Group’s historic redemption patterns, and is immaterial to our overall unaudited interim condensed consolidated financial statements. The Group also operates a loyalty program known as CDG Privilege in Hong Kong. With each purchase, CDG Privilege members earn loyalty points that can be redeemed in the future for free products. Activity related to the reward program is immaterial to the Group’s unaudited interim condensed consolidated financial statements for the six months ended September 30, 2025 and 2024.

iv)Sales of goods

The Group recognizes revenue from sales of food, bakery and chocolate products upon delivery of the related products and fulfillment of all performance obligations. Revenue from the sales of goods is recognized at the point in time when control of the goods is transferred to the customer.

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cost of sales and inventories consumed

Cost of sales and inventories consumed consists of costs directly related to revenue generating activities, which primarily include food and beverages costs and other costs directly linked to the revenue. Cost of sales exclude employee compensation and benefit, operating lease expenses, depreciation and amortization expenses, which are presented separately on the unaudited interim condensed consolidated statements of operations and comprehensive income/(loss).

Employee compensation and benefits

Employee compensation and benefits primarily consist of personnel-related compensation expenses, including salaries and related retirement benefits for management and administrative personnel.

For subsidiaries in Hong Kong, payments to the Mandatory Provident Fund Scheme (“MPF scheme”) under the Hong Kong Mandatory Provident Fund Schemes Ordinance are recognized as an expense when employees have rendered service entitling them to the contributions. An employer is required to make regular mandatory contributions of at least 5% of the employee’s monthly income with a maximum employer’s contribution of $193 (equivalent to HK$1,500) per month of the employee’s monthly income over $3,851 (equivalent to HK$30,000).

The Hong Kong Government has announced that the Mandatory Provident Fund Schemes (Amendment) Ordinance 2021 (the “Amendment Ordinance”), which abolishes the statutory right of an employer to offset long service payments payable to Hong Kong employees against the employer’s mandatory contributions to the MPF scheme, came into effect on May 1, 2025 (the “Transition Date”). Separately, the Government is expected to introduce a subsidy scheme to assist employers following the abolition of the offsetting arrangement.

Among other things, once the abolition of the offsetting mechanism takes effect, an employer can no longer use any of the accrued benefits derived from its mandatory MPF contributions (irrespective of the contributions made before, on or after the Transition Date) to reduce the long service payment in respect of an employee’s service from the Transition Date. However, where an employee’s employment commenced before the Transition Date, the employer can continue to use the above accrued benefits to reduce the long service payment in respect of the employee’s service up to that date; in addition, the long service payment in respect of the service before the Transition Date will be calculated based on the employee’s monthly salary immediately before the Transition Date and the years of service up to that date. As of September 30, 2025, the present value of provision for long service payment of employees in Hong Kong was $209,000.

For subsidiary in Australia, liabilities for benefits accruing to employees up until the reporting date in respect of wages and salaries, annual leave and any accumulating sick leave are recognized in the period the related service is rendered. Liabilities for accumulating annual leave and long service leave that are expected to be settled wholly within 12 months after the end of the period in which the employees render the related service are recognized in respect of employees’ services up to the end of the reporting period and are measured at the amounts expected to be paid when the liabilities are settled.

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Selling and marketing expenses

Selling and marketing expenses primarily consist of (1) restaurant operating expenses, including short-term lease restaurant rental expenses, building management fee and utility expenses; (2) advertising and marketing expenses; (3) transportation expenses for sales of goods; and (4) other expenses related to sales activities. During the six months ended September 30, 2025 and 2024, the Group recognized advertising expenses of $627,000 and $736,000 respectively, for web advertising and marketing campaigns to promote brand image and awareness.

Operating expenses

Operating expenses primarily consist of operating expenses for repairs and maintenance, bank service charges and credit card terminal processing fee levied on handling electronic payment transactions, professional services fees and other miscellaneous administrative expenses.

Interest income

Interest income is mainly generated from savings and time deposits which are less than one year, and is recognized on an accrual basis using the effective interest method. Interest income receives from banks on a monthly basis.

Government subsidies

Government subsidies are recognized as income in other income or as a reduction of specific costs and expenses for which the subsidies are intended to compensate. Such amounts are recognized in the unaudited interim condensed consolidated statement of operations and comprehensive income/(loss) upon receipt. During the six months ended September 30, 2025 and 2024, the Group successfully applied for subsidies from the Technology Voucher Programme set by the Innovation and Technology Commission in Hong Kong and recognized government subsidies of $20,000 and $26,000 respectively, as other income in unaudited interim condensed consolidated statements of and operations comprehensive income/(loss).

Finance costs

Finance costs represent interest expense on bank borrowings and bank overdrafts.

Income taxes

The Group accounts for income taxes pursuant to ASC Topic 740, Income Taxes (“ASC 740”). Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and the expected future tax benefit to be derived from tax losses and tax benefit carry-forwards. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carry-forwards, is dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Group’s policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income taxes.

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Comprehensive income

The Group presents comprehensive income in accordance with ASC Topic 220, Comprehensive Income, (“ASC 220”). ASC 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in the unaudited interim condensed consolidated financial statements. Comprehensive income consists of two components, net income and other comprehensive income. Other comprehensive income refers to revenue, expenses, gains and losses that are recorded as an element of stockholders’ equity but are excluded from net income. Other comprehensive income consists of a foreign currency translation adjustment resulting from the Group translating its unaudited interim condensed consolidated financial statements from functional currency into reporting currency and the Group’s subsidiary not using the US$ as the functional currency.

Commitments and contingencies

In the normal course of business, the Group is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Group recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Group may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Earnings per share

The Group computes earnings per share (“EPS”) in accordance with ASC Topic 260, Earnings per Share (“ASC 260”). ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the six months ended September 30, 2025 and 2024, there were no dilutive shares.

Recently issued accounting pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment’s profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Adoption of the ASU should be applied retrospectively to all prior periods presented in the unaudited interim condensed consolidated financial statements. The Group adopted this ASU from April 1, 2024, which did not have a material impact on the Group’s unaudited interim condensed consolidated financial statements.

Management believes that other recent accounting pronouncements issued by the FASB, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission do not have a material impact to the Group’s unaudited interim condensed consolidated financial statements.

Recently accounting pronouncements not yet adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Group’s management does not believe the adoption of ASU 2023-09 will have a material impact on its unaudited interim condensed consolidated financial statements and disclosures.

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recently accounting pronouncements not yet adopted (cont.)

In November 2024, the FASB issued ASU no. 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosure (Subtopic 220-40). The amendments in this update enhance disclosures about a public business entity’s expense and provide more detailed information about the types of expenses included in certain notes in the unaudited interim condensed consolidated financial statements. ASU no. 2024-03 is effective for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption permitted. The amendments may be applied prospectively to reporting periods after the effective date or retrospectively to all periods presented in the unaudited interim condensed consolidated financial statements. The Group’s management is currently evaluating any new disclosures that may be required upon adoption of ASU 2024-03.

Except as mentioned above, the Group does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the unaudited interim condensed consolidated balance sheets, statements of operations and comprehensive income/(loss) and statements of cash flows.

3. LIQUIDITY AND GOING CONCERN

The accompanying unaudited interim condensed consolidated financial statements have been prepared in conformity with U.S. GAAP which contemplates continuation of the Group on a going concern basis. The going concern basis assumes that assets are realized, and liabilities are settled in the ordinary course of business at amounts disclosed in the unaudited interim condensed consolidated financial statements. The Group’s ability to continue as a going concern depends upon its ability to market, operate restaurants and sell its food, bakery and chocolate products to generate positive operating cash flows. For the six months ended September 30, 2025, the Group incurred a net income of $126,000. As of September 30, 2025, the Group had net current liabilities of $26,989,000, primarily due to certain bank borrowings that are contractually repayable on demand. Despite these conditions, the Group generated positive cash flows from operating activities of $3,039,000 for the six months ended September 30, 2025 and maintained a net asset position of $2,072,000.

Management has assessed the Group’s liquidity and funding position and believes it has sufficient resources to meet its obligations as they become due for at least 12 months from the issuance date of these unaudited interim condensed consolidated financial statements. In particular:

•The Group received letters from certain of its principal banks confirming that, under normal circumstances and in the absence of any material adverse events, the banks do not intend to demand repayment of the outstanding loans within 12 months from the issuance date of these unaudited interim condensed consolidated financial statements.

•The Group has a history of maintaining good relationships with its lenders and has not breached any loan covenants.

•The Group continues to generate positive operating cash flows through operating improvements and has plans to raise additional capital through proceeds from Initial Public Offering.

The Group had cash and cash equivalents of $4,558,000 as of September 30, 2025. Management estimated that the Group will be able to conduct the planned operations using currently available capital resources for at least the next twelve months. The Group’s ability to continue as a going concern is dependent upon its ability to generate profitable operations in the future and/or obtain the necessary financing to meet the obligations and repay liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through public offerings, including this Offering, private equity offerings, debt financings, and government or other third-party funding. However, the sale of additional equity securities could result in dilution to the Group’s shareholders. The incurrence of indebtedness would result in increased debt service obligations and could require the Group to agree to operating and financial covenants that would restrict the operations. Financing may not be available in amounts or on terms acceptable to the Group, if at all. Any failure by the Group to raise additional funds on terms favorable to it, or at all, could limit the Group’s ability to expand its business operations and could harm the overall business prospects.

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3. LIQUIDITY AND GOING CONCERN (cont.)

Having considered the above, management estimated that the Group will be able to conduct the planned operations using currently available capital resources for at least the next twelve months. The accompanying unaudited interim condensed consolidated financial statements for the six months ended September 30, 2025 have been prepared on a going concern basis and do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the inability of the Group to continue as a going concern.

4. SEGMENT INFORMATION

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Group’s internal organizational structure as well as information about geographical areas, business segments and major customers in unaudited interim condensed consolidated financial statements for details on the Group’s business segments. The Group uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Group’s CODM for making operating decisions and assessing performance as the source for determining the Group’s reportable segments. The Group’s CODM are the Executive Directors and Chief Executive Officer, who reviews the operation results by customer base of each separate operating segment when making decisions about allocating resources and assessing the performance of the segment. Based on the management’s assessment, the Group has determined that it has two reportable operating segments and the nature of businesses and segments were shown as below:

(i)	Restaurant Segment, catering business focus on the operation of restaurant outlets to individual customers; and
(ii)

Food and Bakery Segment, focus on (i) import, production, distribution and retail of meat, fish and bakery and pastry products; and (ii) import and distribution of fine chocolate and pastry products to corporate customers.

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4. SEGMENT INFORMATION (cont.)

Key financial performance measures of the segments are as follows:

For the six months ended September 30, 2025

	Restaurant segment	Food and Bakery segment	Corporate	Elimination	Consolidated total
	$’000	$’000	$’000	$’000	$’000
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Segment revenues
Revenues from external customers	41,223	13,530	-	-	54,753
Inter-segment revenues	-	2,184	-	(2,184)	-
Total revenues from contracts with customers	41,223	15,714	-	(2,184)	54,753

Cost of sales and inventories consumed	(11,969)	(5,057)	-	-	(17,026)
Inter-segment cost of sales and inventories consumed	-	(2,184)	-	2,184	-
	(11,969)	(7,241)	-	2,184	(17,026)

Cost of sales and inventories consumed – related party	-	(29)	-	-	(29)
Employee compensation and benefits	(14,972)	(2,982)	(1,012)	-	(18,966)
Operating lease expenses	(3,091)	(668)	(132)	-	(3,891)
Depreciation of property, plant and equipment	(1,834)	(235)	(58)	-	(2,127)
Reduction in the carrying amount of operating lease right-of-use assets	(949)	-	-	-	(949)
Amortization of acquired intangible assets	-	-	(74)	-	(74)
Selling and marketing expenses	(6,191)	(1,625)	(116)	-	(7,932)
Operating expenses	(1,766)	(673)	(663)	-	(3,102)
Operating expenses – related parties	(67)	(11)	(66)	-	(144)
Finance costs	(223)	(38)	(50)	-	(311)
Total expenses	(41,062)	(13,502)	(2,171)	2,184	(54,551)

Other gain/(loss), net	54	-	(503)	-	(449)

Bank interest income	8	-	-	-	8
Other income	26	40	234	-	300
Total other income	34	40	234	-	308
Other income – related party	-	-	29	-	29
Income tax credit/(expense)	188	(164)	12	-	36
Net income/(loss)	437	2,088	(2,399)	-	126

Total assets	41,322	11,675	9,265	-	62,262
Total liabilities	(41,015)	(10,159)	(9,016)	-	(60,190)
Net assets	307	1,516	249	-	2,072

Additions to non-current assets:
Property, plant and equipment	1,519	230	6	-	1,755
Operating lease right-of-use assets	198	183	-	-	381

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4. SEGMENT INFORMATION (cont.)

For the six months ended September 30, 2024

	Restaurant segment	Food and Bakery segment	Corporate	Elimination	Consolidated total
	$’000	$’000	$’000	$’000	$’000
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Segment revenues
Revenues from external customers	37,743	12,451	-	-	50,194
Inter-segment revenues	-	2,412	-	(2,412)	-
Total revenues from contracts with customers	37,743	14,863	-	(2,412)	50,194

Cost of sales and inventories consumed	(10,103)	(4,562)	-	-	(14,665)
Inter-segment cost of sales and inventories consumed	-	(2,412)	-	2,412	-
	(10,103)	(6,974)	-	2,412	(14,665)

Cost of sales and inventories consumed – related party	-	(19)	-	-	(19)
Employee compensation and benefits	(15,492)	(3,129)	(1,291)	-	(19,912)
Operating lease expenses	(3,989)	(630)	(134)	-	(4,753)
Depreciation of property, plant and equipment	(1,523)	(384)	(81)	-	(1,988)
Reduction in the carrying amount of operating lease right-of-use assets	(400)	-	-	-	(400)
Amortization of acquired intangible assets	-	-	(74)	-	(74)
Selling and marketing expenses	(6,305)	(1,711)	(162)	-	(8,178)
Operating expenses	(1,956)	(412)	(250)	-	(2,618)
Operating expenses – related parties	(6)	(46)	(52)	-	(104)
Finance costs	(298)	(57)	(78)	-	(433)
Total expenses	(40,072)	(13,362)	(2,122)	2,412	(53,144)

Other gain/(loss), net	1,130	-	(29)	-	1,101

Bank interest income	16	1	-	-	17
Other income	276	200	194	-	670
Total other income	292	201	194	-	687
Other income – related party	-	-	19	-	19
Income tax (expense)/credit	(152)	(127)	12	-	(267)
Net (loss)/income	(1,059)	1,575	(1,926)	-	(1,410)

Additions to non-current assets:
Property, plant and equipment	5,508	216	22	-	5,746
Operating lease right-of-use assets	2,384	123	-	-	2,507

As of March 31, 2025

	Restaurant segment	Food and Bakery segment	Corporate	Elimination	Consolidated total
	$’000	$’000	$’000	$’000	$’000
	(Audited)	(Audited)	(Audited)	(Audited)	(Audited)
Total assets	40,637	13,368	9,668	-	63,673
Total liabilities	(38,289)	(10,891)	(12,594)	-	(61,774)
Net assets/(liabilities)	2,348	2,477	(2,926)	-	1,899

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

5. DISAGGREGATED REVENUE AND GEOGRAPHIC INFORMATION

The following table presented the disaggregated revenues from contracts with customers that are recognized at a point in time for the six months ended September 30, 2025 and 2024:

	For the six months ended
	September 30, 2025	September 30, 2024
	$’000	$’000
	(Unaudited)	(Unaudited)
Revenue recognized at a point in time
Restaurant income	41,223	37,743
Sales of goods	13,530	12,451
Total revenue	54,753	50,194

The following table presented the geographic revenues information for the six months ended September 30, 2025 and 2024:

	For the six months ended
	September 30, 2025	September 30, 2024
	$’000	$’000
	(Unaudited)	(Unaudited)
Revenue by geographic area:
Hong Kong	46,661	42,837
Australia	7,178	6,811
Macau	914	546
Total revenue	54,753	50,194

The following table presented the geographic segment long-lived assets information as of September 30, 2025 and March 31, 2025:

	As of
	September 30, 2025	March 31, 2025
	$’000	$’000
	(Unaudited)	(Audited)
Segment total long-lived assets by geographic area:
Hong Kong	35,784	35,609
Australia	7,202	7,156
Total long-lived assets	42,986	42,765

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

6. ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of
	September 30, 2025	March 31, 2025
	$’000	$’000
	(Unaudited)	(Audited)
Accounts receivable	3,812	3,264
Less: allowance for credit loss	(181)	(169)
Accounts receivable, net	3,631	3,095

As of the end of September 30, 2025 and March 31, 2025, the ageing analysis of accounts receivable based on the past due date is as follows:

	As of
	September 30, 2025	March 31, 2025
	$’000	$’000
	(Unaudited)	(Audited)
Current	2,512	2,282
1 - 30 days	826	770
31 - 90 days	229	15
Over 90 days	245	197
	3,812	3,264
Less: allowance for credit loss	(181)	(169)
Accounts receivable, net	3,631	3,095

The movement of allowance for credit loss is as follows:

	As of
	September 30, 2025	March 31, 2025
	$’000	$’000
	(Unaudited)	(Audited)
Balance at beginning of the period/year	169	76
Provision for the period/year	12	93
Balance at the end of the period/year	181	169

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

6. ACCOUNTS RECEIVABLE, NET (cont.)

All the accounts receivable, net of allowance for credit loss, are expected to be recovered within one year. For accounts receivable arising from corporate customers, the Group generally allows a credit period of 1 to 120 days to its customers. During the six months ended September 30, 2025 and 2024, the allowance for credit loss of $12,000 and $48,000 was included in “Operating expenses” on the unaudited interim condensed consolidated statements of operations and comprehensive income/(loss). As of September 30, 2025 and March 31, 2025, included in the Group’s accounts receivable balance are receivables net of allowance for credit loss with aggregate carrying amount of $1,119,000 and $813,000 respectively, which are past due as of September 30, 2025 and March 31, 2025.

7. DEPOSITS, PREPAYMENTS AND OTHER RECEIVABLES

Deposits, prepayments and other receivables, consisted of the following:

	As of
	September 30, 2025	March 31, 2025
	$’000	$’000
	(Unaudited)	(Audited)
Operating leases deposits	4,199	4,220
Utilities and other deposits	1,234	962
Deposits – related company	10	10
Deposits for property, plant and equipment	78	-
Trade deposits	57	186
Prepayments on operating leases	263	328
Prepayments on franchise and license fees	245	308
Prepayments on insurance	320	122
Other prepayments	983	881
Other receivables	329	247
Total deposits, prepayments and other receivables	7,718	7,264

Analyzed for reporting purposes as:
Current assets	4,649	4,350
Non-current assets	3,069	2,914
Total	7,718	7,264

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

8. INVENTORIES, NET

Inventories, net consisted of the following:

	As of
	September 30, 2025	March 31, 2025
	$’000	$’000
	(Unaudited)	(Audited)
Foods	3,409	3,422
Beverage	373	350
Consumables	87	97
	3,869	3,869
Less: loss allowance on inventories	(28)	(28)
Inventories, net	3,841	3,841

For the six months ended September 30, 2025 and 2024, no loss allowance on inventories was recognized.

9. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net consisted of the following:

	As of
	September 30, 2025	March 31, 2025
	$’000	$’000
	(Unaudited)	(Audited)
Leasehold improvements	19,377	18,092
Furniture, fixture and equipment	11,422	11,005
Store equipment	2,173	1,961
Motor vehicles	81	81
Cost of property, plant and equipment	33,053	31,139
Less: accumulated depreciation	(14,774)	(12,555)
Less: accumulated impairment losses	(5,054)	(5,054)
Property, plant and equipment, net	13,225	13,530

For the six months ended September 30, 2025 and 2024, (1) Depreciation expenses of $2,127,000 and $1,988,000 were presented as “Depreciation of property, plant and equipment”; and (2) Net loss on disposal of property, plant and equipment of $1,000 and $117,000 were included in “Other (loss)/gain, net” on the unaudited interim condensed consolidated statements of operations and comprehensive income/(loss).

Purchase of property, plant and equipment for the six months ended September 30, 2025 and 2024 were $1,755,000 and $5,746,000, respectively.

As of September 30, 2025 and 2024, the management conducted a review of the Group’s property, plant and equipment and no indicators of impairment for property, plant and equipment were identified, no impairment test was performed as of September 30, 2025 and 2024.

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

10. GOODWILL, NET

The changes in the carrying amount of goodwill are as follows:

	As of
	September 30, 2025	March 31, 2025
	$’000	$’000
	(Unaudited)	(Audited)
Gross carrying amount at the beginning of the period/year	6,199	6,199
Less: accumulated impairment losses	(2,674)	(2,674)
Foreign currency translation adjustment	39	39
Net carrying amount at the end of the period/year	3,564	3,564

The Group performed its annual goodwill impairment test on March of each year or more frequently if events or changes in circumstances indicate that the fair value of a reporting unit may be less than its carrying amount. For the six months ended September 30, 2025 and 2024, management evaluated whether any triggering events or circumstances existed that would require an impairment assessment in accordance with ASC 350. Management determined that no such indicators were present and, accordingly, no interim impairment testing was performed. As a result, no goodwill impairment was recognized for the six months ended September 30, 2025 and 2024.

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

11. ACQUIRED INTANGIBLE ASSETS, NET

Acquired intangible assets, net, included in the unaudited interim condensed consolidated balance sheets consisted of the following:

	As of
	September 30, 2025	March 31, 2025
	$’000	$’000
	(Unaudited)	(Audited)
Definite-lived intangible assets, net	167	241
Indefinite-lived intangible assets	3,213	3,213
Net carrying amount	3,380	3,454

Definite-lived intangible assets, net

The Group acquired other intangible assets, primarily represent a right to distribute fine French chocolate in Hong Kong, which assessed as definite-lived intangible assets with a period of 4 years. The amortizable definite-lived intangible assets, which are reflected in “acquired intangible assets, net” in the unaudited interim condensed consolidated balance sheets, consist of the following:

	Trademark		Other intangible assets		Total
	As of		As of		As of
	September 30, 2025	March 31, 2025	September 30, 2025	March 31, 2025	September 30, 2025	March 31, 2025
	$’000	$’000	$’000	$’000	$’000	$’000
	(Unaudited)	(Audited)	(Unaudited)	(Audited)	(Unaudited)	(Audited)
Gross carrying amount at the beginning of the period/year	2,128	2,128	382	382	2,510	2,510
Less: accumulated amortization	(1,474)	(1,448)	(233)	(185)	(1,707)	(1,633)
Less: accumulated impairment losses	(644)	(644)	-	-	(644)	(644)
Foreign currency translation adjustment	4	4	4	4	8	8
Net carrying amount at the end of the period/year	14	40	153	201	167	241

The Group is currently amortizing its acquired intangible assets with definite lives over a period of 4 to 15 years. Amortization expense of acquired intangible assets for the six months ended September 30, 2025 and 2024 were $74,000 and $74,000, respectively and presented as “Amortization of acquired intangible assets” on the unaudited interim condensed consolidated statement of operations and comprehensive income/(loss).

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

11. ACQUIRED INTANGIBLE ASSETS, NET (cont.)

Estimated future amortization as of September 30, 2025 is as follows:

As of September 30, 2025
Fiscal Year	$’000
(Unaudited)
Six months ending March 31, 2026 (remainder of the year)	62
Year ending March 31, 2027	97
Year ending March 31, 2028	8
167

Estimated future amortization as of March 31, 2025 is as follows:

As of March 31, 2025
Fiscal Year	$’000
(Audited)
Year ending March 31, 2026	136
Year ending March 31, 2027	97
Year ending March 31, 2028	8
241

Indefinite-lived intangible assets

The Group also acquired a trademark which is deemed to have indefinite useful lives because they are expected to generate cash flows indefinitely. The indefinite-lived intangible assets, which are reflected in “acquired intangible assets, net” in the unaudited interim condensed consolidated balance sheets, consist of the following:

	As of
	September 30, 2025	March 31, 2025
	$’000	$’000
	(Unaudited)	(Audited)
Gross carrying amount at the beginning of the period/year	3,185	3,185
Foreign currency translation adjustment	28	28
Net carrying amount at the end of the period/year	3,213	3,213

The Group evaluates long-lived assets, including amortizable and indefinite-lived intangible assets, for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable. The Group evaluates indefinite-lived intangible assets on an annual basis. As no indicators of impairment for the amortizable and indefinite-lived intangible assets were identified during the six months ended September 30, 2025 and 2024, no impairment testing was performed.

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

12. BANK BORROWINGS

Bank borrowings were analyzed as follows:

	As of
	September 30, 2025	March 31, 2025
	$’000	$’000
	(Unaudited)	(Audited)
Bank overdrafts	425	428
Bank loans – guaranteed	16,686	18,724
	17,111	19,152
Less: current portion due on demand within one year	(17,111)	(19,152)
Long-term loan, net of current portion	-	-

During the six months ended September 30, 2025 and 2024, bank overdrafts carry an effective interest rate of 0.66% and 0.71% per annum, respectively.

As of September 30, 2025 and March 31, 2025, the Group had non-revolving loans with certain banks and a trade loan with a bank under the SME Financing Guarantee Scheme (“SME scheme”) with repayment on demand clauses attached. The Group has consistently complied with all loan terms, ensuring timely repayments as per the agreed schedule. While management assesses the likelihood of repayment on demand as remote, the existence of these clauses necessitates classifying the associated loans as current liabilities in the unaudited interim condensed consolidated balance sheets as of September 30, 2025 and consolidated balance sheets as of March 31, 2025.

Maturities of the bank loans based on contractual repayment schedule, excluding the bank overdrafts as of September 30, 2025 were as follows:

As of September 30, 2025
$’000
(Unaudited)
Six months ending March 31, 2026 (remainder of the year)	6,113
Year ending March 31, 2027	1,823
Year ending March 31, 2028	1,549
Year ending March 31, 2029	1,544
Year ending March 31, 2030	1,507
Thereafter	5,544
Total bank loans repayment	18,080
Less: imputed interest	(1,394)
Total	16,686

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

12. BANK BORROWINGS (cont.)

Maturities of the bank loans based on contractual repayment schedule, excluding the bank overdrafts as of March 31, 2025 were as follows:

As of March 31, 2025
$’000
(Audited)
Year ending March 31, 2026	8,362
Year ending March 31, 2027	1,830
Year ending March 31, 2028	1,556
Year ending March 31, 2029	1,550
Year ending March 31, 2030	1,513
Thereafter	5,569
Total bank loans repayment	20,380
Less: imputed interest	(1,656)
Total	18,724

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

12. BANK BORROWINGS (cont.)

Bank loans as of September 30, 2025 and March 31, 2025 were as follows:

Lender	Maturity date	Currency	Weighted average interest rate as of		Balance as of
			September 30, 2025	March 31, 2025	September 30, 2025	March 31, 2025
					$’000	$’000
			(Unaudited)	(Audited)	(Unaudited)	(Audited)
Revolving loan
Shanghai Commercial Bank Ltd (Note 1)	Due on demand within one year	HK$	-	-	1,928	1,928
Chong Hing Bank Limited (Note 2)	Due on demand within one year	HK$	-	-	900	900
					2,828	2,828
Trade loan
The Bank of East Asia, Limited (Note 2)	Due on demand within one year	HK$	-	-	1,907	2,258
Chong Hing Bank Limited (Note 2)	Due on demand within one year	HK$	-	-	-	601
					1,907	2,859
Non-revolving loan
Shanghai Commercial Bank Ltd (Notes 3a and 3b)	September 20, 2026	HK$	3.000%	3.000%	168	251
	September 26, 2026	HK$	3.000%	3.000%	167	250
	October 15, 2026	HK$	3.000%	3.000%	182	264
	February 18, 2031	HK$	3.000%	3.000%	196	200
	March 9, 2031	HK$	3.000%	3.000%	98	100
	November 2, 2033	HK$	3.000%	3.000%	343	347
	November 24, 2033	HK$	3.000%	3.000%	692	698
	February 6, 2034	HK$	3.000%	3.000%	1,058	1,069
	March 17, 2034	HK$	3.000%	3.000%	978	1,028
	April 14, 2034	HK$	3.000%	3.000%	1,110	1,157
	April 26, 2034	HK$	3.000%	3.000%	481	486
	May 21, 2034	HK$	3.000%	3.000%	1,821	1,840
	August 2, 2034	HK$	3.000%	3.000%	1,113	1,124
O-Bank Co., Ltd. (Note 3b)	February 22, 2026	HK$	6.800%	6.800%	321	643
	February 22, 2026	HK$	6.600%	6.600%	161	321
Standard Chartered Bank (Hong Kong) Limited (Notes 3a and 3b)	July 25, 2029	HK$	3.000%	3.000%	188	213
	July 23, 2032	HK$	3.000%	3.000%	838	899
	December 22, 2033	HK$	3.000%	3.000%	251	267
	July 20, 2034	HK$	3.000%	3.000%	547	578
	February 23, 2035	HK$	3.000%	3.000%	176	183
The Bank of East Asia, Limited (Notes 3a and 3b)	November 14, 2033	HK$	3.000%	3.000%	1,062	1,119
					11,951	13,037

					16,686	18,724

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

12. BANK BORROWINGS (cont.)

Notes:

(1) The banking facility for a revolving loan were guaranteed by Cafe Deco Holdings Limited, the immediate holding company of the Company and fully utilized as of September 30, 2025 and March 31, 2025.

(2) As of September 30, 2025 and March 31, 2025, the banking facilities for a revolving loan and trade loans were guaranteed with personal guaranteed amount of $4,242,000 (equivalent to HK$33,000,000) and $4,242,000 (equivalent to HK$33,000,000) provided by Chow Vee Tsung Oscar (“Mr. Chow”), the director and chairman of the board of directors of the Company, and $2,807,000 (equivalent to HK$21,834,000) and $3,759,000 (equivalent to HK$29,245,000) were utilized, respectively.

(3) The banking facilities for non-revolving loans were guaranteed by:

(a)The Hong Kong Mortgage Corporation Limited (“HKMC”) under the SME scheme with repayment on demand clauses attached; and

(b)As of September 30, 2025 and March 31, 2025, personal guaranteed amount of $17,987,000 (equivalent to HK$139,928,000) and $16,059,000 (equivalent to HK$124,928,000) provided by Mr. Chow and $11,951,000 (equivalent to HK$92,990,000) and $13,037,000 (equivalent to HK$101,426,000) were utilized, respectively.

13. ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consisted of the following:

	As of
	September 30, 2025	March 31, 2025
	$’000	$’000
	(Unaudited)	(Audited)
Accrued expenses
Accrued payroll expenses and bonus	4,065	5,207
Accrued employee benefits	1,108	1,211
Accrued utilities charges	178	159
Long service payment obligation	414	453
Provision for reinstatement costs	566	483
Others	652	554
Sub-total	6,983	8,067

Other payables
Other tax payable	288	283
Turnover rent	123	153
Other payables	1,182	737
Sub-total	1,593	1,173

Total	8,576	9,240

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

14. OPERATING LEASES

The Group entered into operating leases for use of restaurant outlets, warehouses, food and bakery factory, office equipment and office premises in Hong Kong and Australia. During the six months ended September 30, 2025 and 2024, the Group recorded total operating lease expenses amounted to $3,891,000 and $4,753,000 which were presented as “Operating lease expenses” and short-term leases amounted to $1,502,000 and $1,337,000 which were included in “Selling and marketing expenses” on the unaudited interim condensed consolidated statements of operations and comprehensive income/(loss).

The Group’s operating lease right-of-use assets and operating lease liabilities recognized in the unaudited interim condensed consolidated balance sheets consisted of the following:

As of
	September 30, 2025	March 31, 2025
	$’000	$’000
	(Unaudited)	(Audited)
Operating lease right-of-use assets, net	19,379	18,955

For the six months ended September 30, 2025 and 2024, (1) Reduction in the carrying amount of operating lease right-of-use assets of $949,000 and $400,000 were presented as “Reduction in the carrying amount of operating lease right-of-use assets”; (2) No impairment losses were recognized; and (3) Gain on early termination of $nil and $8,000 and gain on operating lease modification of $nil and $1,021,000 were included in “Other (loss)/gain, net” on the unaudited interim condensed consolidated statements of operations and comprehensive income/(loss).

As of September 30, 2025 and 2024, the management conducted a review of the Group’s operating lease right-of-use assets and no indicators of impairment for operating lease right-of-use assets were identified, no impairment test was performed as of September 30, 2025 and 2024.

	As of
	September 30, 2025	March 31, 2025
	$’000	$’000
	(Unaudited)	(Audited)
Operating lease liabilities:
Current operating lease obligation	8,310	7,216
Non-current operating lease obligation	13,287	14,195
Total	21,597	21,411

	As of
	September 30, 2025	March 31, 2025
	(Unaudited)	(Audited)
Operating leases:
Weighted average remaining lease term (years)	1.68	1.57
Weighted average discount rate	3.79%	3.85%

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

14. OPERATING LEASES (cont.)

The following is a maturity analysis of the annual undiscounted cash flows to be paid on operating leases as of September 30, 2025:

As of September 30, 2025
$’000
(Unaudited)
Six months ending March 31, 2026 (remainder of the year)	4,784
Year ending March 31, 2027	7,677
Year ending March 31, 2028	3,789
Year ending March 31, 2029	2,231
Year ending March 31, 2030	955
Thereafter	4,118
Future minimum operating lease payment	23,554
Less: imputed interest	(1,957)
Total operating lease liabilities	21,597

The following is a maturity analysis of the annual undiscounted cash flows to be paid on operating leases as of March 31, 2025:

As of March 31, 2025
$’000
(Audited)
Year ending March 31, 2026	9,238
Year ending March 31, 2027	6,009
Year ending March 31, 2028	2,008
Year ending March 31, 2029	1,397
Year ending March 31, 2030	869
Thereafter	3,877
Future minimum operating lease payment	23,398
Less: imputed interest	(1,987)
Total operating lease liabilities	21,411

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

14. OPERATING LEASES (cont.)

Variable lease payments

Leases of restaurant outlets, warehouses, food and bakery factory, office equipment and office premises are either with only fixed lease payments or contain variable lease payment that are based on 8% to 25% and 8% and 25% of sales with minimum monthly lease payments that are fixed over the lease term for the six months ended September 30, 2025 and 2024, respectively. The payment terms are common in restaurants in Hong Kong and Australia where the Group operates. The amounts of fixed and variable lease payments paid to relevant lessors for the six months ended September 30, 2025 and 2024 are as follows:

	Number of leases	Fixed payments	Variable payments	Total payments
		$’000	$’000	$’000
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
For the six months ended September 30, 2025
Lease without variable lease payments	6	318	-	318
Lease with variable lease payments	48	4,787	975	5,762
Warehouse without variable lease payments	12	512	-	512
Total	66	5,617	975	6,592

	Number of leases	Fixed payments	Variable payments	Total payments
		$’000	$’000	$’000
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
For the six months ended September 30, 2024
Lease without variable lease payments	7	321	-	321
Lease with variable lease payments	53	4,725	1,060	5,785
Warehouse without variable lease payments	11	468	-	468
Total	71	5,514	1,060	6,574

The overall financial effect of using variable payment terms is that higher rental costs are incurred by restaurants with higher sales. Variable rental expenses are expected to continue to represent a similar proportion of restaurants sales in future years.

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

15. CONTRACT LIABILITIES

Movement in contract liabilities consists of the following:

	As of
	September 30, 2025	March 31, 2025
	$’000	$’000
	(Unaudited)	(Audited)
Balance at beginning of the period/year	1,425	1,766
Receipts from customers	1,763	3,155
Revenue recognized during the period/year	(1,110)	(3,446)
Foreign currency translation adjustment	83	(50)
Balance at end of the period/year	2,161	1,425

16. FINANCIAL LIABILITIES AT FAIR VALUE THROUGH PROFIT OR LOSS

	As of
	September 30, 2025	March 31, 2025
	$’000	$’000
	(Unaudited)	(Audited)
Financial liabilities at fair value through profit or loss:
Current	1,770	1,703
Non-current	1,646	1,571
Total	3,416	3,274

The Group received investment amounts from external parties in connection with certain restaurants operations for a period of lease terms and measured such investments as financial liabilities at fair value through profit or loss using an income approach based on the discounted value of expected future cash flows and loans from investors with  repayment terms associated with occurrence or non-occurrence of a successful IPO. The financial liabilities at fair value through profit or loss is classified as Level 3 financial instruments.

The change in fair value recognized for the six months ended September 30, 2025 and 2024 was fair value loss of $603,000 and fair value gain of $189,000 and included in “Other (loss)/gain, net” in the unaudited interim condensed consolidated statements of operations and comprehensive income/(loss).

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

17. INCOME TAX (CREDIT)/EXPENSE

Cayman Islands

The Company is incorporated in the Cayman Islands and is not subject to tax on income or capital gains under current Cayman Islands law. In addition, no Cayman Islands withholding tax will be imposed upon payments of dividends by this entity to its shareholders.

British Virgin Islands

Under the current laws of the British Virgin Islands, the Group is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. Hong Kong profit tax rates are 8.25% on assessable profits up to approximately $257,000 (equivalent to HK$2,000,000), and 16.5% on any part of assessable profits approximately $257,000 (equivalent to HK$2,000,000).

Australia

The Group’s subsidiary in Australia is subject to a corporate income tax rate of 30% for the six months ended September 30, 2025 and 2024.

Income tax (credit)/expense consisted of the following components:

	For the six months ended
	September 30, 2025	September 30, 2024
	$’000	$’000
	(Unaudited)	(Unaudited)
Current tax:
Hong Kong	57	98
Australia	115	150
	172	248
Deferred tax	(208)	19
Total	(36)	267

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

17. INCOME TAX (CREDIT)/EXPENSE (cont.)

The following tables provide the reconciliation of the differences between the statutory and effective tax rates for the six months ended September 30, 2025 and 2024:

	For the six months ended
	September 30, 2025	September 30, 2024
	$’000	$’000
	(Unaudited)	(Unaudited)
Income/(loss) before income tax	90	(1,143)

Tax at Hong Kong statutory tax rate of 16.5%	15	(189)
Tax of different tax rates of other jurisdiction	43	73
Tax effect on non-assessable income	(178)	(274)
Tax effect on non-deductible expenses	83	89
Change in valuation allowance	15	589
Effect of two-tier tax rate	(14)	(21)
Income tax (credit)/expense	(36)	267

For the six months ended September 30, 2025, the effective tax rate was (40)%, primarily due to income tax credit of $36,000 recognized during the period.

The Group recorded a loss before income tax for the six months ended September 30, 2024. As a result, the effective tax rate for the period is not meaningful. Income tax expense was primarily attributable to income taxes incurred by profitable subsidiaries in certain jurisdictions.

Significant components of deferred tax were as follows:

	As of
	September 30, 2025	March 31, 2025
	$’000	$’000
	(Unaudited)	(Audited)
Deferred tax assets	2,078	1,877
Deferred tax liabilities	(608)	(620)
	1,470	1,257

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

17. INCOME TAX (CREDIT)/EXPENSE (cont.)

The significant components of the Group’s deferred tax assets and liabilities are as follows:

	As of
	September 30, 2025	March 31, 2025
	$’000	$’000
	(Unaudited)	(Audited)
Deferred tax assets:
Net operating loss carryforwards	7,942	7,898
Property, plant and equipment	1,764	1,592
Deferred tax assets, gross	9,706	9,490
Valuation allowance	(7,628)	(7,613)
Deferred tax assets, net of valuation allowance	2,078	1,877

Deferred tax liabilities
Intangible assets identified from business combination	(608)	(620)
Deferred tax liabilities	(608)	(620)

Net deferred tax	1,470	1,257

Based on the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are recoverable, management estimated that it is more likely than not that the results of future operations will not generate sufficient taxable income to realize the deferred tax assets for certain subsidiaries as of September 30, 2025 and March 31, 2025. Accordingly, the Group recorded a valuation allowance for the deferred tax assets related to the net operating loss carryforwards and property, plant and equipment for those subsidiaries.

18. EARNINGS/(LOSS) PER SHARE

Basic earnings/(loss) per share is calculated on the basis of weighted average outstanding ordinary shares.

The following table sets forth the computation of the Company’s basic and diluted earnings/(loss) per share

	For the six months ended
	September 30, 2025	September 30, 2024
	$’000	$’000
	(except for number of shares and per share amount)
	(Unaudited)	(Unaudited)
Net income/(loss) attributable to ordinary stockholders	126	(1,410)

Basic and diluted earnings/(loss) per share (in US$)*	0.01	(0.06)

Weighted average number of ordinary shares outstanding
Basic and diluted*	25,000,000	25,000,000

*        Retroactively restated for effect of share recapitalization and share split (Note 1)

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

19. RELATED PARTY TRANSACTIONS AND BALANCES

Nature of relationships with related parties

Name	Relationship with the Company
Aphrodite Trading Company Limited	Brother of a senior management was the director of the related party
Cafe Deco Holdings Limited	Immediate holding company
Chevalier Cold Storage and Logistics Limited	Mr. Chow, director and chairman of the board of directors of the Company, was also the director of the holding company of the related party
Chevalier (Corporate Management) Limited	Mr. Chow, director and chairman of the board of directors of the Company, was also the director of the holding company of the related party
Chevalier (Network Solutions) Limited	Mr. Chow, director and chairman of the board of directors of the Company, was also the director of the holding company of the related party
Polaris Holdings Limited	Mr. Chow, director and chairman of the board of directors of the Company, was also the director of the related party
Royal Mate Limited	A subsidiary’s director was also the director of the related party
Stratford & Associates	A subsidiary’s director was also the principal owner of the related party
VR Management Limited	Sister of Mr. Chow was the director of the related party

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

19. RELATED PARTY TRANSACTIONS AND BALANCES (cont.)

Related party transactions

		For the six months ended
Name	Nature	September 30, 2025	September 30, 2024
		$’000	$’000
		(Unaudited)	(Unaudited)
Transaction presented as “Cost of sales and inventories consumed – related party”:
Chevalier Cold Storage and Logistics Limited	Delivery and storage fee	29	19

Transactions presented as “Operating expenses – related parties”:
Aphrodite Trading Company Limited	Equipment service fee	36	-
Chevalier (Corporate Management) Limited	IT service fee	50	52
Chevalier (Network Solutions) Limited	IT service fee	8	-
Royal Mate Limited	Consultancy service	46	46
Stratford & Associates	Tax and company secretarial services	4	6
		144	104

Transaction presented as “Other income – related party”:
VR Management Limited	Consultancy income	(29)	(19)

Transaction included in “Property, plant and equipment, net”:
Chevalier (Network Solutions) Limited	Purchase of computer hardware capitalized as equipment	4	-

There was no remuneration to the directors of the Group for the six months ended September 30, 2025 and 2024.

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

19. RELATED PARTY TRANSACTIONS AND BALANCES (cont.)

Related party balances

	As of
	September 30, 2025	March 31, 2025
	$’000	$’000
	(Unaudited)	(Audited)
Deposits – related company:
Aphrodite Trading Company Limited	10	10

Amount due from a related company:
Polaris Holdings Limited	4	2

Amounts due to related companies:
Cafe Deco Holdings Limited	-	(1,429)
Chevalier Cold Storage and Logistics Limited	(20)	(24)
Chevalier (Corporate Management) Limited	(25)	(25)
	(45)	(1,478)

The amounts due from/(to) related companies were unsecured, non-interest bearing and repayable on demand and subsequently fully settled.

As of March 31, 2025, certain preference shareholders of Thai Tai Holdings Limited sold an aggregate of 45 preference shares to Mr. Chang Wan Lung Robert (“Mr. Chang”), a director of the Company. As of September 30, 2025 and March 31, 2025, the preference shares are non-voting, entitle the holder to receive dividends and are classified as financial liabilities in the unaudited interim condensed consolidated financial statements and consolidated financial statements. Under the shareholder agreement, preference shareholders may receive excess cash distributions from Thai Tai Holdings Limited after required reserves. For the six months ended September 30, 2025, Mr. Chang received approximately $97,000, with a further $56,000 outstanding at period-end, subsequently paid. For the six months ended September 30, 2024, no cash distributions received by Mr. Chang.

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

20. RISKS AND UNCERTAINTIES

Credit risk

The Group’s assets that are potentially subject to a significant concentration of credit risk primarily consist of cash and cash equivalents, restricted cash and accounts receivable.

Bank balances

The Group believes that there is no significant credit risk associated with cash and cash equivalents and restricted cash in Hong Kong and Australia, which were held by reputable financial institutions in the jurisdiction where the Group’s Hong Kong and Australia subsidiaries are located.

Accounts receivable

The Group has designed their credit policies with an objective to minimize their exposure to credit risk. The Group’s accounts receivable is short term in nature and the associated risk is minimal. The Group conducts credit evaluations on its clients and generally does not require collateral or other security from such clients. The Group periodically evaluates the creditworthiness of the existing clients in determining an allowance for expected credit loss primarily based upon the age of the receivables and factors surrounding the credit risk of specific clients.

Interest rate risk

The Group is exposed to cash flow interest rate risk through changes in interest rates related mainly to the Group’s bank borrowings, bank overdrafts and bank balances. The Group currently does not have any interest rate hedging policy in relation to fair value interest rate risk and cash flow interest rate risk. The directors monitor the Group’s exposures on an ongoing basis and will consider hedging the interest rate should the need arise.

Foreign currency risk

The majority of our cash flows, financial assets and liabilities are denominated in HK$ and AUD, which is our functional currencies of our subsidiaries. We are exposed to financial risk related to the fluctuation of foreign exchange rates and the degree of volatility of those rates. Currency risk is limited to the proportion of our business transactions denominated in currencies other than HK$ and AUD, primarily for capital expenditures, potential future debt, if any, and various operating expenses such as salaries and professional fees. We do not currently use derivative financial instruments to reduce our foreign exchange exposure and management does not believe our current exposure to currency risk to be significant.

Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Group’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Group’s reputation.

Typically, the Group ensures that it has sufficient cash on demand to meet expected operational expenses for a period of twelve months, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

20. RISKS AND UNCERTAINTIES (cont.)

Market and geographic risk

The Group’s major operations are conducted in Hong Kong and Australia. Accordingly, the political, economic, and legal environments in Hong Kong and Australia, as well as the general state of Hong Kong and Australia’s economy may influence the Group’s business, financial condition, and results of operations.

Concentrations of risk

Customer concentrations risk

For the six months ended September 30, 2025 and 2024, no customers accounted for more than 10% of total revenue and total accounts receivable.

Supplier concentrations risk

For the six months ended September 30, 2025 and 2024, one supplier accounted for 16.3% and 14.4% of total purchases, respectively. No other vendors accounted for more than 10% of total purchases and total accounts payable for the six months ended September 30, 2025 and 2024.

21. COMMITMENTS AND CONTINGENCIES

The Group is, from time to time, subject to legal proceedings, claims, and regulatory matters arising in the ordinary course of business. The Group records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of September 30, 2025 and March 31, 2025 and through the issuance date of these unaudited interim condensed consolidated financial statements.

Other than disclosed above and those disclosed in Notes 12 and 14, the Group had no other material commitments, contingent liabilities, or guarantees as of September 30, 2025 and March 31, 2025 and for the six months ended September 30, 2025 and 2024.

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

22. STOCKHOLDERS’ EQUITY

Ordinary shares

As of September 30, 2025 and March 31, 2025, the amounts of ordinary shares were $20,000 and $20,000, respectively.

The Company was incorporated as a Cayman Islands exempted company with limited liability on February 14, 2025 under the laws of the Cayman Islands. In connection with the incorporation, on the same date of its incorporation, Ogier Global Subscriber (Cayman) Limited being the initial subscriber of the Company’s issued of 10 ordinary shares and then transferred the 10 ordinary shares to the Company’s sole shareholder, Cafe Deco Holdings Limited, at the consideration of $0.001 on March 18, 2025.

On February 14, 2025, the authorized share capital of the Company was $50,000 divided into 50,000,000 ordinary shares of par value of $0.001 each.

On March 31, 2025, Cafe Deco Holdings Limited sold its shares in CDC Holdings Limited to the Company at a consideration of $29,840,000 (equivalent to HK$232,755,000) and the Company became the new holding company of the Group’s business in the corporate structure accordingly. The transfer of shares was completed on the same date.

On the same date, the directors of the Company approved the new shares allotment of 19,999,990 ordinary shares at $2.2 per share to Cafe Deco Holdings Limited. Immediately upon completion of the share allotment, Cafe Deco Holdings Limited will be holding an aggregate of 20,000,000 ordinary shares, representing 100% of ordinary shares in issue and outstanding of the Company.

Based on resolutions adopted by the Board of Directors on July 25, 2025, the Company adjusted the per-share consideration from $2.20 to $2.047, resulting in a change in total consideration from $43,999,978 to $40,939,980 for the allotment of 19,999,990 ordinary shares. The Company's additional paid‑in capital was reduced accordingly.

On January 26, 2026, the Company effected a share split each of its existing issue and unissued ordinary share at a ratio of 1-for-1.25 (the “Share Split”). In connection with the Share Split, the par value of the Company’s ordinary share was reduced from $0.001 to $0.0008 per share, and the maximum number of authorized ordinary shares increased from 50,000,000 to 62,500,000. Following the Share Split, there were 25,000,000 ordinary shares issued and outstanding.

The Company believe it is appropriate to reflect the above transactions on a retroactive basis. According to the above transactions and the subsequent adjusted per-share consideration, the Company has retroactively adjusted the shares and per share data for all periods presented.

Additional paid-in capital

As of September 30, 2025 and March 31, 2025, the amounts of additional paid-in capital were $41,711,000 and $41,711,000, respectively.

The additional paid-in capital represents the aggregate capital contributions from shareholders arising from historical and reorganization transactions. The retroactive additional paid-in capital primarily comprises the additional paid-in capital attributable to the share capital of the Company’s subsidiaries prior to the Reorganization and proceeds from the issuance of the Company’s ordinary shares in excess of par value. These transactions are treated as equity movements among shareholders, with no impact on profit or loss.

CAFE DECO GROUP LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

23. SUBSEQUENT EVENT

The Group evaluated all events and transactions that occurred after September 30, 2025 up through January 28, 2026, which is the date of these unaudited interim condensed consolidated financial statements are available to be issued. Other than the events disclosed elsewhere in the unaudited interim condensed consolidated financial statements, there was no other subsequent event occurred that would require recognition or disclosure in the Group’s unaudited interim condensed consolidated financial statements.